Exhibit 1

IMPORTANT NOTICE

NOT FOR DISTRIBUTION TO ANY ITALIAN PERSON OR RESIDENT IN THE UNITED STATES NOR ADDRESS IN THE REPUBLIC OF ITALY OR IN THE UNITED STATES.

IMPORTANT: You must read the following disclaimer before continuing. The attached Consent Solicitation Document does not constitute or form part of, and should not be construed as, an offer for sale or subscription of, or a solicitation of any offer to buy or subscribe for, any securities of Tagus – Sociedade de Titularização de Créditos, S.A. or any other entity. The following disclaimer applies to the attached Consent Solicitation Document, whether received by e-mail or otherwise received as a result of electronic communication and you are therefore advised to read this disclaimer page carefully before reading, accessing or making any other use of the attached Consent Solicitation Document. In accessing the attached Consent Solicitation Document, you agree to be bound by the following terms and conditions, including any modifications to them from time to time, each time you receive any information from us as a result of such access.

Confirmation of Your Representation: By receiving the attached Consent Solicitation Document you are deemed to have confirmed to Barclays Bank PLC (the “Consent Solicitation Agent”) and/or Citibank, N.A., London Branch (the “Tabulation Agent”), being a sender of the attached, that (i) you are a holder or a Beneficial Owner of the Rose Notes, (ii) (a) the beneficial owner of the Rose Notes is located outside the United States and its vote on the Extraordinary Resolutions will be submitted from outside the United States, (b) the beneficial owner of the Rose Notes is located in the United States and is a qualified institutional buyer (“QIB”) within the meaning of Rule 144A under the United States Securities Act of 1933 (the “Securities Act”) or an institutional accredited investor (“IAI”) as defined in Rule 501(a) of the Securities Act or (c) you have otherwise contacted the Tabulation Agent to inform him that you are unable to make the representations in (a) and (b) above and have provided him details of your location and investor status, (iii) you shall not pass on this Consent Solicitation Document to third parties or otherwise make this Consent Solicitation Document publicly available, (iv) you are not a person to or from whom it is unlawful to send the attached Consent Solicitation Document or to solicit consents under the Proposals described herein under applicable laws, (v) you consent to delivery by electronic transmission, and (vi) you have understood and agree to the terms set forth herein.

If you are unable to make such confirmations, you should contact the Tabulation Agent at the earliest opportunity. The contact details of the Tabulation Agent are set forth on the last page of this Consent Solicitation Document.

These materials are not for distribution, directly or indirectly, in or into the United States (including its territories and possessions, any State of the United States and the District of Columbia). These materials do not constitute or form a part of any offer or solicitation to purchase or subscribe for securities in the United States.

The Proposals (as defined in the attached Consent Solicitation Document) and the attached Consent Solicitation Document are not being distributed in the Republic of Italy. The Proposals and the attached Consent Solicitation Document have not been submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (CONSOB) pursuant to Italian laws and regulations. Accordingly, the Proposals and the attached Consent Solicitation Document are not addressed to Rose Noteholders who are Italian residents and/or persons located in the Republic of Italy. Neither the attached Consent Solicitation Document nor any other material relating to the Proposals may be distributed or made available in the Republic of Italy.

This Consent Solicitation Document has been sent to you in electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of transmission and consequently none of Tagus – Sociedade de Titularização de Créditos, S.A., Brisa – Auto-Estradas de Portugal, S.A., the Consent Solicitation Agent and/ or the Tabulation Agent or any person who controls, or is a director, officer, employee or agent of Tagus – Sociedade de Titularização de Créditos, S.A., Brisa – Auto-Estradas de Portugal, S.A., the Consent Solicitation Agent and/ or the Tabulation Agent, nor any affiliate of any such person accepts any liability or responsibility whatsoever in respect of any difference between the Consent Solicitation

Document distributed to you in electronic format and the hard copy version available to you on request from the Consent Solicitation Agent and/ or the Tabulation Agent.

You are reminded that the attached Consent Solicitation Document has been delivered to you on the basis that you are a person into whose possession this Consent Solicitation Document may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located and you may not, nor are you authorised, to deliver this Consent Solicitation Document to any other person.

The Proposals are made being made to holders of securities of a non-U.S. company. The Proposals are subject to disclosure requirements of a non-U.S. country that are different from those of the United States. Financial statements included in the Consent Solicitation Document, if any, have been prepared in accordance with non-US accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the United States federal securities laws, since the Rose Notes Issuer and some or all of its officers and directors are residents of a non-U.S. country. You may not be able to sue a non-U.S. company or its officers or directors, in a non-U.S. court for violations of the United States securities laws. It may be difficult to compel a non-U.S. company and its affiliates, or a foreign sovereign state, to subject themselves to a United States court’s judgment.

You should be aware that the Rose Notes Issuer may purchase securities in the open market or in privately negotiated purchases.

THE ATTACHED CONSENT SOLICITATION DOCUMENT AND ANY ATTACHED DOCUMENTS HAVE NOT BEEN FILED WITH OR REVIEWED BY ANY SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY, NOR HAS ANY SUCH COMMISSION OR AUTHORITY COMMENTED UPON THE ACCURACY OR ADEQUACY OF THE ATTACHED CONSENT SOLICITATION DOCUMENT, EXCEPT THAT THE ROSE NOTES ISSUER HAS FURNISHED OR WILL FURNISH THE ATTACHED CONSENT SOLICITATION DOCUMENT AND ANY ATTACHED DOCUMENTS (I) TO THE SEC AS REQUIRED BY RULE 802 AND (II) TO THE COMPETENT AUTHORITIES AS REQUIRED BY THE DIRECTIVE 2004/109/EC (THE “TRANSPARENCY DIRECTIVE”) AND LUXEMBOURG LAW OF 11 JANUARY 2008 ON REQUIREMENTS RELATING TO INFORMATION ON ISSUERS WHOSE SECURITIES ARE ADMITTED TO TRADING ON A REGULATED MARKET (THE “LUXEMBOURG TRANSPARENCY LAW”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENCE IN THAT COUNTRY.

The Issuer may be relying on an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder (“Rule 802”) and, accordingly, neither the Proposals nor any offer of Rose Notes have been or will be registered with the United States Securities and Exchange Commission (the “SEC”). The Rose Notes have not been and will not be registered under the Securities Act or the securities law of any state or the jurisdiction of the United States.

NOT FOR DISTRIBUTION TO ANY ITALIAN PERSON OR RESIDENT IN THE UNITED STATES NOR ADDRESS IN THE REPUBLIC OF ITALY OR IN THE UNITED STATES.

This document is important and requires your immediate attention. If you do not understand it or are in any doubt as to what action you should take, including as to any tax consequences, you are recommended to seek independent financial advice from your own appropriately authorised independent financial adviser immediately. Questions about this document should be directed to either the Consent Solicitation Agent or the Tabulation Agent (as defined herein). The distribution of this document in certain jurisdictions may be restricted by law and persons into whose possession this document comes are requested to inform themselves about, and to observe, any such restrictions.

TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A. (the “Rose Notes Issuer”)

(incorporated with limited liability under the laws of Portugal)

CONSENT SOLICITATION DOCUMENT

in connection with the Proposals (as defined herein) relating to

€400,000,000 Asset Backed Floating Rate Securitisation Notes due 2012

ISIN XS0335481254 (the “Rose Notes”)

The Rose Notes Issuer is seeking approval by means of Extraordinary Rose Resolution to certain amendments to the Terms and Conditions of the Rose Notes and of the Rose Notes Documentation following the replacement of Brisa – Auto-Estradas de Portugal, S.A. (“Brisa”), in its capacities as Originator and Servicer under the Rose Notes by Brisa – Concessão Rodoviária, S.A. (“BCR”), as more fully described in this Consent Solicitation Document. In addition, the Rose Notes Issuer is seeking approval by means of Extraordinary Rose Resolution to the signature, execution and delivery of all Documents (as defined in the convening notice dated 14 October 2010) by the Rose Common Representative in the name and on behalf of the Rose Noteholders. See “The Proposals” herein.

The terms of, and the procedures relating to, the Proposals are set out in this Consent Solicitation Document. Subject to restrictions, the Rose Notes Issuer and Brisa may elect, at any time prior to the Late Instruction Deadline, to amend or vary the terms of, and the procedures relating to, the Proposals (as more fully described herein).

A notice convening the Rose Meeting to be held at Avenida Duarte Pacheco, 26, 1070-110 Lisbon, Portugal, on 15 November 2010, at the respective times specified therein, is to be published on the following websites www.ise.ie and www.cmvm.pt and disclosed through the Clearing Systems. A copy of such notice is set out in this Consent Solicitation Document. See “Form of Notices and Extraordinary Rose Resolutions of the Rose Notes”.

If the required quorum is not met on such date, adjourned meetings will be held on 30 November 2010 at the times specified in the respective notices. Notices convening meetings which are adjourned for reason of absence of the required quorum shall be published on the following websites www.ise.ie and www.cmvm.pt and disclosed through the Clearing Systems.

Rose Noteholders who deliver, or arrange to have delivered on their behalf, valid Electronic Voting Instructions or Voting Certificates appointing the Tabulation Agent as proxy to vote at the relevant Rose Meeting prior to 4p.m. (London time) on 29 October 2010 (the “Early Instruction Deadline”) shall be eligible, on the terms and subject to the exceptions mentioned herebelow, to receive an amount (the “Early Instruction Fee”) equal to the percentage of the principal amount of the Rose Notes which are the subject of the Electronic Voting Instruction or Voting Certificate, as the case may be, set out in the table set out below under the heading “Early Instruction Fee”.

Rose Noteholders who deliver, or arrange to have delivered on their behalf, valid Electronic Voting Instructions or Voting Certificates appointing the Tabulation Agent as proxy to vote at the relevant Rose Meeting after the Early Instruction Deadline but prior to 4p.m. (London time) on 9 November 2010 (the “Late Instruction Deadline” and, together with the Early Instruction Deadline, the “Instruction Deadlines”) shall be eligible, on the terms and subject to the exceptions mentioned herebelow, to receive an amount (the “Late Instruction Fee” and, together with the Early Instruction Fee, the “Instruction Fees”) equal to the percentage of the principal amount of the Rose Notes which are the subject of the Electronic Voting Instruction or Voting Certificate, as the case may be, set out in the table set out below under the heading “Late Instruction Fee”.

Early Instruction Fee	Late Instruction Fee
0.50%	0.25%

The Early Instruction Fee is not cumulative with the Late Instruction Fee. Payment of the relevant Instruction Fee is subject to the Extraordinary Rose Resolution and the Extraordinary Resolutions in respect of each of the 2012 Notes, the 2013 Notes and the 2016 Notes being duly passed and becoming effective in accordance with its terms and provided such Electronic Voting Instruction or Voting Certificate remains unrevoked at the Conclusion of the Rose Meeting.

Rose Noteholders who submit or deliver Electronic Voting Instructions or Voting Certificates after the relevant Instruction Deadline or who vote on the Proposals other than by submission or delivery of an Electronic Voting Instruction or a Voting Certificate will not be eligible to receive the Instruction Fee.

Only Direct Participants in Euroclear or Clearstream, Luxembourg may deliver Electronic Voting Instructions and thereby be eligible to receive the relevant Instruction Fee (subject to the Extraordinary Rose Resolution (in respect of which such Electronic Voting Instructions have been given) being duly passed). Rose Noteholders who are not Direct Participants in Euroclear or Clearstream, Luxembourg should arrange for the accountholder through which they hold their Notes to deliver an Electronic Voting Instruction on their behalf to the relevant Clearing System as more particularly described herein under 3.1.1. (“Rose Noteholders’ Meetings – Procedures relating to the Rose Notes – Procedure for submitting or delivering Electronic Voting Instructions”).

Rose Noteholders who have not submitted or delivered or arranged for the submission or delivery of an Electronic Voting Instruction or a Voting Certificate as provided above, but who wish to attend and vote at the Rose Meeting may do so in accordance with the voting and quorum procedures set out, as applicable, in “Form of Notice of Meeting” herein. Such Rose Noteholders will not be eligible to receive an Instruction Fee.

Rose Noteholders are urged to deliver valid Electronic Voting Instructions or Voting Certificates through the relevant Clearing Systems in accordance with the procedures of, and within the time limit specified by the relevant Clearing System on or prior to the relevant Instruction Deadline in order to be eligible for the Early Instruction Fee.

Rose Noteholders should note that Electronic Voting Instructions or Voting Certificates given in respect of the Rose Meeting shall remain valid for any adjourned such Rose Meeting unless validly revoked, in the limited circumstances provided herein.

Subject in each case as provided herein, Rose Noteholders who submit Electronic Voting Instructions or Voting Certificates prior to the Early Instruction Deadline will not be able to revoke or amend such instructions at any time after the Early Instruction Deadline (including the period for an adjourned Rose Meeting, if any) and Rose Noteholders who submit Electronic Voting Instructions or Voting Certificates prior to the Late Instruction Deadline will not be able to revoke or amend such instructions at any time after the Late Instruction Deadline (including the period for an adjourned Rose Meeting, if any). In issuing an Electronic Voting Instruction or a Voting Certificate each Rose Noteholder acknowledges and accepts to be represented in the Rose Meeting by the relevant proxy holder and undertakes not to attend the Rose Meeting. If the Rose Noteholder physically attends the Rose Meeting, the relevant Electronic Voting Instruction or Voting Certificate will be deemed revoked (and the entitlement to receive the relevant Instruction Fee lost).

Questions and requests for assistance in connection with the delivery of Electronic Voting Instructions or Voting Certificates, as the case may be, should be directed to the Tabulation Agent. Questions and requests for further information and assistance in relation to the Proposals should be directed to the Consent Solicitation Agent. Contact details for each of the Tabulation Agent and the Consent Solicitation Agent are set out on the last page of this Consent Solicitation Document.

Capitalised terms used in this Consent Solicitation Document shall unless otherwise defined in this Consent Solicitation Document or if the context otherwise so requires, have the meanings set forth in Annex E (Index of Defined Terms) to this Consent Solicitation Document and in the Conditions. When the same term is defined differently in Annex E (Index of Defined Terms) and in the Conditions, the definition contained in the former shall prevail. References in this document to a specific time are, unless indicated, to such time in Lisbon and London on the relevant date and”€”, “EUR” or “euro” are to the single currency introduced at the start of the third stage of the European Economic and Monetary Union.

The Consent Solicitation Agent

Barclays Capital

The date of this Consent Solicitation Document is 14 October 2010.

Brisa accepts responsibility for the information contained in this Consent Solicitation Document. To the best of the knowledge of Brisa, the information contained in this Consent Solicitation Document is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Rose Common Representative, the Consent Solicitation Agent and the Tabulation Agent have not independently verified, and do not assume any responsibility for, the accuracy of the information and statements contained in this Consent Solicitation Document.

The Consent Solicitation Agent, which is regulated in the United Kingdom by the Financial Services Authority, and the Tabulation Agent are acting exclusively for the Brisa Group and no one else in relation to the Proposals and will not be responsible to anyone other than the Brisa Group for providing the protections afforded to their respective customers or for giving advice in relation to the Proposals. The Consent Solicitation Agent, the Tabulation Agent and/or their respective associates may have a holding in, or may from time to time provide advice or other investment services in relation to, or engage in transactions involving, the Rose Notes. The delivery of this Consent Solicitation Document shall not under any circumstance create any implication that the information contained in this Consent Solicitation Document is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth in this Consent Solicitation Document or in the affairs of the Rose Notes Issuer or the Brisa Group, since the date of this Consent Solicitation Document.

This Consent Solicitation Document does not constitute or form part of, and should not be construed as, an offer for sale or subscription of, or a solicitation of any offer to buy or subscribe for, any securities of the Rose Notes Issuer, Brisa or any other entity. The distribution of this document in certain jurisdictions may be restricted by law. Persons into whose possession this document comes are required by the Rose Notes Issuer, the Brisa Group, the Consent Solicitation Agent, the Tabulation Agent and the Rose Common Representative to inform themselves about, and to observe, any such restrictions. These solicitations are not being made to Rose Noteholders in any jurisdiction in which they would not be in compliance with the securities laws of such jurisdiction. The Rose Notes Issuer and Brisa have not retained any representative to act on behalf of Rose Noteholders in connection with these solicitations. This Consent Solicitation Document does not purport to constitute a solicitation in any circumstance in which such solicitation would become unlawful. None of the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Tabulation Agent or the Rose Common Representative will incur any liability for its own failure or the failure of any other person or persons to comply with the provisions of any such restrictions.

In accordance with normal practice, the Rose Common Representative has not been involved in the formulation of the Proposals outlined in this Consent Solicitation Document and the Rose Common Representative expresses no opinion on the merits of the Proposals or the Extraordinary Rose Resolution but on the basis of the information contained in the Consent Solicitation Document the Rose Common Representative has authorised it to be stated that it has no objection to the Extraordinary Rose Resolution being submitted to Rose Noteholders for their consideration and the passing of the Extraordinary Rose Resolution. Rose Noteholders should take their own independent advice on the merits and on the consequences of voting in the Extraordinary Rose Resolution, including any tax consequences. The Rose Common Representative is not responsible for the accuracy, completeness, validity or correctness of the statements made in the Consent Solicitation Document or omissions therefrom.

The Proposals are made to holders of securities of a non-U.S. company. The Proposals are subject to disclosure requirements of a non-U.S. country that are different from those of the United States. Financial statements included in this Consent Solicitation Document, if any, have been prepared in accordance with non-US accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for Rose Noteholders to enforce their rights and any claim Rose Noteholders may have arising under the United States federal securities laws, since the Rose Notes Issuer and some or all of its officers and directors are residents of a non-U.S. country. Rose Noteholders may not be able to sue a non-U.S. company or its officers or directors, in a non-U.S. court for violations of the United States securities laws. It may be difficult to compel a

non-U.S. company and its affiliates, or a foreign sovereign state, to subject themselves to a United States court’s judgment.

Rose Noteholders should be aware that the Rose Notes Issuer and entities of the Brisa Group may purchase securities in the open market or in privately negotiated purchases.

No person has been authorised to make any recommendations on behalf of the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Tabulation Agent or the Rose Common Representative as to whether the Rose Noteholders should vote in relation to the Proposals. No person has been authorised to give any information, or to make any representation in connection therewith, other than those contained herein. If made or given, such recommendations or any such information or representations must not be relied upon as having been authorised by the Rose Notes Issuer, any entity forming part of the Brisa Group, the Consent Solicitation Agent, the Tabulation Agent, or the Rose Common Representative.

This Consent Solicitation Document is issued and directed only to the Rose Noteholders and no other person shall, or is entitled to, rely or act on, or be able to rely or act on, its contents, and it should not be relied upon by any Rose Noteholder for any purpose other than in relation to the Proposals.

The Consent Solicitation Agent may, to the extent permitted by applicable law, have or hold a position in the Rose Notes and the Consent Solicitation Agent may, to the extent permitted by applicable law, make or continue to make a market in, or vote in respect of, or act as principal in any transaction in, or relating to, or otherwise act in relation to, the Rose Notes.

Notwithstanding the Proposals, the Rose Notes may continue to be traded, save that the Notes which are subject to an Electronic Voting Instruction or a Voting Certificate will be blocked by the relevant Clearing System in accordance with their respective procedures and the provisions of this Consent Solicitation Document, during which time they may not be traded.

Each person receiving this Consent Solicitation Document acknowledges that such person has not relied on any statement of the Rose Notes Issuer, any entity forming part of the Brisa Group, the Consent Solicitation Agent, the Tabulation Agent or the Rose Common Representative in connection with its decision on how to vote in relation to the Proposals. Each such person is solely responsible for and must make its own analysis and investigation regarding the Proposals and make its own voting decision, with particular reference to its own investment objectives and experience, and any other factors which may be relevant to it in connection with such voting decision. If such person is in any doubt about any aspect of the Proposals and/ or the action it should take, it should consult its professional advisers.

Unless the context otherwise requires, all references in this Consent Solicitation Document to Rose Noteholders include: (i) each Direct Participant in respect of the Rose Notes and (ii) each Beneficial Owner of the Rose Notes holding such Rose Notes, directly or indirectly, in an account in the name of a Direct Participant acting on such Beneficial Owner’s behalf, except that for the purposes of this Consent Solicitation Document and the payment of the Instruction Fee (if applicable), to the extent the Beneficial Owner of any Rose Notes is not a Direct Participant, the relevant Instruction Fee will only be delivered and paid to the relevant Direct Participant and the delivery and payment of such Instruction Fee to such Direct Participant will satisfy any obligations of Brisa, the Tabulation Agent and the relevant Clearing System in respect of such Rose Notes.

Chapter 1	Solicitation of Consent	page 9

1.1	Reorganisation of the Brisa Group	page 9

1.2	Group Structure	page 10

1.3	Ring-fencing, Addition of Security and Covenant Package Changes	page 10

1.4	Risk Factors	page 11

1.5	The Proposals	page 12

1.6	Instruction Fees	page 14

Chapter 2	Further Information for Rose Noteholders	page 16

2.1	Implementation of the Proposals	page 16

2.2	Effective Date and Conditionality	page 16

2.3	Interest	page 16

2.4	Credit Ratings	page 16

2.5	Ring-Fencing, Addition of Security and Covenant Package Changes	page 17

2.6	Taxation	page 18

2.7	Disclaimer of Rose Common Representative, Consent Solicitation Agent and Tabulation Agent	page 18

2.8	Termination, Withdrawal and Amendment by the Rose Notes Issuer	page 18

2.9	Irregularities	page 19

Chapter 3	Rose Noteholders’ Meetings	page 20

3.1	Procedures Relating to the Rose Notes	page 20

Annex A	Illustrative example of the proposed amendments to the Terms and Conditions of the Rose Notes	page 25

Annex B	Taxation	page 33

Annex C	Timetables for Rose Noteholders’ Meeting	page 35

Annex D	Form of Notice and Extraordinary Rose Resolution of the Rose Notes	page 37

Annex E	Index of Defined Terms	page 43

Annex F	Novated, Amended and Restated Rose Revenues Sale Agreement	page 45

CHAPTER 1

SOLICITATION OF CONSENT

Capitalised terms used in this Consent Solicitation Document shall, unless otherwise defined in this Consent Solicitation Document or if the context otherwise so requires, have the meanings set forth in Annex E (Index of Defined Terms) to this Consent Solicitation Document and in the Conditions. When the same term is defined differently in Annex E (Index of Defined Terms) and in the Conditions, the definition contained in the former shall prevail.

PART 1.1

REORGANISATION OF THE BRISA GROUP

Brisa – Auto-Estradas de Portugal, S.A. (“Brisa”) and its subsidiaries (together with Brisa, the “Brisa Group”) are in the process of undergoing a corporate reorganisation, which will include, inter alia, the transfer of the Main Concession from Brisa to Brisa – Concessão Rodoviária, S.A. (“BCR”).

The primary goal of the reorganisation process is to improve efficiency and rationalize resources while ensuring the high quality standards that make the Brisa Group a major operator of motorway concessions. Upon completion, Brisa will remain as the listed holding company for the Brisa Group, with all of the Brisa Group’s concession activities being undertaken by subsidiary companies.

At the time of transfer of the Main Concession, the corporate debt of Brisa will also be transferred to BCR. This debt will include the obligations of Brisa under the Rose Revenues Sale Agreement in connection with the Rose Notes (which are the subject of this Consent Solicitation Document), together with credit facilities from the European Investment Bank (“EIB”) and other banks, debt issuances under an Euro Medium Term Note Programme, hedging arrangements entered into by Brisa and certain guarantee facilities.

As foreseen in the terms and conditions of the Rose Notes, and further identified in Part 1.5 (The Proposals) BCR will become the Originator and Servicer under the Rose Notes upon completion of the reorganisation. Additionally, certain modifications to the terms and conditions of the Rose Notes will be made and this will require the prior consent of the Rose Noteholders by means of Extraordinary Rose Resolution.

The replacement of the Brisa by BCR in the roles of Originator and Servicer under the Rose Notes has been approved by the Portuguese Securities Markets Commission (Comissão do Mercado de Valores Mobiliários) by means of a resolution passed by the relevant Board of Directors on 23 September 2010.

The purpose of this Consent Solicitation Document is to explain the background to, and reasons for, the Proposals and to invite Rose Noteholders to approve the Proposals and to consent to their implementation by passing the Extraordinary Rose Resolution.

PART 1.2

GROUP STRUCTURE

Following the implementation of the Proposals the corporate structure of the Brisa Group will be as follows:

PART 1.3

RING-FENCING, ADDITION OF SECURITY AND COVENANT PACKAGE CHANGES

The proposed reorganisation, including the implementation of the Extraordinary Rose Resolution, has important implications for the Rose Noteholders and other existing creditors of Brisa including the following.

A ring-fenced financing structure will be put in place for BCR and its immediate parent company Brisa – Concessão Rodoviária SGPS (the “Parent”), which will isolate these companies from the activities of the remaining companies in the Brisa Group. The ring-fencing measures are designed to ensure: (a) that BCR has the means to conduct its business separately from the rest of the Brisa Group; and (b) that all dealings between BCR and the rest of the Brisa Group will be carried out on an arm’s length basis.

BCR will enter into five arm’s length contracts with other entities in the Brisa Group at the time of the reorganisation to enable it to carry out the activity relating to the Main Concession:

(i)	Operation and Maintenance Agreement with Brisa O&M, S.A.;

(ii)	Engineering and Technical Services Agreement with BEG – Brisa Engenharia e Gestão, S.A.;

(iii)	Via Verde Agreement with Via Verde Portugal – Gestão de Sistemas Electrónicos de Cobrança, S.A.;

(iv)	Shared Services Agreement with Brisa; and

(v)	Management Consultancy Services Agreement with Brisa.

Rose Noteholders (represented by the Rose Common Representative) will be party to an Intercreditor Agreement with the other Senior Creditors and to a Common Terms Agreement entered into between BCR, the Parent and the Senior Creditors (including the Rose Noteholders). These agreements will establish a common covenant package for the benefit of all Senior Creditors and will regulate the manner in which the Senior Creditors interact to make decisions or to take action. BCR, Brisa and the Parent will also enter into a Security Agreement under which they will provide a package of security in favour of the Security Agent on behalf of, among other Senior Creditors, the Rose Noteholders.

The covenant package will include, inter alia: (i) financial covenants; (ii) additional indebtedness tests; (iii) distributions tests; (iv) restrictions on the nature of business; (v) restrictions on change in ownership other than in accordance with the Concession Contract; (vi) requirement to comply with Hedging Policy; and (vii) a Trigger Event regime.

The intercreditor arrangements will include, inter alia, different voting procedures for Ordinary Decisions and on Special Decisions. Rose Noteholders are only entitled to vote for Special Decisions and are not allowed to vote for Ordinary Decisions.

The EIB, as the single largest creditor of BCR, will have certain additional rights.

The security package will include, inter alia: (i) a pledge over the shares in BCR; (ii) a pledge over certain bank accounts of BCR; and (iii) a pledge over certain other assets and general rights of BCR. The security does not include those fixed assets which will revert to the Grantor at the end of the concession period.

PART 1.4

RISK FACTORS

Rose Noteholders should review carefully the section of the Prospectus headed “Risk Factors”. In addition, Rose Noteholders should be aware of the following risks relating to the Proposals:

(a)	The Intercreditor Agreement will provide for the pari passu ranking of payment between the Senior Creditors in post enforcement scenarios, including standard provisions on sharing and distribution of proceeds. The Senior Creditors (other than the EIB) do not have the right to independently accelerate their claims under their own facilities or agreements. The Security Agent will take all enforcement action, acting on instructions of the Majority Senior Creditors. The Intercreditor Agreement (and the Conditions, in respect of the Rose Noteholders) also provides for rules on decision making by the Senior Creditors, including by way of Special Decisions and Ordinary Decisions and the Rose Noteholders should pay special attention to these provisions. Rose Noteholders should evaluate the Proposals in the terms of the proposed modifications to the Terms and Conditions of the Rose Notes and the remaining Rose Notes Documentation and the reduction in the amount of control which Rose Noteholders can exercise, including following an Originator Event of Default or a Rose Notes Issuer Event of Default, as a result of the arrangements set out in the Intercreditor Agreement.

(b)	Rose Noteholders should note that there can be no assurance that, following implementation of the Proposals, a secondary market for any of the Rose Notes will develop, or if a secondary market does develop for the Rose Notes, that it will provide the Rose Noteholders with liquidity or that any such liquidity will continue for the life of the Rose Notes. Consequently, each Rose Noteholder must be prepared to hold his Rose Notes for an indefinite period until final redemption or maturity of the Rose Notes.

The liquidity and market value of the Rose Notes at any time are affected by, amongst other things, the market view of the credit risk of such Rose Notes and will generally fluctuate with interest rate fluctuations, economic conditions, the condition of certain financial markets, internal political events, the performance and financial condition of BCR and the developments and trends in the industry sector.

(c)	The Proposals will involve a change in the identity of the Originator and Servicer under the Rose Notes and several changes to the Rose Notes Documentation and the replacement of the covenants from which the Rose Noteholders currently benefit under the respective Terms and Conditions of the Rose Notes with a new covenant package under the terms of the Common Terms Agreement. As a result of the implementation of the Proposals, the risks to which the Rose Noteholders are exposed will change. Rose Noteholders are urged thoroughly to review this Consent Solicitation Document, together with all related documentation and any documents referenced herein, including the Terms and Conditions of the Rose Notes.

(d)	The Rose Noteholders should note that the Extraordinary Rose Resolution in respect of the Rose Notes is effective conditional upon the satisfaction (or, subject to restrictions, waiver) of the conditions precedent set out in the Common Terms Agreement, including the provision of certain specified conditional ratings for BCR, all as more fully set out in the section “Further Information for Rose Noteholders – Effective Date and Conditionality” of this Consent Solicitation Document. Rose Noteholders should note, for the avoidance of doubt, that the above mentioned conditions precedent (subject to restrictions) can be waived in accordance with their terms as set out in the section entitled “Further Information for Rose Noteholders – Effective Date and Conditionality” of this Consent Solicitation Document. In the event that the Extraordinary Rose Resolution is not passed, the existing Terms and Conditions of the Rose Notes will continue to apply.

(e)	Following the submission of an Electronic Voting Instruction or Voting Certificate, the Rose Notes which are the subject of such instructions will be blocked from trading by the relevant Clearing System until the earliest of (i) the Conclusion of the Rose Meeting, including any adjourned Rose Meeting and (ii) the date upon which a Rose Noteholder becomes entitled to withdraw, and does withdraw, its vote, in the circumstances set out under the heading “Termination, Withdrawal and Amendment by the Rose Notes Issuer” above. Following the expiry of the Early Instruction Deadline, a Rose Noteholder will only be able to withdraw its Electronic Voting Instruction or Voting Certificate in the relevant Extraordinary Rose Resolution in the limited circumstances set out under the heading “Termination, Withdrawal and Amendment by the Rose Notes Issuer” above.

Rose Noteholders are solely responsible for complying with all of the procedures for submitting Electronic Voting Instructions or Voting Certificates. None of the Rose Notes Issuer, the Consent Solicitation Agent, the Rose Common Representative or the Tabulation Agent assumes any responsibility for informing Rose Noteholders of irregularities with respect to Electronic Voting Instructions or Voting Certificates.

(f)	Rose Noteholders are responsible for independently investigating the position of Brisa any other entity of the Brisa Group (including BCR) and the nature of the Rose Notes and the amendments proposed thereto. None of the entities forming part of the Brisa Group, the Rose Notes Issuer, the Consent Solicitation Agent, the Rose Common Representative or the Tabulation Agent assumes any responsibility for informing Rose Noteholders as to the position of Brisa or any other entity of the Brisa Group (including BCR) and/or the nature of the Rose Notes and the amendments proposed to the Terms and Conditions of the Rose Notes in connection with this Consent Solicitation Document.

PART 1.5

THE PROPOSALS

Clauses 27.5 and 29.5 of the Future Receivables Sale Agreement and Future Receivables Servicing Agreement respectively provide for the conditions which are required to be met in order for Brisa to substitute in place of itself any wholly-owned subsidiary thereof, respectively as Originator and Servicer in relation to the Notes. Brisa is currently undertaking a corporate reorganisation which will include the transfer of the Main Concession to BCR. This transfer will be made in accordance with Article 40.1 of the Concession Contract which permits Brisa to transfer the Main Concession to a wholly owned subsidiary.

In connection with the substitution of Brisa by BCR under the Concession Contract, a Novation, Assignment Amendment and Restatement Agreement and a set of Rose Notes-related documents will be approved, enabling BCR to take over all the obligations of Brisa in relation to the Rose Notes.

The CMVM has approved the substitution of Brisa by BCR in its roles as Originator and Servicer under the Roses Notes, pursuant to a notice dated 27 September 2010.

The proposals below set out the approvals required from the Rose Noteholders to give effect to the substitution of Brisa by BCR under the Concession Contract and the replacement of Brisa by BCR as Originator and Servicer issuer in respect of the Rose Notes.

It is proposed, in respect of the Rose Notes, that the Rose Noteholders:

(a)	Approve the corporate reorganisation of the Brisa Group and the substitution of BRISA – Auto-Estradas de Portugal, S.A. (“Brisa”) by BRISA – Concessão Rodoviária, S.A. (“BCR”) as Originator and Servicer in connection with the Rose Notes in the terms set forth in Clauses 27.5 and 29.5 of the Rose Revenues Sale Agreement and Rose Revenues Servicing Agreement pertaining to the Rose Notes, respectively, and release Brisa from all and every obligations which, upon completion of the corporate reorganisation, are to be undertaken by BCR.

(b)	Approve the modifications to the Terms and Conditions of the Rose Notes and the execution, by means of the Rose Common Representative (as mentioned in proposal (c) below), of the following:

(i)	a set of documents which will also be executed by other Senior Creditors of BCR upon completion of the corporate reorganisation of the Brisa Group, including a Common Terms Agreement, an Intercreditor Agreement, a Security Agreement, an Accounts Agreement and any other documents which are ancillary or connected with any of these documents;

(ii)	a Novation, Assignment, Amendment and Restatement Agreement which will be executed in relation to the Rose Notes, regarding certain amendments to the original transaction documents executed on 19 December 2007 in order to reflect the above mentioned corporate reorganisation of the Brisa Group, and any other documents which are ancillary or connected with any of these documents;

(iii)	any other document which may be necessary or desirable in relation to the execution of any of the above documents (together with the documents referred in items (a) and (b), the “Documents”).

The holders of the Issued Notes will become Senior Creditors of BCR within a ring-fenced financing framework, designed to insulate BCR from the activities of the remainder of the Brisa Group.

Senior Creditors will become parties to the Combined Finance Documents, in addition to the specific financing documentation applicable to each class of Senior Creditor (in the case of the Rose Notes, the Rose Notes Documentation).

The Novation, Assignment, Amendment and Restatement Agreement is set out herein as Annex F to this Consent Solicitation Document and the Combined Finance Documents are available for inspection, free of charge, at the request of the Rose Noteholders.

The key features of the Rose Notes will include:

(i)	the Rose Notes will continue to be senior, direct, unconditional and unsubordinated obligations and rank and will rank pari passu among themselves and (save for certain obligations required to be preferred by law) pari passu with all other present and future senior and unsubordinated obligations, without any preference among such obligations by reason of the date of incurrence or otherwise;

(ii)	the Rose Notes will become secured by a security package created under the Security Agreement (as described in more detail in Chapter 2, Part 2.5 (New Security Package) of this Consent Solicitation Document) and will continue to have the benefit of statutory segregation;

(iii)	the Rose Notes will continue to be subject to Portuguese law; and

(iv)	the Rose Noteholders will become represented by the Rose Common Representative for the purposes of entering into the Combined Finance Documents and the Rose Notes Documentation.

(c)	Grant to the Rose Common Representative all and every powers and discretions to, in the name and on behalf of the holders of Rose Notes, sign, execute and deliver the Documents and acknowledge and assent to the Rose Notes Issuer also being represented by the Rose Common Representative.

Rose Noteholders will be represented by the Rose Common Representative which is Deutsche Trustee Company Limited under the terms of the Rose Common Representative Appointment Agreement. The Rose Common Representative will be mandated to sign the required documentation pertaining to the implementation of the Proposals on behalf of the Rose Noteholders and the Rose Common Representative Appointment Agreement is available for inspection, free of charge, at the request of the Rose Noteholders.

PART 1.6

INSTRUCTION FEES

If the Extraordinary Rose Resolution and the Extraordinary Resolutions in respect of each of the 2012 Notes, the 2013 Notes and the 2016 Notes are duly passed and becomes effective in accordance with their terms, Brisa shall, on 10 December 2010, pay or procure payment to those Rose Noteholders who have delivered (and who have not revoked) valid Electronic Voting Instructions or Voting Certificates, as the case may be, to vote on all Proposals prior to the relevant Instruction Deadline, a fee in an amount as set out below, as a percentage of the principal amount of those Rose Notes which are the subject of such Electronic Voting Instructions or Voting Certificates, provided such Electronic Voting Instructions or Voting Certificates remain unrevoked on Conclusion of the Rose Meeting.

Early Instruction Fee	Late Instruction Fee
0.50%	0.25%

The relevant Instruction Fee shall be paid to such Rose Noteholders’ cash accounts held through Euroclear or Clearstream, Luxembourg, as the case may be. The relevant Instruction Fee will be paid as consideration for the Rose Noteholders’ submission of valid Electronic Voting Instructions or valid Voting Certificates to vote on all Proposals prior to the relevant Instruction Deadline and is conditional upon the passing of the Extraordinary Rose Resolution and such Extraordinary Rose Resolution becoming effective in accordance with its terms.

Rose Noteholders should note that Electronic Voting Instructions or Voting Certificates given in respect of the Rose Meeting shall remain valid for any such adjourned Rose Meeting, unless validly revoked under limited circumstances.

Subject in each case as provided herein, those Rose Noteholders who submit Electronic Voting Instructions or Voting Certificates prior to the applicable Instruction Deadline will not be able to revoke or amend such instructions at any time after such Instruction Deadline, other than in the limited circumstances provided for herein.

Only Direct Participants in Euroclear or Clearstream, Luxembourg may deliver Electronic Voting Instructions and thereby be eligible to receive the relevant Instruction Fee (subject to the Extraordinary Rose Resolution (in respect of which such Electronic Voting Instructions have been given) being duly passed). Rose Noteholders who are not Direct Participants in Euroclear or Clearstream, Luxembourg should arrange for the accountholder through which they hold their Rose Notes to deliver an Electronic Voting Instruction on their behalf to the relevant Clearing System as more particularly described herein under “Rose Noteholders’ Meetings – Procedures relating to the Rose Notes – Procedure for delivering Electronic Voting Instructions”.

Rose Noteholders who have not submitted or delivered or arranged for the submission or delivery of an Electronic Voting Instruction or a valid Voting Certificate to vote in all Proposals as provided above, but who wish to attend and vote at the Rose Meeting may do so in accordance with the voting and quorum procedures set out, as applicable, in “Form of Notice of Meeting” herein. Such Rose Noteholders will not be eligible to receive an Instruction Fee.

CHAPTER 2

FURTHER INFORMATION FOR ROSE NOTEHOLDERS

The Proposals in respect of the Rose Notes are conditional on, inter alia, the passing of the Extraordinary Rose Resolution by the Rose Noteholders and the other Conditions Precedent being satisfied or waived in accordance with the Common Terms Agreement – see Part 2.2. (Effective Date and Conditionality) below. This Chapter 2 and the rest of this Consent Solicitation Document should be read accordingly.

PART 2.1

IMPLEMENTATION OF THE PROPOSALS

In respect of the Rose Notes, Rose Noteholders must approve the Proposals and consent to their implementation by passing the relevant Extraordinary Rose Resolution each as set out in the relevant Notice.

PART 2.2

EFFECTIVE DATE AND CONDITIONALITY

The Extraordinary Rose Resolution is conditional on the satisfaction or waiver (subject to restrictions) of the Conditions Precedent set out in the Common Terms Agreement on or before the Effective Date.

The Effective Date (being no later than 2 February 2011) is the date on which the Intercreditor Agent confirms that:

(a)	it has received, in form and substance satisfactory to it, the documentary conditions precedent set out in schedule I (Documentary Conditions Precedent) to the Common Terms Agreement;

(b)	the rights and obligations of Brisa relating to the Initial Senior Debt, which is capable of being transferred, have been effectively transferred to BCR;

(c)	no Event of Default is outstanding;

(d)	no Trigger Event is outstanding;

(f)	no event or circumstance which has a Material Adverse Effect is outstanding;

(g)	the representations set out in Clause 7. (Representations and Warranties) of the Common Terms Agreement are true and accurate; and

(h)	BCR is assigned a Solicited Credit Rating equal to or higher than Baa1 by Moody’s and A- by Fitch.

If the Proposals do not become unconditional on or before the Effective Date they will lapse.

PART 2.3

INTEREST

The Rose Notes will continue to accrue interest in accordance with the Terms and Conditions of the Rose Notes. Interest will consequently be paid in full on the next Interest Payment Date for the Rose Notes. For the avoidance of doubt, Rose Noteholders should note that the rate of interest, payment dates and maturity will not be amended or affected by the implementation of the Proposals.

PART 2.4

CREDIT RATINGS

As of the date hereof, the ratings of Brisa are Baa1 by Moody’s and BBB+ by Fitch.

Conditional upon the implementation of the Proposals and receipt of final legal documentation, Moody’s and Fitch are expected to assign ratings, of Baa1 and A-, respectively, to BCR.

The ratings reflect the views of the respective rating agencies only and are not a recommendation of any type. Ratings are subject to change, suspension or withdrawal and there is no assurance that the ratings assigned will be upgraded or will not be downgraded.

PART 2.5

RING-FENCING, ADDITION OF SECURITY AND COVENANT PACKAGE CHANGES

In addition to the statutory segregation provided by article 62 of the Securitisation Law alluded in Condition 5.1 (Statutory segregation), the following obligations (the “Rose Secured Obligations”):

(a)	in case a Rose Event has occurred:

(i)	the obligation to transfer to the Rose Notes Issuer Account, on a Quarterly Transfer Date, an amount equal to the difference between (x) the Rose Revenues that the Originator has originated during the related Collection Period (if any) and (y) the Rose Debt Service payable on such Quarterly Transfer Date; or

(ii)	the obligation to transfer to the Rose Notes Issuer Account, on a Quarterly Transfer Date, an amount equal to the difference between (x) the Rose Revenues that the Originator has originated during the related Collection Period (if any) and has failed to transfer to the Rose Notes Issuer Account and (y) the Rose Debt Service payable on such Quarterly Transfer Date; and

(b)	in case an Originator Event of Default has occurred, the obligation to pay an amount equal to 100 per cent. of all Rose Revenues that have not been transferred to the Rose Notes Issuer,

have the benefit of the security package described in Condition 5.2.2 (Security).

The Rose Secured Obligations are secured by security created, or promised to be created, by BCR, the Initial Shareholder and the Parent (which, for the avoidance of doubts, has acquired the Shares pledged by the Initial Shareholder in the terms of the Security Agreement) in favour and for the benefit of the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties, under the terms of the Security Agreement.

The security created pursuant to the Security Agreement, in favour and for the benefit of the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties, includes as security for the entire and timely performance of all and each of the Rose Secured Obligations:

(a)	a first ranking pledge over all and each of the Shares (including the corresponding Share Related Rights), which Shares (including the corresponding Share Related Rights) have been acquired by the Parent;

(b)	a first ranking pledge granted by BCR over the balance of the Company Accounts (other than the Debt Service Reserve Account, the Rose Account and the Distributions Account) held by BCR on the Signing Date;

(c)	a first ranking pledge granted by BCR over the balance of the Debt Service Reserve Account, exclusively towards the Finance Parties, including, for the avoidance of doubt, the Noteholders, other than the Permitted Guarantors and the Rose Noteholders;

(d)	a first ranking pledge granted by BCR over all the General Rights.

The Security Agreement also provides for BCR and the Parent promise to create security in favour and for the benefit of the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties, for the entire and timely performance of all and each of the Obligations, including:

(a)	a promise by the Parent to grant a first ranking pledge over all and each of the New Shares (including all and each of the Share Related Rights attached thereto);

(b)	a promise by BCR to grant a first ranking mortgage over each and all of the Real Assets acquired by BCR after the Signing Date;

(c)	a promise by BCR to grant a first ranking mortgage over certain Real Assets if the aggregate commercial value of the Real Assets acquired by BCR, and not yet mortgaged, is equal to or exceeds €5,000,000 and if the Security Agent has informed BCR that certain Real Assets shall be mortgaged;

(d)	a promise by BCR to grant a first ranking pledge over certain New Assets if the aggregate commercial value of the New Assets acquired by BCR, and not yet pledged, is equal to or exceeds €2,000,000 and if the Security Agent has informed BCR that certain New Assets shall be pledged;

(e)	a promise by BCR to grant a first ranking pledge over the balance of any Company Account or Authorised Account for the purposes of making Authorised Investments opened by BCR after the Signing Date; and

(f)	a promise by BCR to grant a first ranking pledge over the New Assets.

In addition, BCR assigns by way of security (cessão de créditos com escopo de garantia) to the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties (other than EIB) and the EIB, the Future General Rights.

PART 2.6

TAXATION

In view of the number of different jurisdictions whose tax laws may apply, the attention of Rose Noteholders is drawn to the information on Portuguese taxation set out in Annex B (Taxation) to this Consent Solicitation Document. In view of the number of different jurisdictions where tax laws may apply to a Rose Noteholder, this Consent Solicitation Document does not discuss the tax consequences for Rose Noteholders arising from the amendments proposed to the Rose Notes. Rose Noteholders are urged to consult their own appropriate professional advisers regarding these possible tax consequences under the laws of the jurisdiction that apply to them and the receipt of the Instruction Fee (if any). Rose Noteholders are liable for their own taxes and have no recourse to the Rose Notes Issuer, BCR, the Consent Solicitation Agent or the Tabulation Agent with respect to taxes arising in connection with the Proposals.

PART 2.7

DISCLAIMER OF ROSE COMMON REPRESENTATIVE, CONSENT SOLICITATION AGENT AND TABULATION AGENT

In accordance with normal practice, none of the Rose Common Representative, the Consent Solicitation Agent or the Tabulation Agent expresses any opinion as to the merits of the Proposals. None of the Rose Common Representative, the Consent Solicitation Agent or the Tabulation Agent has been involved in formulating the Proposals or makes any representation that all relevant information has been disclosed to Rose Noteholders in or pursuant to this Consent Solicitation Document and / or each Notice. Accordingly, each of the Rose Common Representative, the Consent Solicitation Agent and the Tabulation Agent recommends to Rose Noteholders who are in any doubt as to the impact of the implementation of the Proposals that they should seek their own legal and financial advice, including as to long term consequences.

PART 2.8

TERMINATION, WITHDRAWAL AND AMENDMENT BY THE ROSE NOTES ISSUER

The Rose Notes Issuer reserves the right, in its sole discretion but subject to the terms of the Terms and Conditions of the Rose Notes and to applicable law, at any time or prior to 12:15a.m. on 10 November 2010 to:

(i)	withdraw and terminate the Proposals;

(ii)	modify any term of the Proposals (including any of the indicative deadlines for voting set out in this Consent Solicitation Document other than the terms of the Extraordinary Rose Resolution); or

(iii)	amend or modify any of the documents which have been made available for inspection by Rose Noteholders as described in the Notice of Meeting including, but not limited to, the Notice, this Consent Solicitation Document and the current drafts of the Novation, Assignment, Amendment and Restatement Agreement (including the annexes thereto, which are the Rose Revenues Sale Agreement, the Rose Revenues Servicing Agreement, the Rose Common Representative Appointment Agreement, the Rose Notes Issuer Account and Transaction Management Agreement and the Rose Paying Agency Agreement), the Common Terms Agreement, the Intercreditor Agreement, the Security Agreement and the Accounts Agreement.

If the Rose Notes Issuer considers, after consultation with the Consent Solicitation Agent, that any modification or amendment is materially less favourable to Rose Noteholders (including by way of making any announcement or the issue of any supplement or other form of update to this Consent Solicitation Document and by publication on the following websites www.ise.ie and www.cmvm.pt), the Rose Notes Issuer will give notice to Rose Noteholders via the Clearing Systems and specify a time period of not less than 48 hours from the date of such notice during which Rose Noteholders will have the right to revoke their Electronic Voting Instructions or Voting Certificates and voting instructions received by e-mail.

If the Proposals are terminated, the Rose Meeting will still be held. If an Extraordinary Rose Resolution is passed in such circumstances, the Extraordinary Rose Resolution will be ineffective and no Instruction Fee will be paid to the relevant Rose Noteholders.

PART 2.9

IRREGULARITIES

All questions as to the validity, form and eligibility (including time of receipt) of any Electronic Voting Instruction, Voting Certificate or revocation or amendment thereof will be determined by the Rose Notes Issuer, with the agreement of the Consent Solicitation Agent, which determination will be final and binding. The Rose Notes Issuer reserves the right, with the agreement of the Consent Solicitation Agent, to reject any and all Electronic Voting Instruction and/or Voting Certificate not in proper form. The Rose Notes Issuer also reserves the right, with the agreement of the Consent Solicitation Agent, to waive any defects in any and all Electronic Voting Instructions and/or Voting Certificates. None of the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Rose Common Representative, the Rose Paying Agent or the Tabulation Agent shall be under any duty to give notice to a Rose Noteholder of any irregularities in an Electronic Voting Instruction or a Voting Certificate or instructions of revocation or amendment nor shall any of them incur any liability for failure to give such notice.

Rose Noteholders with questions regarding the Proposals or the Extraordinary Rose Resolution should contact the Consent Solicitation Agent, details of which are set out on the last page of this Consent Solicitation Document. Rose Noteholders having questions regarding the delivery of Electronic Voting instruction or Voting Certificates shall contact the Tabulation Agent. Contact details for each of the Consent solicitation Agent and the Tabulation Agent are set out on the last page of this Consent Solicitation Document.

CHAPTER 3

ROSE NOTEHOLDERS’ MEETINGS

A Notice addressed to the Rose Noteholders will, on or around 14 October 2010, be published on the following websites www.ise.ie and www.cmvm.pt and disclosed through the Clearing Systems, convening a meeting of the Rose Noteholders at the time specified therein on 15 November 2010 at the offices of Vieira de Almeida & Associados – Sociedade de Advogados, R.L. at Avenida Duarte Pacheco, 26, 1070-110 Lisbon, Portugal.

At such meeting the proposed Extraordinary Rose Resolution set out in the Notice will be considered to approve the Proposals and to consent to their implementation. The procedures for voting at the meeting are described in the Notice.

THE ATTENTION OF THE ROSE NOTEHOLDERS IS PARTICULARLY DRAWN TO THE QUORUM REQUIRED FOR THE MEETING OF ROSE NOTEHOLDERS AND ANY ADJOURNED MEETING THEREOF WHICH IS SET OUT IN PARAGRAPH 3 OF “VOTING AND QUORUM” IN THE NOTICE. HAVING REGARD TO SUCH REQUIREMENTS, THE ROSE NOTEHOLDERS ARE STRONGLY URGED ETTHER TO ATTEND THE RELEVANT MEETING OR TO TAKE STEPS TO BE REPRESENTED AT SUCH MEETING, AS REFERRED TO IN THE RELEVANT NOTICE, AS SOON AS POSSIBLE.

In respect of the Rose Notes, if the Extraordinary Rose Resolution is passed and the other Conditions Precedent set out in the Common Terms Agreement are satisfied or waived in accordance with its terms, both it and the Proposals will be binding on all Rose Noteholders whether or not they voted in that Extraordinary Rose Resolution and each such Rose Noteholder shall be bound to give effect thereto accordingly.

The Common Terms Agreement sets out, inter alia, the following Conditions Precedent:

(a)	confirmation by the Intercreditor Agent that it has received, in form and substance satisfactory to it, the documentary conditions precedent set out in schedule I (Documentary Conditions Precedent) to the Common Terms Agreement;

(b)	the rights and obligations of Brisa relating to the Initial Senior Debt, which is capable of being transferred, have been effectively transferred to BCR;

(c)	no Event of Default is outstanding;

(d)	no Trigger Event is outstanding;

(e)	no event or circumstance which has a Material Adverse Effect is outstanding;

(f)	the representations set out in Clause 7. (Representations and Warranties) of the Common Terms Agreement are true and accurate; and

(g)	BCR is assigned a Solicited Credit Rating equal to or higher than A- by Fitch and Baa1 by Moody’s.

PART 3.1

PROCEDURES RELATING TO THE ROSE NOTES

1.	Procedures for submitting or delivering Electronic Voting Instructions

By submitting or delivering an Electronic Voting Instruction, a Rose Noteholder will instruct the Rose Paying Agent to appoint a person nominated by the Tabulation Agent as its proxy to vote on its behalf in relation to the Extraordinary Rose Resolution at the Meeting. Such proxy appointment will only be valid if the relevant Electronic Voting Instruction is received by the Tabulation Agent on behalf of the Rose Paying Agent not later than 48 hours prior to the time set for the Meeting. Rose Noteholders who do not wish to vote by delivery of an Electronic Voting Instruction can attend and vote in person or appoint a person other than the Tabulation Agent’s nominee to attend and vote in person at the meeting or make other arrangements to vote at the meeting by following the procedures outlined in the Notice.

Rose Noteholders are urged to submit or deliver valid Electronic Voting Instructions through the Clearing Systems in accordance with the procedures of, and within the time limits specified by, the Clearing Systems for receipt by the Tabulation Agent and in any event no later than the relevant Instruction Deadline.

By submitting or delivering an Electronic Voting Instruction through the Clearing Systems to the Tabulation Agent on behalf of the Rose Paying Agent, Rose Noteholders are deemed to have authorised the relevant Clearing System to disclose their voting instructions, holdings and Clearing System account details to the Rose Notes Issuer, Brisa, the Tabulation Agent, the Rose Paying Agent, the Consent Solicitation Agent and the Rose Common Representative.

Rose Noteholders who are not Direct Participants in Euroclear or Clearstream, Luxembourg should arrange for the Direct Participant or other intermediary through which they hold their Rose Notes to submit or deliver an Electronic Voting Instruction on their behalf to and through, and in accordance with and within the time limits specified by, the relevant Clearing System for receipt by the Tabulation Agent prior to the relevant Instruction Deadline.

Rose Noteholders holding Rose Notes held through the Clearing Systems should note that, by submitting or delivering or arranging to have submitted or delivered on their behalf valid Electronic Voting Instructions in respect of the Extraordinary Rose Resolution, such Rose Notes will be blocked in the relevant Clearing System to the order of the Tabulation Agent with effect from and including the date on which the relevant Electronic Voting Instruction is received by the relevant Clearing System and will remain blocked (unless validly revoked in accordance with the terms hereof) until the earlier of (a) the conclusion of the Meeting (or any adjourned Meeting) or (b) the date on which the Proposals are terminated or withdrawn (the “Blocking Period”).

During the Blocking Period, the Rose Notes which are the subject of such Electronic Voting Instruction may not be transferred.

Rose Notes should be blocked in accordance with the procedures of, and within the time limits specified by, the relevant Clearing System, the Rose Notes Issuer, the Rose Paying Agent and the Tabulation Agent shall be entitled to treat submission or delivery of an Electronic Voting Instruction as a confirmation that the Rose Notes which are the subject of such Electronic Voting Instruction have been so blocked. The Tabulation Agent may require the relevant Clearing System to confirm in writing that such Rose Notes have been blocked with effect from the date of submission or delivery of the Electronic Voting Instruction. In the event that the relevant Clearing System fails to provide such confirmation, the Tabulation Agent shall inform the Rose Notes Issuer and the Rose Notes Issuer shall be entitled, but not obliged, to reject the relevant Electronic Voting Instruction.

Unless waived by the Rose Notes Issuer, with the agreement of the Consent Solicitation Agent, any irregularities in connection with Electronic Voting Instructions must be cured within such time as the Rose Notes Issuer shall in its absolute discretion determine. None of the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Rose Common Representative, the Rose Paying Agent, the Tabulation Agent, any of their respective affiliates, directors, employees, or any other person will be under any duty to give notice of any defects or irregularities in such Electronic Voting Instructions, nor will any of such entities or persons incur any liability for failure to give such notice.

None of the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Rose Common Representative, the Rose Paying Agent, the Tabulation Agent or any of their respective affiliates, directors or employees accepts any responsibility for failure of submission or delivery of any Electronic Voting Instruction or any other notice or communication. The determination of the Rose Notes Issuer and the Consent Solicitation Agent in respect of any Electronic Voting Instructions or any other notice or communication shall be final and binding.

All authority conferred or agreed to be conferred on the Tabulation Agent, pursuant to an Electronic Voting Instruction to appoint a person nominated by the Tabulation Agent as its proxy to attend the Meeting and vote in respect of the Rose Notes which are the subject of the Electronic Voting Instruction shall be binding on the successors, assignees, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the Rose Noteholder and shall not be affected by, and shall survive, the death or incapacity of such Rose Noteholder.

By submitting or delivering an Electronic Voting Instruction, each Rose Noteholder, Direct Participant or Beneficial Owner shall be deemed to:

(a)	represent, warrant and undertake to the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Rose Common Representative, the Rose Paying Agent and the Tabulation Agent that the Rose Notes which are the subject of the Electronic Voting Instruction are, at the time of submission or delivery of the Electronic Voting Instruction, and will continue to be, until the end of the Blocking Period, held by it or on its behalf at Euroclear or Clearstream, Luxembourg;

(b)	represent, warrant and undertake to the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Rose Common Representative, the Rose Paying Agent and the Tabulation Agent that the Rose Notes which are the subject of the Electronic Voting Instruction have been blocked (and will remain blocked) to the order of the Tabulation Agent in the securities account to which such Rose Notes are credited in the relevant Clearing System for the duration of the Blocking Period;

(c)	represent, warrant and undertake to the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Rose Common Representative, the Rose Paying Agent and the Tabulation Agent that it is not a person from whom it is unlawful to seek approval of the Proposals, it has not distributed or forwarded this Consent Solicitation Document, or any other documents or materials relating to the Proposals to any such person(s) and it has (before submitting the Electronic Voting Instruction) complied with all laws and regulations applicable to it for the purposes of its participation in the Proposals;

(d)	acknowledge that it has received and reviewed this Consent Solicitation Document and the Proposals, as described herein;

(e)	give consent to and authorise the relevant Clearing System to disclose its identity, holdings and Clearing Systems account details to the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Rose Common Representative, the Rose Paying Agent and the Tabulation Agent at the time such Rose Noteholder submits or delivers the Electronic Voting Instruction;

(f)	acknowledge that none of the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Rose Common Representative, the Rose Paying Agent and the Tabulation Agent or any of their respective affiliates, directors or employees has given it any information with respect to the Proposals, save as expressly set out in this Consent Solicitation Document, nor has any of them made any recommendation as to whether, or how, to vote in relation to the Extraordinary Rose Resolution and represent that it has made its own decision with regard to voting based on any legal, tax or financial advice that it has deemed necessary to seek;

(g)	acknowledge that all authority conferred or agreed to be conferred pursuant to these acknowledgements, representations, warranties and undertakings shall be binding on the successors, assignees, heirs, executors, trustees in bankruptcy and legal representatives of the Rose Noteholder and shall not be affected by, and shall survive, the death or incapacity of the Rose Noteholder;

(h)

acknowledge that no information has been provided to it by the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Rose Common Representative, the Rose Paying Agent and the Tabulation Agent or any of their respective affiliates, directors or employees with regard to the tax consequences to the Rose Noteholders or Beneficial Owners of the Rose Notes arising from the voting in the Extraordinary Rose Resolution; and hereby acknowledge that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of voting in the Extraordinary Rose Resolution; and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Rose Notes Issuer, Brisa, the

Consent Solicitation Agent, the Rose Common Representative, the Rose Paying Agent and the Tabulation Agent or any of their affiliates, directors or employees or any other person in respect of such taxes and payments;

(i)	instruct the Rose Paying Agent to appoint a person nominated by the Tabulation Agent as such Rose Noteholder´s proxy to vote in respect of the Extraordinary Rose Resolution; and

(j)	agree to indemnify the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Rose Common Representative, the Rose Paying Agent and the Tabulation Agent against all and any losses, costs, claims, liabilities, expenses, charges, actions, or demands which any of them may incur or which may be made against any of them as a result of any breach of any of the terms of, or any of the representations, warranties, undertakings and/or acknowledgements given by it pursuant to its Electronic Voting Instruction.

2.	Revocation of Electronic Voting Instructions

Without prejudice to the provisions of Portuguese law regarding personal attendance by, or direct representation of, Noteholders, Electronic Voting Instructions submitted prior to the applicable Instruction Dealine are irrevocable after such Instruction Deadline other than in the limited circumstances described in the section of this Consent Solicitation Document entitled “Termination, Withdrawal and Amendment by the Rose Notes Issuer”.

To be effective, a notice of revocation must be in a format customarily used by the Clearing Systems. Only the Direct Participant is entitled to revoke an Electronic Voting Instruction previously given. A Beneficial Owner of Rose Notes held through the Clearing System must arrange with the Direct Participant to deliver on its behalf a revocation of any Electronic Voting Instruction already given with respect to such Rose Notes, and is advised to check with the intermediary through which it holds its Rose Notes when such intermediary would require to receive instructions to revoke an Electronic Voting Instruction to meet the above deadlines.

Questions or requests for assistance in connection with the delivery or revocation of voting instructions may be directed to the Tabulation Agent.

3.	General Provisions applicable to Electronic Voting Instructions

All questions as to the receipt, validity, form, eligibility and valid revocation or amendment (including all times of receipt) of any Electronic Voting Instructions will be determined by the Rose Notes Issuer, after consultation with the Consent Solicitation Agent and/or the Tabulation Agent, subject to the provisions of the Proposals and the Rose Notes, which determination shall be final and binding. The Rose Notes Issuer reserves the right, after consultation with the Consent Solicitation Agent and/or the Tabulation Agent, to reject any and all Electronic Voting Instructions not in proper form. None of the Rose Notes Issuer, Brisa, the Consent Solicitation Agent, the Rose Common Representative, the Rose Paying Agent and the Tabulation Agent shall be under any duty to give notice to Rose Noteholders of any irregularities in Electronic Voting Instructions, nor shall any of them incur any liability for failure to give such notice. All determinations in relation to Electronic Voting Instructions received after the relevant Instruction Deadline will be decided by the Rose Notes Issuer and the Consent Solicitation Agent in accordance with the procedures set out in the section of this Consent Solicitation Document entitled “Further Information for Rose Noteholders – Part 2.9 - Irregularities”.

4.	Governing Law

The Proposals and any non-contractual obligation arising out of or in connection thereto are governed by Portuguese law.

5.	Jurisdiction

The court of Lisbon (Tribunal da Comarca de Lisboa) has exclusive jurisdiction to settle any dispute arising out or in connection with Proposals.

The parties agree that the courts of Portugal are the most appropriate and convenient courts to settle dispute arising out or in connection with Proposals between them and, accordingly, that they will not argue to the contrary.

The submission to the jurisdiction of the courts referred to above shall not (and shall not be construed so as to) limit the right of any person to take proceedings against any other party hereto in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not if and to the extent permitted by applicable law.

ANNEX A

ILLUSTRATIVE EXAMPLE OF THE PROPOSED AMENDMENTS

TO THE CONDITIONS OF THE ROSE NOTES

Capitalised terms used in this Annex A have the meanings ascribed thereto in the Rose Notes Terms and Conditions.

1.	Additional Security

Rose Noteholders will continue to benefit from the statutory privilege granted under Portuguese Securitisation Law but will also have the benefit of a security package created under or pursuant to the Security Agreement. Condition 5 (Security) illustrates this variation.

5.	Statutory segregation of Rose Assets and Security

5.1	Statutory segregation

The Rose Notes and any Rose Notes Issuer Obligations have the benefit of the statutory segregation under the Securitisation Law.

5.2	Rose Secured Obligations and Security

5.2.1	Rose Secured Obligations

In addition to the statutory segregation under the Securitisation Law alluded in Condition 5.1 (Statutory segregation), the following obligations:

(a)	in case a Rose Event has occurred:

(i)	the obligation to transfer to the Rose Notes Issuer Account, on a Quarterly Transfer Date, an amount equal to the difference between (x) the Rose Revenues that the Originator has originated during the related Collection Period (if any) and (y) the Rose Debt Service payable on such Quarterly Transfer Date; or

(ii)	the obligation to transfer to the Rose Notes Issuer Account, on a Quarterly Transfer Date, an amount equal to the difference between (x) the Rose Revenues that the Originator has originated during the related Collection Period (if any) and has failed to transfer to the Rose Notes Issuer Account and (y) the Rose Debt Service payable on such Quarterly Transfer Date; and

(b)	in case an Originator Event of Default has occurred, the obligation to pay an amount equal to 100 per cent. of all Rose Revenues that have not been transferred to the Rose Notes Issuer,

(together, the “Rose Secured Obligations”) have the benefit of the security referred in Condition 5.2.2 (Security).

5.2.2	Security

The Rose Secured Obligations are secured by security created, or promised to be created, by the New Concessionaire and the Parent (which, for the avoidance of doubts, has acquired the Shares pledged by the Initial Shareholder in the terms of the Security Agreement) in favour and for the benefit of the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties, under the terms of the Security Agreement.

The security created pursuant to the Security Agreement, in favour and for the benefit of the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties, includes as security for the entire and timely performance of all and each of the Rose Secured Obligations:

(a)	a first ranking pledge over all and each of the Shares (including the corresponding Share Related Rights), which Shares (including the corresponding Share Related Rights) have been acquired by the Parent;

(b)	a first ranking pledge granted by the New Concessionaire over the balance of the Company Accounts (other than the Debt Service Reserve Account, the Rose Account and the Distributions Account) held by the New Concessionaire on the Signing Date;

(c)	a first ranking pledge granted by the New Concessionaire over the balance of the Debt Service Reserve Account, exclusively towards the Finance Parties, including, for the avoidance of doubt, the Noteholders, other than the Permitted Guarantors and the Rose Noteholders, over all the General Rights;

(d)	a first ranking pledge granted by the New Concessionaire over all the General Rights.

The Security Agreement includes provisions whereby the New Concessionaire and the Parent promise to create security in favour and for the benefit of the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties, for the entire and timely performance of all and each of the Obligations, including:

(a)	a promise by the Parent to grant a first ranking pledge over all and each of the New Shares (including all and each of the Share Related Rights attached thereto);

(b)	a promise by the New Concessionaire to grant a first ranking mortgage over each and all of the Real Assets acquired by the New Concessionaire after the Signing Date;

(c)	a promise by the New Concessionaire to grant a first ranking mortgage over certain Real Assets if the aggregate commercial value of the Real Assets acquired by the New Concessionaire, and not yet mortgaged, is equal to or exceeds €5,000,000 (five million Euro) and if the Security Agent has informed the New Concessionaire hat certain Real Assets shall be mortgaged;

(d)	a promise by the New Concessionaire to grant a first ranking pledge over certain New Assets if the aggregate commercial value of the New Assets acquired by the New Concessionaire, and not yet pledged, is equal to or exceeds €2,000,000 (two million Euro) and if the Security Agent has informed the New Concessionaire that certain New Assets shall be pledged;

(e)	a promise by the New Concessionaire to grant a first ranking pledge over the balance of any Company Account or Authorised Account for the purposes of making Authorised Investments opened by the New Concessionaire after the Signing Date; and

(f)	a promise by the New Concessionaire to grant a first ranking pledge over the New Assets;

In addition, the New Concessionaire assigns by way of security (cessão de créditos com escopo de garantia) to the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties (other than EIB) and the EIB, the Future General Rights.

2.	Relationship with the Originator, Originator Events of Default and Rose Notes Issuer Events of Default

The Intercreditor Agent and the Security Agent will have a direct relationship with BCR, as new concessionaire and originator of the Rose Revenues, in relation to acceleration and enforcement of security, which would be dependent upon a common action taken by the Senior Creditors. There will be two layers of events of default: events of default caused by BCR under the Rose Revenues Sale Agreement (Originator Events of Default) and

events of default caused by the Rose Notes Issuer (Rose Notes Issuer Events of Default). The former allow the Intercreditor Agent and the Security Agent to act in the terms set forth in the Combined Finance Documents, while the latter grants such entitlement to take action to the Rose Common Representative. Conditions 12 (Events of Default) to 14 (Proceedings following the occurrence of a Rose Notes Issuer Event of Default) illustrates this change:

12.	Events of default

12.1	Originator Events of Default

The occurrence and cessation of an Originator Event of Default and the procedures applicable following the occurrence of an Originator Event of Default are governed by the applicable provisions of the Common Terms Agreement, as amended or waived from time to time. For this purpose, references in the Common Terms Agreement to “Event of Default” shall be understood as references to “Originator Event of Default”.

12.2	Rose Notes Issuer Events of Default

Subject to the other provisions of Condition 14 (Proceedings following the occurrence of a Rose Notes Issuer Event of Default), each of the following events shall be treated as a “Rose Notes Issuer Event of Default”:

(a)	Non-payment: the Rose Notes Issuer fails to pay any amount of principal in respect of the Rose Notes within 5 (five) Business Days of the due date for payment thereof or fails to pay any amount of interest in respect of the Rose Notes within 10 (ten) Business Days of the due date for payment thereof; or

(b)	Breach of other obligations: the Rose Notes Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Rose Notes or the Rose Common Representative Appointment Agreement or in respect of the Rose Notes Issuer Covenants and such default (i) is, in the opinion of the Rose Common Representative, incapable of remedy or (ii) being a default which, in the opinion of the Rose Common Representative, is capable of remedy, remains unremedied for 45 (forty five) calendar days or such longer period as the Rose Common Representative may agree after the Rose Common Representative has given written notice thereof to the Rose Notes Issuer; or

(c)	Insolvency: an Insolvency Event occurs with respect to the Rose Notes Issuer; or

(d)	Unlawfulness: it is or will become unlawful for the Rose Notes Issuer to perform or comply with any of its obligations under or in respect of the Rose Notes or the Rose Common Representative Appointment Agreement.

13.	Acceleration following the occurrence of an Originator Event of Default

13.1	Proceedings

Subject to the Senior Creditors Entrenched Rights and Senior Creditors Retained Rights, the Intercreditor Agent may, and shall if so directed by the Special Decision Majority Senior Creditors at any time whilst an Originator Event of Default (other than a Major Default) is subsisting:

(a)	by notice to the Originator:

(i)	demand that all or part of the amounts of Rose Revenues that have not been transferred to the Rose Notes Issuer together with accrued interest and any other amounts accrued in relation to the Rose Revenues (and all or part of the amounts outstanding under the Senior Debt Agreements together with accrued interest and any other amounts accrued under the Finance Documents), be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(ii)	declare all or part of the Rose Revenues that have not been transferred to the Rose Notes Issuer together with accrued interest and any other amounts accrued in relation to the Rose Revenues (and all or part of the Senior Debt to be payable on demand, together with accrued interest and all other amounts accrued under the Senior Debt Agreements), shall immediately become due and payable on demand by the Intercreditor Agent; and/or

(b)	by notice to the Rose Notes Issuer:

(i)	demand that all or part of the amounts outstanding under the Rose Notes together with accrued interest and any other amounts accrued under the Rose Notes (and all or part of the amounts outstanding under the Senior Debt Agreements together with accrued interest and any other amounts accrued under the Finance Documents), be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(ii)	declare all or part of the Rose Notes to be payable on demand together with accrued interest and all other amounts accrued under the Rose Notes (and all or part of the Senior Debt together with accrued interest and all other amounts accrued under the Senior Debt Agreements), shall immediately become due and payable on demand by the Intercreditor Agent.

13.2	Amounts immediately due and payable

After the occurrence of a Major Default which is subsisting, the Senior Creditors (other than EIB, which, after the occurrence of a Major Default or an event of default under the EIB Facility Agreement which is subsisting, may by notice to the Originator, demand that all part of the amounts outstanding under the EIB Facility Agreement together with accrued interest, be immediately due and payable, whereupon they shall become immediately due and payable) may, through the Intercreditor Agent, on the basis of a decision of Senior Creditors accounting for more than 662/3 per cent. of principal outstanding of Senior Debt (other than Senior Debt outstanding under the EIB Facility Agreement):

(a)	by notice to the Originator, immediately demand that all part of the amounts of Rose Revenues that have not been transferred to the Rose Notes Issuer together with accrued interest and any other amounts accrued in relation to the Rose Revenues, as calculated pursuant to Condition 8.3.1 or 8.3.2, applicable hereto mutatis mutandis; and/or

(b)	by notice to the Rose Notes Issuer, immediately demand that all part of the amounts outstanding under the Rose Notes together with any accrued interest, as calculated pursuant to Condition 8.3.1 or 8.3.2, applicable hereto mutatis mutandis, and the relevant Senior Debt Agreements together with accrued interest, be immediately due and payable, whereupon they shall become immediately due and payable.

13.3	Waived acceleration

Neither the Intercreditor Agent (acting on instructions of the Senior Creditors), EIB nor the Senior Creditors (other than EIB), as applicable, may declare an acceleration in respect of any Event of Default, event of default under the EIB Facility Agreement or Major Default (as applicable) which has been waived by the Intercreditor Agent (acting on the instructions of the Majority Senior Creditors), EIB or the Senior Creditors (other than EIB), as applicable, to the extent and for the period of such waiver.

13.4	Enforcement

Subject to the terms of the Intercreditor Agreement, the Security Agent may, and shall if so directed by the Special Decision Majority Senior Creditors, EIB or the Senior Creditors (other than EIB), as applicable, at any time after an acceleration of any Senior Debt by the EIB or by the Senior Creditors, as applicable, by notice to the Originator and the Rose Notes Issuer in case there has been a breach of any of the Rose Secured Obligations, enforce all or part of the Security Interests under the Security Agreement on behalf of the Rose Notes Issuer and the Rose Noteholders following the acceleration of any Senior Debt, in the terms and to the extent set forth in Condition 5.2 (Rose Secured Obligations and Security).

13.5	Intercreditor Agent able to exercise all rights and benefits of the Rose Notes Issuer

Upon the Intercreditor Agent has demanded that all or part of the amounts outstanding under the Rose Notes together with accrued interest and any other amounts accrued under the Rose Notes (and all or part of the amounts outstanding under the Senior Debt Agreements together with accrued interest and any other amounts accrued under the Finance Documents), be immediately due and payable, whereupon they shall become immediately due and payable, the Intercreditor Agent will be able to exercise in its name, on its behalf and for its benefit, all rights and benefits which the Rose Notes Issuer has in respect of the representations, warranties and covenants given by the Originator and the Servicer as contained in the Rose Revenues Sale Agreement and the Rose Revenues Servicing Agreement, respectively.

13.6	Information on enforcement procedures

Following an acceleration notice under this Condition 13 (Acceleration following the occurrence of an Originator Event of Default) and, at all times during the enforcement of all or part of the Security Interests created under the Security Agreement, the Intercreditor Agent and the Security Agent shall keep the Rose Noteholders (represented for this purpose by the Rose Common Representative) fully informed on the progress of those enforcement proceedings and shall comply with any instructions issued by the Senior Creditors in connection therewith.

13.7	Originator/Servicer representations, warranties and covenants

Upon the Rose Notes having become due and payable in the terms set forth in this Condition 13 (Acceleration following the occurrence of an Originator Event of Default), the Intercreditor Agent will be able to exercise in its name, on its behalf and for its benefit, all rights and benefits which the Rose Notes Issuer has under the Rose Revenues Sale Agreement and the Rose Revenues Servicing Agreement.

14.	Proceedings following the occurrence of a Rose Notes Issuer Event of Default

14.1	Delivery of Enforcement Notice

If a Rose Notes Issuer Event of Default occurs and is continuing, but no Originator Event of Default has occurred, the Rose Common Representative may at its discretion and shall, if so requested in writing by the holders of at least 25 per cent. of the Principal Amount Outstanding of the Rose Notes or if so directed by a Rose Resolution passed by the Rose Noteholders, deliver an Enforcement Notice to the Rose Notes Issuer.

14.2	Conditions to delivery of Enforcement Notice

Notwithstanding the provisions of Condition 14.1 (Delivery of Enforcement Notice), the Rose Common Representative shall not be obliged to deliver an Enforcement Notice unless:

(a)	in the case of the occurrence of any of the events mentioned in Condition 12.2(b) (Breach of other obligations), the Rose Common Representative shall have certified in writing that the occurrence of such event is in its opinion materially prejudicial to the interests of the Rose Noteholders; and

(b)	in any case it shall have been indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby become liable or which it may incur by so doing.

14.3	Consequences of delivery of Enforcement Notice

Upon the delivery of an Enforcement Notice, the Rose Notes shall become immediately due and payable without further action or formality at their Principal Amount Outstanding together with any accrued interest.

14.4	Proceedings

After the occurrence of a Rose Notes Issuer Event of Default without an Originator Event of Default having also occurred, the Rose Common Representative may at its discretion, and without further notice, institute such proceedings as it thinks fit to enforce its rights under the Rose Notes and the Rose Common Representative Appointment Agreement in respect of the Rose Notes and under the other Rose Notes Documentation, but it shall not be bound to do so unless:

(a)	so requested in writing by the holders of at least 25 per cent. of the Principal Amount Outstanding of the Rose Notes; or

(b)	so directed by a Rose Resolution of the Rose Noteholders,

and in any such case, only if it shall have been indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby become liable or which it may incur by so doing.

14.5	Directions to the Rose Common Representative

Without prejudice to Condition 14.4 (Proceedings), the Rose Common Representative shall not be bound to take any action described in Condition 14.4 (Proceedings) and may take such action without having regard to the effect of such action on individual Rose Noteholders, Rose Receiptholders or Rose Couponholders or any other Rose Transaction Creditor. The Rose Common Representative shall have regard to the Rose Noteholders as a class.

3.	Ordinary Decisions and Special Decisions – Rose Meetings

Senior Creditors of BCR will be able to take two different types of decisions: Ordinary Decisions, in which Rose Noteholders may not participate, and Special Decisions, in which Rose Noteholders may participate by way of passing a Extraordinary Rose Resolution and vote with the corresponding Voting Entitlement. Both these decisions are further subject to the voting of the other Senior Creditors. Condition 16 (Rose Meetings) illustrates this change:

16.	Rose Meetings

16.1	Rose Common Representative Appointment Agreement

The Rose Common Representative Appointment Agreement contains provisions in relation to Rose Meetings.

16.2	Rose Meetings

16.2.1	A Rose Meeting may at any time be convened by the Rose Common Representative or, if no Rose Common Representative is appointed or if the Rose Common Representative refuses to convene the meeting, by the chairman of the general meeting of shareholders of the Rose Notes Issuer.

16.2.2	A Rose Meeting must be convened by the Rose Common Representative or, if no Rose Common Representative is appointed or if the Rose Common Representative refuses to convene the meeting, by the chairman of the general meeting of shareholders of the Rose Notes Issuer:

(a)	whenever the Rose Common Representative (or the chairman of the general meeting of shareholders of the Rose Notes Issuer, as applicable) receives from the Intercreditor Agent a notice (“Special Decision Notice”), which shall also be served to each Senior Creditor (other than the Noteholders, which will be represented for this purpose by the Notes Common Representative), specifying:

(i)	the matter to be decided upon;

(ii)	that the decision required is a Special Decision;

(iii)	whether the matter gives rise to an Entrenched Right or a Retained Right for any class of Senior Creditors;

(iv)	how the Senior Creditors may participate in the Special Decision; and

(v)	the date by which a decision is required, which will be no less than 45 (forty five) and no more than 60 (sixty) days after the notice issued by the Intercreditor Agent;

(b)	upon the request in writing of Rose Noteholders holding not less than 5 (five) per cent. of the aggregate Principal Amount Outstanding of the outstanding Rose Notes.

Within 2 (two) Business Days upon receiving a Special Decision Notice, the Rose Common Representative (or the chairman of the general meeting of shareholders of the Rose Notes Issuer, as applicable) shall convene a Rose Meeting to approve a Special Decision.

16.2.4	The quorum required to hold a Rose Meeting will be:

(a)	if the matter at stake is to be decided by way of a Rose Resolution, any person or persons holding or representing Rose Notes then outstanding (except Rose Notes held by the Rose Notes Issuer, if any), regardless of the Principal Amount Outstanding thereof; or

(b)	if the matter at stake is to be decided by way of an Extraordinary Rose Resolution, a person or persons holding or representing at least 50 (fifty) per cent. of the Principal Amount Outstanding of the Rose Notes (except Rose Notes held by the Rose Notes Issuer, if any) or, at any adjourned meeting, any person or persons holding or representing any of the Rose Notes then outstanding (except Rose Notes held by the Rose Notes Issuer, if any), regardless of the Principal Amount Outstanding thereof.

16.2.5	The number of votes required to pass a Rose Resolution or an Extraordinary Rose Resolution, as the case may be, will be:

(a)	if the matter at stake is to be decided by way of a Rose Resolution, the majority of the votes cast at the relevant meeting; or

(b)	if the matter at stake is to be decided by way of an Extraordinary Rose Resolution, at least 50 (fifty) per cent. of the Principal Amount Outstanding of the Rose Notes or, at any adjourned meeting, two-thirds of the votes cast at the relevant meeting.

16.2.6	Rose Resolutions and Extraordinary Rose Resolutions will be binding on all Rose Noteholders, whether or not they are present at the meeting or have voted against such Rose Resolutions and Extraordinary Rose Resolutions.

16.3.	Special Decisions subject to other Senior Creditors vote

16.3.1	Save as otherwise provided in the Intercreditor Agreement and subject to the Entrenched Rights and the Retained Rights of the Senior Creditors, all waivers, consents or approvals under any Finance Document or any amendment to the terms of any Finance Document (in each case, other than the Senior Debt Agreements, including, for the avoidance of doubt, the Rose Notes Documentation) will require the consent of the Special Decision Majority Senior Creditors in accordance with and subject to the terms of the Intercreditor Agreement.

16.3.2	In case of a Special Decision, the Special Decision Voting Entitlements will be counted for or against the relevant proposal for the purposes of determining the Special Decision Majority Senior Creditors’ position, provided that the aforementioned quorum and majority provisions have been complied with in passing the relevant Extraordinary Rose Resolution.

16.3.3	If the Rose Common Representative does not notify the Intercreditor Agent of the result of a Rose Meeting in relation to a Special Decision by the relevant date, the respective Special Decision Voting Entitlement will be excluded for the purposes of determining whether the requisite voting levels have been attained in relation to a decision of the Senior Creditors.

ANNEX B

TAXATION

Portuguese Taxation

The following is a summary of the current Portuguese withholding tax treatment at the date hereof in relation to certain aspects of the Portuguese taxation of payments of principal and interest in respect of, and transfers of the Rose Notes. The statements do not deal with other Portuguese tax aspects regarding the Rose Notes and relate only to the position of persons who are absolute Beneficial Owners of the Rose Notes. The following is a general guide, does not constitute tax or legal advice and should be treated with appropriate caution. Rose Noteholders who are in any doubt as to their tax position should consult their professional advisers.

Rose Noteholders who may be liable to taxation in jurisdictions other than Portugal in respect of their acquisition, holding or disposal of the Rose Notes are particularly advised to consult their professional advisers as to whether they are so liable (and if so under the laws of which jurisdictions). In particular, Rose Noteholders should be aware that they may be liable to taxation under the laws of Portugal and of other jurisdictions in relation to payments in respect of the Rose Notes even if such payments may be made without withholding or deduction for or on account of taxation under the laws of Portugal.

The reference to “interest” and “capital gains” in the paragraphs below mean “interest” and “capital gains” as understood in Portuguese tax law. The statements below do not take any account of any different definitions of “interest” or “capital gains” which may prevail under any other law or which may be created by the Terms and Conditions applicable to the Rose Notes (whether or not as set out in Annex A hereto) or any related documentation.

The Rose Notes were issued in the context of a securitisation transaction (operação de titularização de créditos) for the purposes of Decree-Law no. 453/99, of 5 November 1999, as amended from time to time by Decree-Law no. 82/2002, of 5 April 2002, Decree-Law no. 303/2003, of 5 December 2003, Decree-Law no. 52/2006, of 15 March 2006 and Decree-Law no. 211-A/2008, of 3 November (the “Securitisation Law”). Portuguese tax-related issues for transactions which qualify as securitisation transactions under the Securitisation Law generally are governed by Decree-Law no. 219/2001, of 4 August 2001, as amended by Law no. 109-B/2001, of 27 December 2001, by Decree-Law no. 303/2003, of 5 December 2003, by Law no. 107-B/2003, of 31 December 2003, and by Law no. 53-A/2006, of 29 December 2006 (the “Securitisation Tax Law”).

Rose Noteholder’s Income Tax

Income generated by the holding (distributions) or transfer (capital gains) of the Rose Notes is generally subject to the Portuguese tax regime for debt securities (obrigações). Any payments of interest made in respect of the Rose Notes to Rose Noteholders who are not Portuguese residents and do not have a permanent establishment in Portugal to which the income might be attributable will be exempt from Portuguese income tax implications. The exemption from income tax liability does not apply to non-resident companies if: (i) more than 25 per cent. of the company’s share capital is held, either directly or indirectly, by Portuguese residents, or (ii) the company’s country of residence is a Tax Haven. If the above exemption does not apply, interest payments on the Rose Notes will be subject to a withholding tax flat rate of 20 per cent, for non resident corporate entities. or of 21.5 per cent, for non resident individuals, which may be reduced under the provisions of any applicable treaties relating to the avoidance of double taxation.

Under current Portuguese law, interest payments in respect of the Rose Notes made to Portuguese tax resident companies and to non resident legal persons with a permanent establishment in Portugal to which the income is attributable are subject to withholding tax for corporate income tax purposes at the current rate of 21,5 per cent. on account of the final tax bill. Interest payments on the Rose Notes to Portuguese tax resident individuals are subject to withholding tax for personal income tax purposes at the current definitive rate of 21,5 per cent, unless an option is made for the inclusion of such income within the individual’s global taxable income, subject to tax at progressive rates of up to 45,88 per cent. (being already foreseen that after December 31, 2010 said rate should be increased to 46,5 per cent.). In this case the withholding tax will be treated as a payment on account of the final tax bill.

Capital gains obtained by non-resident entities on the transfer of the Rose Notes are exempt from corporate income tax in the same terms referred above for interest payments, unless the said exemption does not apply. In such cases, capital gains are subject to taxation at a 25 per cent. flat rate. Capital gains obtained on the transfer of the Rose Notes by non-resident individuals without a permanent establishment in Portugal to which gains are imputable will be exempt from taxation for personal income tax purposes unless the individual’s country of residence is any of the jurisdictions listed as Tax Haven.

Capital gains obtained legal persons resident for tax purposes in Portugal and by non resident legal persons with a permanent establishment in Portugal to which the gains are attributable are included in their taxable income and are subject to progressive corporate income tax rates according to which a 12.5 per cent tax rate will be applicable on the first €12,500 of taxable income and a 25 per cent tax rate will be applicable on taxable income exceeding €12,500, to which may be added a municipal surcharge (“derrama”) of up to 1.5 per cent. of its taxable income. Corporate taxpayers with a taxable income of more than €2,000,000 are also subject to State surcharge (derrama estadual) of 2.5 per cent. on the part of it’s taxable profits that exceeds €2,000,000. Capital gains obtained by Portuguese resident individuals on the transfer of Rose Notes are taxed at a special tax rate of 20% levied on the positive difference between the capital gains and capital losses of each year. In this respect, an income tax exemption applies if such annual positive difference does not exceed €500.

In order to comply with the Securitisation Tax Law an operating procedure has been instituted pursuant to which Euroclear and Clearstream Luxembourg will obtain from participants, who are not resident in Portugal, a commitment not to render custody and settlement services to Portuguese tax residents and to non-exempt Rose Noteholders in general. As a result of this limitation (i) Rose Noteholders which are exempt from Portuguese income tax may be required to certify such status to the financial intermediary that holds and/or settles the Rose Notes on his behalf, and (ii) Portuguese tax residents and non-exempt Rose Noteholders in general may be prevented from using certain financial intermediaries to hold and/or make settlements in respect of the Rose Notes.

ANNEX C

TIMETABLES FOR ROSE NOTEHOLDERS’ MEETING

Rose Noteholders should take steps to inform themselves of, and to comply with, the particular practice and policy of the relevant Clearing System, which may differ from the deadlines set out below. Rose Noteholders who are not Direct Participants in the Clearing System should read carefully the provisions set out under “Quorum and Voting” in the copy of the Notice of Rose Meeting accompanying this document.

Rose Noteholders are urged to deliver valid Electronic Voting Instructions or Voting Certificates through the Clearing Systems in accordance with the procedures of, and within the time limit specified by, the Clearing Systems for receipt by the Rose Paying Agent, prior to the Early Instruction Deadline in order to be eligible for the Early Instruction Fee.

Rose Noteholders should note that Electronic Voting Instructions and Voting Certificates given in respect of the Rose Meeting shall remain valid for any adjourned Rose Meeting unless validly revoked.

The timetable below is applicable to the Rose Meeting.

Event	Date and Time

Announcement of Proposals and Notice of Rose Meeting given to Rose Noteholders	14 October 2010

Notice of Rose Meeting deemed to have been given	14 October 2010

Consent Solicitation Document published and available to Rose Noteholders at the specified office of the Rose Notes Issuer and the Rose Paying Agent (copies of which are obtainable by Rose Noteholders upon request, free of charge)	15 October 2010

Early Instruction Deadline: latest time and date for receipt of valid Electronic Voting Instructions or Voting Certificate by the Tabulation Agent in order to receive the Early Instruction Fee (such Electronic Voting Instructions or Voting Certificate are irrevocable from this date other than in the limited circumstances provided for herein and no Instruction Fee will be payable in relation to any such revoked Electronic Valid Instruction or Voting Certificate)	4p.m. 29 October 2010

Late Instruction Deadline: latest time and date for receipt of valid Electronic Voting Instructions or Voting Certificates by the Tabulation Agent in order to receive the Late Instruction Fee (such Electronic Voting Instructions or Voting Certificates are irrevocable from this date and no Instruction Fee will be payable in relation to any such revoked Electronic Voting Instruction or Voting Certificates)	4p.m. 3 November 2010

Latest time and date for obtaining a Voting Certificate from the Rose Paying Agent and for the issuance and revocation of a voting instruction given other than by way of Electronic Voting Instruction	48 hours prior to the Rose Meeting

Time and date of the Rose Meeting	12:45p.m. on 15 November 2010

Notice of results of Rose Meeting to be given to Rose Noteholders	As soon as reasonably practicable after the Rose Meeting

If the Rose Meeting is adjourned:

Notice of adjourned Rose Meeting to be given to Rose Noteholders	15 November 2010

Notice of adjourned Rose Meeting deemed to have been given	15 November 2010

Latest time and date for receipt of proxies or letters appointing representative	4p.m. 26 November 2010

Latest time and date for delivery (or revocation) of Electronic Voting Instructions only through the Clearing Systems for the adjourned Rose Meeting	48 hours before the adjourned Rose Meeting

Latest time and date for obtaining a Voting Certificate from the Rose Paying Agent and for the issuance and revocation of a voting instruction for adjourned Rose Meeting given other than by way of Electronic Voting Instruction	48 hours before the adjourned Rose Meeting

Earliest time and date of the adjourned Rose Meeting (if any)	12:45p.m. on 30 November 2010

Notice of result of any adjourned Rose Meeting to be given to Rose Noteholders	As soon as reasonably practicable after the Rose Meeting

If the Extraordinary Rose Resolution is passed at an adjourned Rose Meeting:

Execution of the Rose Notes Documentation and the Combined Finance Documents	Signing Date, which is expected to occur immediately after all Extraordinary Resolutions in respect of each of the 2012 Notes, the 2013 Notes and the 2016 Notes and the Extraordinary Rose Resolution have been passed

Payment of the relevant Instruction Fee to Rose Noteholders who have submitted valid Electronic Voting Instructions or Voting Certificates by the relevant Instruction Deadline. The relevant Extraordinary Rose Resolution will only become effective once such payment has been made	10 December 2010

Effective Date: Announcement by Brisa and Brisa Finance B.V. that all Conditions Precedent have been satisfied or waived	No later than 60 days after the Signing Date, which is expected to occur immediately after all Extraordinary Resolutions in respect of each of the 2012 Notes, the 2013 Notes and the 2016 Notes and the Extraordinary Rose Resolution have been passed

All references to times in this Consent Solicitation Document are to times in Lisbon and London, unless otherwise stated, and announcements or notifications to be made to Rose Noteholders arising out of or in connection with the Proposals, the Rose Meeting or the Extraordinary Rose Resolution shall be made as soon as reasonably practicable thereafter by the Rose Notes Issuer, in accordance with the provisions of the Rose Notes. Notices to Rose Noteholders will be given via www.ise.ie and www.cmvm.pt.

ANNEX D

FORM OF NOTICE AND EXTRAORDINARY ROSE RESOLUTION OF THE ROSE NOTES

Part A | Form of Convening Notice for Rose Notes

ROSE NOTEHOLDERS GENERAL ROSE MEETING

NOTICE OF ROSE MEETING

€400,000,000 Asset Backed Floating Rate Securitisation Notes due 2012

ISIN XS0335481254

Tagus – Sociedade de Titularização de Créditos, S.A. (the “Rose Notes Issuer”)

Registered with the Commercial Registry Office of Lisbon, holder of registry number and tax number 507 130 820

Share capital: €250 000

Registered Office: Rua Castilho, 20, Lisbon, Portugal

THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT IMMEDIATELY YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, IF YOU ARE IN THE UNITED KINGDOM OR ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT PROFESSIONAL ADVISER.

THIS NOTICE DOES NOT CONSTITUTE AN OFFER FOR SALE OF SECURITIES AND IS BEING FORWARDED TO U.S. PERSONS SOLELY IN THEIR CAPACITY AS ROSE NOTEHOLDERS (AS DEFINED BELOW) IN CONNECTION WITH THE MEETING (AS DEFINED BELOW). THE PROPOSALS PURSUANT TO WHICH THISMEETING OF NOTEHOLDERS IS BEING CONVENED ARE NOT BEING MADE AND WILL NOT BE MADE IN OR INTO THE REPUBLIC OF ITALY. THIS DOES NOT AFFECT THE RIGHT OF ROSE NOTEHOLDERS TO APPOINT A PROXY TO ATTEND AND VOTE AT THE MEETING IN ACCORDANCE WITH THE APPLICABLE LEGAL AND CONTRACTUAL PROVISIONS.

THIS NOTICE IS MADE TO HOLDERS OF SECURITIES OF A NON-U.S. COMPANY. THE NOTICE IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A NON-U.S. COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES. IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS, SINCE THE ROSE NOTES ISSUER AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF A NON-U.S. COUNTRY. YOU MAY NOT BE ABLE TO SUE A NON-U.S. COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-U.S. COURT FOR VIOLATIONS OF THE UNITED STATES SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-U.S. COMPANY AND ITS AFFILIATES, OR A FOREIGN SOVEREIGN STATE, TO SUBJECT THEMSELVES TO A UNITED STATES COURT’S JUDGMENT.

Pursuant to Articles 65.7 of the Portuguese Securitisation Law and 355.2 of the Portuguese Companies Code, I hereby convene the Noteholders General Meeting to be held on 15 November 2010, at 12:45 p.m. at the offices of Vieira de Almeida & Associados – Sociedade de Advogados, R.L., located at Avenida Duarte Pacheco, 26, Lisbon, Portugal, for the €400,000,000 Asset Backed Floating Rate Notes due 2012 (the “Rose Notes and its holders, the “Rose Noteholders”) or, if the quorum specified below is not met on such date, the Rose Noteholders Rose Meeting is to be held on 30 November 2010, at 12:45 p.m. at the above referred place, with the following Agenda:

1.	Assent to and acknowledge the corporate reorganisation of the Brisa Group and the substitution of BRISA – Auto-Estradas de Portugal, S.A. (“Brisa”) by BRISA – Concessão Rodoviária, S.A. (“BCR”) as Originator and Servicer in connection with the Rose Notes in the terms set forth in Clauses 27.5 and 29.5 of the Future Receivables Sale Agreement and Future Receivables Servicing Agreement, executed on 19 December 2007 respectively, both as originally executed on 19 December 2007, and release Brisa from all and every obligations which, upon completion of the corporate reorganisation, are to be undertaken by BCR.

2.	Approve the modifications to the terms and conditions applicable to the Rose Notes and the execution, by means of the Rose Common Representative (as mentioned in item 3 below), of:

(a)	a set of documents which will also be executed by other senior creditors of BCR upon completion of the alluded corporate reorganisation of the Brisa Group, including a Common Terms Agreement, an Intercreditor Agreement, a Security Agreement, an Accounts Agreement and other documents which are ancillary or connected with any of these documents;

(b)	a set of documents, to be executed in the context of the Rose Notes, including a Novation, Amendment and Restatement Agreement, and any documents which are ancillary or connected with the aforementioned, including a Deed of Termination related to the existing documents;

(c)	any other document which may be necessary in relation to any of the above documents (together with the documents referred in items (a) and (b), the “Documents”).

3.	Grant to the Rose Common Representative all and every powers and discretions to, in the name and on behalf of the holders of Rose Notes, sign, execute and deliver the Documents and acknowledge and assent to the Tagus also being represented by the Rose Common Representative.

As from the date hereof, Rose Noteholders will find the proposals in respect of each of the items of the Agenda disclosed in Brisa’s website ( www.brisa.pt).

Interpretation

Unless defined herein or the context requires otherwise, capitalized terms used in this Notice bear the meaning ascribed to them in the consent solicitation document (i.e. a document prepared by Brisa for the purpose of providing information on the reorganisation of the Brisa Group and the Proposals to be submitted at the Meeting) dated 14 October 2010 (“Consent Solicitation Document”). References herein to “Meeting” are to the Rose Meeting of the Rose Noteholders convened hereby.

Available Documents

The Documents and the Consent Solicitation Document, will be available for inspection by the Rose Noteholders or an authorised representative thereof during normal business hours on any weekday (Saturdays, Sundays and public holidays excluded) up to and including the business day prior to the date of the Meeting at Brisa’s and the Rose Notes Issuer’s head office. Each Rose Noteholder will be required to produce evidence satisfactory to the Rose Notes Issuer of its status as a Rose Noteholder and, in the case of a corporation which makes itself represented, the representative shall be required to produce evidence that he or she is a duly authorised representative of a Rose Noteholder before being permitted to inspect and, upon request addressed to the chairman of the shareholders general Meeting, collect a copy of the Consent Solicitation Document.

Rose Noteholders may inspect the Documents one or more times up to (and including) the business day prior to the date on of the Meeting. Any amendments to the Documents will be made available as described above (with the relevant amendments duly identified).

Without prejudice to all other legally available grounds for revocation, including the rendering at the Meeting of a declaration to the contrary, Rose Noteholders opting to exercise their voting rights by correspondence will be able to revoke such vote following one or more amendments to the Rose Documents or the Consent Solicitation Document, provided that, upon casting their vote by correspondence, they have not declared that such vote would remain in force in the event of amendments to the Rose Documents or the Consent Solicitation Document.

Quorum and Voting

The relevant provisions governing the convening and holding of the Meeting are set out in Condition 15 (Meetings of Noteholders) of the Terms and Conditions of the Rose Notes and in article 355 of the Portuguese Companies Code, copies of which are also available for inspection as referred above.

The required quorum will be a person or persons holding or representing at least 50 per cent. of the Principal Amount Outstanding of the Rose Notes then outstanding so held or represented or, at any adjourned Meeting, any person being or representing whatever the Principal Amount Outstanding of the Rose Notes then outstanding.

The number of votes required to pass the resolutions described in the Agenda is at least 50 per cent. of the Principal Amount Outstanding of the Rose Notes then outstanding or, at any adjourned Meeting, at least two-thirds of the votes cast at the Meeting. Resolutions passed at the Meeting will be binding on all Rose Noteholders, whether or not they are present at the Meeting or have voted against the approved resolutions.

Any Rose Resolution or Extraordinary Rose Resolution approved at the Meeting will apply to the Rose Notes held by all Rose Noteholders, including any subsequent holders of the Rose Notes who acquire such Rose Notes after the date of the relevant Rose Resolution or Extraordinary Rose Resolution.

Voting Procedures

Rose Noteholders shall pay attention to the provisions of Condition 15 (Meetings of Noteholders) of the Terms and Conditions of the Rose Notes and of article 355 of the Portuguese Companies Code in respect of the Rose Noteholders’ attendance to, and voting in, the Rose Meeting, namely to the following:

(a)	each holding of Rose Notes in the amount of €1,000 corresponds to one vote;

(b)	Rose Noteholders shall only be entitled to vote if they obtain a Voting Certificate or Block Voting instruction in relation to the relevant Rose Notes from the Rose Paying Agent at least 5 (five) business days prior to the date scheduled for the Meeting;

(c)	Rose Noteholders must send to the attention of the Rose Common Representative to the address of the Rose Notes Issuer at least 3 (three) business days prior to the date scheduled for the Meeting, such Voting Certificate or Block Voting Instruction, which shall state:

(i)	the number of Rose Notes that have been deposited with the Rose Paying Agent or blocked in an account with a clearing system; and

(ii)	that the Rose Notes have been deposited with the Rose Paying Agent or blocked in an account with the clearing system and will continue as such and will not be released until the end of the Meeting;

(d)	in case of co-ownership, only the common representative thereof or its representative may participate in the Meeting;

(e)	Rose Noteholders wishing to vote by proxy may request the respective template at the registered office of the Rose Notes Issuer.

Proxies must be received at the Issuer’s head-office together with the Voting Certificate or Block Voting Instruction, as referred above, until 3:00 p.m on 10 November 2010 or, in relation to an adjourned Meeting, 3:00 p.m on 25 November 2010. In case of doubt as to the Rose Noteholders’ signature, the Rose Common Representative may require a certified signature.

By delivering a Voting Certificate, each Rose Noteholder is deemed to represent and warrant to the Rose Notes Issuer, the Consent Solicitation Agent, the Tabulation Agent (as defined in the Consent Solicitation Document) and the Roses Common Representative that (a) the beneficial owner of the relevant Notes is located outside the United States and its vote on the Extraordinary Rose Resolution will be submitted from outside the United States, (b) the beneficial owner of the Rose Notes is located in the United States and is a qualified institutional buyer (“QIB”) within the meaning of Rule 144A under the Securities

Act or an institutional accredited investor (“IAI”) as defined in rule 501(a) of the Securities Act or (c) it has otherwise contacted the Tabulation Agent to inform them that it is unable to make the representations in (a) and (b) above and have provided them details of its location and investor status.

Rose Noteholders other than individuals shall be represented by their legal representative or whomever they may appoint by means of a duly signed letter addressed to the Rose Common Representative and received by the Rose Notes Issuer at least 3 (three) business days prior to the date of the Meeting.

Lisbon, 14 October 2010.

Deutsche Trustee Company Limited

The Rose Common Representative

Annex I

Proposed Resolution

ROSE NOTEHOLDERS EXTRAORDINARY ROSE RESOLUTION

€400,000,000 Asset Backed Floating Rate Securitisation Notes due 2012

On [date] 2010 at [time], the holders of the €400,000,000 Asset Backed Floating Rate Securitisation Notes due 2012 (“Rose Notes”) held a meeting at the offices of Vieira de Almeida & Associados – Sociedade de Advogados, R.L. at Avenida Duarte Pacheco, 26, 1070-110 Lisbon, Portugal, in order to discuss and resolve about the items indicated in the agenda contained in the convening notice published on 14 October 2010, which is annexed to this minute. The meeting (“Rose Meeting”) was chaired by [—], in its capacity as representative of Deutsche Trustee Company Limited, the appointed common representative under the Rose Notes (“Rose Common Representative”), pursuant to article 355.2 of the Portuguese Companies Code.

This Rose Meeting was attended by holders of Rose Notes (“Rose Noteholders”) holding or representing [—] per cent. of the Rose Notes then outstanding, as indicated in the attendance list annexed to this minute, being thus entitled to pass this Extraordinary Rose Resolution pursuant to, and in accordance with, Condition 15 (a) (Meetings of Noteholders, Modification and Waiver) of the terms and conditions of the Rose Notes.

The Rose Noteholders have approved the following resolutions by [unanimity/ the majority] of the votes cast and hereby:

1.	Sanction and approve the proposals to which this Extraordinary Rose Resolution relates, which are defined and described in the Consent Solicitation Document (as defined in item 6 below);

2.	Acknowledge the substitution of Brisa by BRISA – Concessão Rodoviária, S.A. (“BCR”) as Originator and Servicer of the Rose Notes, respectively in the terms set forth in Clauses 27.5 and 29.5 of the Future Receivables Sale Agreement and Future Receivables Servicing Agreement pertaining to the Rose Notes, in the context of the corporate reorganisation of Brisa – Auto-Estradas de Portugal, S.A. (“Brisa”) and its subsidiaries (altogether, the “Brisa Group) and release Brisa from all and every obligations which, upon completion of the corporate reorganisation, are to be undertaken by BCR;

3.	Approve the modifications to the Terms and Conditions of the Rose Notes and the execution, by the Rose Common Representative, on behalf of the Rose Noteholders (as mentioned in item 4. below), of:

(a)	a set of documents which will also be executed by other senior creditors of BCR upon completion of the alluded corporate reorganisation of the Brisa Group, including a Common Terms Agreement, an Intercreditor Agreement, a Security Agreement and an Accounts Agreement, in the form of the drafts presented to this Rose Meeting, and any documents which are ancillary or connected with any of these documents;

(b)	a Novation, Assignment, Amendment and Restatement Agreement which will be executed in relation to the Rose Notes, regarding certain amendments to the original transaction documents executed on 19 December 2007 and any documents which are ancillary or connected with any of these documents;

(c)	any other document which may be necessary in relation to any of the above documents.

4.	Authorise, sanction, direct, request, instruct and empower the Rose Common Representative to, acting on behalf of the Rose Noteholders, execute the documents referred in the paragraph 3. in the form of the drafts presented to this Rose Meeting, with such amendments (if any) as the Rose Common Representative may deem appropriate in its discretion, and any documents which are ancillary or connected with any of those documents;

5.	Acknowledge that this Extraordinary Rose Resolution shall be in all respects conditional on the conditions precedent referred in clause 3. (Conditions Precedent) of the Common Terms Agreement being satisfied or waived;

6.	Acknowledge that unless defined herein or the context requires otherwise, capitalized terms used herein bear the meaning ascribed to them in the consent solicitation document dated 14 October 2010 (“Consent Solicitation Document”).

7.	Approve this minute of the Rose Meeting and the resolutions passed in the preceding items.

All documents referred above have been initialed by the chairman of this Rose Meeting for identification purposes.

Lisbon, [date] 2010.

Deutsche Trustee Company Limited, the Rose Common Representative

acting as Chairman of the Rose Noteholders’ Meeting

Annexes: Convening Notice and Attendance List.

ANNEX E

INDEX OF DEFINED TERMS

“2012 Notes” means the €63 300 000 (sixty three million three hundred thousand euro) bonds issued on 26 October 2009 and due in 2012;

“2013 Notes” means the €500 000 000 (five hundred million euro) bonds issued on 26 September 2003 and due in 2013;

“2016 Notes” means the €600 000 000 (six hundred million euro) bonds issued on 5 December 2006 and due in 2016;

“BCR” means Brisa – Concessão Rodoviária, S.A.;

“Beneficial Owner” means the owner of a particular principal amount of the Notes, other than the holders as shown in the records of the relevant Clearing System;

“Blocking Period” means the period where the Notes held through the Clearing Systems will be blocked, and will remain blocked (unless validly revoked in accordance with the terms hereof), in the relevant Clearing System to the order of the Tabulation Agent with effect from and including the date on which the relevant Electronic Voting Instruction is received (whenever Noteholders performed such action by submitting or delivering or arranging to have submitted or delivered on their behalf valid Electronic Voting Instructions in respect of the Extraordinary Resolution) by the relevant Clearing System until the earlier of:

(a)	the Conclusion of the Meeting (or any adjourned Meeting); or

(b)	the date on which the Proposals are terminated or withdrawn;

“Clearing System” means Euroclear or Clearstream;

“Conclusion of the Meeting” means the end of a Meeting (or any adjourned Meeting), upon the chairman and the secretary having signed the relevant minutes;

“Conditions Precedent” means the conditions precedent set out in the Common Terms Agreement;

“CONSOB” means Commissione Nazionale per le Società e la Borsa;

“Consent Solicitation Agent” means Barclays Bank PLC;

“Consent Solicitation Document” means this document including the Annexes hereto dated 14 October 2010;

“Direct Participants” means the direct accountholders in the Clearing System;

“Early Instruction Deadline” means 4p.m. (London time) on 29 October 2010;

“Early Instruction Fee” means an amount equal to the percentage of the principal amount of the Notes which are the subject of an Electronic Voting Instruction or Voting Certificate, as the case may be, validly given (and not subsequently revoked) on or prior to the Early Instruction Deadline;

“Effective Date” (being no later than 2 February 2011) means the date on which the Intercreditor Agent confirms that it has received all the Conditions Precedent, in form and substance satisfactory to it, and that the following conditions are satisfied:

(a)	the rights and obligations of Brisa relating to the Initial Senior Debt, which is capable of being transferred, have been effectively transferred to the Company;

(b)	no Event of Default is outstanding;

(c)	no Trigger Event is outstanding;

(d)	no event or circumstance which has a Material Adverse Effect is outstanding;

(e)	the representations set out in Clause 7. (Representations and Warranties) of the Common Terms Agreement are true and accurate; and

(f)	BCR is assigned a Solicited Credit Rating equal to or higher than Baa1 by Moody’s and A- by Fitch.

“Electronic Voting Instruction” means a voting instruction regarding the Rose Notes given through the electronic voting system available to the direct accountholders in Euroclear or Clearstream;

“Extraordinary Resolution” means a resolution passed by the holders of the 2012 Notes, the 2013 Notes and the 2016 Notes;

“IAI” means an institutional accredited investor;

“Instruction Fee” means the Early Instruction Fee and/or the Late Instruction Fee, as the case may be;

“Late Instruction Deadline” means 4p.m. (London time) on 9 November 2010;

“Late Instruction Fee” means an amount equal to the percentage of the principal amount of the Notes which are the subject of an Electronic Voting Instruction or Voting Certificate, as the case may be, validly given (and not subsequently revoked) after the Early Instruction Deadline but on or prior to the Late Instruction Deadline;

“Notice” or “Notice of the Meeting” means the relevant notice convening the Rose Meeting in respect of the Notes;

“Proposals” has the meaning given to this term in part 1.5;

“Rule 802” means Rule 802 of the United States Securities Act of 1933;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933;

“Tabulation Agent” means the Citibank, N.A., London Branch;

“Terms and Conditions” means the terms and conditions attached as Annex G;

“Voting Certificate” means in relation to the Rose Meeting, a certificate in the English language issued by the Tabulation Agent and dated in which it is stated (a) that the deposited Rose Notes have been deposited with such Tabulation Agent (or to its order as a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of: (i) the Conclusion of the Rose Meeting, and (ii) the surrender of such certificate to such Tabulation Agent; and (b) that the bearer of such certificate is entitled to attend and vote at the Rose Meeting in respect of the deposited Rose Notes.

ANNEX F

NOVATED, AMENDED AND RESTATED ROSE REVENUES SALE AGREEMENT

Novated, Amended and Restated Rose Revenues Sale Agreement

in relation to the

Rose Revenues Sale Agreement, the Rose Revenues Servicing Agreement, the Rose Common

Representative Appointment Agreement, the Rose Paying Agency Agreement and the

Transaction Management and Rose Notes Issuer Account Agreement

dated 19 December 2007

as amended and restated

on [—] November 2010

between

BRISA – AUTO-ESTRADAS DE PORTUGAL, S.A.

as Outgoing Originator and Outgoing Servicer

BRISA – CONCESSÃO RODOVIÁRIA, S.A.

as the Replacement Originator and Replacement Servicer

TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A.

as the Rose Notes Issuer

DEUTSCHE BANK AG, LONDON BRANCH

as Rose Notes Issuer Account Bank, Transaction Manager and Rose Paying Agent

and

DEUTSCHE TRUSTEE COMPANY LIMITED

as Rose Common Representative

THIS AGREEMENT is made on [—] November 2010

(1)	BRISA – AUTO-ESTRADAS DE PORTUGAL, S.A., a listed company (“sociedade aberta”) incorporated under the laws of Portugal, having its registered office at Quinta da Torre da Aguilha, Edificio Brisa, São Domingos de Rana, Portugal, with a share capital of €600,000,000 and registered with the Commercial Registry of Cascais under the sole commercial registration and tax number 500.048.177; in its capacities as the originally appointed originator and servicer under the terms of the Rose Revenues Sale Agreement (“Brisa”, the “Outgoing Originator” or the “Outgoing Servicer”);

(2)	BRISA – CONCESSÃO RODOVIÁRIA, S.A., a limited liability company (“sociedade anónima”) incorporated under the laws of Portugal, having its registered office at Quinta da Torre da Aguilha, Edifício Brisa, São Domingos de Rana, Portugal, with a share capital of €[175,000] and registered with the Commercial Registry of Cascais under the sole commercial registration and tax number 502.790.024, in its capacities as replacement originator and servicer (“BCR”, the “Replacement Originator” or the “Replacement Servicer”);

(3)	TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A., a limited liability company incorporated under the laws of Portugal as a special purpose vehicle for the purposes of issuing asset-backed securities, having its registered office at Rua Castilho, no. 20, Lisbon, Portugal with a share capital of €250,000 and registered with the Commercial Registry of Lisbon under the sole commercial registration and tax number 507.130.820 (“Tagus” or the “Rose Notes Issuer”);

(4)	DEUTSCHE BANK AG, LONDON BRANCH, a corporation duly organised and existing under the law of the Federal Republic of Germany and having its principal place of business at Taunusanlage 12 in the City of Frankfurt (Main) and operating in the United Kingdom under branch number BR000005 at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom (“DB London”, the “Rose Notes Issuer Account Bank”, the “Rose Paying Agent” and the “Transaction Manager”); and

(5)	DEUTSCHE TRUSTEE COMPANY LIMITED, a company incorporated in England and Wales, whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (the “Rose Common Representative”).

WHEREAS:

(A)	On 19 December 2007, Brisa – Auto-Estradas de Portugal, S.A. and the Rose Notes Issuer entered into a Rose Revenues Sale Agreement (formerly known as Future Receivables Sale Agreement) and a Rose Revenues Servicing Agreement (formerly known as Future Receivables Servicing Agreement) pursuant to which Brisa – Auto-Estradas de Portugal, S.A. assigned to the Rose Notes Issuer certain future receivables and undertook to act as servicer for the Rose Notes Issuer in connection with such future receivables.

(B)	The Rose Notes Issuer funded the acquisition of such future receivables through the proceeds of the issuance of securitisation notes which are currently outstanding and expecting to mature in 2012.

(C)	On the same date, the Rose Notes Issuer and the Rose Common Representative entered into a Rose Common Representative Appointment Agreement for the purpose of agreeing the operation of certain of the provisions relating to the above mentioned securitisation notes.

(D)	Now, due to a restructuring process of the Brisa Group, which includes the placement of the Brisa Group debt issuances with one same entity within the Brisa Group, it is intended that Brisa is replaced by BCR, to which the Main Concession will be transferred, in its capacities under the Rose Securitisation Transaction.

(E)	The Rose Noteholders and the Rose Notes Issuer (both represented by the Rose Common Representative), together with the Senior Creditors of Brisa which will become creditors of BCR, will on the date hereof enter into a Common Terms Agreement, an Intercreditor Agreement, a Security Agreement and an Accounts Agreement.

(F)	The parties wish to record certain arrangements between themselves relating to such appointment, without prejudice to the Global Notes issued remaining unchanged.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, unless otherwise defined herein, terms and expressions used as defined terms shall have the meanings ascribed to them in the terms and conditions pertaining to the Rose Notes, as amended pursuant to a Extraordinary Rose Resolution dated [—] November 2010 and attached hereto as Schedule 1.

1.2	The principles of construction and interpretation set out in the Rose Revenues Sale Agreement shall apply to the provisions herein.

2.	ASSIGNMENT OF CONTRACTUAL POSITION OF THE ROSE REVENUES SALE AGREEMENT

2.1	With effect from and including [—] November 2010 and in consideration of the mutual representations, warranties and covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(i)	as a consequence of the transfer to BCR of the Main Concession, Brisa with full title guarantee assigns all of its rights, liabilities, claims, demands, obligations, title, benefit and interest in and under the Rose Revenues Sale Agreement to BCR and the parties agree that the Rose Revenues Sale Agreement shall be deemed to have been assigned to BCR;

(ii)	BCR undertakes to each of the other parties hereto that it shall perform and unconditionally discharge all present and future obligations and liabilities of the Outgoing Originator under the Rose Revenues Sale Agreement as if it were a party thereto in place of the Outgoing Originator, but BCR shall in no event be held liable in connection with any rights, duties, claims, demands, obligations or liabilities with respect to obligations due to be performed under the Rose Revenues Sale Agreement prior to the date of this Agreement;

(iii)	each of the parties to this Agreement consents to the assignment of the contractual position of Brisa under of the Rose Revenues Sale Agreement to BCR, transfer, conveyance and/or novation to the Replacement Originator of Brisa’s rights, liabilities, claims, demands, obligations, title, benefit and interest in and under the Rose Revenues Sale Agreement as Outgoing Originator;

(iv)	each of the other parties hereto (other than the Outgoing Originator and the Outgoing Servicer) undertakes to BCR that it shall duly perform and discharge all of its present and future obligations and liabilities under the Rose Revenues Sale Agreement as if BCR had originally been a party thereto in place of the Outgoing Originator; and

(v)	subject to the assumption of all such rights, claims, demands, obligations and liabilities of Brisa in its capacity as Outgoing Originator by BCR, each of (i) the parties to the Rose Revenues Sale Agreement (other than Brisa) unconditionally releases and discharges Brisa in its capacity as Outgoing Originator and (ii) Brisa releases and discharges each such other party from its further obligations to Brisa in its capacity as Outgoing Originator under the Rose Revenues Sale Agreement, and all rights, duties, claims, demands, obligations and liabilities whatsoever against each other thereunder are cancelled, provided that such releases, discharges and cancellations shall not affect any rights, duties, claims, demands, obligations or liabilities with respect to obligations due to be performed prior to the date of this Agreement.

3.	AMENDMENT OF THE ROSE REVENUES SALE AGREEMENT

The parties to the Rose Revenues Sale Agreement hereby agree that, from (and including) [—] November 2010, the Rose Revenues Sale Agreement shall be amended and restated by this Agreement in the form set out in Schedule 2.

4.	NOVATION OF THE ROSE REVENUES SERVICING AGREEMENT

4.1	With effect from and including [—] November 2010 and in consideration of the mutual representations, warranties and covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(i)	each of the Outgoing Originator and Outgoing Servicer with full title guarantee hereby assigns, transfers, conveys and novates absolutely all of its rights, liabilities, claims, demands, obligations, title, benefit and interest in and under the Rose Revenues Servicing Agreement to BCR and the parties agree that the Rose Revenues Servicing Agreement shall be deemed to have been novated by the substitution of BCR as Replacement Servicer in place of Brisa;

(ii)

BCR undertakes to each of the other parties hereto that it shall perform and unconditionally discharge all present and future obligations and liabilities of Brisa under the Rose Revenues Servicing Agreement as if it were a party thereto in place of the

Outgoing Servicer, but BCR shall in no event be held liable in connection with any rights, duties, claims, demands, obligations or liabilities with respect to obligations due to be performed under the Rose Revenues Servicing Agreement prior to the date of this Agreement;

(iii)	each of the parties to this Agreement consents to the assignment, transfer, conveyance and/or novation to the Replacement Servicer of Brisa’s rights, liabilities, claims, demands, obligations, title, benefit and interest in and to and under the Rose Revenues Servicing Agreement as Outgoing Servicer;

(iv)	each of the other parties hereto (other than Brisa) undertakes to BCR that it shall duly perform and discharge all of its present and future obligations and liabilities under the Rose Revenues Servicing Agreement as if BCR had originally been a party thereto in place of the Outgoing Servicer; and

(v)	subject to the assumption of all such rights, claims, demands, obligations and liabilities of Brisa in its capacity as Outgoing Servicer by BCR, each of (i) the parties to the Rose Revenues Servicing Agreement (other than Brisa) unconditionally releases and discharges Brisa in its capacity as Outgoing Servicer and (ii) Brisa releases and discharges each such other party from its further obligations to Brisa in its capacity as Outgoing Servicer under the Rose Revenues Servicing Agreement, and all rights, duties, claims, demands, obligations and liabilities whatsoever against each other thereunder are cancelled, provided that such releases, discharges and cancellations shall not affect any rights, duties, claims, demands, obligations or liabilities with respect to obligations due to be performed prior to the date of this Agreement.

5.	AMENDMENT OF THE ROSE REVENUES SERVICING AGREEMENT

The parties to the Rose Revenues Servicing Agreement hereby agree that, from (and including) [—] November 2010, the Rose Revenues Servicing Agreement shall be amended and restated by this Agreement in the form set out in Schedule 3.

6.	AMENDMENT OF THE ROSE COMMON REPRESENTATIVE APPOINTMENT AGREEMENT

The parties to the Rose Common Representative Appointment Agreement hereby agree that, from (and including) [—] November 2010, the Rose Common Representative Appointment Agreement shall be amended and restated by this Agreement in the form set out in Schedule 4.

7.	AMENDMENT OF THE ROSE PAYING AGENCY AGREEMENT

The parties to the Rose Paying Agency Agreement hereby agree that, from (and including) [—] November 2010, the Rose Paying Agency Agreement shall be amended and restated by this Agreement in the form set out in Schedule 5.

8.	AMENDMENT OF THE TRANSACTION MANAGEMENT AND ROSE NOTES ISSUER ACCOUNT AGREEMENT

The parties to the Transaction Management and Rose Notes Issuer Account Agreement hereby agree that, from (and including) [—] November 2010, the Transaction Management and Rose Notes Issuer Account Agreement shall be amended and restated by this Agreement in the form set out in Schedule 6.

9.	ACKNOWLEDGEMENT BY THE ROSE COMMON REPRESENTATIVE AND ROSE TRANSACTION PARTIES

9.1	The Rose Common Representative hereby consents and agrees to the novation and amendment of the Rose Revenues Sale Agreement and the Rose Revenues Servicing Agreement and the amendment of the Rose Common Representative Appointment Agreement, the Rose Paying Agency Agreement and the Transaction Management and Rose Notes Issuer Account Agreement in accordance with the provisions of Clauses 2 to 8 above, and concurs with the appointment of BCR as Replacement Originator and Replacement Servicer for all purposes under the Rose Notes Documentation.

9.2	The Parties hereto agree that as of the date hereof BCR shall be considered for all purposes as the Replacement Originator and Replacement Servicer under the provisions of the Securitisation Law and the Rose Revenues Sale Agreement and Rose Revenues Servicing Agreement, as amended and restated by this Agreement, and that any references in any Rose Notes Documentation to the Originator or Servicer shall be construed as references to BCR as Replacement Originator and Replacement Servicer hereunder, respectively.

10.	NOTICE DETAILS

The Notice Details for the Replacement Originator and Replacement Servicer are as follows:

Address: Quinta da Torre da Aguilha, Edificio Brisa, São Domingos de Rana, Portugal

Tel: +351 21 [—]

Fax: +351 21 [—]

Attention: [—]

The parties hereto hereby acknowledge that notices to the Replacement Originator and/ or Replacement Servicer under the Rose Notes Documentation shall be sent using the above Notice Details and this Agreement shall constitute notice of the change of the Originator’s and Servicer’s contact details.

11.	FURTHER ASSURANCE

Each party agrees that it will do all such things and execute all such documents as may be necessary to give effect to the provisions of this Agreement and the substitution of the Outgoing Originator and Outgoing Servicer with the Replacement Originator and Replacement Servicer referred to above.

12.	REPRESENTATIONS AND WARRANTIES

Each of the parties hereto represents that:

(i)	it has full power, authority and legal right to execute and perform this Agreement;

(ii)	it has taken all necessary legal and corporate action to authorise the execution and performance of this Agreement;

(iii)	this Agreement constitutes its legal, valid and binding obligation;

(iv)	no consent, licence, approval or authorisation of any governmental authority is required by it in connection with this Agreement, other than such consent, licence, approval or authorisation as has been obtained;

(v)	all of its obligations under the Rose Revenues Sale Agreement, the Rose Revenues Servicing Agreement and the Rose Common Representative Appointment Agreement required to be performed or fulfilled on or before the date hereof have been fulfilled; and

(vi)	the replacement of Brisa by BCR in its capacities as Replacement Originator and Replacement Servicer has obtained the prior approval of the Portuguese Securities Commission (the CMVM).

13.	COMMON TERMS AGREEMENT AND INTERCREDITOR AGREEMENT

13.1	The provisions of the Common Terms Agreement and of the Intercreditor Agreement shall apply to this Agreement and the Rose Notes Documentation, where applicable, and shall be binding on the parties to this Agreement and the Rose Notes Documentation as if set out in full in this Agreement and the Rose Notes Documentation.

13.2	Where, under the Rose Notes Documentation, the Rose Common Representative is entitled or required to exercise any of its powers, authorities, duties or discretions pursuant to the Rose Notes Documentation, such exercise will be subject to the applicable provisions of the Common Terms Agreement and of the Intercreditor Agreement.

13.3	If there is any conflict between the provisions of the Common Terms Agreement and the provisions of this Agreement or the Rose Notes Documentation, the provisions of the Common Terms Agreement shall prevail. If there is any conflict between the provisions of the Intercreditor Agreement and the provisions of this Agreement or the Rose Notes Documentation, the provisions of the Intercreditor Agreement shall prevail.

14.	GOVERNING LAW

This Agreement and all non-contractual obligations and matters arising in connection therewith shall be governed by Portuguese law.

15.	JURISDICTION

15.1	To the extent permitted by Portuguese law, each of the parties hereto irrevocably agrees for the benefit of each other party that the courts of Lisbon shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

15.2	Each party hereto irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause 15.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

15.3	The submission to the jurisdiction of the courts referred to in clause 15.1 shall not (and shall not be construed so as to) limit the right of any person to take proceedings against any other party hereto in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not if and to the extent permitted by applicable law.

16.	EXECUTION

The parties hereto have caused this Agreement to be executed on the date first above written.

SCHEDULE 1

TERMS AND CONDITIONS OF THE ROSE NOTES

The following is the text of the Terms and Conditions which (subject to completion and amendment) will be attached to each Global Note in bearer form or endorsed on each Rose Note in definitive bearer form.

1.	General

1.1	The Rose Notes Issuer has agreed to issue the Rose Notes subject to these Conditions and the terms of the Rose Common Representative Appointment Agreement.

1.2	The Rose Noteholders are bound by, and are deemed to have notice of, all the provisions of the Rose Common Representative Appointment Agreement, the Transaction Management and Rose Notes Issuer Account Agreement, the Rose Paying Agency Agreement, the Intercreditor Agreement, the Security Agreement and the Common Terms Agreement applicable to them and are deemed to have notice of all the provisions of such agreements.

1.3	Copies of the Rose Common Representative Appointment Agreement, the Transaction Management and Rose Notes Issuer Account Agreement, the Rose Paying Agency Agreement, the Intercreditor Agreement, the Security Agreement and the Common Terms Agreement are available for inspection during normal business hours at the registered office for the time being of the Rose Common Representative and at the Specified Office of the Rose Paying Agent.

1.4	Unless it obtains the prior written consent of the Originator, such consent not to be unreasonably withheld, the Rose Notes Issuer has undertaken to the Originator that it will not agree to an amendment to the Rose Notes Documentation to which the Originator and/or the Servicer are not a party, or to the creation of a new contractual relationship, which would result in an increase of the Rose Debt Service due by the Originator under the Rose Revenues Sale Agreement or otherwise increase the liabilities of the Originator and Servicer in connection with the transaction.

2.	Definitions

In these Conditions the defined terms have the meanings set out in Condition 23 (Definitions).

3.	Form, Denomination and Title

3.1	Form and Denomination

The Rose Notes are in bearer form in the minimum denomination of €50,000 each, with Rose Receipts and Rose Coupons attached at the time of issue. Title to the Rose Notes, the Rose Receipts and the Rose Coupons will pass by delivery.

3.2	Title

The holder of any Rose Note, Rose Receipt or Rose Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (including the making of any payment) whether or not any payment is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof and no person shall be liable for so treating such holder.

3.3	Form of Rose Notes and Exchange

The Rose Notes will initially be represented by the Temporary Global Note, issued in bearer form and without receipts, coupons or talons, which is expected to be delivered to the Common Safekeeper for Euroclear and Clearstream on or about the Rose Closing Date. Such Temporary Global Note will be exchangeable 40 (forty) days after the later of the Rose Closing Date and the commencement of the offering of the Rose Notes upon certification of non-U.S. beneficial ownership for interests in the

Permanent Global Note, issued in bearer form and without receipts, coupons or talons, which will also be delivered to the Common Safekeeper for Euroclear and Clearstream. Each Global Note will be in the form of a new global note.

4.	Status and Ranking

4.1	Status

The Rose Notes, the Rose Receipts and the Rose Coupons constitute limited recourse secured obligations of the Rose Notes Issuer.

4.2	Ranking

The Rose Notes will at all times rank pari passu amongst themselves without preference or priority in accordance with the Payments Priorities.

4.3	Sole obligations

Without prejudice to Condition 5.2 (Rose Secured Obligations and Security), the Rose Notes, the Rose Receipts and the Rose Coupons are obligations solely of the Rose Notes Issuer limited to the segregated Rose Revenues (as identified by the corresponding asset code awarded by the CMVM pursuant to article 62 of the Securitisation Law) and the other Rose Assets and without recourse to any other assets of the Rose Notes Issuer pertaining to other issuances of securitisation notes by the Rose Notes Issuer or to the Rose Notes Issuer’s own funds or to the Rose Notes Issuer’s directors, managers or shareholders and are not obligations of, or guaranteed by, any of the other Transaction Parties.

4.4	Priority of payments

The Rose Notes Issuer shall apply the Available Distribution Amount according to the Payments Priorities.

5.	Statutory segregation of Rose Assets and Security

5.1	Statutory segregation

The Rose Notes and any Rose Notes Issuer Obligations have the benefit of the statutory segregation under the Securitisation Law.

5.2	Rose Secured Obligations and Security

5.2.1	Rose Secured Obligations

In addition to the statutory segregation under the Securitisation Law alluded in Condition 5.1 (Statutory segregation), the following obligations:

(a)	in case a Rose Event has occurred:

(i)	the obligation to transfer to the Rose Notes Issuer Account, on a Quarterly Transfer Date, an amount equal to the difference between (x) the Rose Revenues that the Originator has originated during the related Collection Period (if any) and (y) the Rose Debt Service payable on such Quarterly Transfer Date; or

(ii)	the obligation to transfer to the Rose Notes Issuer Account, on a Quarterly Transfer Date, an amount equal to the difference between (x) the Rose Revenues that the Originator has originated during the related Collection Period (if any) and has failed to transfer to the Rose Notes Issuer Account and (y) the Rose Debt Service payable on such Quarterly Transfer Date; and

(b)	in case an Originator Event of Default has occurred, the obligation to pay an amount equal to 100 per cent. of all Rose Revenues that have not been transferred to the Rose Notes Issuer, (together, the “Rose Secured Obligations”) have the benefit of the security referred in Condition 5.2.2 (Security).

5.2.2	Security

The Rose Secured Obligations are secured by security created, or promised to be created, by the New Concessionaire and the Parent (which, for the avoidance of doubts, has acquired the Shares pledged by the Initial Shareholder in the terms of the Security Agreement) in favour and for the benefit of the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties, under the terms of the Security Agreement.

The security created pursuant to the Security Agreement, in favour and for the benefit of the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties, includes as security for the entire and timely performance of all and each of the Rose Secured Obligations:

(a)	a first ranking pledge over all and each of the Shares (including the corresponding Share Related Rights), which Shares (including the corresponding Share Related Rights) have been acquired by the Parent;

(b)	a first ranking pledge granted by the New Concessionaire over the balance of the Company Accounts (other than the Debt Service Reserve Account, the Rose Account and the Distributions Account) held by the New Concessionaire on the Signing Date;

(c)	a first ranking pledge granted by the New Concessionaire over the balance of the Debt Service Reserve Account, exclusively towards the Finance Parties, including, for the avoidance of doubt, the Noteholders, other than the Permitted Guarantors and the Rose Noteholders, over all the General Rights;

(d)	a first ranking pledge granted by the New Concessionaire over all the General Rights.

The Security Agreement also provides that the New Concessionaire and the Parent promise to create security in favour and for the benefit of the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties, for the entire and timely performance of all and each of the Obligations, including:

(a)	a promise by the Parent to grant a first ranking pledge over all and each of the New Shares (including all and each of the Share Related Rights attached thereto);

(b)	a promise by the New Concessionaire to grant a first ranking mortgage over each and all of the Real Assets acquired by the New Concessionaire after the Signing Date;

(c)	a promise by the New Concessionaire to grant a first ranking mortgage over certain Real Assets if the aggregate commercial value of the Real Assets acquired by the New Concessionaire, and not yet mortgaged, is equal to or exceeds €5,000,000 (five million Euro) and if the Security Agent has informed the New Concessionaire hat certain Real Assets shall be mortgaged;

(d)	a promise by the New Concessionaire to grant a first ranking pledge over certain New Assets if the aggregate commercial value of the New Assets acquired by the New Concessionaire, and not yet pledged, is equal to or exceeds €2,000,000 (two million Euro) and if the Security Agent has informed the New Concessionaire that certain New Assets shall be pledged;

(e)	a promise by the New Concessionaire to grant a first ranking pledge over the balance of any Company Account or Authorised Account for the purposes of making Authorised Investments opened by the New Concessionaire after the Signing Date; and

(f)	a promise by the New Concessionaire to grant a first ranking pledge over the New Assets;

In addition, the New Concessionaire assigns by way of security (cessão de créditos com escopo de garantia) to the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties (other than EIB) and EIB, the Future General Rights.

6.	Rose Notes Issuer Covenants

6.1	Rose Notes Issuer Covenants

So long as any Rose Note remains outstanding, the Rose Notes Issuer shall comply with all the Rose Notes Issuer Covenants, as set out in the Rose Common Representative Appointment Agreement.

6.2	Quarterly Report

The Rose Notes Issuer Covenants include an undertaking by the Rose Notes Issuer to provide to the Transaction Manager or to procure that the Transaction Manager is provided with the Quarterly Report.

7.	Interest

7.1	Accrual

Each Rose Note bears interest on its Principal Amount Outstanding from 17 December 2007.

7.2	Cessation of interest

Each Rose Note shall cease to bear interest from its due date for final redemption, unless, upon due presentation, payment of principal is withheld or refused by the Rose Notes Issuer as a result of a default by the Originator/Servicer of its payment obligations under the Rose Revenues Sale Agreement and the Rose Revenues Servicing Agreement, in which case, the relevant Rose Notes will continue to bear interest in accordance with this Condition (both before and after judgment) until such time as, upon the Originator/Servicer having remedied such breach and paid to the Rose Notes Issuer all due amounts, the Rose Notes Issuer pays all sums due in respect of such Rose Note.

7.3	Calculation Period of less than 1 year

Whenever it is necessary to compute an amount of interest in respect of any Rose Note for a period of less than a full year, such interest shall be calculated on the basis of the applicable Day Count Fraction.

7.4	Interest Payments

7.4.1	Interest Accrual: Interest on the Rose Notes is payable in euro in arrear on each Payment Date, commencing on the First Payment Date, in an amount equal to the Interest Amount in respect of such Rose Notes for the Interest Period ending on the day immediately preceding such Payment Date.

(a)	“Interest Period” means each period beginning on (and including) 17 December 2007 or any Payment Date and ending on (but excluding) the next Payment Date.

(b)	“First Interest Period” means the period beginning on (and including) 17 December 2007 and ending on but excluding the First Payment Date. For the avoidance of doubt, interest accrues on the Rose Notes on a daily basis irrespective of whether such day is a Business Day or not.

(c)	“Interest Amount” means, in respect of the Rose Notes for any Interest Period, the aggregate of the amount of interest calculated on the related Calculation Date by multiplying the Principal Amount Outstanding of the Rose Notes on the beginning of such Interest Period by the Floating Rate of Interest and multiplying the amount so calculated by the relevant Day Count Fraction and rounding the resultant figure to the nearest 0.01 euro.

7.4.2	Rate of interest: The rate of interest applicable to the Rose Notes (the “Floating Rate of Interest”) for each Interest Period will be determined by the Transaction Manager on the following basis:

(i)	on each Calculation Date prior to the beginning of each Interest Period (or, in relation to the First Interest Period, on the First Calculation Date), the Transaction Manager will determine the three-month EURIBOR applicable for the following Interest Period; and

(ii)	the Floating Rate of Interest in respect of the Rose Notes for such following Interest Period shall be three-month EURIBOR determined as at the related Calculation Date plus the Margin in respect of such Rose Notes.

The EURIBOR applicable to the First Interest Period shall be determined by the Transaction Manager on 17 December 2007 (the “First Calculation Date”).

7.5	Notification of Floating Rate of Interest, Interest Amount and Payment Date

As soon as practicable after each Calculation Date, the Transaction Manager will cause:

(a)	the Floating Rate of Interest for the Rose Notes for the related Interest Period;

(b)	the Interest Amount for the Rose Notes for the related Interest Period;

(c)	the Rose Transaction Expenses and the Third Party Expenses for the related Interest Period; and

(d)	the Payment Date next following the related Interest Period,

to be notified to the Rose Notes Issuer, the Rose Common Representative, the Rose Paying Agent, each of Euroclear and Clearstream (so long as the Rose Notes are in global form) and, for so long as the Rose Notes are listed on any stock exchange, such stock exchange no later than the first day of the relevant Interest Period.

7.6	Publication of Floating Rate of Interest, Interest Amount and Payment Date

As soon as practicable after receiving each notification of the Floating Rate of Interest, the Interest Amount and the Payment Date in accordance with Condition 7.5 (Notification of Floating Rate of Interest, Interest Amount and Payment Date), the Rose Notes Issuer will cause such Floating Rate of Interest and Interest Amount for the Rose Notes and the next following Payment Date to be published in accordance with the Notices Condition.

7.7	Amendments to publications

The Floating Rate of Interest and the Interest Amount for the Rose Notes and the Payment Date so published or notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of any extension or shortening of the relevant Interest Period or in the event of manifest error.

7.8	Notification to Originator and Servicer

As soon as practicable after each Calculation Date, the Transaction Manager will cause the Rose Debt Service that is estimated to be payable in respect of each Interest Period to be notified to the Originator and the Servicer through the Preliminary Quarterly Notification.

On the Calculation Date that falls immediately before each Quarterly Transfer Date, the Transaction Manager will cause the Rose Debt Service actually payable in respect of each Interest Period to be confirmed to the Originator and the Servicer through the Quarterly Notification.

7.9	Determination or calculation by Rose Common Representative

If the Transaction Manager does not at any time for any reason determine the Floating Rate of Interest or the Interest Amount for the Rose Notes in accordance with this Condition 7 (Interest), the Rose Common Representative may, or may appoint an agent on its behalf to (but without any liability accruing to the Rose Common Representative as a result):

(a)	determine the Floating Rate of Interest for the Rose Notes following the procedures described herein, adding the Margin to the relevant EURIBOR; and/or

(b)	calculate the Interest Amount for the Rose Notes in the manner specified in this Condition 7 (Interest).

Any determination or calculation pursuant to this Condition 7 (Interest) shall be deemed to have been made by the Transaction Manager. In determining and calculating the same, the Rose Common Representative shall apply the provisions of this Condition 7 (Interest) and act in such manner as it deems fair and reasonable in the relevant circumstances.

8.	Final redemption and redemption for taxation reasons

8.1	Final redemption

Unless previously redeemed as provided in this Condition 8 (Final redemption and redemption for taxation reasons), the Rose Notes Issuer shall redeem the Rose Notes in installments on each Payment Date in accordance with the Redemption Amounts shown below in the Amortisation Schedule. Any early repayment amounts will be allocated pro rata to reduce all the Redemption Amounts payable on subsequent Payment Dates:

Day	Payment Date	Redemption Amount per Note (€)	Aggregate Redemption Amount (€)	Outstanding Balance (€)
Monday	17-Mar-2008	0.00	0.00	400,000,000.00
Monday	16-Jun-2008	0.00	0.00	400,000,000.00
Monday	15-Sep-2008	0.00	0.00	400,000,000.00
Monday	15-Dec-2008	10,000.00	80,000,000.00	320,000,000.00
Monday	16-Mar-2009	0.00	0.00	320,000,000.00
Monday	15-Jun-2009	0.00	0.00	320,000,000.00
Tuesday	15-Sep-2009	0.00	0.00	320,000,000.00
Tuesday	15-Dec-2009	10,000.00	80,000,000.00	240,000,000.00
Monday	15-Mar-2010	0.00	0.00	240,000,000.00
Tuesday	15-Jun-2010	0.00	0.00	240,000,000.00
Wednesday	15-Sep-2010	0.00	0.00	240,000,000.00
Wednesday	15-Dec-2010	10,000.00	80,000,000.00	160,000,000.00
Tuesday	15-Mar-2011	0.00	0.00	160,000,000.00
Wednesday	15-Jun-2011	0.00	0.00	160,000,000.00
Thursday	15-Sep-2011	0.00	0.00	160,000,000.00
Thursday	15-Dec-2011	10,000.00	80,000,000.00	80,000,000.00
Thursday	15-Mar-2012	0.00	0.00	80,000,000.00
Friday	15-Jun-2012	0.00	0.00	80,000,000.00
Monday	17-Sep-2012	0.00	0.00	80,000,000.00
Monday	17-Dec-2012	10,000.00	80,000,000.00	0.00

8.2	Redemption in whole for taxation reasons

If, following a Tax Event, the Originator decides to repurchase the Rose Revenues in whole in accordance with the provisions of the Rose Revenues Sale Agreement and notifies the Rose Notes Issuer thereof neither more than 60 (sixty) nor less than 30 (thirty) calendar days in advance of the respective redemption date, the Rose Notes Issuer will, on the relevant Business Day, subject to certain conditions, redeem all (but not some only) of the Rose Notes at their Principal Amount Outstanding, accrued with the applicable unpaid interest up to the relevant redemption date, subject to the following:

(a)	that the Rose Notes Issuer has given neither more than 50 (fifty) nor less than 25 (twenty five) calendar days’ notice to the Rose Common Representative and the Rose Noteholders in accordance with the Notices Condition of its intention to redeem all (but not some only) of the Rose Notes; and

(b)	that the Rose Notes Issuer has provided to the Rose Common Representative:

(i)	a legal opinion (in form and substance satisfactory to the Rose Common Representative) from a firm of lawyers in the Rose Notes Issuer’s Jurisdiction (approved in writing by the Rose Common Representative), opining on the relevant change in the Tax law; and

(ii)	a certificate signed by two directors of the Rose Notes Issuer to the effect that the obligation to make a Tax Deduction cannot be avoided; and

(iii)	a certificate signed by two directors of the Rose Notes Issuer to the effect that it will have the funds on the relevant Payment Date, not subject to the interest of any other person, required to redeem the Rose Notes pursuant to this Condition and meet its payment obligations of a higher priority under the Payments Priorities;

(c)	that if the Originator decides not to repurchase the Rose Revenues following a Tax Event it shall comply with the applicable gross-up provisions set forth in the Rose Revenues Sale Agreement and the Rose Revenues Servicing Agreement and, accordingly, pay to the Rose Notes Issuer all the additional amounts due as a result of such Tax Event.

A “Tax Event” means (a) a change in the Tax law of the Rose Notes Issuer’s Jurisdiction (or the application or official interpretation of such Tax law), that requires the Rose Notes Issuer to make a Tax Deduction from any payment in respect of the Rose Notes (other than by reason of the relevant Rose Noteholder having some connection with the Republic of Portugal, other than the holding of the Rose Notes or related Rose Coupons; (b) a change in the Tax law of the Rose Notes Issuer’s Jurisdiction (or any change in the application or official interpretation of such Tax law), that would not entitle the Rose Notes Issuer to relief for the purposes of such Tax law for any material amount which it is obliged to pay, or that would result in the Rose Notes Issuer being treated as receiving for the purposes of such Tax law any material amount which it is not entitled to receive, in each case under the Rose Notes Documentation.

8.3	Conclusiveness of certificates and legal opinions

Any certificate or legal opinion given by or on behalf of the Rose Notes Issuer (or the Originator/Servicer, if any) pursuant to Condition 8.2 (Redemption in whole for taxation reasons) may be relied on by the Rose Common Representative without further investigation and shall be conclusive and binding on the Rose Noteholders and on the Rose Transaction Creditors.

All certificates required to be signed by the Rose Notes Issuer (or the Originator/Servicer, if any) will be signed by the respective directors without personal liability.

8.4	Notice of calculation

The Rose Notes Issuer will cause the Transaction Manager to notify the Rose Common Representative and the Rose Paying Agent of a Rose Note principal payment and the Principal Amount Outstanding to be notified immediately after determination and, for so long as the Rose Notes are listed on the Stock Exchange, the Stock Exchange and will immediately cause details of each determination of a Rose Note principal payment and the Principal Amount Outstanding in relation to the Rose Notes to be published in accordance with the Notices Condition by not later than 3 (three) Business Days prior to each Payment Date.

8.5	Notice irrevocable

Any such notice as is referred to in Condition 8.2 (Redemption in whole for taxation reasons) shall be irrevocable and, upon the expiration of such notice, the Rose Notes Issuer shall be bound to redeem the Rose Notes to which such notice relates at the relevant amounts as calculated pursuant to Condition 8.2 (Redemption in whole for taxation reasons).

8.6	No purchase

The Rose Notes Issuer may not at any time purchase any of the Rose Notes.

9.	Limited recourse over the Rose Notes Issuer

Without prejudice to Condition 5.2 (Rose Secured Obligations and Security), each of the Rose Noteholders will be deemed to have agreed with the Rose Notes Issuer that notwithstanding any other provisions of these Conditions or the Rose Notes Documentation, all obligations of the Rose Notes Issuer to the Rose Noteholders, including, without limitation, the Rose Notes Issuer Obligations, are limited in recourse as set out below:

(a)	it will have a claim only in respect of the Rose Assets and will not have any claim, by operation of law or otherwise, against, or recourse to, any of the Rose Notes Issuer’s other assets or its contributed capital;

(b)	sums payable to each Rose Noteholder in respect of the Rose Notes Issuer Obligations to such Rose Noteholder shall be limited to the lesser of (a) the aggregate amount of all sums due and payable to such Rose Noteholder and (b) the aggregate amounts received, realised or otherwise recovered by or for the account of the Rose Notes Issuer in respect of the Rose Assets, net of any sums which are payable by the Rose Notes Issuer in accordance with the Payments Priorities in priority to or pari passu with sums payable to such Rose Noteholder; and

(c)	on the Final Legal Maturity Date or upon the Rose Common Representative giving written notice to the Rose Noteholders or any of the Rose Transaction Creditors that it has determined in its sole opinion, and the Servicer having certified to the Rose Common Representative, that there is no reasonable likelihood of there being any further realisations in respect of the Rose Assets and the Transaction Manager having certified to the Rose Common Representative that there is no reasonable likelihood of there being any further realisations in respect of the Rose Notes Issuer Account which would be available to pay in full the amounts outstanding under the Rose Notes Documentation and the Rose Notes owing to such transaction, then such Rose Transaction Creditors shall have no further claim against the Rose Notes Issuer in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full.

10.	Payments

10.1	Principal

Payments of principal shall be made only against:

(a)	(in the case of final redemption, provided that payment is made in full) presentation and surrender of the relevant Rose Notes; and

(b)	in respect of any Rose Note principal payment which becomes due on a Payment Date, presentation and (in the case of payment in full) surrender of the appropriate Rose Receipts,

at the Specified Office of the Rose Paying Agent outside the United States, by cheque drawn in euro, or by transfer to an account in euro maintained by the payee with a bank in a city in which banks have access to the TARGET System.

10.2	Interest on Rose Coupons

Payments of interest shall, subject to Condition 10.6 (Payments on Business Days), be made only against presentation and (provided that payment is made in full) surrender of the appropriate Rose Coupons at the Specified Office of the Rose Paying Agent outside the United States in the manner described in Condition 10.1 (principal).

10.3	Payments subject to fiscal laws

All payments in respect of the Rose Notes are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 11 (Taxation), no commissions or expenses shall be charged to the holder of any Rose Note, Rose Receipt or Rose Coupon in respect of such payments.

10.4	Unmatured Rose Receipts void

On the due date for final redemption of any Rose Note, all unmatured Rose Receipts relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.

10.5	Unmatured Rose Coupons void

On the due date for final redemption of any Rose Note, all unmatured Rose Coupons relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.

10.6	Payments on Business Days

If the due date for payment of any amount in respect of any Rose Notes or Rose Coupon is not a business day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding business day in the place of presentation on which banks are open for business in such place of presentation and shall not be entitled to any further interest or other payment in respect of any such delay.

10.7	Business Days

In this Condition 10 (Payments), “business day” means, in respect of any place of presentation, any day on which banks are open for presentation and payment of bearer debt securities and for dealings in euro in such place of presentation and, in the case of payment by transfer to an account in euro, as referred to above, on which dealings in euro may be carried on both in London and Lisbon and in such place of presentation and in which the TARGET System is open for settlement of payments in euro and banks are open for general business in London and Lisbon.

10.8	Payments other than in respect of matured Rose Coupons

Payments of interest other than in respect of matured Rose Coupons shall be made only against presentation of the relevant Rose Notes at the Specified Office of the Rose Paying Agent outside the United States.

10.9	Endorsement of payments

If a Rose Paying Agent makes a payment in respect of any Rose Note (otherwise than against presentation and surrender of a Rose Coupon) or a partial payment in respect of any Rose Coupon presented to it for payment, such Rose Paying Agent shall instruct Euroclear and Clearstream to make the appropriate entries in their records to reflect such payment.

10.10	Exchange of Rose Talons

On or after the Payment Date of the final Rose Coupon which is (or was at the time of issue) part of a coupon sheet relating to the Rose Notes (each, a “Rose Coupon Sheet”), the Rose Talon forming part of such Rose Coupon Sheet may be exchanged at the Specified Office of the Rose Paying Agent for a further Rose Coupon Sheet (including a further Rose Talon but excluding any Rose Coupons in respect of which claims have already become void pursuant to Condition 18 (Prescription)). Upon the due date for redemption of any Rose Note, any unexchanged Rose Talon relating to such Rose Note shall become void and no Rose Coupon will be delivered in respect of such Rose Talon.

10.11	Notifications to be final

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 10 (Payments), whether by any of the Rose Paying Agent or the Rose Common Representative shall (in the absence of any gross negligence, wilful default or fraud) be binding on the Rose Notes Issuer and all Rose Noteholders and Rose Couponholders and Rose Transaction Creditors and (in the absence of any gross negligence, wilful default, fraud or manifest error) no liability to the Rose Common Representative, the Rose Noteholders or the Rose Couponholders shall attach to the relevant Rose Paying Agent or the Rose Common Representative in connection with the exercise or non exercise by them or any of them of their powers, duties and discretions under this Condition 10 (Payments).

10.12	Default interest

If the Rose Notes Issuer fails to pay any amount payable by it under these Conditions on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is 1 per cent. above EURIBOR. Any interest accruing under this Condition 10.12 (Default interest) shall be immediately payable by the Rose Notes Issuer. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each quarterly interest period applicable to that overdue amount but will remain immediately due and payable.

11.	Taxation

11.1	Payments free of Tax

All payments of principal and interest in respect of the Instruments shall be made free and clear of, and without withholding or deduction for, any Taxes unless the Rose Notes Issuer, the Rose Common Representative or any Rose Paying Agent (as the case may be) is required by law to make any such payment subject to any such withholding or deduction. In that event, the Rose Notes Issuer, the Rose Common Representative or the Rose Paying Agent (as the case may be) shall be entitled to withhold or deduct the required amount for or on account of Tax from such payment and shall account to the relevant Tax Authorities for the amount so withheld or deducted.

11.2	No payment of additional amounts

Neither the Rose Notes Issuer, the Rose Common Representative, the Rose Paying Agent, the Originator nor the Servicer will be obliged to pay any additional amounts to Rose Noteholders or Rose Couponholders in respect of any Tax Deduction made in accordance with Condition 11.1 (Payments free of Tax).

11.3	Taxing Jurisdiction

If the Rose Notes Issuer becomes subject at any time to any taxing jurisdiction other than the Portuguese Republic, references in these Conditions to the Portuguese Republic shall be construed as references to the Portuguese Republic and/or such other jurisdiction.

11.4	Tax Deduction not Originator Event of Default nor Rose Notes Issuer Event of Default

Notwithstanding that the Rose Common Representative, the Rose Notes Issuer or the Rose Paying Agent is required to make a Tax Deduction in accordance with Condition 11.1 (Payments free of Tax) this shall neither constitute an Originator Event of Default nor a Rose Notes Issuer Event of Default.

12.	Events of default

12.1	Originator Events of Default

The occurrence and cessation of an Originator Event of Default and the procedures applicable following the occurrence of an Originator Event of Default are governed by the applicable provisions of the Common Terms Agreement, as amended or waived from time to time. For this purpose, references in the Common Terms Agreement to “Event of Default” shall be understood as references to “Originator Event of Default”.

12.2	Rose Notes Issuer Events of Default

Subject to the other provisions of Condition 14 (Proceedings following the occurrence of a Rose Notes Issuer Event of Default), each of the following events shall be treated as a “Rose Notes Issuer Event of Default”:

(a)	Non-payment: the Rose Notes Issuer fails to pay any amount of principal in respect of the Rose Notes within 5 (five) Business Days of the due date for payment thereof or fails to pay any amount of interest in respect of the Rose Notes within 10 (ten) Business Days of the due date for payment thereof; or

(b)	Breach of other obligations: the Rose Notes Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Rose Notes or the Rose Common Representative Appointment Agreement or in respect of the Rose Notes Issuer Covenants and such default (i) is, in the opinion of the Rose Common Representative, incapable of remedy or (ii) being a default which, in the opinion of the Rose Common Representative, is capable of remedy, remains unremedied for 45 (forty five) calendar days or such longer period as the Rose Common Representative may agree after the Rose Common Representative has given written notice thereof to the Rose Notes Issuer; or

(c)	Insolvency: an Insolvency Event occurs with respect to the Rose Notes Issuer; or

(d)	Unlawfulness: it is or will become unlawful for the Rose Notes Issuer to perform or comply with any of its obligations under or in respect of the Rose Notes or the Rose Common Representative Appointment Agreement.

13.	Acceleration following the occurrence of an Originator Event of Default

13.1	Proceedings

Subject to the Senior Creditors Entrenched Rights and Senior Creditors Retained Rights, the Intercreditor Agent may, and shall if so directed by the Special Decision Majority Senior Creditors at any time whilst an Originator Event of Default (other than a Major Default) is subsisting:

(a)	by notice to the Originator:

(i)	demand that all or part of the amounts of Rose Revenues that have not been transferred to the Rose Notes Issuer together with accrued interest and any other amounts accrued in relation to the Rose Revenues (and all or part of the amounts outstanding under the Senior Debt Agreements together with accrued interest and any other amounts accrued under the Finance Documents), become immediately due and payable, whereupon they shall become immediately due and payable; and/or

(ii)

declare all or part of the Rose Revenues that have not been transferred to the Rose Notes Issuer together with accrued interest and any other amounts accrued in relation to the Rose Revenues (and all or part of the Senior Debt to be payable on demand, together with accrued interest and all other amounts accrued under the Senior Debt Agreements), shall immediately become due and payable on demand by the Intercreditor Agent; and/or

(b)	by notice to the Rose Notes Issuer:

(i)	demand that all or part of the amounts outstanding under the Rose Notes together with accrued interest and any other amounts accrued under the Rose Notes (and all or part of the amounts outstanding under the Senior Debt Agreements together with accrued interest and any other amounts accrued under the Finance Documents), be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(ii)	declare all or part of the Rose Notes to be payable on demand together with accrued interest and all other amounts accrued under the Rose Notes (and all or part of the Senior Debt together with accrued interest and all other amounts accrued under the Senior Debt Agreements), shall immediately become due and payable on demand by the Intercreditor Agent.

13.2	Amounts immediately due and payable

After the occurrence of a Major Default which is subsisting, the Senior Creditors (other than EIB, which, after the occurrence of a Major Default or an event of default under the EIB Facility Agreement which is subsisting, may by notice to the Originator, demand that all or part of the amounts outstanding under the EIB Facility Agreement together with accrued interest, be immediately due and payable, whereupon they shall become immediately due and payable) may, through the Intercreditor Agent, on the basis of a decision of Senior Creditors accounting for more than 66 2/3 per cent, of principal outstanding of Senior Debt (other than Senior Debt outstanding under the EIB Facility Agreement):

(a)	by notice to the Originator, immediately demand that all or part of the amounts of Rose Revenues that have not been transferred to the Rose Notes Issuer Account together with accrued interest and any other amounts accrued in relation to the Rose Revenues, as calculated pursuant to Condition 8.3.1 or 8.3.2, applicable hereto mutatis mutandis; and/or

(b)	by notice to the Rose Notes Issuer, immediately demand that all part of the amounts outstanding under the Rose Notes together with any accrued interest, as calculated pursuant to Condition 7.4.1 or 7.4.2, applicable hereto mutatis mutandis, and the relevant Senior Debt Agreements together with accrued interest, be immediately due and payable, whereupon they shall become immediately due and payable.

13.3	Waived acceleration

Neither the Intercreditor Agent (acting on instructions of the Senior Creditors), EIB nor the Senior Creditors (other than EIB), as applicable, may declare an acceleration in respect of any Event of Default, event of default under the EIB Facility Agreement or Major Default (as applicable) which has been waived by the Intercreditor Agent (acting on the instructions of the Majority Senior Creditors), EIB or the Senior Creditors (other than EIB), as applicable, to the extent and for the period of such waiver.

13.4	Enforcement

Subject to the terms of the Intercreditor Agreement, the Security Agent may, and shall if so directed by the Special Decision Majority Senior Creditors, EIB or the Senior Creditors (other than EIB), as applicable, at any time after an acceleration of any Senior Debt by the EIB or by the Senior Creditors, as applicable, by notice to the Originator and the Rose Notes Issuer in case there has been a breach of any of the Rose Secured Obligations, enforce all or part of the Security Interests under the Security Agreement on behalf of the Rose Notes Issuer and the Rose Noteholders following the acceleration of any Senior Debt, in the terms and to the extent set forth in Condition 5.2 (Rose Secured Obligations and Security).

13.5	Intercreditor Agent able to exercise all rights and benefits of the Rose Notes Issuer

Upon the Intercreditor Agent has demanded that all or part of the amounts outstanding under the Rose

Notes together with accrued interest and any other amounts accrued under the Rose Notes (and all or part of the amounts outstanding under the Senior Debt Agreements together with accrued interest and any other amounts accrued under the Finance Documents), be immediately due and payable, whereupon they shall become immediately due and payable, the Intercreditor Agent will be able to exercise in its name, on its behalf and for its benefit, all rights and benefits which the Rose Notes Issuer has in respect of the representations, warranties and covenants given by the Originator and the Servicer as contained in the Rose Revenues Sale Agreement and the Rose Revenues Servicing Agreement, respectively.

13.6 Information on enforcement procedures

Following an acceleration notice under this Condition 13 (Acceleration following the occurrence of an Originator Event of Default) and, at all times during the enforcement of all or part of the Security Interests created under the Security Agreement, the Intercreditor Agent and the Security Agent shall keep the Rose Noteholders (represented for this purpose by the Rose Common Representative) fully informed on the progress of those enforcement proceedings and shall comply with any instructions issued by the Senior Creditors in connection therewith.

13.7 Originator/Servicer representations, warranties and covenants

Upon the Rose Notes having become due and payable in the terms set forth in this Condition 13 (Acceleration following the occurrence of an Originator Event of Default), the Intercreditor Agent will be able to exercise in its name, on its behalf and for its benefit, all rights and benefits which the Rose Notes Issuer has under the Rose Revenues Sale Agreement and the Rose Revenues Servicing Agreement.

14.	Proceedings following the occurrence of a Rose Notes Issuer Event of Default

14.1	Delivery of Enforcement Notice

If a Rose Notes Issuer Event of Default occurs and is continuing, but no Originator Event of Default has occurred and is continuing, the Rose Common Representative may at its discretion and shall, if so requested in writing by the holders of at least 25 per cent. of the Principal Amount Outstanding of the Rose Notes then outstanding or if so directed by a Rose Resolution passed by the Rose Noteholders, deliver an Enforcement Notice to the Rose Notes Issuer.

14.2	Conditions to delivery of Enforcement Notice

Notwithstanding the provisions of Condition 14.1 (Delivery of Enforcement Notice), the Rose Common Representative shall not be obliged to deliver an Enforcement Notice unless:

(a)	in the case of the occurrence of any of the events mentioned in Condition 12.2(b) (Breach of other obligations), the Rose Common Representative shall have certified in writing that the occurrence of such event is in its opinion materially prejudicial to the interests of the Rose Noteholders; and

(b)	in any case it shall have been indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby become liable or which it may incur by so doing.

14.3 Consequences of delivery of Enforcement Notice

Upon the delivery of an Enforcement Notice, the Rose Notes shall become immediately due and payable without further action or formality at their then Principal Amount Outstanding together with any accrued interest.

14.4 Proceedings

After the occurrence of a Rose Notes Issuer Event of Default without an Originator Event of Default having also occurred and being continuing, the Rose Common Representative may at its discretion, and without further notice, institute such proceedings as it thinks fit to enforce its rights under the Rose Notes and the Rose Common Representative Appointment Agreement in respect of the Rose Notes and under the other Rose Notes Documentation, but it shall not be bound to do so unless:

(a)	so requested in writing by the holders of at least 25 per cent. of the then Principal Amount Outstanding of the Rose Notes; or

(b)	so directed by a Rose Resolution of the Rose Noteholders,

and in any such case, only if it shall have been indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby become liable or which it may incur by so doing.

14.5	Directions to the Rose Common Representative

Without prejudice to Condition 14.4 (Proceedings), the Rose Common Representative shall not be bound to take any action described in Condition 14.4 (Proceedings) and may take such action without having regard to the effect of such action on individual Rose Noteholders, Rose Receiptholders or Rose Couponholders or any other Rose Transaction Creditor. The Rose Common Representative shall have regard to the Rose Noteholders as a class.

15.	No action by Rose Noteholders, Rose Couponholders or any other Rose Transaction Party

To the extent permitted by Portuguese Law, only the Intercreditor Agent, the Security Agent and the Rose Common Representative may, in the terms described in Conditions 13 (Acceleration following the occurrence of an Originator Event of Default) and 14 (Proceedings following the occurrence of a Rose Notes Issuer Event of Default), as the case may be, pursue the remedies available under the general law, the Rose Notes Documentation or the Finance Documents against the Originator, the Rose Notes Issuer and the Rose Assets and, other than as permitted in this Condition 15 (No action by Rose Noteholders, Rose Couponholders or any other Rose Transaction Party), no Instrumentholders shall be entitled to proceed directly against the Originator, the Rose Notes Issuer and the Rose Assets or to seek enforcement of the Rose Notes Issuer Obligations. In particular, each Instrumentholder will be deemed to have agreed with and acknowledged to each of the Rose Notes Issuer and the Rose Common Representative, and the Rose Common Representative agrees with and acknowledges to the Rose Notes Issuer that:

(a)	none of the Instrumentholders (nor any person on their behalf) is entitled, other than as permitted by the Rose Notes Documentation, to direct the Rose Common Representative to take any proceedings against the Rose Notes Issuer or take any proceedings against the Rose Notes Issuer;

(b)	none of the Instrumentholders (nor any person on their behalf) other than as provided in this Condition shall have the right to take or join any person in taking any steps against the Rose Notes Issuer for the purpose of obtaining payment of any amount due from the Rose Notes Issuer;

(c)	until the date falling 2 (two) years after the Final Discharge Date no Instrumentholder nor any person on its behalf (including the Rose Common Representative) shall initiate or join any person in initiating any Insolvency Event or the appointment of any Insolvency Official in relation to the Rose Notes Issuer; and

(d)	none of the Instrumentholders shall be entitled to take or join in the taking of any steps or proceedings which would result in the Payments Priorities not being observed.

16.	Rose Meetings

16.1	Rose Common Representative Appointment Agreement

The Rose Common Representative Appointment Agreement contains provisions in relation to Rose Meetings.

16.2	Rose Meetings

16.2.1	A Rose Meeting may at any time be convened by the Rose Common Representative or, if no Rose Common Representative is appointed or if the Rose Common Representative refuses to convene the meeting, by the chairman of the general meeting of shareholders of the Rose Notes Issuer.

16.2.2	A Rose Meeting must be convened by the Rose Common Representative or, if no Rose Common Representative is appointed or if the Rose Common Representative refuses to convene the meeting, by the chairman of the general meeting of shareholders of the Rose Notes Issuer:

(a)	whenever the Rose Common Representative (or the chairman of the general meeting of shareholders of the Rose Notes Issuer, as applicable) receives from the Intercreditor Agent a notice (“Special Decision Notice”), which shall also be served to each Senior Creditor (other than the Noteholders, which will be represented for this purpose by the Notes Common Representative), specifying:

(i)	the matter to be decided upon;

(ii)	that the decision required is a Special Decision;

(iii)	whether the matter gives rise to an Entrenched Right or a Retained Right for any class of Senior Creditors;

(iv)	how the Senior Creditors may participate in the Special Decision; and

(v)	the date by which a decision is required, which will be no less than 45 (forty five) and no more than 60 (sixty) days after the notice issued by the Intercreditor Agent

(b)	upon the request in writing of Rose Noteholders holding not less than 5 (five) per cent. of the aggregate Principal Amount Outstanding of the outstanding Rose Notes.

16.2.3	Within 2 (two) Business Days upon receiving a Special Decision Notice, the Rose Common Representative (or the chairman of the general meeting of shareholders of the Rose Notes Issuer, as applicable) shall convene a Rose Meeting to approve a Special Decision.

16.2.4	The quorum required to hold a Rose Meeting will be:

(a)	if the matter at stake is to be decided by way of a Rose Resolution, any person or persons holding or representing Rose Notes then outstanding, regardless of the Principal Amount Outstanding thereof; or

(b)	if the matter at stake is to be decided by way of an Extraordinary Rose Resolution, a person or persons holding or representing at least 50 (fifty) per cent. of the Principal Amount Outstanding of the Rose Notes or, at any adjourned meeting, any person or persons holding or representing any of the Rose Notes then outstanding, regardless of the Principal Amount Outstanding thereof.

16.2.5	The number of votes required to pass a Rose Resolution or an Extraordinary Rose Resolution, as the case may be, will be:

(a)	if the matter at stake is to be decided by way of a Rose Resolution, the majority of the votes cast at the relevant meeting; or

(b)	if the matter at stake is to be decided by way of an Extraordinary Rose Resolution, at least 50 (fifty) per cent. of the then Principal Amount Outstanding of the Rose Notes or, at any adjourned meeting, two-thirds of the votes cast at the relevant meeting.

16.2.6	Rose Resolutions and Extraordinary Rose Resolutions taken in accordance with this Condition will be binding on all Rose Noteholders, whether or not they are present at the meeting or have voted against such Rose Resolutions and Extraordinary Rose Resolutions.

16.3.	Special Decisions subject to other Senior Creditors vote

16.3.1	Save as otherwise provided in the Intercreditor Agreement and subject to the Entrenched Rights and the Retained Rights of the Senior Creditors, all waivers, consents or approvals under any Finance Document or any amendment to the terms of any Finance Document (in each case, other than the Senior Debt Agreements, including, for the avoidance of doubt, the Rose Notes Documentation) will require the consent of the Special Decision Majority Senior Creditors in accordance with and subject to the terms of the Intercreditor Agreement.

16.3.2	In case of a Special Decision, the Special Decision Voting Entitlements will be counted for or against the relevant proposal for the purposes of determining the Special Decision Majority Senior Creditors’ position, provided that the aforementioned quorum and majority provisions have been complied with in passing the relevant Extraordinary Rose Resolution.

16.3.3	If the Rose Common Representative does not notify the Intercreditor Agent of the result of a Rose Meeting in relation to a Special Decision by the relevant due date, the respective Special Decision Voting Entitlement will be excluded for the purposes of determining whether the requisite voting levels have been attained in relation to a decision of the Senior Creditors.

17.	Modification and Waiver

17.1	Modification

The Rose Common Representative may at any time and from time to time, without the consent or sanction of the Rose Noteholders or any other Rose Transaction Creditor, concur with the Rose Notes Issuer and any other relevant Rose Transaction Party in making:

(a)	any modification to the Rose Notes, these Conditions or the Rose Notes Documentation in relation to which the consent of the Rose Common Representative is required (other than in respect of a Reserved Matter or any provision of the Rose Notes, these Conditions or any of the Rose Notes Documentation referred to in the definition of a Reserved Matter), which, in the opinion of the Rose Common Representative will not be materially prejudicial to the interests of the holders of the Rose Notes then outstanding; or

(b)	any modification, other than a modification in respect of a Reserved Matter, to these Conditions or any of the other Rose Notes Documentation in relation to which the consent of the Rose Common Representative is required, if, in the opinion of the Rose Common Representative, such modification is of a formal, minor, administrative or technical nature, results from mandatory provisions of Portuguese law, or is made to correct a manifest error or an error which is, to the satisfaction of the Rose Common Representative, proven, or is necessary or desirable for the purposes of clarification.

17.2	Waiver

In addition, the Rose Common Representative may, at its sole discretion, at any time and from time to time, without prejudice to its rights in respect of any subsequent breach, condition, event or act, without the consent or sanction of the Rose Transaction Creditors, concur with the Rose Notes Issuer and any other relevant Rose Transaction Party in authorising or waiving on such terms and subject to such conditions (if any) as it may decide, a proposed breach or breach by the Rose Notes Issuer of any of the covenants or provisions contained in the Rose Common Representative Appointment Agreement, the Rose Notes or the other Rose Notes Documentation (other than in respect of a Reserved Matter or any provision of the Rose Notes, the Rose Common Representative Appointment Agreement or such other Rose Transaction Document referred to in the definition of a Reserved Matter) which, in the opinion of the Rose Common Representative will not be materially prejudicial to the interests of the holders of the Rose Notes then outstanding (provided that it may not and only the Rose Noteholders may determine that any Originator Event of Default or Rose Notes Issuer Event of Default shall not be treated as such for the purposes of the Rose Common Representative Appointment Agreement or any of the other Rose Notes Documentation).

17.3	Restriction on power to waive

The Rose Common Representative shall not exercise any powers conferred upon it by Condition 17.2 (Waiver) in contravention of any of the restrictions set out therein or any express direction by the holders of the Rose Notes then outstanding or of a request or direction in writing made by the holders of not less than fifty per cent. in aggregate Principal Amount Outstanding of the Rose Notes then outstanding, but no such direction or request (a) shall affect any authorisation or waiver previously given or made or (b) shall authorise or waive any such proposed breach or breach relating to a Reserved Matter unless the holders of the Rose Notes then outstanding has so authorised its exercise.

17.4	Notification

Unless the Rose Common Representative otherwise agrees, the Rose Notes Issuer shall cause any such consent, authorisation, waiver, modification or determination to be notified to the relevant Rose Transaction Creditors in accordance with the Notices Condition and the Rose Notes Documentation, as soon as practicable after it has been made.

17.5	Binding nature

Any consent, authorisation, waiver, determination or modification referred to in Condition 17.1 (Modification) or Condition 17.2 (Waiver) shall be binding on the Rose Noteholders, Rose Couponholders and the other Rose Transaction Creditors.

18.	Prescription

18.1	Principal

Claims for principal in respect of the Rose Notes shall become void unless the relevant Rose Notes are presented for payment within ten years of the appropriate Relevant Date.

18.2	Interest

Claims for interest in respect of the Rose Notes shall become void unless the relevant Rose Coupons are presented for payment within five years of the appropriate Relevant Date.

19.	Replacement of Rose Notes, Rose Receipts, Rose Coupons and Rose Talons

If any Rose Note, Rose Receipt, Rose Coupon or Rose Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Rose Paying Agent, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Rose Notes Issuer may reasonably require. Mutilated or defaced Rose Notes, Rose Receipts, Rose Coupons or Rose Talons must be surrendered before replacements will be issued.

20.	Rose Common Representative and Rose Paying Agent

20.1	Rose Common Representative’s right to indemnity

Under the Rose Notes Documentation, the Rose Common Representative is entitled to be indemnified by the Rose Notes Issuer and relieved from responsibility in certain circumstances and to be paid or reimbursed for any Liabilities incurred by it in priority to the claims of the Rose Noteholders and the other Rose Transaction Creditors. The Rose Common Representative shall not be required to do anything which would require it to risk or expend its own funds.

In addition, the Rose Common Representative is entitled to enter into business transactions with the Rose Notes Issuer and/or any other person who is a party to the Rose Notes Documentation and/or any of their subsidiary or associated companies and to act as Rose Common Representative for the holders of any other securities issued by or relating to the Rose Notes Issuer without accounting for any profit and to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such role.

For the avoidance of doubt, the Rose Common Representative will not be obliged to enforce the provisions of the Rose Common Representative Appointment Agreement unless it is directed to do so by the Rose Noteholders and unless it is indemnified and/or secured to its satisfaction.

20.2	Rose Common Representative not responsible for loss or for monitoring

The Rose Common Representative will not be responsible for any loss, expense or liability which may be suffered as a result of the Rose Assets or any documents of title thereto being uninsured or inadequately insured or being held by or to the order of the Servicer or by any person on behalf of the Rose Common Representative. The Rose Common Representative shall not be responsible for monitoring the compliance by any of the other Transaction Parties (including the Rose Notes Issuer, the Transaction Manager and the Servicer) with their obligations under the Rose Notes Documentation and the Rose Common Representative shall assume, until it has actual knowledge to the contrary, that such persons are properly performing their duties.

The Rose Common Representative shall have no responsibility (other than arising from its wilful default, gross negligence or fraud) in relation to the legality, validity, sufficiency, adequacy and enforceability of the Rose Notes Documentation.

20.3	Rose Paying Agent solely agent of Rose Notes Issuer

In acting under the Rose Paying Agency Agreement and in connection with the Rose Notes, the Rose Paying Agent act solely as agent of the Rose Notes Issuer and (to the extent provided therein) the Rose Common Representative and do not assume any obligations towards or relationship of agency or trust for or with any of the Rose Noteholders.

20.4	Initial Rose Paying Agent

The Rose Notes Issuer reserves the right (with the prior written approval of the Rose Common Representative) to vary or terminate the appointment of any Rose Paying Agent and to appoint a successor Rose Paying Agent or agent bank and additional or successor Rose Paying Agent at any time, having given not less than 30 (thirty) calendar days notice to the relevant Rose Paying Agent and the Rose Common Representative.

20.5	Maintenance of Rose Paying Agent

The Rose Notes Issuer shall at all times maintain a Rose Paying Agent in accordance with any requirements of any stock exchanges, or of other relevant authorities, on which the Rose Notes are or may from time to time be listed or by which the Rose Notes are or may from time to time be admitted to listing as the case may be. The Rose Notes Issuer will maintain a Rose Paying Agent in a Member State that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive. Notice of any change in any of the Rose Paying Agent or in its Specified Office shall promptly be given to the Rose Noteholders in accordance with the Notices Condition.

20.6	Appointment of Substitute Rose Common Representative

In accordance with article 65.3 of the Securitisation Law, the power of replacing the Rose Common Representative and appointing a substitute Rose Common Representative shall be vested in the Rose Noteholders, but no person shall be appointed who shall not previously have been approved by a resolution of Rose Noteholders.

20.7	Rose Common Representative discretions

20.7.1	In the exercise of its powers and discretions under these Conditions and the Rose Common Representative Appointment Agreement, the Rose Common Representative will have regard to the interests of the Rose Noteholders as a class and will not be responsible for any consequence for individual holders of the Rose Notes as a result of such holders being connected in any way with a particular territory or taxing jurisdiction;

20.7.2	Except where expressly provided otherwise, and whilst the Rose Notes are outstanding, the Rose Common Representative shall, as regards all the powers, authorities, duties and discretions vested in it under the Conditions and the Rose Notes Documentation, have regard only to the interests of the Rose Noteholders in any circumstances in which, in the opinion of the Rose Common Representative, there is any conflict, actual or potential, between their interests and those of the other Rose Transaction Creditors, and no other Rose Transaction Creditor shall have any claim against the Rose Common Representative for so doing;

20.7.3	When the Rose Notes are no longer outstanding, as regards all the powers, authorities, duties and discretions vested in the Rose Common Representative described above, where, in the opinion of the Rose Common Representative, there is conflict, actual or potential, between the interests of the Rose Transaction Creditors, it shall only have regard to the interests of that Rose Transaction Creditor which is, or those Rose Transaction Creditors which are, most senior in the Payments Priorities and which claim is still outstanding thereunder and no other Rose Transaction Creditor shall have any claim against the Rose Common Representative for so doing. If there are two or more Rose Transaction Creditors who rank pari passu in the Payments Priorities then the Rose Common Representative shall look at the interests of such Rose Transaction Creditors equally.

21.	Notices

21.1	Valid Notices

Any notice to Rose Noteholders shall be validly given if such notice is published on a page of the Reuters service or of the Bloomberg service, or of any other medium for the electronic display of data as may be previously approved in writing by the Rose Common Representative and as has been notified to the Rose Noteholders in accordance with the Notices Condition (the “Relevant Screen”), provided that for so long as any of the Rose Notes are listed on any stock exchange and the rules of such stock exchange so require, such notice will be published in a newspaper of daily circulation in accordance with the requirements of such stock exchange.

21.2	Date of publication

Any notices so published shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which publication is required or on the Relevant Screen.

21.3	Other methods

The Rose Common Representative shall be at liberty to sanction some other method of giving notice to the Rose Noteholders if, in its opinion, such other method is reasonable having regard to market practice then prevailing and to the requirements of the Stock Exchange (if any) on which the Rose Notes are then listed and provided that notice of such other method is given to the Rose Noteholders in such manner as the Rose Common Representative shall require.

21.4	Rose Couponholders deemed to have notice

The Rose Receiptholders and Rose Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Rose Noteholders in accordance with this Condition.

22.	Governing law and jurisdiction

22.1	Governing law

The Rose Notes are governed by, and shall be construed in accordance with, Portuguese law.

22.2	Jurisdiction

The courts of Lisbon are to have exclusive jurisdiction to settle any disputes that may arise out of or in connection with the Rose Notes and accordingly any legal action or proceedings arising out of or in connection with the Rose Notes may be brought in such courts.

23.	Definitions

“Acceptable Guarantor” means a legal person that satisfies certain conditions and that is approved by EIB for participation in an EIB Guarantee up to such Percentage Participation as EIB has approved subject (i) to the conditions EIB may in its discretion deem appropriate and (ii) to the acceptance thereof by such legal person;

“Account Bank” means the Lead Account Bank and any other Qualifying Bank so appointed by BCR, in accordance with clause 20.1 (Appointment of additional Account Banks) of the Accounts Agreement;

“Accounts Agreement” means the agreement so designated executed on or about the Signing Date between BCR, the Lead Account Bank and the Intercreditor Agent setting out the rules applicable to the opening and operation of the Company Accounts and the making of Authorised Investments;

“Additional Expropriations Account” has the meaning ascribed to this expression in clause 3.2. (Company Accounts) of the Accounts Agreement;

“Additional Notes” means any bonds issued by BCR after the Signing Date;

“Additional Permitted Guarantor” means any entity granting a Permitted Guarantee after the Signing Date that does not execute and deliver to the Intercreditor Agent a Senior Creditors Accession Document;

“Additional Senior Creditor” means any creditor providing Additional Senior Debt to BCR, any Additional Senior Guarantor or any Hedging Counterparty entering into a Hedging Agreement with BCR after the Signing Date;

“Additional Senior Debt” means any additional indebtedness incurred by BCR in accordance with clause 5 (Additional Senior Debt) to the Common Terms Agreement excluding, for the avoidance of doubt any Permitted Indebtedness (as defined from time to time in the Common Terms Agreement);

“Additional Senior Debt Agreement” means any agreement between BCR and an Additional Senior Creditor;

“Additional Senior Guarantor” means any entity granting a Permitted Guarantee (i) after the Signing Date that executes and delivers to the Intercreditor Agent a Senior Creditors Accession Document (ii) existing on the Signing Date that after the Signing Date executes and delivers to the Intercreditor Agent a Senior Creditors Accession Document;

“Agents” means the Intercreditor Agent and the Security Agent;

“Amortisation Schedule” means the amortisation schedule set out in Condition 8.1 (Final Redemption), as revised and updated from time to time;

“Ancillary Rights” means, in respect of the Rose Revenues, (a) any advice, report, valuation, opinion, certificate, undertaking, or other statement of fact or of law or opinion given in connection with such Rose Revenues to the extent transferable; (b) all monies and proceeds other than principal payable or to become payable under, in respect of or pursuant to such Rose Revenues; (c) the benefit of all covenants, undertakings, representations, warranties and indemnities in favour of the Originator contained in or relating to such Rose Revenues; and (d) all causes and rights of action (present and future) against any person relating to such Rose Revenues and including the benefit of all powers and remedies for enforcing or protecting the Originator’s right, title, interest and benefit in respect of such Rose Revenues;

“Authorised Accounts” means any account opened and maintained with:

(a)	any Qualifying Bank for the purposes of making Authorised Investments, in accordance with clause 15. (Authorised Investments) of the Accounts Agreement;

(b)	any Debt Service L/C Provider for the purposes of issuing Debt Service L/Cs and making any payments in relation thereof;

(c)	any bank for the purposes of issuing Permitted Guarantees and making any payments in relation thereof; and

(d)	any bank for the purposes of incurring additional Short Term Facilities and making any payments in relation thereof;

“Authorised Investment” means any of the investments listed in schedule IV (Authorised Investments) of the Accounts Agreement;

“Available Distribution Amount” means, in respect of any Payment Date, the amount standing to the credit of the Rose Notes Issuer Account by no later than 9:00a.m. (Lisbon and London time) on each Payment Date, corresponding to the sum of any Collections and other amounts received by the Rose Notes Issuer as payments of Rose Revenues during the Collection Period ending on the Quarterly Transfer Date immediately preceding such Payment Date;

“Brisa” means Brisa – Auto-Estradas de Portugal, S.A.;

“Business Day” means any day on which the TARGET System is open for settlement of payments in euro and banks are open for general business in London and Lisbon;

“Calculation Date” means, with the exception of the First Calculation Date, the date that is 2 (two) Business Days before each Payment Date; in relation to a Collection Period, the “related Calculation Date” means the Calculation Date immediately after the beginning of said Collection Period, with the exception of the first Collection Period, the “related Calculation Date” of which is the First Calculation Date; in relation to an Interest Period, the “related Calculation Date” means the Calculation Date immediately before the beginning of said Interest Period;

“CAPEX Reserve Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg;

“CMVM” means the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários);

“Collection Period” means each quarterly period from (and including) December to February, March to May, June to August and September to November, with the exception of the first Collection Period which shall begin on the Rose Closing Date and end on 29 February 2008, and the last Collection Period which shall begin on 1 September 2012 and end on 13 December 2012; in relation to a Calculation Date, the “related Collection Period” means the Collection Period beginning immediately before such Calculation Date, with the exception of the First Calculation Date, the “related Collection Period” of which is the Collection Period beginning on the Rose Closing Date; in relation to a Quarterly Transfer Date, the “related Collection Period” means the Collection Period ending immediately before such Quarterly Transfer Date;

“Collections” means, in relation to the Rose Revenues, all cash collections, and other cash proceeds thereof including any and all principal, interest, late payment or other payments to the Originator which the Servicer applies in the ordinary course of its business to amounts owed in respect of such Rose Revenues;

“Combined Finance Documents” means the following documents: (a) the Accounts Agreement; (b) the Common Terms Agreement; (c) each Debt Service L/C; (d) the Intercreditor Agreement; (e) the Security Agreement; and (f) the Grantor Direct Agreement;

“Common Safekeeper” means Clearstream Banking Luxembourg, S.A.;

“Common Terms Agreement” means the agreement so designated executed on or about the Signing Date between BCR, the Parent and the Senior Creditors (acting directly or by means of a representative);

“Company Accounts” means the Compensations Account, the Debt Service Reserve Account, the Distributions Account, each Expropriations Account, the Notes Collateral Account, the Petty Cash Account, each Proceeds Account, the CAPEX Reserve Account and the Rose Account;

“Compensations Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“Concession Contract” means the agreement so designated entered into between Brisa and the Portuguese State in relation to the Main Concession and transferred to BCR on or about the Signing Date, as amended from time to time;

“Conditions” means the terms and conditions to be endorsed on the Rose Notes, in or substantially in the form set out in Schedule 1 of the Rose Common Representative Appointment Agreement, as any of them may from time to time be modified in accordance with the Rose Common Representative Appointment Agreement and any reference to a particular numbered Condition shall be construed in relation to the Rose Notes accordingly;

“Day Count Fraction” means in respect of an Interest Period, the actual number of days in such period divided by 360;

“Debt Service Reserve Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“Debt Service L/C” has the meaning ascribed thereto in the Common Terms Agreement;

“Debt Service L/C Provider” means any Qualifying Bank providing a Debt Service L/C;

“Definitive Rose Notes” means any Rose Notes issued in definitive bearer form;

“Deutsche Bank AG, London Branch” means Deutsche Bank AG, London Branch, acting through its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom;

“Disqualified Guarantor” means any bank providing an EIB Guarantee which has ceased to be an Acceptable Guarantor;

“Distributions Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“€”, “EUR”, “Euro” or “euro” means the lawful currency of member states of the European Union that adopt the single currency introduced in accordance with the Treaty;

“EIB” means the European Investment Bank, an international institution established by the Treaty of Rome on 25 March 1957 and having its registered office at 100 boulevard Konrad Adenauer, L-2950;

“EIB Facilities” means the aggregate principal amount outstanding under the EIB Facility Agreement and any other facilities made available by EIB to BCR under the EIB Facility Agreement;

“EIB Facility Agreement” means the agreement dated the date hereof between EIB and BCR and any other agreement so designated executed between the EIB and BCR setting out the terms and conditions of the EIB Facilities;

“EIB Guarantee” means any bank guarantee provided by an Acceptable Guarantor on behalf of BCR exclusively in support of its obligations under the EIB Facility Agreement;

“Enforcement Notice” means a notice delivered by the Rose Common Representative to the Rose Notes Issuer in accordance with Condition 14 (Proceedings following the occurrence of a Rose Notes Issuer Event of Default), which declares the Rose Notes, to be immediately due and payable;

“Engineering and Technical Services Agreement” means the agreement to be entered into between BEG – Brisa Engenharia e Gestão, S.A. and BCR in relation to the provision by BEG — Brisa Engenharia e Gestão, S.A. to BCR of engineering services;

“Entrenched Rights” has the meaning from time to time ascribed thereto in the Common Terms Agreement;

“EURIBOR” means in relation to any sum, the rate as of 11:00a.m. London time on the relevant day for the offering of deposits of such sum in euro for a three-month period which appears on Reuters Page “Euribor01”. If such rate does not appear on the Reuters Page “Euribor01”, the applicable rate shall be determined by the Transaction Manager using its standard valuation methodology as at the date of calculation;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Exposure” means:

(a)	in relation to any Senior Creditor (other than EIB, the Initial and Additional Senior Guarantors, the Rose Noteholders and the Hedging Counterparties) and subject to the provisions of paragraph 6.1(b) of Part A (Provisions for Taking Ordinary Decisions) and paragraph 3.1(b) of Part B (Provisions for Taking Special Decisions) of Schedule V of the Intercreditor Agreement, the aggregate of the principal amount outstanding under the relevant Senior Debt Agreement;

(b)	in relation to EIB, the aggregate of the principal amount outstanding under the EIB Facility Agreement which does not benefit from an EIB Guarantee, plus an amount equal to the principal amount of the Percentage Participation of any Disqualified Guarantor which has not been replaced or secured pursuant to the terms of the EIB Facility Agreement;

(c)	in relation to any Initial or Additional Senior Guarantor granting an EIB Guarantee, the maximum amount which may be demanded under the relevant EIB Guarantee, at such time in accordance with the express provisions thereof, plus the aggregate of all payments made pursuant to demands made under the relevant EIB Guarantee, at or prior to such time, except to the extent reimbursed by BCR prior to such time;

(d)	in relation to any Initial or Additional Senior Guarantor granting a Permitted Guarantee that is not an EIB Guarantee, the aggregate of all payments made pursuant to demands made under the relevant Permitted Guarantee, at or prior to such time, except to the extent reimbursed by BCR prior to such time;

(e)	in relation to the Rose Noteholders and subject to the provisions of paragraph 6.1(c) of Part A (Provisions for Taking Ordinary Decisions) and paragraph 3.1(c) of Part B (Provisions for Taking Special Decisions) of Schedule V of the Intercreditor Agreement, the aggregate principal amount outstanding under the Rose Notes less any amounts standing to the credit of the Rose Account at the time a Rose Noteholder votes on any Special Decision, and

(f)	in relation to any Hedging Counterparty:

(i)	where the relevant Hedging Agreement has been terminated, the amount equal to the Realised Hedge Loss of that Hedging Counterparty as a result of such termination, and

(ii)	following an acceleration in the terms set forth in clause 14 (Acceleration) of the Common Terms Agreement (where the relevant Hedging Agreement has not been terminated), an amount equal to that Hedging Counterparty’s “marked-to-market” position in respect of the relevant Hedging Agreement determined by the Intercreditor Agent as at 12:00 hours GMT on the Business Day immediately prior to the date on which the Intercreditor Agent notifies the Finance Parties of the relevant vote;

“Expropriations Accounts” means the account designated as the Expropriations Account opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank, and each Additional Expropriations Account;

“Extraordinary Rose Resolution” means a resolution passed by the Rose Noteholders in respect of any of the following matters:

(a)	a Reserved Mailer;

(b)	to approve any amendment of this definition;

(c)	to approve any other matter in respect of which these Conditions (or other legal provision that may in the future indicate the matters in respect of which a Rose Meeting is by law obliged to pass a resolution) require an Extraordinary Rose Resolution to be passed; and

(d)	to approve a Special Decision;

“Fee Letters” means each letter dated on or about the Signing Date agreed between BCR and the Intercreditor Agent, the Security Agent and the Lead Account Bank, and any other letter agreed, from time to time, between BCR and any Senior Creditor or any agent appointed by BCR, setting out the amount and timing for payment of various fees payable by BCR in relation to the Finance Documents;

“Final Discharge Date” means the date on which the Rose Common Representative is satisfied that all monies and other liabilities due or owing by the Rose Notes Issuer in connection with the Rose Notes and/or that the aggregate of all moneys and Liabilities which from time to time are or may become due, owing or payable by the Rose Notes Issuer to each of the Rose Transaction Creditors under the Rose Notes or the Rose Notes Documentation have been paid or discharged in full;

“Final Legal Maturity Date” means the Payment Date falling in December 2012 or such other earlier Payment Date on which the Rose Notes are redeemed in full in accordance with the Conditions;

“Finance Documents” means the following documents: (a) the Combined Finance Documents, (b) each Senior Debt Agreement and (c) the Fee Letters;

“First Calculation Date” means 17 December 2007;

“First Payment Date” means 17 March 2008;

“First Interest Period” means the period beginning on and including 17 December 2007 and ending on but excluding the First Payment Date;

“Floating Rate of Interest” means the rate of interest applicable to the Rose Notes for each Interest Period, as determined by the Transaction Manager pursuant to Condition 7.4.2;

“Future General Rights” means any and all credit rights acquired or held by BCR at any time after the Signing Date:

(a)	under or resulting from any Project Agreement, the Management Consultancy Services Agreement and the Shared Services Agreement or guarantees provided thereunder, and

(b)	under or resulting from any Insurances;

“General Rights” means each and all credit rights held by BCR on the Signing Date under the Concession Contract, the Engineering and Technical Services Agreement, the O&M Agreement and the Via Verde Contract;

“Global Note” means the Permenent Global Note and the Temporary Global Note, each in the form of a new global note;

“Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

“Grantor” means the Portuguese Republic;

“Grantor Direct Agreement” means the agreement so designated executed on or about the Signing Date between BCR, the Security Agent and the Grantor;

“Hedging Agreement” means any agreement entered into by and between BCR and a Hedging Counterparty based on the [1992/2002] standard ISDA Master Agreement (including, for the avoidance of doubt, the confirmations) for the purposes of hedging interest rate or currency risks of BCR in accordance with the terms and conditions of the Hedging Policy;

“Hedging Counterparty” means each entity which is a counterparty to BCR under a Hedging Agreement and which is or has become a party to the Intercreditor Agreement as a Hedging Counterparty in accordance with the provisions of the Intercreditor Agreement;

“Hedging Policy” means the interest rate hedging strategy substantially in the form of schedule III (Hedging Policy) to the Common Terms Agreement;

“Hedging Termination Payments” means any amounts falling due from BCR under a Hedging Agreement as a result of the termination of that Hedging Agreement, other than interest accruing on any amount not paid when due;

“Indebtedness” means any indebtedness for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

(a)	amounts raised by acceptance under any acceptance credit facility;

(b)	amounts raised under any note purchase facility;

(c)	the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with applicable law and generally accepted accounting principles, be treated as finance or capital leases;

(d)	the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 60 calendar days; and

(e)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing;

“Initial Facilities” means the facilities provided by the Initial Lenders;

“Initial Facilities Agreements” means the agreements executed between BCR and the Initial Lenders setting out the Terms and conditions of the Initial Facilities;

“Initial Hedging Counterparty” means each entity which is a counterparty to BCR under a Hedging Agreement on the Signing Date;

“Initial Lender” means each entity, other than EIB, the Initial Noteholders, the Rose Noteholders, the Initial Senior Guarantors and the Initial Hedging Counterparties, which is a provider of credit or guarantee facilities to BCR on the Signing Date;

“Initial Noteholders” means the several persons who are for the time being holders of the Initial Notes;

“Initial Notes” means the Euro 500,000,000 (five hundred million Euro) bonds issued by Brisa Finance, B.V. on 26 September 2003 and due in 2013, the Euro 600,000,000 (six hundred million Euro) bonds issued by Brisa on 5 December 2006 and due in 2016 and the Euro 63,300,000 (sixty three million three hundred Euro) bonds issued by Brisa on 26 October 2009 and due in 2012;

“Initial Permitted Guarantor” means any entity granting a Permitted Guarantee existing on the Signing Date that does not enter into the Combined Finance Documents on the Signing Date (except if after the Signing Date such entity has become an Additional Senior Guarantor);

“Initial Senior Creditors” means EIB, the Initial Noteholders (represented by the Notes Common Representative), the Rose Noteholders (on behalf of the Rose Notes Issuer and represented by the Rose Common Representative), the Agents, the Initial Lenders, the Initial Senior Guarantors and the Initial Hedging Counterparties;

“Initial Senior Debt” means any amounts owing to the Initial Senior Creditors under the Senior Debt Agreements as at the Closing Date, as set out in schedule II (Initial Senior Debt) to the Common Terms Agreement (except, for the avoidance of doubt, any amounts that are not drawn on the Closing Date under Permitted Guarantees granted by Initial Senior Guarantors);

“Initial Senior Guarantor” means any entity granting a Permitted Guarantee existing on the Signing Date that enters into the Combined Finance Documents on the Signing Date;

“Initial Shareholder” means Brisa – Auto-Estradas de Portugal, S.A.;

“Insolvency Event” means, in respect of the Rose Notes Issuer:

(a)	the entering into an insolvent condition or the inability to pay the relevant debts as they fall due;

(b)	the appointment of an Insolvency Official, or the appointment of an Insolvency Official in respect of the whole or a substantial part of the undertaking, assets and revenues of the Rose Notes Issuer;

(c)	the taking of any action for a readjustment or deferment of any of its obligations or the making of a general assignment or an arrangement or composition with or for the benefit of its creditors or the declaration of a moratorium in respect of any of its Indebtedness or any guarantee of any Indebtedness given by it;

(d)	the cessation to carry on all or substantially all of its business;

“Insolvency Official” means a liquidator, provisional liquidator, administrator, administrative receiver, receiver, receiver or manager, compulsory or interim manager, nominee, supervisor, trustee, trustee in bankruptcy, conservator, guardian or other similar officer in respect of such company or in respect of any arrangement, compromise or composition with any creditors or any equivalent or analogous officer under the law of any jurisdiction;

“Insurances” means any policy of insurance taken out by or on behalf of BCR as required in line with the generally accepted practice for a prudent toll road concessionaire (excluding, for the avoidance of doubt, any insurances for which cover is not or ceases to be available to BCR in the international insurance market place on reasonable commercial terms);

“Intercreditor Agent” means Caixa – Banco de Investimento, S.A., or any successor thereof appointed in accordance with the Finance Documents and which is for the time being acting as intercreditor agent;

“Intercreditor Agreement” means the agreement so designated executed on or about the Signing Date setting out the intercreditor arrangements between the Senior Creditors, including decision making procedures and distribution ranking;

“Interest Amount” means, in respect of the Rose Notes for any Interest Period, the aggregate of the amount of interest calculated on the related Calculation Date by multiplying the Principal Amount Outstanding of the Rose Notes on the beginning of such Interest Period by the Floating Rate of Interest and multiplying the amount so calculated by the relevant Day Count Fraction and rounding the resultant figure to the nearest 0.01 euro;

“Interest Period” means each period from (and including) a Payment Date (or 17 December 2007) to (but excluding) the next succeeding (or First) Payment Date; in relation to a Calculation Date, the “related Interest Period” means the Interest Period beginning after such Calculation Date;

“Instruments” means the Temporary Global Note, the Permanent Global Note, the Definitive Notes, the Rose Coupons, the Rose Receipts and the Rose Talons and “Instrument” means any of them;

“Instrumentholders” means the entities who, from time to time, are holders of Instruments;

“Lead Account Bank” means Banco Santander Totta, S.A., and any other successor bank or financial institution so appointed by BCR, in accordance with the Accounts Agreement;

“Lead Manager” means Deutsche Bank AG, London Branch;

“Liabilities” means in respect of any person, any losses, liabilities, damages, costs, awards, expenses (including properly incurred legal fees) and penalties incurred by that person together with any VAT thereon;

“Main Concession” means the construction, maintenance and operation of certain motorways in Portugal under the concession awarded to Brisa by Decree-law no. 467/72, of 22 November 1972, and transferred to BCR on or about the Signing Date, as amended from time to time;

“Major Default” has the meaning from time to time ascribed to it in the Common Terms Agreement;

“Majority Senior Creditors” means Senior Creditors whose Voting Entitlements as at the relevant Decision Date (as defined in the Intercreditor Agreement) together aggregate at least 66.67% (sixty six point sixty seven per cent.) of:

(a)	in the case of an Ordinary Decision, the aggregate Voting Entitlement of all Senior Creditors who have voted in respect of that decision, and

(b)	in all other cases, the aggregate Voting Entitlement of all Senior Creditors at such time;

“Management Consultancy Services Agreement” means the agreement entered into between Brisa and BCR in relation to the provision by Brisa to BCR of management services at commercial rates fixed on arm’s length terms;

“Margin” means a margin of 1.15 per cent. per annum;

“Member State” means at any time any member state of the European Union that has adopted the euro as its lawful currency in accordance with the Treaty;

“New Assets” means all moveable assets and items of equipment acquired or held by BCR at any time after the Signing Date, under any title and for whatever reason, and which may be pledged under the applicable law and the Concession Contract;

“New Shares” means any and all shares, of any kind and/or class, representing the share capital of BCR (or of any other company that results from a merger or spin-off of BCR) acquired or subscribed to by, or distributed to, any Shareholder after the Signing Date, including without limitation:

(a)	any and all additional shares that are distributed to any Shareholder as a result of an increase in the share capital of BCR by incorporation of reserves,

(b)	any and all additional shares that are acquired or subscribed to by any Shareholder as a result of an increase in the share capital of BCR, and

(c)	any and all shares of other companies which are transferred to any Shareholder as a result of a merger or spin-off of BCR;

“Noteholders” means all and any of the several persons who are for the time being holders of the Notes;

“Notes Collateral Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“Notes Common Representative” means António Frutuoso de Melo & Associados – Sociedade de Advogados, R.L., or any successor thereof appointed in accordance with the Notes Documentation and which is for the time being acting as common representative of the Noteholders;

“Notices Condition” means Condition 20 (Notices);

“Notes” means the Initial Notes and the Additional Notes;

“Notes Documentation” means the documentation pertaining to each series of Notes and setting out the terms and conditions thereof and any documents related therewith;

“Operator” means Brisa O&M, S.A. or any successor thereof which is for the time being acting as operator in respect of the Main Concession, in accordance with the Finance Documents;

“O&M Agreement” means the agreement so designated executed on or about [—] 2010 between BCR and the Operator;

“Originator” means Brisa – Concessão Rodoviária, S.A., in its capacity as originator of the Rose Revenues under the Rose Revenues Sale Agreement;

“Originator Event of Default” means the events indicated pursuant to Condition 12.1 (Originator Events of Default);

“Parent” means Brisa – Concessão Rodoviária, SGPS, S.A.;

“Payment Date” means 15 March, June, September and December in each year commencing on the First Payment Date, provided that if any such day is not a Business Day, it shall be the immediately succeeding Business Day;

“Payments Priorities” means the provisions relating to the order of priority of payments set out in “Overview of the Transaction – Payments Priorities” in this Prospectus;

“Percentage Participation” means percentage participation of an EIB Guarantor in the EIB Guarantees as set out in the schedule to the EIB Facility Agreement;

“Permanent Global Note” means the permanent global note representing the Rose Notes in, or substantially in, the form set out in Schedule 2 to the Rose Common Representative Appointment Agreement;

“Permitted Guarantees” means each of the following:

(a)	the EIB Guarantees; and

(b)	any bank guarantees provided on behalf of BCR exclusively in support of its obligations (i) under article 17. of the Concession Contract, (ii) in relation to any tax due to the tax authorities, (iii) in respect of any legal proceedings in which it is a party or (iv) in respect of expropriations by either:

(i)	an Initial or Additional Senior Guarantor; or

(ii)	an Initial or Additional Permitted Guarantor, where the amount guaranteed thereunder does not exceed €50,000,000 (fifty million euro) in aggregate;

“Petty Cash Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“Preliminary Quarterly Notification” means the notification that shall be sent to the Originator and the Servicer pursuant to Clause 5.2 of the Rose Revenues Sale Agreement;

“Principal Amount Outstanding” means, on any day, in relation to a Rose Note, the principal amount of that Rose Note upon issue less the aggregate amount of any principal payments in respect of that Rose Note which have become due and/or payable on or prior to that day;

“Proceeds Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank and each account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with any Account Bank (other than the Lead Account Bank);

“Project Agreements” means the following documents:

(a)	the Concession Contract;

(b)	the Engineering and Technical Services Agreement;

(c)	the O&M Agreement;

(d)	the Via Verde Contract; and

(e)	any other documents designated as such by the Intercreditor Agent and BCR in writing;

in each case, as amended or substituted, from time to time, in accordance with the provisions of the Finance Documents;

“Prospectus” means the Prospectus dated the Rose Signing Date prepared in connection with the issue by the Rose Notes Issuer of the Rose Notes;

“Qualifying Bank” means any of the following:

(a)	in the case of any Account Bank or bank holding Authorised Investments with an exposure of less than €5,000,000 (five million euro) (Indexed), a bank or financial institution which has a short-term credit rating equal to or greater than A-2/P-2/F2 or equivalent, assigned by any Rating Agency, and

(b)	for any other purposes of the Finance Documents, a bank or financial institution which has a short-term credit rating equal to or greater than A-1/P-1/F1 or equivalent, assigned by any Rating Agency;

“Quarterly Notification” means the notification that shall be sent to the Originator and the Servicer pursuant to Clause 5.3 of the Rose Revenues Sale Agreement;

“Quarterly Report” means a report in the form of the Quarterly Report as set out in Schedule 2 to the Rose Revenues Servicing Agreement, based on the information available to it at such time with respect to the Rose Revenues and its best estimates thereon of such Rose Revenues’ performance;

“Quarterly Transfer Date” means the Business Day before each Payment Date; in relation to a Collection Period, the “Quarterly Transfer Date” means the Quarterly Transfer Date immediately after the end of such Collection Period;

“Rating Agency” means each of Moody’s Investors Service, Inc. (Moody’s), Standard & Poor’s Rating Services (S&P), a division of the McGraw-Hill Companies Inc., Fitch Ratings Limited (Fitch) or another credit rating agency of equal repute, in the opinion of the Intercreditor Agent;

“Real Assets” means all real estate assets held by BCR, at any given time, on or after the Signing Date, under any title and for whatever reason and able of being mortgaged under the applicable law and the Concession Contract;

“Realised Hedge Loss” means in respect of a terminated Hedging Agreement, the amount equal to all monies, debts, liabilities (if any) which are due by BCR to the relevant Hedging Counterparty (including, for the avoidance of doubt, the Hedging Termination Payments);

“Redemption Amount” means, for each relevant Payment Date, the redemption amount of the Rose Notes set out in the Amortisation Schedule or, if applicable, any early redemption amount paid by the Rose Notes Issuer in accordance with the Conditions;

“Redemption Rate” means the Relevant Swap Mid Curve Rate;

“Regulatory Direction” means, in relation to any person, a direction or requirement of any Governmental Authority with whose directions or requirements such person is accustomed to comply;

“Relevant Date” means (i) in respect of any Rose Notes, the date on which payment in respect thereof first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date 7 (seven) calendar days after the date on which notice is duly given to the Rose Noteholders in accordance with the Notices Condition that, upon further presentation of the Rose Notes being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation or if not made for reasons not attributable to the Rose Notes Issuer; or (ii) with respect to the determination of the Relevant Swap Mid Curve Rate, means with respect to the determination of the Relevant Swap Mid Curve Rate, 2 (two) Business Days prior to the date of despatch of the relevant notice of early redemption, as applicable pursuant to Condition 8.3.3;

“Relevant Screen” means a page of the Reuters service or of the Bloomberg service, or of any other medium for the electronic display of data as may be previously approved in writing by the Rose Common Representative and as has been notified to the Rose Noteholders in accordance with the Notices Condition;

“Relevant Swap Mid Curve Rate” means the mid-point of the bid-side and offer-side rates for the fixed leg of a hypothetical interest rate swap with a notional profile equal to the Principal Amount Outstanding of the Rose Notes, with the same payment dates as the Rose Notes, against a floating leg of three-month EURIBOR with no spread, where such hypothetical interest rate swap is between two highly-rated (AA- or equivalent or higher) and fully collateralised market counterparties (the Relevant Swap Mid-Curve Rate shall be determined by a financial adviser (as per the definition of the Repurchase Premium below) using its standard valuation methodology as at the date of calculation) as at or about 11.00a.m. (London time) on such Relevant Date;

“Repurchase Premium” means the difference between (i) the present value (discounted at the then Redemption Rate) of the Margin multiplied by the Principal Amount Outstanding of the Rose Notes as per the Amortisation Schedule and (ii) the present value (discounted at the then Redemption Rate) of the Margin multiplied by the Principal Amount Outstanding of the Rose Notes as per the revised Amortisation Schedule following the early redemption by the Rose Notes Issuer, as calculated by a financial adviser; for these purposes, the “financial adviser” is expected to be Deutsche Bank AG, London Branch (Securitised Products Group) or if Deutsche Bank AG, London Branch is unable or unwilling to act, such other reputable financial institution nominated by the Rose Notes Issuer and approved by the Rose Common Representative and the Originator;

“Requirement of Law” in respect of any person, means:

(a)	any law, treaty, rule, requirement or regulation;

(b)	a notice by or an order of any court having jurisdiction;

(c)	a mandatory requirement of any regulatory authority having jurisdiction; or

(d)	a determination of an arbitrator or Governmental Authority,

(e)	in each case applicable to or binding upon that person or to which that person is subject;

“Reserved Matter” means any proposal:

(a)	to change any date fixed for payment of principal or interest in respect of the Rose Notes, to change the amount of principal or interest due on any date in respect of the Rose Notes or to alter the method of calculating the amount of any payment in respect of the Rose Notes on redemption or maturity;

(b)	to effect the exchange, conversion or substitution of the Rose Notes, or the conversion of such Rose Notes into, shares, bonds or other obligations or securities of the Rose Notes Issuer or any other person or body corporate formed or to be formed;

(c)	to change the currency in which amounts due in respect of the Rose Notes are payable;

(d)	to alter the Payments Priorities in respect of the Rose Notes; and/or

(e)	to amend this definition;

“Retained Rights” has the meaning from time to time ascribed thereto in the Common Terms Agreement;

“Rose Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“Rose Assets” means the specific pool of assets of the Rose Notes Issuer which collateralises the Rose Notes Issuer Obligations including, the Rose Revenues, Collections, the Rose Notes Issuer Account, the Rose Notes Issuer’s rights in respect of the Rose Notes Documentation and any other right and/or benefit either contractual or statutory relating thereto purchased or received by the Rose Notes Issuer in connection with the Rose Notes, excluding, for the avoidance of doubt, the security created under the Security Agreement;

“Rose Closing Date” means 19 December 2007;

“Rose Common Representative” means Deutsche Trustee Company Limited in its capacity as initial representative of the Rose Noteholders pursuant to article 65 of the Securitisation Law and in accordance with the terms and conditions of the Rose Notes and the terms of the Rose Common Representative Appointment Agreement and any replacement Rose Common Representative or Rose Common Representative appointed from time to time under the Rose Common Representative Appointment Agreement;

“Rose Common Representative Appointment Agreement” means the agreement formerly named “Common Representative Appointment Agreement” entered into on the Rose Closing Date between the Rose Notes Issuer and the Rose Common Representative, as novated, amended and restated from time to time;

“Rose Couponholders” means the persons who for the time being are holders of the Rose Coupons;

“Rose Coupons” means the interest coupons related to the Definitive Rose Notes in or substantially in the form set out in Part 2 of Schedule 3 to the Rose Common Representative Appointment Agreement and for the time being outstanding or, as the context may require, a specific number of such coupons;

“Rose Debt Service” means an amount equal to the sum of (i) principal payments due on the Rose Notes in accordance with Condition 8 (Final Redemption and Optional Redemption for taxation reasons), as applicable; (ii) three-month EURIBOR plus the Margin multiplied by the Principal Amount Outstanding of Rose Notes as at the related Calculation Date, calculated on the basis of the applicable Day Count Fraction; and (iii) the expenses, fees and commissions due by the Rose Notes Issuer under the Payments Priorities;

“Rose Event” means any of the following events:

(a)	the Originator fails to transfer to the Rose Notes Issuer Account, on a Quarterly Transfer Date, an amount equal to the difference between (x) the Rose Revenues that the Originator has originated during the related Collection Period (if any) and (y) the Rose Debt Service payable on such Quarterly Transfer Date;

(b)	the Originator fails to transfer to the Rose Notes Issuer Account, on a Quarterly Transfer Date, an amount equal to the difference between (x) the Rose Revenues that the Originator has originated during the related Collection Period (if any) and has failed to transfer to the Rose Notes Issuer Account and (y) the Rose Debt Service payable on such Quarterly Transfer Date;

“Rose Meeting” means a meeting of Rose Noteholders (whether originally convened or resumed following an adjournment);

“Rose Noteholders” means the entities who, from time to time, are holders of Rose Notes;

“Rose Notes” means the €400,000,000 Asset Backed Floating Rate Securitisation Notes due 2012 issued by the Rose Notes Issuer on the Rose Closing Date;

“Rose Notes Documentation” means the Prospectus, the Rose Revenues Sale Agreement, the Rose Revenues Servicing Agreement, the Subscription Agreement, the Rose Common Representative Appointment Agreement, the Rose Notes, the Rose Receipts, the Rose Coupons, the Rose Talons, the Transaction Management and Rose Notes Issuer Account Agreement, the Rose Paying Agency Agreement and any other agreement or document entered into from time to time by the Rose Notes Issuer pursuant thereto;

“Rose Notes Issuer” means Tagus – Sociedade de Titularização de Créditos, S.A., a limited liability company incorporated under the laws of Portugal as a special purpose vehicle for the purposes of issuing asset-backed securities, having its registered office at Rua Castilho, no. 20, Lisbon, Portugal with a share capital of €250,000 and registered with the Commercial Registry of Lisbon under the sole registration and tax number 507 130 820;

“Rose Notes Issuer Account” means the bank account no. 0269309 0000 EUR 002 CTA, opened in the name of the Rose Notes Issuer at the Rose Notes Issuer Account Bank;

“Rose Notes Issuer Account Bank” means Deutsche Bank AG, London Branch in its capacity as the bank at which the Rose Notes Issuer Account is held in accordance with the terms of the Transaction Management and Rose Notes Issuer Account Agreement acting through its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom;

“Rose Notes Issuer Covenants” has the meaning given to such term in Condition 6 (Rose Notes Issuer Covenants);

“Rose Notes Issuer Event of Default” means the events specified in Condition 12.2 (Rose Notes Issuer Events of Default);

“Rose Notes Issuer Obligations” means the aggregate of all moneys and Liabilities which from time to time are or may become due, owing or payable by the Rose Notes Issuer to each, some or any of the Rose Noteholders or the other Rose Transaction Creditors under the Rose Notes Documentation;

“Rose Notes Issuer’s Jurisdiction” means the Portuguese Republic;

“Rose Paying Agency Agreement” means the agreement formerly named Paying Agency Agreement entered into on the Rose Closing Date between the Rose Notes Issuer, the Rose Paying Agent and the Rose Common Representative, as novated, amended and restated from time to time;

“Rose Paying Agent” means Deutsche Bank AG, London Branch, appointed in the Rose Paying Agency Agreement to act as Rose Paying Agent, together with any successor or additional Rose Paying Agent appointed from time to time in connection with the Rose Notes under the Rose Paying Agency Agreement;

“Rose Receiptholders” means the persons who for the time being are holders of the Rose Receipts;

“Rose Receipts” means the principal receipts related to the Definitive Rose Notes;

“Rose Resolution” means any resolution passed by the Rose Noteholders which is not an Extraordinary Rose Resolution;

“Rose Revenues” means the future credit rights of the Originator (including any Ancillary Rights) corresponding to the tariff paid at the tolls by the users of the motorways which the Originator operates under the Concession Contract and which are assigned as of the Rose Closing Date by the Originator to the Rose Notes Issuer;

“Rose Revenues Sale Agreement” means the agreement formerly named “Future Receivables Sale Agreement” entered into on the Rose Closing Date and made between Brisa – Auto-Estradas de Portugal, S.A. and the Rose Notes Issuer, as novated, amended and restated from time to time;

“Rose Revenues Servicing Agreement” means the agreement formerly named “Future Receivables Servicing Agreement” entered into on the Rose Closing Date between Brisa – Auto-Estradas de Portugal, S.A. and the Rose Notes Issuer, as novated, amended and restated from time to time;

“Rose Secured Obligations” have the meaning ascribed thereto in Condition 5.2.1 (Rose Secured Obligations);

“Rose Signing Date” means 18 December 2007;

“Rose Talon” and “Rose Talons” means the talons for further Rose Receipts and further Rose Coupons attached to the Definitive Rose Notes on issue;

“Rose Transaction Creditors” means the Rose Common Representative, the Rose Paying Agent, the Transaction Manager, the Rose Notes Issuer Account Bank, the Originator and the Servicer;

“Rose Transaction Expenses” means, in relation to the issue of the Rose Notes, the fees payable in accordance with the Subscription Fees and Expenses Letter and any expenses and liabilities duly incurred by the Rose Notes Issuer towards Rose Transaction Creditors according to the terms of the relevant Rose Notes Documentation and properly documented;

“Rose Transaction Party” means any person who is a party to a document forming part of the Rose Notes Documentation and “Rose Transaction Parties” means some or all of them;

“Securitisation Law” means Decree-Law no. 453/99, of 5 November 1999, as amended from time to time by Decree-Law no. 82/2002, of 5 April 2002, Decree-Law no. 303/2003, of 5 December 2003, Decree-Law no. 52/2006, of 15 March 2006 and Decree-Law no. 211-A/2008, of 3 November 2008;

“Security Agent” means Banco Santander Totta, S.A., or any successor thereof appointed in accordance with the Finance Documents and which is for the time being acting as security agent;

“Security Agreement” means the agreement so designated executed on or about the Signing Date between BCR, the Parent, Brisa, the Security Agent and EIB setting out the security package created in favour of the Finance Parties and includes any security document entered into pursuant thereto;

“Security Interest” means any mortgage, pledge, lien, charge, assignment by way of security or security interest or any other agreement or arrangement having a commercial effect analogous to the conferring of security;

“Senior Creditors” means each of the Initial Senior Creditors, any Permitted Guarantors providing Permitted Guarantees on behalf of BCR after the Signing Date and any Senior Creditor providing Additional Senior Debt to BCR or entering into Hedging Agreements with BCR after the Signing Date in accordance with the Finance Documents;

“Senior Creditors Entrenched Rights” means the rights of the Senior Creditors (other than the Hedging Counterparties) to veto any decision proposed to be taken by the Intercreditor Agent (on behalf of the Senior Creditors) as set out in schedule III (Entrenched Rights) part A (Senior Creditors Entrenched Rights) of the Intercreditor Agreement;

“Senior Creditors Retained Rights” means the rights that the Senior Creditors may exercise in their sole discretion as set out in schedule IV (Retained Rights) of the Intercreditor Agreement;

“Senior Debt” means any amounts owing to the Senior Creditors under the Senior Debt Agreements;

“Senior Debt Agreements” means the EIB Facility Agreements, the Notes Documentation, the Rose Notes Documentation, the Initial Facilities Agreements, any agreements entered into by and between BCR and Initial Senior Guarantors and Initial Hedging Counterparties and the Additional Senior Debt Agreements;

“Servicer” means Brisa – Concessão Rodoviária, S.A., in its capacity as servicer of the Rose Revenues under the Rose Revenues Servicing Agreement, or any successor thereof in accordance with the provisions of the Rose Revenues Servicing Agreement;

“Share Related Rights” means any and all rights, present and future, deriving from title to and/or possession of the Shares (and, if and where applicable, New Shares), including without limitation:

(a)	any and all rights to receive dividends, profits or any premium or other payment on account of the Shares;

(b)	the right to call, take part and vote in any annual general meeting of BCR;

(c)	any and all rights to subscribe to or acquire New Shares or any other transferable securities issued by BCR and/or by third parties;

(d)	any and all pre-emption rights to acquire or subscribe New Shares;

(e)	the right to propose and elect any members of corporate bodies; and

(f)	any and all other rights granted as a result of title to and/or possession of the Shares (and, if and when applicable, the New Shares);

“Shared Services Agreement” means agreement to be entered into between Brisa and BCR in relation to the provision by Brisa to BCR of back-office and management services at commercial rates fixed on arm’s length terms;

“Shareholder” means Brisa – Concessão Rodoviária, SGPS, S.A. and any other person or company who has from time to time become a direct shareholder in BCR in accordance with the Finance Documents;

“Shares” means [—] ordinary nominative shares, representing 100 (one hundred) per cent, of BCR’s share capital;

“Short Term Facilities” means any debt facilities with a maturity less than or equal to 1 (one) year entered or to be entered into by BCR for the purposes of securing additional liquidity;

“Signing Date” means the date of execution of the Combined Finance Documents which will be [—] 2010 (and which shall take place immediately before the transfer of the Main Concession from Brisa to BCR);

“Special Decision” means a decision to be taken by the Senior Creditors on any matter giving rise to an Entrenched Right of the Noteholders or the Rose Noteholders or a Retained Right of the Noteholders or the Rose Noteholders, or in relation to the acceleration of any Senior Debt under clauses 14.1 or 14.3 (Acceleration) of the Common Terms Agreement, or in relation to the enforcement of security;

“Special Decision Majority Senior Creditors” means Senior Creditors whose Special Decision Voting Entitlements at such time together aggregate at least 66.67% (sixty six point sixty seven per cent.) of the aggregate Special Decision Voting Entitlement of all Senior Creditors at such time;

“Special Decision Voting Entitlement” means such number of votes, as a percentage of all votes eligible to cast, as is equal to the percentage which the Exposure of each Senior Creditor (other than the Noteholders) and each Class of Noteholders constitutes of the aggregate Exposure of all Senior Creditors (each, when entitled to vote);

“Specified Office” means, in relation to any of the Rose Paying Agent or the Rose Common Representative, the office identified with the relevant name at the end of the Conditions or any other office (which, in relation to the Rose Paying Agent, needs to be approved by the Rose Common Representative) notified to Rose Noteholders pursuant to Condition 20 (Notices);

“Stock Exchange” means the Irish Stock Exchange Limited;

“Subscription Agreement” means an agreement so named dated on or about the Rose Signing Date between the Rose Notes Issuer and the Lead Manager;

“Subscription Fees and Expenses Letter” means a letter executed on or about the Rose Closing Date between the Originator and the Rose Notes Issuer;

“TARGET System” means the Trans-European Automated Real-time Gross Settlement Express Transfer system;

“Tax” shall be construed so as to include any present or future tax, levy, impost, duty, charge, fee, stamp tax, deduction or withholding of any nature whatsoever (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by or on behalf of any Tax Authority or other regulatory body and “Taxes”, “taxation”, “taxable” and comparable expressions shall be construed accordingly;

“Tax Authority” means any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function, including H.M. Revenue and Customs;

“Tax Deduction” means any deduction or withholding on account of Tax;

“Temporary Global Note” means the temporary global note representing the Rose Notes in, or substantially in, the form set out in Schedule 1 to the Rose Common Representative Appointment Agreement;

“Third Party Expenses” means any amounts due and payable by the Rose Notes Issuer to third parties (not being Rose Transaction Creditors) including any liabilities payable in connection with:

(a)	any filing or registration of any Rose Notes Documentation;

(b)	any Requirement of Law or any Regulatory Direction (in particular, any CMVM regulation) with whose directions the Rose Notes Issuer is accustomed to comply;

“Transaction Manager” means Deutsche Bank AG, London Branch, in its capacity as transaction manager to the Rose Notes Issuer in accordance with the terms of the Transaction Management and Rose Notes Issuer Account Agreement;

“Transaction Management and Rose Notes Issuer Account Agreement” means the agreement formerly named Transaction Management and Issuer Account Agreement entered into on the Rose Closing Date between the Rose Notes Issuer, the Transaction Manager, the Rose Notes Issuer Account Bank and the Rose Common Representative, as novated, amended and restated from time to time;

“Treaty” means the treaty establishing the European Communities, as amended by the Treaty on European Union;

“value added tax” means the tax imposed in conformity with the Sixth Directive of the European Economic Communities (77/388/EEC) (including in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto) and any other tax of a similar fiscal nature substituted for, or levied in addition to, such tax whether imposed in a member state of the European Union or elsewhere;

“VAT” means value added tax provided for in the VAT Legislation and any other tax of a similar fiscal nature whether imposed in Portugal (instead of or in addition to value added tax) or elsewhere from time to time;

“VAT Legislation” means the Portuguese Value Added Tax Code approved by Decree-Law no. 394-B/84 of 26 December 1984, as amended from time to time;

“Via Verde Contract” means the contract entered into between Via Verde Portugal – Gestão de Sistemas Electrónicos de Cobrança, S.A. and BCR in relation to the Via Verde automatic-toll collection system and any other contracts to be entered into by BCR in connection with the collection of tolls or the electronic identification of vehicles at commercial rates fixed on arm’s length terms; and

“Voting Entitlement” means, assuming that 1 (one) Euro of Exposure equals to 1 (one) vote, the number of votes eligible to cast corresponding to the Exposure of:

(a)	in the case of Ordinary Decisions, the EIB, each Noteholder, each Agent, each Initial Lender, each Initial Senior Guarantor, each Initial Hedging Counterparty, each creditor providing Additional Senior Debt to BCR (if any), each Additional Senior Guarantor (if any) and each Hedging Counterparty entering into a Hedging Agreement with BCR after the Signing Date (if any), and

(b)	in the case of Special Decisions, the EIB, each Class of Noteholders, the Rose Noteholders, each Agent, each Initial Lender, each Initial Senior Guarantor, each Initial Hedging Counterparty, each creditor providing Additional Senior Debt to BCR (if any), each Additional Senior Guarantor (if any) and each Hedging Counterparty entering into a Hedging Agreement with BCR after the Signing Date (if any).

Any defined terms used in these Conditions which are not defined above shall bear the meanings given to them in the Rose Notes Documentation.

SCHEDULE 2

Novated, Amended and Restated Rose Revenues Sale Agreement

(formerly named Future Receivables Sale Agreement)

ROSE No. 1 Securitisation Notes

ROSE REVENUES SALE AGREEMENT

(formerly named Future Receivables Sale Agreement)

Between

BRISA – CONCESSÃO RODOVIÃRIA, S.A.

AS ORIGINATOR

and

TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A.

AS ROSE NOTES ISSUER

in relation to the issue by

TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A.

of

€400,000,000 Securitisation Notes due 2012

(ARTICLE 62 ASSET IDENTIFICATION CODE: 200712TGSBRSNXXNOO24)

19 DECEMBER 2007

AS NOVATED, AMENDED AND RESTATED ON

[—] NOVEMBER 2010

32	Execution	107

THIS AGREEMENT is made on 19 December 2007 as novated, amended and restated on[—] November 2010.

BETWEEN:

(1)	Brisa – Concessão Rodoviária, S.A., a limited liability company incorporated under the laws of Portugal, having its registered office at Quinta da Torre da Aguilha, Edifício Brisa, São Domingos de Rana, Portugal, with a share capital of [175,000] and registered with the Commercial Registry of Cascais under the sole commercial registration and tax number 502.790.024 (the “Originator” or “New” Concessionaire”); and

(2)	Tagus – Sociedade de Titularização de Créditos, S.A., a limited liability company incorporated under the laws of Portugal as a special purpose vehicle for the purposes of issuing asset-backed securities, having its registered office at Rua Castilho, no. 20, Lisbon, Portugal with a share capital of 250,000 and registered with the Commercial Registry of Lisbon under the sole registration and tax number 507.130.820 (the “Rose Notes Issuer”).

WHEREAS:

(A)	The Originator is entitled under the Concession Contract (the capacity as concessionaire under such Concession Contract having been transferred from Brisa – Auto-Estradas de Portugal, S.A. to Brisa – Concessão Rodoviaria, S.A. on [—] November 2010) to carry out its activities of building, operating and maintaining system of toll motorways in Portugalon a toll which originate revenues corresponding to the price paid to the Originator by the Toll Payers for using the motorways operated by the Originator.

(B)	The revenues referred in the preceding recital bear a continuous nature and are amounts that may be estimated taking into account, namely, historical data and the forecasts and studies prepared by entities acting in the motorway sector.

(C)	The Originator has the accounts relating to the three most recent financial years duly certified by an auditor registered with the CMVM.

(D)	Brisa – Auto-Estradas de Portugal, S.A. has agreed to sell and the Rose Notes Issuer has agreed to purchase certain Rose Revenues in accordance with the terms of this Agreement.

(E)	The Rose Notes Issuer is a securitisation company duly authorised by CMVM pursuant to the terms of the Securitisation Law.

(F)	The Rose Notes Issuer wishes to acquire from the Originator certain of those Rose Revenues, which will be funded through the issue of the Rose Notes, upon the terms and subject to the conditions hereof.

(G)	In the context of a corporate reorganisation of Brisa – Auto-Estradas de Portugal, S.A., and under the terms and conditions set forth in the Novation, Amendment and Restatement Agreement entered into by and between, inter alia, the Rose Notes Issuer and the Rose Common Representative, the Originator has ceased to be Brisa – Auto-Estradas de Portugal, S.A. with effects as from [date] November 2010.

(H)	With effects as from [date] November 2010 the New Concessionaire has undertaken all and every rights and liabilities held by Brisa – Auto-Estradas de Portugal, S.A. under or in connection with the Rose Notes Documentation.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1.

In this Agreement and the Recitals hereto defined terms have the meanings ascribed to them in the terms and conditions of the Rose Notes, contained in the Prospectus dated on or about 18 December 2007, as amended from time to time, namely pursuant an Extraordinary Rose Resolution dated [—] November 2010 (the “Conditions”). In addition, and except if the context requires otherwise, the following terms and expressions have the following meanings when used in this Agreement:

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

“Conditions Precedent” means the conditions precedent set out in Schedule 1 to this Agreement;

“Dispute” means a dispute arising out of or in connection with any document that forms part of the Rose Notes Documentation (including a dispute regarding the existence, validity or termination of any such document or the consequences of its nullity);

“Eligible Bank” means a reputable bank;

“Issuer Warranties” means the representations and warranties made by the Rose Notes Issuer to the Originator under Clauses 8. and 11.1;

“Originator Account” means account with IBAN no. PT50 0033 0000 00037050218 05, held by the Originator with Millennium BCP;

“Originator Warranties” means the representations and warranties made by the Originator to the Rose Notes Issuer under Clauses 8., 9.1. and 9.2.;

“Parties Warranties” means the representations and warranties made by the each of the parties to the other party under Clause 8.;

“Purchase Date” means 19 December 2007;

“Purchase Price” means an amount equal to €400.000.000 payable by the Rose Notes Issuer to the Originator pursuant to Clause 3;

“Tax Credit” means any credit received by a Rose Transaction Party from a Tax Authority in respect of any Tax paid by such party; and

“Toll Payer” means, in respect of a certain Rose Revenues, the person or entity which pays the toll road tariff corresponding to the amount due by virtue of the section of motorway used.

1.2.	Save where the contrary is indicated, any reference in this Agreement to:

(a)	this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

(b)	a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted;

(c)	a time of day (including opening and closing of business) shall be construed as a reference to Lisbon time;

(d)	expressions defined hereabove in the singular may be used in the plural and vice versa, with no other change in the meaning thereof; and

(e)	Clause, Part and Schedule headings are for ease of reference only.

2.	SALE OF THE FUTURE RECEIVABLES

2.1.	Subject to the terms and conditions of this Agreement and the receipt by the Rose Notes Issuer of the documents referred to in the Conditions Precedent, the Originator hereby sells and assigns to the Rose Notes Issuer, on the Rose Closing Date, the Rose Revenues in an amount equivalent to 105 per cent. of the Rose Debt Service for the whole maturity of the Rose Notes, including, to the fullest extent possible under applicable law, the full benefit of and right, title and interest to the Rose Revenues and the relevant Ancillary Rights.

2.2.	In relation to each day of each Collection Period, the Originator hereby allocates to the sale and assignment of the Rose Revenues to the Rose Notes Issuer described in Clause 2.1, the Rose Revenues in an amount equivalent to 105 per cent. of the Rose Debt Service payable in the related Quarterly Transfer Date divided by the number of days of such Collection Period.

2.3.	Without prejudice for the provisions of Clause 2.1 and Clause 2.2, the Originator will transfer to the Rose Notes Issuer Account on each Quarterly Transfer Date, by no later than 12:30p.m., an amount equal to 100 per cent. of the Rose Debt Service payable in respect of the related Interest Period, as indicated in the Preliminary Quarterly Notification and confirmed in the Quarterly Notification.

2.4.	The Originator, acting as servicer under the Rose Revenues Servicing Agreement (or the entity which from time to time performs the servicing services under the Rose Revenues Servicing Agreement), and/or some other entity on behalf of the Originator, will ensure the transfer of the amounts referred in Clause 2.3 to the Rose Notes Issuer Account on each Quarterly Transfer Date.

3.	PRICE AND PAYMENT

3.1.	The total consideration payable by the rose notes issuer to the originator for the assignment and purchase of the rose revenues is the purchase price.

3.2.	The Purchase Price shall be paid by the Rose Notes Issuer on the Rose Closing Date, by means of the transfer of the amount corresponding to the Purchase Price to the Originator Account in accordance with the provisions of Clause 17.

4.	COMPLETION

4.1.	Completion of the sale and purchase of the Rose Revenues shall take place on the Rose Closing Date upon the simultaneous occurrence of:

(a)	completion of arrangements by the Rose Notes Issuer to have funds available to it for the purchase of the Rose Revenues;

(b)	the Rose Notes Issuer confirming compliance by the relevant parties with the Conditions Precedent; and

(c)	the Rose Notes Issuer having released at or around 12:30p.m. on the Rose Closing Date paying instructions in respect of the payment of the Purchase Price in accordance with Clause 17.4.

4.2.	In accordance with article 6.4 of the Securitisation Law, the assignment of the Rose Revenues and the Assigned Rights on the Rose Closing Date pursuant to this Agreement will:

(a)	be effective to transfer full, unencumbered benefit of and right, title and interest (present or future) to the Rose Revenues and Ancillary Rights to the Rose Notes Issuer;

(b)	not require any act, condition or thing to be done in connection therewith so as to enable the Rose Notes Issuer to require payment of the Rose Revenues.

5.	GENERAL PAYMENT COVENANT AND INDEMNITY IN CASE OF INSUFFICIENT ROSE REVENUES

5.1.	The Rose Notes Issuer, or someone duly authorised on behalf of the Rose Notes Issuer, will cause the Rose Debt Service payable in respect of each Interest Period to be calculated on the related Calculation Date.

5.2.	As soon as practicable after each Calculation Date, the Rose Notes Issuer, or someone duly authorised on behalf of the Rose Notes Issuer, will cause the Rose Debt Service that is estimated to be payable in respect of each Interest Period to be notified to the Originator through the Preliminary Quarterly Notification.

5.3.	On the Calculation Date that falls immediately before each Quarterly Transfer Date, the Rose Notes Issuer, or someone duly authorised on behalf of the Rose Notes Issuer, will cause the Rose Debt Service actually payable in respect of each Interest Period to be confirmed to the Originator through the Quarterly Notification.

5.4.	The Originator guarantees that:

(a)	the Rose Revenues originated during each Collection Period will be sufficient to cover 105 per cent. of the Rose Debt Service to be transferred to the Rose Notes Issuer Account on the related Quarterly Transfer Date and payable on the immediately following Payment Date; and

(b)	on each Quarterly Transfer Date, and by no later than 12:30p.m., the Rose Notes Issuer Account will be credited with an amount equal to 100 per cent. of the Rose Debt Service payable with respect to the related Interest Period, as indicated in the respective Quarterly Notification.

5.5.	The Originator undertakes to take all necessary or convenient steps so as to ensure that, on each Quarterly Transfer Date, and by no later than 12:30p.m., the Rose Notes Issuer Account is credited with an amount equal to 100 per cent. of the Rose Debt Service that shall be transferred to the Rose Notes Issuer Account on such Quarterly Transfer Date, as indicated in the respective Quarterly Notification.

5.6.	In relation to each day of each Collection Period, the Rose Revenues that are allocated to the payment of 100 per cent. of the Rose Debt Service on the related Quarterly Transfer Date shall correspond to an amount equivalent to 105 per cent. of that Rose Debt Service divided by the number of days of such Collection Period.

5.7.	If during a given Collection Period the Originator has not originated Rose Revenues (or the same have not been collected) in an amount sufficient to meet 100 per cent. of the Rose Debt Service to be transferred to the Rose Notes Issuer Account on the related Quarterly Transfer Date, the Originator shall, on said Quarterly Transfer Date, in addition to the amount corresponding to the available Rose Revenues (if any), transfer to the Rose Notes Issuer Account an amount equal to the shortfall of Rose Revenues, in order to ensure that the Rose Notes Issuer receives, in respect of the related Interest Period, an amount equal to 100 per cent. of the relevant Rose Debt Service.

6.	REPURCHASE OF ROSE REVENUES

6.1.	The Originator may buy back all or part of the rights over Rose Revenues, in the latter case in multiples of €20,000,000, in the following terms and conditions:

(a)	up to and including the First Payment Date, on any Business Day, subject to a payment equal to:

(i)	the Rose Debt Service corresponding to the Rose Revenues subject to repurchase;

(ii)	0.25 per cent. of the Rose Revenues subject to repurchase;

(b)	after the First Payment Date, on any Quarterly Transfer Date, subject to the payment of an additional amount equal to the applicable Repurchase Premium.

6.2.	The repurchase of Rose Revenues under Clause 6.1. will be made by the Originator by giving no less than 20 calendar days’ (in the case of paragraph (a)) or 35 calendar days’ (in the case of paragraph (b)) prior notice to the Rose Notes Issuer (who will notify the Rose Common Representative and the Rose Noteholders of the same).

6.3.	In case the Originator buys back part of the Rose Revenues only and, consequently, the Rose Notes are redeemed in part by the Rose Notes Issuer, the redemption payments will be applied on a pro rata basis of the Principal Amount Outstanding on the Rose Notes until all the Rose Notes have been redeemed in full.

6.4.	The Originator may repurchase all (but not some only) Rose Revenues in an amount sufficient for the Rose Notes Issuer to redeem all (but not some only) Rose Notes at their Principal Amount Outstanding accrued with the applicable unpaid interest up to the relevant redemption date if one of the following tax events occurs:

(a)	a change in the Tax law of the Portuguese Republic (or the application or official interpretation of such Tax law) that would require the Rose Notes Issuer to make a Tax Deduction from any payment in respect of the Rose Notes (other than by reason of the relevant Rose Noteholder having some connection with the Portuguese Republic, other than the holding of the Rose Notes or related Rose Coupons); or

(b)	a change in the Tax law of the Rose Notes Issuer’s incorporation jurisdiction (or the application or official interpretation of such Tax law) that would not entitled the Rose Notes Issuer to relief for the purposes of such Tax law for any material amount which it is obliged to pay, or the Rose Notes Issuer would be treated as receiving for the purposes of such Tax law any material amount which it is not entitled to receive under the Rose Notes Documentation, being understood that the Originator shall comply with the applicable gross-up provisions set forth in Clause 18. should it decide not to repurchase all Rose Revenues as provided for in this Clause 6.4.

6.5.	The repurchase of Rose Revenues under Clause 6.4. will be made by the Originator by giving no more than 60 nor less than 30 calendar days’ notice to the Rose Notes Issuer (who will notify the Rose Common Representative and the Rose Noteholders of the same).

6.6.	For the avoidance of doubt, if the Originator repurchases Rose Revenues in an amount equal to 100 per cent. of the then outstanding Rose Debt Service, either under Clause 6.1. or under Clause 6.4., it is understood that the Originator has repurchased all the outstanding Rose Revenues.

6.7.	All notices sent by the Originator do the Rose Notes Issuer under this Clause 6. are unconditional and irrevocable and imply for the Originator the obligation to perform the payment due on the applicable payment date.

7.	DEFAULT INTEREST

7.1.	If any party fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 7.2., is 1 per cent. above EURIBOR. Any interest accruing under this Clause 7.1. shall be immediately payable by the defaulting party on demand by the other party.

7.2.	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each quarterly interest period applicable to that overdue amount but will remain immediately due and payable.

8.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES

The Originator and the Rose Notes Issuer represents and warrants to the other party, as at the date of this Agreement, that:

(a)	It is a company duly incorporated and validly existing under the laws of Portugal and has full power and authority to enter into this Agreement and to undertake all rights and obligations as provided for herein;

(b)	It has full power and capacity to execute this Agreement and the other Rose Notes Documentation to which it is a party and, in each case, it has the power to enter into, perform and deliver the transactions contemplated by this Agreement and such other Rose Notes Documentation;

(c)	All Authorisations required:

(i)	to enable it lawfully to enter into this Agreement,

(ii)	to enable it to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement,

(iii)	to make this Agreement admissible in evidence in Portugal,

have been done, fulfilled, performed obtained or effected (as applicable) and are in full force and effect;

(d)	It has obtained and maintains in effect all authorisations, approvals, licences and consents required in connection with its business, such business being carried out under the applicable laws and regulations;

(e)	It is not aware of any circumstance which indicates that any consent, approval, authorisation or similar act which have been obtained in order for the negotiation, performance and execution of this Agreement and of the rights and obligations herein contained to be terminated, revoked or not renewed;

(f)	The obligations expressed to be assumed by it under this Agreement and the other Rose Notes Documentation are legal, valid and effective obligations thereof, binding on it and enforceable against it in accordance with their respective terms and subject to the applicable mandatory laws which include insolvency laws and other laws affecting the rights of creditors generally; and

(g)	The execution and performance of this Agreement and the other Rose Notes Documentation to which it is a party and of the transactions contemplated therein do not and will not conflict with nor constitute a violation of or default under:

(i)	any contract, agreement or contractual arrangement entered into by it, or under any agreement or instrument binding upon any of its assets, properties or revenues or under any provision of its by-laws or constitutive documents;

(ii)	any provision of law, rule or regulation or under any order, writ, judgement, injunction or restriction, whether judicial or administrative, currently in force and applicable to it.

(h)	Each document that forms part of the Rose Notes Documentation to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation and all authorisations required or desirable for such Rose Notes Documentation to be admissible in evidence in its jurisdiction of incorporation have been duly obtained and effected and are in full force and effect, except that in a law suit the presiding judge may, either at its own initiative or further to a request of a party to such law suit, require a Portuguese translation of each document that forms part of the Rose Notes Documentation presented in that law suit;

(i)	It is acting on its own account and is not relying on any communication (written or oral) of the other party as a recommendation to enter into this Agreement, having independently analysed the advantages and disadvantages that may result from the entering into this Agreement and the execution of the transactions contemplated herein;

(j)	It will not claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any document that forms part of the Rose Notes Documentation;

(k)	It has complied in all material respects with the terms of the Rose Notes Documentation to which it is a party; and

(l)	In any proceedings taken in relation to the Rose Notes Documentation to which it is a party, the choice of Portuguese law is capable of being recognised and enforced subject only to public policy and mandatory rules, insolvency, moratorium and other similar laws affecting creditors’ rights generally.

9.	REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR

9.1.	The Originator represents and warrants to the Rose Notes Issuer, as at the date of this Agreement on the terms of the representations and warranties contained in Clause 7.1 of the Common Terms Agreement.

9.2.	Furthermore, the Originator represents and warrants to the Rose Notes Issuer, as at the date of this Agreement, in respect of the Rose Revenues, the Concession Contract and the Rose Account, that:

(a)	The Concession Contract constitutes legal, valid, binding and enforceable obligations of the New Concessionaire;

(b)	It is not aware of any fact or circumstance that has happened and which, due to a default of the New Concessionaire under the Concession Contract, may reasonably give grounds to the Portuguese State to order the suspension, interruption or revocation of the Concession Contract;

(c)	Schedule 3 accurately reflects the amount of the receivables originated by the Originator during the financial years of 2004-2007 (period from January to September), and contains the review by KPMG & Associados – SROC, S.A. of the calculation made by the Originator regarding the Rose Revenues that are estimated to be originated during the period of this transaction;

(d)	It estimates that it will originate sufficient Rose Revenues to punctually meet its obligations under this Agreement;

(e)	It will originate the Rose Revenues in accordance with the originating description contained in Schedule 4 and, accordingly, the Rose Revenues will exist; and

(f)	The Rose Account is domiciled with an Eligible Bank.

9.3.	The Originator Warranties:

(a)	Are made by the Originator on the date of this Agreement and, in what regards the Originator Warranties referred in Clause 9.2., are deemed to be repeated in each and every Quarterly Transfer Date;

(b)	Shall remain in full force and effect until the Originator performs all and every obligations undertaken in this Agreement and the remainder Rose Notes Documentation; and

(c)	Are rendered by the Originator to the Rose Notes Issuer in an express, unconditional and unqualified manner, and accordingly in the Originator’s reasonable opinion the Originator Warranties are complete, true, updated, correct and objective.

10.	BREACH OF ORIGINATOR WARRANTIES

10.1.	Notwithstanding the obligation of the Originator under this Agreement to immediately upon becoming aware thereof, notify the Rose Notes Issuer of a breach of any Originator Warranties, the Rose Notes Issuer may notify the Originator of such breach at any time after it becomes aware of such breach.

10.2.	A breach of an Originator Warranty will be governed by the provisions of Clause 13.1(d) of the Common Terms Agreement.

11.	REPRESENTATIONS AND WARRANTIES OF THE ROSE NOTES ISSUER

11.1.	The Rose Notes Issuer represents and warrants to the Originator, as at the date of this Agreement, that:

(a)	It has as a corporate purpose the performance of securitisation transactions, being entitled to acquire, manage and transfer securitisation notes for the purpose of paying the acquired credits;

(b)	It is a credits securitisation company duly authorised to act as such by the CMVM, complying with the minimum level of own funds established by the Securitisation Law; and

(c)	It is registered with the CMVM under number 9,114.

11.2.	The representations contained in Clause 11.1.:

(a)	Are deemed to be repeated in each and every Quarterly Transfer Date.

(b)	Shall remain in full force and effect until the Originator performs all and every obligations undertaken in this Agreement and the remainder Rose Notes Documentation; and

(c)	Are rendered by the Rose Notes Issuer to the Originator in an express, unconditional and unqualified manner, and accordingly in the Rose Notes Issuer’s reasonable opinion the Issuer Warranties are complete, true, updated, correct and objective.

12.	ACKNOWLEDGEMENTS

12.1.	The Originator acknowledges that:

(a)	The Parties Warranties rendered by the Originator and the Originator Warranties are made with a view to inducing the Rose Notes Issuer to enter into this Agreement and the remainder Rose Notes Documentation;

(b)	The Parties Warranties rendered by the Originator and the Originator Warranties are essential for the Rose Notes Issuer and thus are fundamental for its will to enter into this Agreement;

(c)	The Rose Notes Issuer will purchase the Rose Revenues pursuant to this Agreement on the Rose Closing Date in reliance on the Parties Warranties rendered by the Originator and the Originator Warranties and will rely upon the Parties Warranties rendered by the Originator and the Originator Warranties notwithstanding any information known to the Rose Notes Issuer; and

(d)	The Rose Notes Issuer has not made, nor will make, any enquires of, or in respect of, any Rose Revenues or the creditworthiness of any possible Toll Payer.

12.2.	The Rose Notes Issuer acknowledges that:

(a)	The Parties Warranties rendered by the Rose Notes Issuer and the Issuer Warranties are made with a view to inducing the Originator to enter into this Agreement and the remainder Rose Notes Documentation;

(b)	The Parties Warranties rendered by the Rose Notes Issuer and the Issuer Warranties are essential for the Originator and thus are fundamental for its will to enter into this Agreement; and

(c)	The Originator will sell the Rose Revenues pursuant to this Agreement on the Rose Closing Date in reliance on the Parties Warranties rendered by the Rose Notes Issuer and the Issuer Warranties and will rely upon the Parties Warranties rendered by the Rose Notes Issuer and the Issuer Warranties notwithstanding any information known to the Originator.

12.3.	The parties acknowledge that each of them has not entered into this Agreement in reliance upon any representation or warranty by the other party, or agreement by the other party to give any representation or warranty, other than the Parties Warranties, Originator Warranties and Issuer Warranties (as applicable) or in reliance upon any other enquiry, investigation or search whatsoever.

13.	COVENANTS OF THE PARTIES

Each of the parties covenants to the other party that, without prejudice to any of its specific obligations under this Agreement, it will:

(a)	Comply with any applicable Portuguese law in the performance of its obligations under this Agreement;

(b)	Preserve and maintain its existence and current status in the Portuguese jurisdiction;

(c)	Devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions under this Agreement; and

(d)	Fully cooperate to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

14.	COVENANTS OF THE ORIGINATOR

14.1.	The Originator undertakes to immediately give notice to the Rose Notes Issuer of all and every event which may somehow impair or render impossible the full and punctual fulfilment of any of the obligations arising to the Originator under the Agreement, notably its inability to timely transfer an amount equal to 100 per cent. of the Rose Debt Service pertaining to a certain Collection Period to the Rose Notes Issuer Account on the related Quarterly Transfer Date.

14.2.	The Originator further covenants to the Rose Notes Issuer, until discharge in full of all and every obligations undertaken by it in this Agreement in what specifically concerns the Rose Revenues, without prejudice to any of its specific obligations under this Agreement, in the terms of clauses 8 (Information

Undertakings), 9 (Positive Undertakings), 10 (Negative Undertakings) and 11 (Financial Undertakings) of the Common Terms Agreement, and also:

(a)	Not to sell or otherwise transfer, pledge or encumber further future receivables to the benefit of third parties in such a way as to render the payments due by the Originator under this Agreement subordinated to the obligations assumed by the Originator towards such third parties; for the avoidance of doubt, there will be no further restrictions on the Originator to sale of future receivables in favour of third parties, provided that such sale to a third party does not prevent, or otherwise hinder the ability of, the Originator from meeting in time and in full its obligations under this Agreement to sell to the Issuer an amount equal to 105 per cent. of the Debt Service;

(b)	To credit or order the credit of the Collections in the Collection Accounts and, to the extent possible, to make sure that all and every Collection Accounts are domiciled with Eligible Banks; and

(c)	At the Originator’s own expense, to assist the Servicer in exercising all rights and remedies under and in connection with the Rose Revenues.

15.	FURTHER ASSURANCE

Each party hereto shall (at its own cost) do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power and as may be reasonably requested of it by each other party in order to implement and/or give effect to this Agreement and the transactions contemplated by the Rose Notes Documentation.

16.	ORIGINATOR EVENTS OF DEFAULT

The events under Clause 13 (Events of Default) of the Common Terms Agreement shall each be treated as an Originator Event of Default and the provisions of the Common Terms Agreement relating to the occurrence of Events of Default (as defined in the Common Terms Agreement) and of Condition 13 (Acceleration following the occurrence of an Originator Event of Default) shall apply.

17.	PAYMENT PROVISIONS

17.1.	Except as otherwise provided in this Agreement, any interest, commitment, commission or fees due from one party to another under this Agreement shall accrue from day to day and shall be calculated in accordance with the Portuguese market practice.

17.2.	If any sum (a “Sum”) due from a paying party to a receiving party under this Agreement or any order judgement, award or decision given or made in relation thereto has to be converted from the currency (the “First Currency”) in which such Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)	making or filing a claim or proof against the paying party; or

(b)	obtaining or enforcing an order, judgement, award or decision in any court or other tribunal,

the paying party shall indemnify the receiving party from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

17.3.	The euro is the currency of account and payment for each and every sum at any time due from one party to another under this Agreement, except that each payment in respect of costs and expenses in respect of this Agreement shall be made in the currency in which the same were incurred.

17.4.	On each date on which this Agreement requires an amount to be paid by the Rose Notes Issuer to the Originator, the Rose Notes Issuer shall make the relevant amount available to the Originator on the Originator Account or such other account as may be indicated in advance by the Originator for such purpose, for value on the due date no later than the time specified in this Agreement or, if no time is specified in this Agreement, by close of banking hours on the due date.

17.5.	On each date on which this Agreement requires an amount to be paid by the Originator to the Rose Notes Issuer (notably, the transfer of the Rose Revenues on every Quarterly Transfer Date), the Originator shall make the relevant amount unconditionally available to the Rose Notes Issuer in free and immediately available funds by payment to the Rose Notes Issuer Account for value on the due date no later than the time specified in this Agreement or, if no time is specified in this Agreement, by close of banking hours on the due date.

17.6.	All payments required to be made by any party under this Agreement (notably, the transfer by the Originator of the Rose Revenues on every Quarterly Transfer Date) shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

17.7.	Except as otherwise provided in this Agreement, any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day.

17.8.	If any amount paid pursuant to this Agreement shall be determined (after consultation in good faith between the parties) to have been incorrect, the parties shall consult in good faith in order to agree upon an appropriate method for rectifying such error so that the amounts subsequently received and retained by all parties are those which they would have received and retained if no such error had been made.

17.9.	If and whenever a payment is made by any party to another under this Agreement, the receiving party shall, except as otherwise provided in this Agreement, apply the amount received towards the obligations of the paying Rose Transaction Party under this Agreement in the following order:

(a)	first, in or towards payment of any liabilities which the receiving party is entitled to be paid under the terms of this Agreement;

(b)	secondly, in or towards payment pro rata of any accrued interest due but unpaid;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid.

17.10.	Except as otherwise provided in this Agreement, any sum payable under this Agreement is exclusive of any VAT chargeable on the supply for which that sum is the consideration (in whole or in part) for VAT purposes.

18.	WITHHOLDING TAXES

18.1.	The Originator shall make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is required by law.

18.2.	If a paying party becomes aware that it must make a Tax Deduction in respect of any payment under this Agreement (or that there is any change in the rate or the basis of a Tax Deduction) it shall notify the receiving party accordingly.

18.3.	If a Tax Deduction is required by law to be made by a paying party, the amount of the payment due from that paying party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

18.4.	If a paying party is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

18.5.	Within 15 Business Days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the paying party shall deliver to the receiving party payment evidence (including all relevant tax receipts) reasonably satisfactory to that party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

18.6.	If a paying party makes any payment of Tax and a receiving party determines that a Tax Credit is attributable to that payment of Tax and the receiving party has obtained, utilised and retained that Tax Credit then the receiving party shall pay an amount to the paying party which the receiving party determines will leave it (after that payment) in the same after-tax position as it would have been in had the payment of Tax not been required to be made by the paying party.

18.7.	The Rose Notes Issuer shall, in consultation with the Originator, take all reasonable steps to mitigate any circumstances which arise and which would result in any additional amount (notably on account of gross-up) becoming payable by the Originator under or pursuant to the present Clause 18. if the Originator is required to make a Tax Deduction.

19.	COSTS AND EXPENSES

19.1.	Except as otherwise provided in this Agreement, each party shall pay its own costs relating to the negotiation, preparation, execution and implementation by it of this Agreement and of each document referred to in it.

19.2.	The Originator undertakes to pay to the Servicer the fees (if any) that, under the Rose Revenues Servicing Agreement, shall be paid by the Originator.

19.3.	The Originator shall forthwith, upon demand by the Rose Notes Issuer, indemnify the Rose Notes Issuer against any loss or liability which the Rose Notes Issuer incurs as a consequence of the payment or non payment of Tax in respect of this Agreement.

19.4.	If any stamp duty, registration taxes or fees, or any other similar duties or taxes are required to be paid with respect to this Agreement or any document referred to in this Agreement, the Originator shall promptly arrange for the document to be stamped and the stamp duty and any such taxes, duties or fees to be paid from its own funds.

20.	NON-EXCLUSIVE

Nothing in this Agreement shall prevent any party from carrying on its own business in the manner which it thinks fit, unless, by so doing, it would render itself unable to perform its obligations under this Agreement in the manner contemplated in the Rose Notes Documentation.

21.	OBLIGATIONS AS CORPORATE OBLIGATIONS

21.1.	To the extent permitted by Portuguese law, no party shall have any recourse against any shareholder, officer, agent, employee or director of a party in his capacity as such, by any proceedings relating to a Dispute or otherwise, in respect of any obligation, covenant, or agreement of a party contained in this Agreement.

21.2.	It is expressly agreed and understood that this Agreement is a corporate obligation of each party.

21.3.	To the extent permitted by Portuguese law, no personal liability shall attach to or be incurred by any shareholder, officer, agent, employee or director of a party in his capacity as such, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or implied from this Agreement and any and all personal liability of every such shareholder, officer, agent, employee or director for breaches by such party of any such obligations, covenants or agreements, either at law or by statute, is hereby expressly waived by the other party as a condition of and consideration for the execution of this Agreement.

21.4.	The Originator hereby agrees that to the extent permitted by law, it shall not, until the expiry of two years after the payment of all sums outstanding and owing under the latest maturing Note take any corporate action or other steps or legal proceedings for the winding-up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of the Rose Notes Issuer or of any or all of the Rose Notes Issuer’s revenues and assets, provided that the Originator shall be entitled to take such corporate action or other steps or legal proceedings if, and to the extent that, such action does not arise in relation to the transactions contemplated by this Agreement or any document that forms part of the Rose Notes Documentation.

21.5.	Without prejudice for the obligation of transferring the Rose Debt Service on each and every Quarterly Transfer Date to the Rose Notes Issuer Account, the Originator shall not be liable either as a principal debtor, guarantor or in any other capacity for the discharge and payment of the obligations of any Toll Payer and nothing in this Agreement or in any other Rose Notes Documentation, including but not limited to the statements made by the Originator under the Originator Warranties shall constitute a guarantee by, or similar obligations of, the Originator in respect of such Toll Payer’s obligations.

22.	EXERCISE OF RIGHTS AND REMEDIES

22.1.	A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

22.2.	Except where this Agreement specifically provides otherwise, the rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

23.	CONFIDENTIALITY

23.1	Each party agrees that prior to the Final Discharge Date and thereafter it shall keep confidential and it shall not disclose to any person whatsoever, any information relating to the business, finances or other matters of a confidential nature of any of the Originator or the Rose Notes Issuer (as the case may be) which it may have obtained as a result of the negotiation and execution of any document that forms part of the Rose Notes Documentation or of which it may otherwise have become possessed, including any data information concerning any Toll Payer.

23.2	The parties shall use all reasonable endeavours to prevent any disclosure referred to in Clause 23.1. provided however that the provisions of Clause 23.1. shall not apply:

(a)	to the disclosure of any information to any person who is a Rose Transaction Party insofar as such disclosure is expressly permitted by the relevant document that forms part of the Rose Notes Documentation and Portuguese applicable laws and regulations;

(b)	to the disclosure of any information already known to the recipient otherwise than as a result of entering into any of the Rose Notes Documentation;

(c)	to the disclosure of any information with the consent of the relevant Rose Transaction Parties;

(d)	to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

(e)	to the disclosure of any information which the parties agree as necessary or desirable to provide to prospective investors in the Rose Notes;

(f)	to the extent that the recipient is required to disclose the same pursuant to any applicable law or regulation or order of a regulatory entity;

(g)	to the extent that the recipient needs to disclose the same for the exercise, protection or enforcement of any of its rights under this Agreement or under any of the Rose Notes Documentation;

(h)	to the extent that the recipient needs to disclose the same to any of its employees provided that before any such disclosure each Rose Transaction Party shall make the relevant employees aware of its obligations of confidentiality under the relevant document that forms part of the Rose Notes Documentation and shall at all times procure compliance with such obligations by such employees;

(i)	to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

(j)	to the disclosure of any information which an authorised rating agency may require to be disclosed to it or its professional advisers on the basis that the recipient will hold such information confidential upon substantially the same terms as this Clause; or

(k)	to the disclosure of any information which the Lead Manager may require to be disclosed to it or its professional advisers on the basis that the recipient will hold such information confidential upon substantially the same terms as this Clause.

24.	ENTIRE AGREEMENT

This Agreement, the Rose Notes Documentation and the Common Finance Documents constitute the entire agreement and understanding between the parties hereto relating to the transactions contemplated by the Rose Notes Documentation.

25.	VARIATION OF THIS AGREEMENT

No amendment to, or variation of, this Agreement (including, for the avoidance of doubt, this Clause 25) shall be effective unless it is in writing and signed by, or by a duly authorised signatory of, each of the parties thereto.

26.	CONTINUATION OF OBLIGATIONS

Except to the extent that they have been performed and except where this Agreement specifically provides otherwise, the warranties, representations, indemnities, and obligations contained in this Agreement remain in force after the date on which they were expressed to take effect until the Final Legal Maturity Date.

27.	ASSIGNMENT

27.1	A party may not assign or transfer or purport to assign or transfer a right or obligation under this Agreement.

27.2	Each party is entering into this Agreement for its benefit and not for the benefit of another person.

27.3	In the event of a merger of the Originator with another entity, the resulting entity assumes the obligations of the Originator under this Agreement, this Agreement shall be binding upon such entity.

27.4	In the event of the liquidation of the Rose Notes Issuer in accordance with the Rose Issuer’s constitutional documents and the Securitisation Law, the Rose Revenues may be transferred, inter alia, to another securitisation of credits fund (fundo de titularização de créditos) or a securitisation of credits company (sociedade de titularização de créditos), the rights and obligations of the Rose Notes Issuer towards the Originator under this Agreement shall also be transferred to the transferee.

28.	NOTICES

28.1.	Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

28.2.	The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)	in the case of the Originator:

Address:	Edifício Brisa, Quinta da Torre da Aguilha
2785-599 São Domingos de Rana, Portugal
Fax number:	+351 21 444 8698
Telephone number:	+351 21 444 8724
Attention:	Dr. Manuel Matos / Dr. Orlando Parente

(b)	in the case of the Rose Notes Issuer:

Address:	Rua Castilho, n.º 20, 7.º
1250-069 Lisboa, Portugal
Fax number:	+351 21 352 6334
Telephone number:	+351 21 311 1296
Attention:	Dr. Bruno Carmo / Dra. Sónia Prates

28.3.	Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or 5 (five) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 28.2., if addressed to that department or officer.

28.4.	Any communication or document to be made or delivered to the Rose Notes Issuer will be effective only when actually received by the Rose Notes Issuer and then only if it is expressly marked for the attention of the department or officer identified with the Rose Notes Issuer’s signature below (or any substitute department or officer as the Rose Notes Issuer shall specify for this purpose).

28.5.	Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 28.2. or changing its own address or fax number, the relevant party shall notify the other parties.

28.6.	Any notice given under or in connection with this Agreement must be in English and all other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Rose Notes Issuer, accompanied by an English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.	GOVERNING LAW

This Agreement and all matters arising from or connected with it shall be governed by the laws of the Portuguese Republic.

30.	JURISDICTION

30.1	The court of Lisbon (Tribunal da Comarca de Lisboa) has exclusive jurisdiction to settle any Dispute.

30.2	The parties agree that the courts of Portugal are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

30.3	The submission to the jurisdiction of the courts referred to in Clause 30.1 shall not (and shall not be construed so as to) limit the right of any person to take proceedings against any other party hereto in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not if and to the extent permitted by applicable law.

31.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

32.	EXECUTION

The parties have executed this Agreement on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT

1	A certified and updated copy of the articles of association of the Originator;

2	A certified and updated copy of the commercial registry certificate of the Originator issued by the relevant Commercial Registry Office;

3	A certified copy as a true, complete and up to date copy of the original, dated no earlier than the date hereof of a resolution of the Comissão Executiva (the executive committee) of the Originator approving the transactions contemplated by the Rose Notes Documentation to which the Originator is a party and granting full powers to a specified person or persons to execute this Agreement on behalf of the Originator;

4	A certified copy of the Concession Contract as amended up to the date of this Agreement;

5	An officer’s certificate from the Originator duly executed by a duly authorised officer of the Originator, substantially in the form set out in Schedule 2;

6	A copy of the historic data report pertaining to the Rose Revenues issued by KPMG on 10 December 2007;

7	Duly executed copies of each of the Rose Notes Documentation to which the Originator is a party;

8	An opinion of Vieira de Almeida – Sociedade de Advogados, R.L., as Portuguese legal counsel to Brisa – Auto-Estradas de Portugal, S.A.

SCHEDULE 2

OFFICER’S CERTIFICATE

[on letterhead of the Originator]

[—] December 2007

IN RELATION TO THE SALE OF

ROSE REVENUES ORIGINATED BY:

Brisa – Auto-Estradas de Portugal, S.A.

(the “Company”)

I, the undersigned, in my capacity as a duly authorised representative of the Company for the purpose of issuing this certificate determined that as at the date hereof:

1    the Company was and is able to pay its debts as they fall due and to the best of our knowledge and belief will not become unable to do so in consequence of the sale of the Rose Revenues during the year following this certificate pursuant to the terms of the Rose Revenues Sale Agreement dated [—] December 2007 and entered into by and between the Company and the Rose Notes Issuer;

2    no order had been made or resolution passed for the winding-up of the Company and, to the best of our knowledge and belief:

(a)    no petition had been presented for the winding-up of the Company or for the making of an administration order; and

(b)    no receiver, administrative receiver, administrator or receiver and manager had been appointed in relation to the Company;

3    in our opinion the value of the consideration which would be received for the sale of the Rose Revenues and the features established in the Rose Revenues Sale Agreement related with such consideration are in all the circumstances fair and reasonable; and

4    the sale of the Rose Revenues to the Rose Notes Issuer and all matters concerning the Company in connection with such matters would, to the extent to which these were to be carried out by the Company, be effected by the Company in good faith and in connection with its business.

Words and expressions defined in the Rose Revenues Sale Agreement shall, unless the context otherwise requires, bear the same meanings when used herein. This certificate is given on behalf of the Company.

[name and capacity]

SCHEDULE 3

2004-2007 RECEIVABLES CHART

Comparative Variations - Quarterly Revenues by Motorway (Euros)

Business year 2007

	January - March	April - June	July - September
A1	54.909.496	62.219.754	70.284.348
A2	19.582.972	24.447.908	35.143.828
A3	10.188.869	11.385.822	12.733.414
A4	7.181.829	7.544.269	8.000.726
A5	7.419.299	7.731.447	7.484.223
A6	5.133.962	5.750.253	6.612.857
A9	6.712.392	6.964.838	6.938.151
A10	914.709	1.072.969	1.907.181
A12	2.793.225	3.065.664	3.435.970
A13	2.119.371	2.775.015	4.415.941
A14	942.276	1.061.524	1.417.031
TOTAL	117.898.401	134.019.464	158.373.670

Business year 2006

	January - March	April - June	July - September	October - December
A1	52.365.059	59.492.693	65.135.749	59.381.666
A2	17.779.641	23.596.481	32.055.980	20.091.973
A3	9.973.753	10.975.281	12.046.053	10.756.522
A4	7.742.102	8.402.723	8.566.682	7.727.390
A5	7.293.825	7.613.773	7.424.000	7.811.964
A6	4.810.591	5.536.187	5.942.126	5.706.589
A9	6.176.375	6.292.188	6.037.905	6.675.931
A10	196.284	201.736	198.050	235.908
A12	2.451.478	2.849.164	3.171.100	2.714.924
A13	1.816.926	2.578.601	3.942.299	2.206.126

A14	886.674	1.021.278	1.343.220	963.128
TOTAL	111.492.707	128.560.104	145.863.165	124.272.121

Business year 2005

	January - March	April - June	July - September	October - December
A1	54.707.409	59.172.501	65.290.380	56.367.942
A2	19.123.422	22.864.256	31.276.933	18.828.535
A3	10.402.486	10.871.811	12.271.710	10.443.884
A4	8.828.765	9.285.396	9.963.519	8.753.466
A5	6.862.227	7.117.156	6.749.882	7.150.010
A6	5.175.489	5.444.808	5.989.892	5.385.473
A9	6.101.581	6.442.682	6.159.873	6.310.062
A10	157.449	173.214	173.846	189.390
A12	2.572.816	2.848.705	3.152.907	2.559.764
A13	1.262.039	2.157.984	3.488.567	1.960.941
A14	853.527	989.763	1.325.259	882.976
TOTAL	116.047.211	127.368.276	145.842.768	118.832.443

Business year 2004

	January - March	April - June	July - September	October - December
A1	57.149.850	64.861.774	71.025.755	59.865.018
A2	18.645.110	23.605.555	31.478.777	19.133.029
A3	10.106.692	10.877.370	12.289.271	10.870.116
A4	8.828.991	9.357.228	10.128.675	9.356.711
A5	7.003.100	7.223.595	6.908.514	6.950.217
A6	5.081.544	5.560.904	6.327.539	5.490.775
A9	6.308.004	6.474.978	6.249.288	6.467.843
A10	129.976	134.396	139.311	165.853
A12	2.736.471	3.171.995	3.593.802	2.774.436
A13	380.878	487.213	641.279	403.655
A14	874.927	1.010.131	1.295.058	855.379
TOTAL	117.245.543	132.765.141	150.077.267	122.333.034

SCHEDULE 4

Novated, Amended and Restated Rose Revenues Servicing Agreement

(formerly named Future Receivables Servicing Agreement)

ROSE No. 1 Securitisation Notes

ROSE REVENUES SERVICING AGREEMENT

(formerly named Future Receivables Servicing Agreement)

between

BRISA – CONCESSÃO RODOVIÁRIA, S.A.

AS SERVICER

and

TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A.

AS ROSE NOTES ISSUER

in relation to the issue by

TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A.

of

€400,000,000 Securitisation Notes due 2012

(ARTICLE 62 ASSET IDENTIFICATION CODE: 200712TGSBRSNXXN0024)

19 DECEMBER 2007

AS NOVATED, AMENDED AND RESTATED ON

[•] NOVEMBER 2010

THIS AGREEMENT is made on 19 December 2007 as novated, amended and restated on [•] November 2010.

BETWEEN:

(1)	Brisa – Concessão Rodoviária, S.A., a limited liability company incorporated under the laws of Portugal, having its registered office at Quinta da Torre da Aguilha, Edifício Brisa, São Domingos de Rana, Portugal, with a share capital €[175,000] and registered with the Commercial Registry of Cascais under the sole commercial registration and tax number 502.790.024 (the “Originator”, “ Servicer” or “New Concessionaire”); and

(2)	Tagus – Sociedade de Titularização de Créditos, S.A., a limited liability company incorporated under the laws of Portugal as a special purpose vehicle for the purposes of issuing asset-backed securities, having its registered office at Rua Castilho, no. 20, Lisbon, Portugal with a share capital of €250,000 and registered with the Commercial Registry of Lisbon under the sole registration and tax number 507.103.820 (the “Rose Notes Issuer”).

WHEREAS:

(A)	The Originator is entitled under the Concession Contract (the capacity as concessionaire under such Concession Contract having been transferred from Brisa – Auto-Estradas de Portugal, S.A. to Brisa – Concessao Rodoviaria, S.Aout . its on activities [•] of building, November operating and maintaining a system of toll motorways in Portugal which originates revenues corresponding to the price paid to the Originator by the Toll Payers for using the motorways operated by the Originator.

(B)	The revenues referred in the preceding recital bear a continuous nature and are amounts that may be estimated taking into account, namely, historical data and the forecasts and studies prepared by entities acting in the motorway sector.

(C)	The Rose Notes Issuer is a securitisation company duly authorised by CMVM pursuant to the terms of the Portuguese Securitisation Law.

(D)	Brisa – Auto-Estradas de Portugal, S.A. has agreed to sell and the Rose Notes Issuer has agreed to purchase certain Rose Revenues in accordance with the terms of the Rose Revenues Sale Agreement.

(E)	Under article 5 of the Securitisation Law, the Rose Notes Issuer shall appoint a servicer to carry out the function of servicing the Rose Revenues acquired from the Originator under the Rose Revenues Sale Agreement.

(F)	The Servicer has agreed and is bound to act as servicer on behalf of the Rose Notes Issuer in relation to the Rose Revenues in accordance with the terms of this Agreement and the Securitisation Law.

(G)	In the context of a corporate reorganisation of Brisa – Auto-Estradas de Portugal, S.A., and under the terms and conditions set forth in the Novation, Amendment and Restatement Agreement entered into by and between, inter alia, the Rose Notes Issuer and the Rose Common Representative, the Originator and Servicer has ceased to be Brisa – Auto-Estradas de Portugal, S.A. with effects as from [date] November 2010.

(H)	With effects as from [date] November 2010 the New Concessionaire has undertaken all and every rights and liabilities held by Brisa – Auto-Estradas de Portugal, S.A. under or in connection with the Rose Notes Documentation.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1.	In this Agreement and the Recitals hereto defined terms have the meanings ascribed to them in the terms and conditions of the Rose Notes, contained in the Prospectus dated on or about 18 December 2007, as amended from time to time, namely pursuant to an Extraordinary Rose Resolution dated [•] November 2010 (the “Conditions”), or in the Rose Revenues Sale Agreement executed on 19 December 2007, as novated, amended and restated from time to time. In addition, and except if the context requires otherwise, the following terms and expressions have the following meanings when used in this Agreement:

“Breach of Duty” means in relation to any person, a wilful default, fraud, illegal dealing, negligence or breach of any agreement or trust by such person;

“Force Majeure Event” means an event beyond the reasonable control of the person affected including, without limitation, general strike, lock-out, labour dispute, act of God, war, riot, civil commotion, malicious damage, accident, breakdown of plant or machinery, computer software, hardware or system failure, fire, flood and/or storm and other circumstances affecting the supply of goods or services;

“Rose Revenues Sale Agreement” means the agreement formerly named Future Receivables Sale Agreement entered into on 19 December 2007 between Brisa – Auto-Estradas de Portugal, S.A. and the Rose Notes Issuer, as amended, novated and restated from time to time;

“Incorrect Payments” means a payment incorrectly paid or transferred to the Rose Notes Issuer Account, identified as such by the Servicer and by the Rose Notes Issuer (or the Transaction Manager on its behalf);

“Issuer Obligations” means all the legal obligations of the Rose Notes Issuer created by or arising under the Rose Notes and the Rose Notes Documentation to which it is a party;

“Issuer Warranties” means the representations and warranties made by the Rose Notes Issuer to the Originator under Clauses 5. and 8.1 of this Agreement;

“Parties Warranties” means the representations and warranties made by the each of the parties to the other party under Clause 5. of this Agreement;

“Quarterly Report” means a report in the form of the Quarterly Report as set out form in Schedule of 2 to the this Agreement, based on the information available to it at such time with respect to the Rose Revenues and its best estimates thereon of such Rose Revenues’ performance;

“Service” means any service to be provided by the Servicer under this Agreement;

“Servicer Event” means any of the events specified in Clause 16. of this Agreement;

“Servicer Event Notice” means a notice to the Servicer delivered in accordance with Clause 16. and requiring the Servicer to comply with its obligations pursuant to Clause 17. of this Agreement;

“Servicer Termination Date” means the date on which the date on the Servicer receives the Servicer Termination Notice;

“Servicer Termination Notice” means a notice to a Servicer form the Rose Notes Issuer (or someone who under the Rose Notes Documentation may act on its behalf) delivered in accordance with the terms of Clause 18. of this Agreement;

“Servicer Warranties” the representations and warranties made by the Servicer to the Rose Notes Issuer under Clauses 5., 6.1. and 6.2. of this Agreement;

1.2.	Save where the contrary is indicated, any reference in this Agreement to:

(a)	this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

(b)	a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted;

(c)	a time of day (including opening and closing of business) shall be construed as a reference to Lisbon time;

(d)	expressions defined hereabove in the singular may be used in the plural and vice versa, with no other change in the meaning thereof; and

(e)	Clause, Part and Schedule headings are for ease of reference only.

2.	APPOINTMENT OF THE SERVICER

2.1.	The Rose Notes Issuer hereby appoints the Servicer in accordance with this Agreement and the mandatory provisions of the Securitisation Law to be the servicer of the Rose Revenues and to act as the lawful agent of the Rose Notes Issuer and, in its name and on its behalf, to provide the Services in accordance with the terms of this Agreement and article 5 of the Securitisation Law, and the Servicer hereby accepts such appointment.

2.2.	The Servicer shall have no authority by virtue of this Agreement to act for or represent the Rose Notes Issuer as agent or otherwise, save in respect of those functions and duties which it is authorised to perform and discharge by this Agreement and article 5 of the Securitisation Law and for so long as this Agreement authorises it to perform and discharge those functions.

2.3.	In connection with the rights, powers and discretions conferred under the foregoing provisions of this Clause, the Servicer shall have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary, convenient or incidental to the exercise of such rights, powers and discretions in relation to the performance of the relevant Services.

2.4.	The Rose Notes Issuer shall not be required or obliged at any time to comply with any directions which the Servicer may give with respect to the operating and financial policies of the Rose Notes Issuer, control of which is, and shall at all times remain, vested in the Rose Notes Issuer and its directors and the Servicer agrees that it will at all times act consistently with this provision.

2.5.	The Servicer, when contacting the Toll Payers or any third party, is not required to disclose its capacity as agent of the Rose Notes Issuer and is entitled to act in its own name although for the benefit of the Rose Notes Issuer.

2.6.	The Servicer shall, at all times during the term of this Agreement, perform its obligations with all due care, skill and diligence and in the utmost good faith and as it would if it were the owner of the Rose Revenues, the Servicer not being required to do anything which it is prevented from doing by any Portuguese law or any other applicable law.

3.	CONDITIONS OF APPOINTMENT

The appointment of the servicer pursuant to clause 2. shall be effective from the rose closing date until termination of such appointment on:

(a)	the final discharge date; or

(b)	the servicer termination date,

depending on which occurs first.

4.	QUARTERLY REPORT

4.1.	The Servicer shall prepare, no later than 2 Business Days after each Calculation Date (with the exception of the First Calculation Date), and deliver to the Transaction Manager the Quarterly Report (in accordance with the terms of Schedule 2 to this Agreement) in respect of the related Collection Period.

4.2.	If at any time a Quarterly Report is inconsistent with the terms of this Agreement, the provisions of this Agreement shall prevail.

5.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES

The Servicer and the Rose Notes Issuer represents and warrants to the other party, as at the date of this Agreement, that:

(a)	It is a company duly incorporated and validly existing under the laws of Portugal and has full power and authority to enter into this Agreement and to undertake all rights and obligations as provided for herein;

(b)	It has full power and capacity to execute this Agreement and the remaining Rose Notes Documentation to which it is a party and, in each case, it has the power to enter into, perform and deliver the transactions contemplated by this Agreement and such remaining Rose Notes Documentation;

(c)	All Authorisations required:

(i)	to enable it lawfully to enter into this Agreement,

(ii)	to enable it to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement,

(iii)	to make this Agreement admissible in evidence in Portugal,

have been done, fulfilled, performed obtained or effected (as applicable) and are in full force and effect;

(d)	It has obtained and maintains in effect all authorisations, approvals, licences and consents required in connection with its business, such business being carried out under the applicable laws and regulations;

(e)	It is not aware of any circumstance which indicates that any consent, approval, authorisation or similar act which have been obtained in order for the negotiation, performance and execution of this Agreement and of the rights and obligations herein contained to be terminated, revoked or not renewed;

(f)	The obligations expressed to be assumed by it under this Agreement and the remaining Rose Notes Documentation are legal, valid and effective obligations thereof, binding on it and enforceable against it in accordance with their respective terms and subject to the applicable mandatory laws which include insolvency laws and other laws affecting the rights of creditors generally; and

(g)	The execution and performance of this Agreement and the remaining Rose Notes Documentation to which it is a party and of the transactions contemplated therein do not and will not conflict with nor constitute a violation of or default under:

(i)	any contract, agreement or contractual arrangement entered into by it, or under any agreement or instrument binding upon any of its assets, properties or revenues or under any provision of its by-laws or constitutive documents;

(ii)	any provision of law, rule or regulation or under any order, writ, judgement, injunction or restriction, whether judicial or administrative, currently in force and applicable to it.

(h)	The Rose Notes Documentation to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation and all authorisations required or desirable for such Rose Notes Documentation to be admissible in evidence in its jurisdiction of incorporation have been duly obtained and effected and are in full force and effect, except that in a law suit the presiding judge may, either at its own initiative or further to a request of a party to such law suit, require a Portuguese translation of such Rose Notes Documentation presented in that law suit;

(i)	It is acting on its own account and is not relying on any communication (written or oral) of the other party as a recommendation to enter into this Agreement, having independently analysed the advantages and disadvantages that may result from the entering into this Agreement and the execution of the transactions contemplated herein;

(j)	It will not claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Rose Notes Documentation;

(k)	It has complied in all material respects with the terms of the Rose Notes Documentation to which it is a party; and

(l)	In any proceedings taken in relation to the Rose Notes Documentation to which it is a party, the choice of Portuguese law is capable of being recognised and enforced subject only to public policy and mandatory rules, insolvency, moratorium and other similar laws affecting creditors’ rights generally.

6.	REPRESENTATIONS AND WARRANTIES OF THE SERVICER

6.1.	The Servicer represents and warrants to the Rose Notes Issuer, as at the date of this Agreement, on the terms of the representations and warranties contained in Clause 7.1 of the Common Terms Agreement.

6.2.	Furthermore, the Servicer represents and warrants to the Rose Notes Issuer, as at the date of this Agreement, in respect of the Concession Contract and the Collections Accounts, that:

(a)	The Concession Contract constitutes legal, valid, binding and enforceable obligations of the New Concessionaire;

(b)	It is not aware of any fact or circumstance that has happened and which, due to a default of the New Concessionaire under the Concession Contract, may reasonably give grounds to the Portuguese State to order the suspension, interruption or revocation of the Concession Contract; and

(c)	The Rose Account is domiciled with Eligible Banks.

6.3.	The Servicer Warranties:

(a)	Are made by the Servicer on the date of this Agreement and, in what regards the Servicer Warranties referred in Clause 6.2., are deemed to be repeated in each and every Quarterly Transfer Date;

(b)	Shall remain in full force and effect until the Servicer performs all and every obligations undertaken in this Agreement and the remainder Rose Notes Documentation; and

(c)	Are rendered by the Servicer to the Rose Notes Issuer in an express, unconditional and unqualified manner, and accordingly in the Servicer’s reasonable opinion the Servicer Warranties are complete, true, updated, correct and objective.

7.	BREACH OF THE SERVICER WARRANTIES

7.1.	Notwithstanding the obligation of the Servicer under this Agreement to immediately upon becoming aware thereof, notify the Rose Notes Issuer of a breach of any Servicer Warranties, the Rose Notes Issuer may notify the Servicer of such breach at any time after it becomes aware of such breach.

7.2.	A breach of a Servicer Warranty will be governed by the provisions of Clause 13.1(d) of the Common Terms Agreement.

8.	REPRESENTATIONS AND WARRANTIES OF THE ROSE NOTES ISSUER

8.1.	The Rose Notes Issuer represents and warrants to the Servicer, as at the date of this Agreement, that:

(a)	It has as a corporate purpose the performance of securitisation transactions, being entitled to acquire, manage and transfer securitisation notes for the purpose of paying the acquired credits;

(b)	It is a credits securitisation company duly authorised to act as such by the CMVM, complying with the minimum level of own funds established by the Securitisation Law; and

(c)	It is registered with the CMVM under number 9,114.

8.2.	The representations contained in Clause 8.1.:

(a)	Are deemed to be repeated in each and every Quarterly Transfer Date.

(b)	Shall remain in full force and effect until the Servicer performs all and every obligations undertaken in this Agreement and the remainder Rose Notes Documentation; and

(c)	Are rendered by the Rose Notes Issuer to the Servicer in an express, unconditional and unqualified manner, and accordingly in the Rose Notes Issuer’s reasonable opinion the Issuer Warranties are complete, true, updated, correct and objective.

9.	ACKNOWLEDGEMENTS

9.1.	The Servicer acknowledges that:

(a)	The Parties Warranties rendered by the Servicer and the Servicer Warranties are made with a view to inducing the Rose Notes Issuer to enter into this Agreement and the remainder Rose Notes Documentation;

(b)	The Parties Warranties rendered by the Servicer and the Servicer Warranties are essential for the Rose Notes Issuer and thus are fundamental for its will to enter into this Agreement; and

(c)	The Rose Notes Issuer will engage the Servicer pursuant to this Agreement on the Rose Closing Date in reliance on the Parties Warranties rendered by the Servicer and the Servicer Warranties and will rely upon the Parties Warranties rendered by the Servicer and the Servicer Warranties notwithstanding any information known to the Rose Notes Issuer.

9.2.	The Rose Notes Issuer acknowledges that:

(a)	The Parties Warranties rendered by the Rose Notes Issuer and the Issuer Warranties are made with a view to inducing the Servicer to enter into this Agreement and the remainder Rose Notes Documentation;

(b)	The Parties Warranties rendered by the Rose Notes Issuer and the Issuer Warranties are essential for the Servicer and thus are fundamental for its will to enter into this Agreement; and

(c)	The Servicer accepts its engagement pursuant to this Agreement on the Rose Closing Date in reliance on the Parties Warranties rendered by the Rose Notes Issuer and the Issuer Warranties and will rely upon the Parties Warranties rendered by the Rose Notes Issuer and the Issuer Warranties notwithstanding any information known to the Servicer.

9.3.	The parties acknowledge to each other that each of them has not entered into this Agreement in reliance upon any representation or warranty by the other party, or agreement by the other party to give any representation or warranty, other than the Parties Warranties, Servicer Warranties and Issuer Warranties (as applicable) or in reliance upon any other enquiry, investigation or search whatsoever.

10.	COVENANTS OF THE PARTIES

Each of the parties covenants to the other party that, without prejudice to any of its specific obligations under this Agreement, it will:

(a)	Comply with any applicable Portuguese law in the performance of its obligations under this Agreement;

(b)	Preserve and maintain its existence and current status in the Portuguese jurisdiction;

(c)	Devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions under this Agreement; and

(d)	Fully cooperate to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

11.	COVENANTS OF THE SERVICER

11.1.	The Servicer undertakes to immediately give notice to the Rose Notes Issuer of all and every event which may somehow impair or render impossible the full and punctual fulfilment of any of the obligations arising to the Servicer under the Agreement, notably its inability to timely transfer an amount equal to 100 per cent. of the Rose Debt Service pertaining to a certain Collection Period to the Rose Notes Issuer Account on the related Quarterly Transfer Date.

11.2.	The Servicer further covenants to the Rose Notes Issuer, without prejudice to any of its specific obligations under this Agreement, in the terms of clauses 8 (Information Undertakings), 9 (Positive Undertakings), 10 (Negative Undertakings) and 11 (Financial Undertakings) of the Common Terms Agreement.

12.	FURTHER ASSURANCE

Each party hereto shall (at its own cost) do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power and as may be reasonably requested of it by each other party in order to implement and/or give effect to this Agreement and the transactions contemplated by the Rose Notes Documentation.

13.	FORCE MAJEURE

13.1.	If the Servicer is rendered unable to carry out its obligations under this Agreement as a result of:

(a)	the occurrence of a Force Majeure Event, or

(b)	failure by the Rose Notes Issuer to comply with any of its obligations under this Agreement,

the Servicer shall not be liable for any failure to carry out its obligations under this Agreement which it is prevented from carrying out as a consequence of the event in question and, for so long as it is so prevented, it shall be relieved of such obligations under this Agreement without liability. This Clause 13.1. shall not apply if any such event arose as a direct result of a Breach of Duty by the Servicer.

13.2.	Notwithstanding that it is relieved from liability for failure to perform its obligations under this Agreement in certain specified circumstances, the Servicer shall take such reasonably practicable and cost-effective steps as are available to it (if any) to try and meet its obligations during the course of and after any event referred to in Clause 13.1., and shall take such reasonable practicable and cost effective steps as are available to it to procure that such event ceases to exist and/or that any loss resulting from any such event is minimised.

13.3.	If the Servicer is prevented from carrying out any of its obligations under this Agreement as a result of any event referred to in Clause 13.1., the Servicer shall give notice to the Rose Notes Issuer as soon as reasonably practicable detailing the particulars of such event.

14.	NO PRIMARY LIABILITY OF SERVICER

14.1.	The Obligations are solely obligations of the Rose Notes Issuer and nothing in this Agreement or any remaining Rose Notes Documentation shall cause the Servicer to be liable as primary debtor or guarantor, or otherwise as surety, for the indebtedness of the Rose Notes Issuer evidenced by the Obligations.

14.2.	The Servicer shall have no liability for the obligations of any Toll Payer in respect of any Rose Revenues and nothing in this Agreement shall constitute a guarantee, or similar obligation, by the Servicer in respect of any such obligation.

15.	INDEMNITIES

15.1.	The Servicer shall indemnify and at all times hold indemnified the Rose Notes Issuer against all Liabilities whatsoever suffered or incurred by the Rose Notes Issuer arising as a result of any Breach of Duty by the Servicer of any material provision of this Agreement or any Breach of Duty by the Servicer in relation to the performance of its material obligations under this Agreement.

15.2.	Notwithstanding the provisions of Clause 15.1., the Servicer and its directors, officers, employees or agents shall not be liable in respect of any Liability suffered or incurred by the Rose Notes Issuer as a result of:

(a)	any failure or delay on the part of the Rose Notes Issuer in supplying any information required to be delivered by the Rose Notes Issuer under the Rose Notes Documentation or the supplying by the Rose Notes Issuer of incorrect information;

(b)	any Breach of Duty by the Rose Notes Issuer in relation to its obligations under the Rose Notes Documentation to which the Servicer is a party; and

(c)	any action taken by the Servicer at the request of an authorised officer of the Rose Notes Issuer.

15.3.	Any indemnification payable by the Servicer under this Agreement shall be payable by the Servicer itself from its own resources (or by some other entity on behalf of the Servicer) and not from any funds derived from the Rose Revenues.

15.4.	Subject to and in accordance with the provisions of this Agreement and the Payments Priorities, the Rose Notes Issuer will reimburse the Servicer for all Liabilities (only to the extent they do not result from a Breach of Duty by the Servicer) reasonably incurred by the Servicer in such capacity or on behalf of the Rose Notes Issuer pursuant to this Agreement.

16.	SERVICER EVENTS

16.1.	The events under Clause 13 of the Common Terms Agreement shall each be treated as a Servicer Event.

16.2.	If a Servicer Event occurs, the Rose Notes Issuer (or the Rose Common Representative on its behalf) may at its discretion deliver a Servicer Event Notice to the Servicer.

17.	EFFECT OF RECEIPT OF SERVICER EVENT NOTICE

After receipt by the Servicer of a Servicer Event Notice but prior to the delivery of a Servicer Termination Notice, the Servicer shall:

(a)	hold to the order of the Rose Notes Issuer any monies then held by the Servicer on behalf of the Rose Notes Issuer together with any other Rose Revenues of the Rose Notes Issuer that may in the meantime be collected;

(b)	other than as the Rose Notes Issuer may direct pursuant to Clause 17.(d), continue to perform all of the Services (unless prevented by any Portuguese law or any applicable law) until the Servicer Termination Date;

(c)	take such further action in accordance with the terms of this Agreement as the Rose Notes Issuer may reasonably direct in relation to the Servicer’s obligations under this Agreement; and

(d)	stop taking any such action under the terms of this Agreement as the Rose Notes Issuer may reasonably direct, including, the collection of the Rose Revenues into the Rose Account or the dealing with the Rose Revenues.

18.	TERMINATION ON DELIVERY OF SERVICER TERMINATION NOTICE

At any time after the delivery of a Servicer Event Notice pursuant to Clause 17., the Rose Notes Issuer may deliver a Servicer Termination Notice to the Servicer, the effect of which shall be to terminate the Servicer’s appointment under this Agreement (but without affecting any accrued rights and Liabilities under this Agreement) on the Servicer Termination Date.

19.	PAYMENT PROVISIONS

19.1.	Except as otherwise provided in this Agreement, any interest, commitment, commission or fees due from one party to another under this Agreement shall accrue from day to day and shall be calculated in accordance with the Portuguese market practice.

19.2.	If any sum (a “Sum”) due from a paying party to a receiving party unser this Agreement or any order, judgement, award or decision given or made in relation thereto has to be converted from the currency (the “First Currency”) in which such Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)	making or filing a claim or proof against the paying party; or

(b)	obtaining or enforcing an order, judgement, award or decision in any court or other tribunal,

the paying party shall indemnify the receiving party from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

19.3.	The euro is the currency of account and payment for each and every sum at any time due from one party to another under this Agreement, except that each payment in respect of costs and expenses in respect of this Agreement shall be made in the currency in which the same were incurred.

19.4.	On each date on which this Agreement requires an amount to be paid by the Rose Notes Issuer to the Servicer, the Rose Notes Issuer shall make the relevant amount available to the Servicer on the account indicated in advance by the Servicer for such purpose, for value on the due date no later than the time specified in this Agreement or, if no time is specified in this Agreement, by close of banking hours on the due date.

19.5.	On each date on which this Agreement requires an amount to be paid by the Servicer to the Rose Notes Issuer (notably, the transfer of the Rose Revenues on every Quarterly Transfer Date), the Servicer shall make the relevant amount unconditionally available to the Rose Notes Issuer in free and immediately available funds by payment to the Rose Notes Issuer Account for value on the due date no later than the time specified in this Agreement or, if no time is specified in this Agreement, by close of banking hours on the due date.

19.6.	All payments required to be made by any party under this Agreement (notably, the transfer by the Servicer of the Rose Revenues on every Quarterly Transfer Date) shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

19.7.	Except as otherwise provided in this Agreement, any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day.

19.8.	If any amount paid pursuant to this Agreement shall be determined (after consultation in good faith between the parties) to have been incorrect, the parties shall consult in good faith in order to agree upon an appropriate method for rectifying such error so that the amounts subsequently received and retained by all parties are those which they would have received and retained if no such error had been made. For the avoidance of doubt, the Incorrect Payments (if any) shall be returned by the Rose Notes Issuer to the Servicer.

19.9.	If and whenever a payment is made by any party to another under this Agreement, the receiving party shall, except as otherwise provided in this Agreement, apply the amount received towards the obligations of the paying Rose Transaction Party under this Agreement in the following order:

(a)	first, in or towards payment of any liabilities which the receiving party is entitled to be paid under the terms of this Agreement;

(b)	secondly, in or towards payment pro rata of any accrued interest due but unpaid;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid.

19.10.	Except as otherwise provided in this Agreement, any sum payable under this Agreement is exclusive of any VAT chargeable on the supply for which that sum is the consideration (in whole or in part) for VAT purposes.

20.	WITHHOLDING TAXES and STAMP DUTY

20.1.	The Servicer shall make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is required by law.

20.2.	If a paying party becomes aware that it must make a Tax Deduction in respect of any payment under this Agreement (or that there is any change in the rate or the basis of a Tax Deduction) it shall notify the receiving party accordingly.

20.3.	If a Tax Deduction is required by law to be made by a paying party, the amount of the payment due from that paying party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

20.4.	If a paying party is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

20.5.	Within 15 Business Days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the paying party shall deliver to the receiving party payment evidence (including all relevant tax receipts) reasonably satisfactory to the that party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

20.6.	If a paying party makes any payment of Tax and a receiving party determines that a Tax Credit is attributable to that payment of Tax and the receiving party has obtained, utilised and retained that Tax Credit then the receiving party shall pay an amount to the paying party which the receiving party determines will leave it (after that payment) in the same after-tax position as it would have been in had the payment of Tax not been required to be made by the paying party.

20.7.	The Rose Notes Issuer shall, in consultation with the Servicer, take all reasonable steps to mitigate any circumstances which arise and which would result in any additional amount (notably on account of gross-up) becoming payable by the Servicer under or pursuant to the present Clause 20. if the Servicer is required to make a Tax Deduction.

21.	COSTS AND EXPENSES

21.1.	Except as otherwise provided in this Agreement, each party shall pay its own costs relating to the negotiation, preparation, execution and implementation by it of this Agreement and of each document referred to in it.

21.2.	The Servicer shall forthwith on demand by the Rose Notes Issuer indemnify the Rose Notes Issuer against any loss or liability which the Rose Notes Issuer incurs as a consequence of the payment or non payment of Tax in respect of this Agreement.

21.3.	If any stamp duty, registration taxes or fees, or any other similar duties or taxes are required to be paid with respect to this Agreement or any document referred to in this Agreement, the Servicer shall promptly arrange for the document to be stamped and the stamp duty and any such taxes, duties or fees to be paid from its own funds.

22.	NON-EXCLUSIVE

Nothing in this Agreement shall prevent any party from carrying on its own business in the manner which it thinks fit, unless, by so doing, it would render itself unable to perform its obligations under this Agreement in the manner contemplated in the Rose Notes Documentation.

23.	OBLIGATIONS AS CORPORATE OBLIGATIONS

23.1.	To the extent permitted by Portuguese law, no party shall have any recourse against any shareholder, officer, agent, employee or director of a party in his capacity as such, by any proceedings relating to a Dispute or otherwise, in respect of any obligation, covenant, or agreement of a party contained in this Agreement.

23.2.	It is expressly agreed and understood that this Agreement is a corporate obligation of each party.

23.3.	To the extent permitted by Portuguese law, no personal liability shall attach to or be incurred by any shareholder, officer, agent, employee or director of a party in his capacity as such, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or implied from this Agreement and any and all personal liability of every such shareholder, officer, agent, employee or director for breaches by such party of any such obligations, covenants or agreements, either at law or by statute, is hereby expressly waived by the other party as a condition of and consideration for the execution of this Agreement.

23.4.	The Servicer hereby agrees that to the extent permitted by law, it shall not, until the expiry of two years after the payment of all sums outstanding and owing under the latest maturing Note take any corporate action or other steps or legal proceedings for the winding-up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of the Rose Notes Issuer or of any or all of the Rose Notes Issuer’s revenues and assets, provided that the Service shall be entitled to take such corporate action or other steps or legal proceedings if, and to the extent that, such action does not arise in relation to the transactions contemplated by this Agreement or any Rose Notes Documentation.

23.5.	Without prejudice for the obligation of transferring the Rose Debt Service on each and every Quarterly Transfer Date to the Rose Notes Issuer Account, the Servicer shall not be liable either as a principal debtor, guarantor or in any other capacity for the discharge and payment of the obligations of any Toll Payer and nothing in this Agreement or in any Rose Notes Documentation, including but not limited to the statements made by the Servicer under the Servicer Warranties shall constitute a guarantee by, or similar obligations of, the Servicer in respect of such Toll Payer’s obligations.

24.	Exercise of rights and remedies

24.1.	A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

24.2.	Except where this Agreement specifically provides otherwise, the rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

25.	CONFIDENTIALITY

25.1.	Each party agrees that prior to the Final Discharge Date and thereafter it shall keep confidential and it shall not disclose to any person whatsoever, any information relating to the business, finances or other matters of a confidential nature of any of the Originator or the Rose Notes Issuer (as the case may be) which it may have obtained as a result of the negotiation and execution of any Rose Notes Documentation or of which it may otherwise have become possessed, including any data information concerning any Toll Payer.

25.2.	The parties shall use all reasonable endeavours to prevent any disclosure referred to in Clause 25.1. provided however that the provisions of Clause 25.1. shall not apply:

(a)	to the disclosure of any information to any person who is a Rose Transaction Party insofar as such disclosure is expressly permitted by the relevant Rose Notes Documentation and Portuguese applicable laws and regulations;

(b)	to the disclosure of any information already known to the recipient otherwise than as a result of entering into any of the Rose Notes Documentation;

(c)	to the disclosure of any information with the consent of the relevant Rose Transaction Parties;

(d)	to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

(e)	to the disclosure of any information which the parties agree as necessary or desirable to provide to prospective investors in the Rose Notes;

(f)	to the extent that the recipient is required to disclose the same pursuant to any applicable law or regulation or order of a regulatory entity;

(g)	to the extent that the recipient needs to disclose the same for the exercise, protection or enforcement of any of its rights under this Agreement or under the Rose Notes Documentation;

(h)	to the extent that the recipient needs to disclose the same to any of its employees provided that before any such disclosure each Rose Transaction Party shall make the relevant employees aware of its obligations of confidentiality under the relevant Rose Notes Documentation and shall at all times procure compliance with such obligations by such employees;

(i)	to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

(j)	to the disclosure of any information which an authorised rating agency may require to be disclosed to it or its professional advisers on the basis that the recipient will hold such information confidential upon substantially the same terms as this Clause; or

(k)	to the disclosure of any information which the Lead Manager may require to be disclosed to it or its professional advisers on the basis that the recipient will hold such information confidential upon substantially the same terms as this Clause.

26.	ENTIRE AGREEMENT

This Agreement, the Common Finance Documents and the Rose Notes Documentation constitute the entire agreement and understanding between the parties hereto relating to the transactions contemplated by the Rose Notes Documentation.

27.	VARIATION OF THIS AGREEMENT

No amendment to, or variation of, this Agreement (including, for the avoidance of doubt, this Clause 27.) shall be effective unless it is in writing and signed by, or by a duly authorised signatory of, each of the parties thereto.

28.	CONTINUATION OF OBLIGATIONS

Except to the extent that they have been performed and except where this Agreement specifically provides otherwise, the warranties, representations, indemnities, and obligations contained in this Agreement remain in force after the date on which they were expressed to take effect until the Final Legal Maturity Date.

29.	ASSIGNMENT

29.1	A party may not assign or transfer or purport to assign or transfer a right or obligation under this Agreement.

29.2	Each party is entering into this Agreement for its benefit and not for the benefit of another person.

29.3	In the event of a merger by the Servicer and the resulting entity assumes the obligations of the Servicer under this Agreement, this Agreement shall be binding upon such entity.

29.4	In the event of the liquidation of the Rose Notes Issuer in accordance with the Rose Notes Issuer’s constitutional documents and the Securitisation Law, the Rose Revenues may be transferred, inter alia, to another securitisation of credits fund (fundo de titularização de créditos) or a securitisation of credits company (sociedade de titularização de créditos), the rights and obligations of the Rose Notes Issuer towards the Servicer under this Agreement shall also be transferred to the transferee.

30.	NOTICES

30.1.	Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2.	The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)	in the case of the Servicer:

Address:	Edifício Brisa, Quinta da Torre da Aguilha 2785-599 São Domingos de Rana, Portugal
Fax number:	+351 21 444 8698
Telephone number:	+351 21 444 8724
Attention:	Dr. Manuel Matos / Dr. Orlando Parente

(b)	in the case of the Rose Notes Issuer:

Address:	Rua Castilho, n.º 20, 7.º
1250-069 Lisboa, Portugal
Fax number:	+351 21 352 6334
Telephone number:	+351 21 311 1296
Attention:	Dr. Bruno Carmo / Dra. Sónia Prates

30.3.	Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or 5 (five) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2., if addressed to that department or officer.

30.4.	Any communication or document to be made or delivered to the Rose Notes Issuer will be effective only when actually received by the Rose Notes Issuer and then only if it is expressly marked for the attention of the department or officer identified with the rose Notes Issuer’s signature below (or any substitute department or officer as the Rose Notes Issuer shall specify for this purpose).

30.5.	Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 30.2. or changing its own address or fax number, the relevant party shall notify the other parties.

30.6.	Any notice given under or in connection with this Agreement must be in English and all other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Rose Notes Issuer, accompanied by an English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.	GOVERNING LAW

This Agreement and all matters arising from or connected with it shall be governed by the laws of the Portuguese Republic.

32.	JURISDICTION

32.1.	The court of Lisbon (Tribunal da Comarca de Lisboa) has exclusive jurisdiction to settle any Dispute.

32.2.	The parties agree that the courts of Portugal are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

32.3.	The submission to the jurisdiction of the courts referred to in Clause 32.1. shall not (and shall not be construed so as to) limit the right of any person to take proceedings against any other party hereto in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not if and to the extent permitted by applicable law.

33.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

34.	EXECUTION

The parties have executed this Agreement on the date stated at the beginning of this Agreement.

SCHEDULE 1

SERVICES

1.	Management, servicing and administration

1.1.	The Rose Notes Issuer appoints the Servicer to manage, service and administer the Rose Revenues and Collections thereon in accordance with the terms of this Agreement.

1.2.	The Servicer will perform its services hereunder in accordance with its administrative procedures and the professional standards of care and practice of a prudent receivables servicer.

2.	Servicer’s general obligations

2.1.	The parties hereto concur in the appointment of the Servicer to act as agent of the Rose Notes Issuer in administering the Rose Revenues, including the collection of all sums due in relation to the Rose Revenues in accordance with the applicable terms, this Agreement and the applicable collecting procedures and, in particular the Servicer agrees to:

(a)	employ the appropriate number of personnel and allocate adequate premises and systems sufficient to ensure proper performance of the Services;

(b)	consider the interests of the Rose Notes Issuer in its relations with Toll Payers and in its exercise of any discretion arising from its performance of the Services;

(c)	comply with any reasonable directions, orders and instructions which the Rose Notes Issuer may from time to time give in accordance with this Agreement, provided that such directions, orders and instructions are lawfully permitted and are feasible for the Servicer’s resources; and

(d)	complying with its customary and usual servicing procedures for servicing comparable Rose Revenues in accordance with its policies and procedures;

(e)	notwithstanding the particular provisions of this Agreement, take all other action, employ all skill and attention and do all other things which it would be reasonable to expect a of the degree of a good faith manager and otherwise in accordance with applicable law.

2.2.	The Rose Notes Issuer agrees not to take any action inconsistent with the Servicer’s obligations under this Agreement and shall provide such assistance as is reasonably requested by the Servicer in order to enable the Servicer to perform the Services.

3.	Collection of amounts due

The Servicer shall use all reasonable endeavours to:

(a)	collect the Rose Revenues and arrange payment of all sums due under or in connection with the Rose Revenues;

(b)	deliver all and any notices required by law, its internal collecting policies or the Rose Revenues Sale Agreement to Toll Payers specifying the amount due and the relevant date for payment of any contractual obligation from which Rose Revenues may arise;

(c)	recover amounts due from Toll Payers in accordance with the most appropriate and efficient enforcement procedures;

(d)	arrange for payment of all sums so collected into the Collections Accounts in accordance with this Agreement; and

(e)	enforce all obligations of Toll Payers under any contractual obligation from which Rose Revenues may arise,

in each case on behalf of the Rose Notes Issuer in an efficient and timely manner.

4.	Servicer to have regard to directions of Rose Notes Issuer

The Servicer shall comply with all directions from the Rose Notes Issuer in relation to the collection and enforcement of the Rose Revenues (subject to the protection of its own relationship with the Toll Payers).

5.	Payment into Collections Accounts

The Servicer agrees to procure that the Rose Revenues are paid into any of the Collections Accounts.

6.	Servicer obligation to segregate monies and no encumbrance

The Servicer shall not create or permit to exist any lien or other encumbrance or security interest on any Rose Revenues or Collections.

7.	Servicer to instruct the Eligible Banks regarding payments of Collections

7.1.	The Servicer undertakes that it shall give all necessary instructions to ensure that a sum corresponding to 100 per cent. of the Rose Debt Service payable with respect to each Collection Period is transferred to the Rose Notes Issuer Account by no later than 12:30p.m. on the related Quarterly Transfer Date, in accordance with the provisions of this Agreement.

7.2.	If the Eligible Bank which has been instructed pursuant to Clause 8.1. fails to comply with such instructions, the Servicer shall, so far as it is able, take all such reasonable administrative actions as are reasonable to ensure that 100 per cent. of the Rose Debt Service payable with respect to the relevant Collection Period is transferred to the Rose Notes Issuer Account as soon as possible.

8.	Establishment of the Collections Accounts

The Servicer confirms and undertakes as at the Closing Date:

(a)	that the Rose Account has been established with an Eligible Bank prior to the Rose Closing Date and is in operation; and

(b)	that save as otherwise provided in this Agreement the Rose Account shall be operated and maintained and substituted only by other accounts domiciled with an Eligible Bank.

SCHEDULE 2

QUARTERLY REPORT

[—]

Quarterly Report

Servicer: [—]

Calculation Date: [—]

Rose Notes Issuer: Tagus – Sociedade de Titularização de Créditos, S.A.

Collections
	1st quarter	2nd quarter	3rd quarter	4th quarter
Collection Period starting date
Collection Period ending date
Quarterly Transfer Date
Payment Date
Amount of Rose Revenues to be transferred in relation to the
Collection Period
Amount of Rose Revenues received in the Collection Period
100% of the Rose Debt Service
(a) Principal
(b) Interest
(c) Expenses
105% of the Rose Debt Service
(a) Principal
(b) Interest
(c) Expenses
Amount of Collections that will be transferred to the Rose Notes Issuer
Account
Global amount of collections*
Global level of traffic*

*	Global amount of collections and global level of traffic refer to the quarter preceding the one to which the remaining information refers.

Rose Revenues
	as from the Closing Date	in the preceding Payment Date	in the next Payment Date
Discharged Rose Revenues
	on the Closing Date	on the preceding Payment Date	on the next Payment Date
Outstanding Rose Revenues

Prepayment of Rose Revenues
	as from the Closing Date	during the preceding Interest Period	during the current Interest Period
Principal
Repurchase Premium

The Servicer represents and warrants, as on the present date, that the information contained in this Quarterly Report is true, complete, updated and accurate in all respects.

SCHEDULE 5

Amended Rose Common Representative Appointment Agreement

(formerly named Common Representative Appointment Agreement)

ROSE No. 1 Securitisation Notes

ROSE COMMON REPRESENTATIVE APPOINTMENT AGREEMENT

(formerly named Common Representative Appointment Agreement)

between

TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A.

AS ROSE NOTES ISSUER

and

DEUTSCHE TRUSTEE COMPANY LIMITED

AS ROSE COMMON REPRESENTATIVE

in relation to the issue by

TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A.

of

€400,000,000 Securitisation Notes due 2012

(ARTICLE 62 ASSET IDENTIFICATION CODE: 200712TGSBRSNXXN0024)

19 DECEMBER 2007

AS AMENDED ON [•] NOVEMBER 2010

THIS AGREEMENT is made on 19 December 2007, as amended on [•] November 2010.

BETWEEN:

(1)	Tagus – Sociedade de Titularização de Créditos, S.A., a limited liability company incorporated under the laws of Portugal as a special purpose vehicle for the purposes of issuing asset-backed securities, having its registered office at Rua Castilho, no. 20, Lisbon, Portugal with a share capital of €250,000 and registered with the Commercial Registry of Lisbon under the sole registration and tax number 507 130 820 (the “Rose Note Issure”) and

(2)	Deutsche Trustee Company Limited, a company incorporated under the laws of England and Wales, with registered number 00338230, having its registered office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, in its capacity as initial representative of the Rose Noteholders pursuant to article 65 of the Securitisation Law and in accordance with the Conditions and the terms of this Agreement (the “Rose Common Representative”, which expression shall include any replacement Rose Common Representative appointed form time to time).

WHEREAS:

(A)	The Rose Notes Issuer has authorised the creation and issue of the Rose Notes, to be issued in accordance with this Agreement.

(B)	The Rose Common Representative has agreed to act as common representative of the holders of the Rose Notes in accordance with the terms and conditions of the Rose Notes and the provisions of this Agreement.

(C)	In the context of a corporate reorganisation of Brisa, and under the terms and conditions set forth in the Novation, Amendment and Restatement Agreement entered into by and between, inter alia, the Rose Notes Issuer and the Rose Common Representative, the Originator has ceased to be Brisa – Auto-Estradas de Portugal, S.A. with effects as from [date] November 2010.

(D)	With effects as from [date] November 2010, the New Concessionaire has undertaken all and every rights and liabilities held by Brisa – Auto-Estradas de Portugal, S.A. under or in connection with the Rose Notes Documentation.

THE PARTIES AGREE AS FOLLOWS:

SECTION A

INTERPRETATION

1.	Definitions

1.1	In this Agreement and the Recitals hereto defined terms have the meanings ascribed to them in the terms and conditions of the Rose Notes, contained in the Prospectus dated on or about 18 December 2007, as amended form time to time (the “Conditions”), or in the Rose Revenues Sale Agreement executed on 19 December 2007, as novated, amended and restated from time to time.

1.2	In this Agreement, “Potential Rose Notes Issuer Event of Default” means any event which may become (with the passage of time, the giving of notice, the making of any determination or any combination thereof) a Rose Notes Issuer Event of Default in accordance with Condition 12.2 (Rose Notes Issuer Events of Default) and “Written Rose Resolution” means a resolution in writing signed by or on behalf of all holders of Rose Notes who for the time being are entitled to receive notice of a Meeting in accordance with Schedule 5 hereto (Provisions for Rose Meetings), whether contained in one document or several documents of same form, each signed by or on behalf of one or more of such holders of the Rose Notes.

2.	Principles of interpretation and construction

2.1	Knowledge

References in any document that forms part of the Rose Notes Documentation to the expressions “so far as such Originator is aware” or “to the best of the knowledge” of the Originator or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of senior officers of the Originator.

References in any document that forms part of the Rose Notes Documentation to the expressions “so far as the Servicer is aware” or “to the best of the knowledge” of the Servicer or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of senior officers of the Servicer.

References in any document that forms part of the Rose Notes Documentation to the expressions “so far as the Rose Notes Issuer is aware” or “to the best of the knowledge, information and belief of the Rose Notes Issuer” or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of directors of the Rose Notes Issuer, together with the knowledge which such persons could have had if the relevant director had actually carried out the necessary enquiries in relation to those matters.

References in any document that forms part of the Rose Notes Documentation to the expressions “so far as the Rose Common Representative is aware” or “to the best of the knowledge, information and belief of the Rose Common Representative” or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of senior officers of the Rose Common Representative.

2.2	Interpretation

Any reference in the Rose Notes Documentation to:

a document being in an “agreed form” means that the form of the document in question has been agreed between the proposed parties thereto and that a copy thereof has been signed for the purposes of identification by Vieira de Almeida & Associados – Sociedade de Advogados, R.L. notwithstanding eventual changes that the parties may negotiate to such document;

“Authorized Signatories” means representatives of the party at the stake, enjoying the necessary powers to carry out the act they are carrying out;

“continuing”, in respect of a Potential Rose Notes Issuer Event of Default, an Originator Event of Default or an Rose Notes Issuer Event of Default shall be construed as a reference to a Potential Rose Notes Issuer Event of Default, an Originator Event of Default or an Rose Notes Issuer Event of Default, as the case may be, which has not been waived in accordance with the Conditions or, as the case may be, the relevant Rose Notes Documentation, and in respect of a Potential Rose Notes Issuer Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the Conditions or, as the case may be, the relevant Rose Notes Documentation;

“Euroclear” and/or “Clearstream, Luxembourg” shall, wherever the context so admits, be deemed to include reference to any additional or alternative clearing system approved by the Rose Notes Issuer and the Rose Common Representative in relation to the Rose Notes;

“holder” means the bearer of a Rose Note and the words “holders” and related expressions shall (where appropriate) be construed accordingly;

“including” shall be construed as a reference to “including without limitation”, so that any list of items or matters appearing after the word “including” shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word “including”;

“indebtedness” shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a “law” shall be construed as any law (including common or customary law), statue, constitution, decree, judgement, treaty, regulation, directive, by-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month except that:

(a)	if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the first Business Day in that next succeeding calendar month,

and references to “months” shall to be construed accordingly;

a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

“repay”, “redeem” and “pay” shall each include both of the others and “repaid”, “repayable” and “repayment”, “redeemed”, “redeemable” and “redemption” and “paid”, “payable” and “payment” shall be construed accordingly;

a reference to any person defined as a “Rose Transaction Party” in or being a party to this Agreement or any document that forms part of the Rose Notes Documentation or in the Conditions shall be construed so as to include it and any subsequent successors and permitted transferees in accordance with their respective interests;

a “subsidiary” of a company or corporation shall be construed as a reference to any company or corporation:

(a)	which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(c)	which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

a “successor” of any party shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of the jurisdiction of incorporation or domicile of such party has assumed the rights and obligations of such party under any document that forms part of the Rose Notes Documentation or to which, under such laws, such rights and obligations have been transferred; and

a “wholly-owned subsidiary” of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company’s or corporation’s wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries.

2.3	Currency symbols

“€” and “euro” denote the single currency introduced at the start of the first stage of the European Monetary Union pursuant to the Treaty establishing the European Community.

2.4	Rose Notes Documentation and other agreements

Any reference to any document defined as a document that forms part of the Rose Notes Documentation or any other agreement or document shall be construed as a reference to such document that forms part of the Rose Notes Documentation or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, supplemented or replaced.

2.5	Statutes and treaties and decrees

Any reference to a law, statute or treaty or a decree shall be construed as a reference to such law, statute or treaty or decree as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

2.6	Time

Any reference in any document that forms part of the Rose Notes Documentation to a time of day shall, unless a contrary indication appears, be a reference to Lisbon time.

2.7	Schedules

Any Schedule of, or Appendix to a document that forms part of the Rose Notes Documentation forms part of such document and shall have the same force and effect as if the provisions of such Schedule or Appendix were set out in the body of such document. Any reference to a document that forms part of the Rose Notes Documentation shall include any such Schedule or Appendix.

2.8	Headings

Section, Part, Schedule, Paragraph and Clause headings are for ease of reference only.

2.9	Sections

Except as otherwise specified in the Rose Notes Documentation, reference in a document that forms part of the Rose Notes Documentation to a:

2.9.1	“Section” shall be construed as a reference to a Section of such document that forms part of the Rose Notes Documentation;

2.9.2	“Part” shall be construed as a reference to a Part of such document that forms part of the Rose Notes Documentation;

2.9.3	“Schedule” shall be construed as a reference to a Schedule of such document that forms part of the Rose Notes Documentation;

2.9.4	“Clause” shall be construed as a reference to a Clause of a Part or Section (as applicable) of such document that forms part of the Rose Notes Documentation; and

2.9.5	“Paragraph” shall be construed as a reference to a Paragraph of a Schedule of such document that forms part of the Rose Notes Documentation.

2.10	Number

In any document that forms part of the Rose Notes Documentation, save where the context otherwise requires, words importing the singular number include the plural and vice versa.

2.11	Time of the essence

Any date or period specified in any document that forms part of the Rose Notes Documentation may be postponed or extended by agreement between the parties, but as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

SECTION B

APPOINTMENT

3.	The Rose Common Representative

3.1	Appointment

Deutsche Trustee Company Limited is appointed and hereby accepts to act, as initial representative of the holders of the Rose Notes pursuant to article 65 of the Securitisation Law in accordance with the Conditions and the provisions of this Agreement.

3.2	Powers

The Rose Common Representative shall have among others the power to:

(a)	exercise in the name and on behalf of the Rose Noteholders all the rights, powers, authorities and discretions vested on the Rose Noteholders or itself (in its capacity as common representative of the Rose Noteholders pursuant to article 65 of the Securitisation Law) by law, under this Agreement or under any other document that forms part of the Rose Notes Documentation to which the Rose Common Representative is a party;

(b)	start any action in the name and on behalf of the Rose Noteholders in any proceedings;

(c)	enforce or execute in the name and on behalf of the Rose Noteholders any Rose Resolution passed by a Meeting of the Rose Noteholders;

(d)	after the delivery of an Enforcement Notice, exercise, in the name and on behalf of the Rose Notes Issuer, the rights of the Rose Notes Issuer under the Rose Notes Documentation (other than this Agreement) pursuant to this Agreement.

3.3	Rose Noteholders

For so long as the Rose Notes are held in immobilised form in Euroclear or Clearstream, Luxembourg on behalf of the beneficial owners, any reference in this Agreement and in the Conditions to the “holder” of a Rose Note or to the “Rose Noteholders” is to the beneficial owners of the Rose Notes, holding their interest through the participants in Euroclear or Clearstream, Luxembourg.

3.4	Rose Common Representative to act on behalf of Rose Notes Issuer

The Rose Notes Issuer agrees that the Rose Common Representative may, after the occurrence of a Potential Rose Notes Issuer Event of Default, an Originator Event of Default or an Rose Notes Issuer Event of Default, act in the name and on behalf of the Rose Notes Issuer and for the benefit of the Rose Noteholders in connection with the Rose Notes Documentation and in relation to the Rose Revenues (including for the purpose of selling the Rose Revenues following the service of an Enforcement Notice to the Rose Notes Issuer) in accordance with this Agreement, the Conditions and the Securitisation Law and, in particular:

(a)	to the extent permitted by law and the Rose Notes Documentation, the Rose Common Representative may give any notice or direction or request on behalf of the Rose Notes Issuer to the Rose Transaction Creditors and the Rose Noteholders which may be given by the Rose Notes Issuer under the Rose Notes Documentation and if any such notice or direction or request of the Rose Notes Issuer conflicts with any such notice or direction or request of the Rose Common Representative, the notice or direction or request of the Rose Common Representative shall prevail;

(b)	the Rose Common Representative is entitled to exercise the rights of the Rose Notes Issuer under the Rose Notes Documentation on behalf of the Rose Notes Issuer;

(c)	if the interests of the Rose Notes Issuer conflict with the interests of the Rose Noteholders represented by the Rose Common Representative, the interests of the Rose Noteholders represented by the Rose Common Representative shall prevail and the Rose Common Representative will have no liability to the Rose Notes Issuer.

SECTION C

REPRESENTATIONS AND COVENANTS BY THE ROSE NOTES ISSUER

4.	Representations and Covenants under the Rose Notes Documentation

4.1	Representations and Warranties

The Rose Notes Issuer gives certain representations and warranties – the Rose Notes Issuer Warranties – to the Rose Common Representative (in its capacity as Common Representative of the Rose Noteholders) on the terms set out in Schedule 6 (Rose Notes Issuer Warranties) of this Agreement.

4.2	Covenants

The Rose Notes Issuer covenants with the Rose Common Representative (in its capacity as Common Representative of the Rose Noteholders) on the terms of the Rose Notes Issuer Covenants set out in Schedule 7 (Rose Notes Issuer Covenants) of this Agreement, and covenants to comply with those provisions of the Conditions, this Agreement and the other documents that form part of the Rose Notes Documentation that are expressed to be binding on it and to perform and observe the same.

4.3	Instruments subject to this Agreement

The Rose Notes, Rose Coupons and Rose Receipts are subject to the provisions contained in this Agreement, all of which shall be binding upon the Rose Notes Issuer, the Rose Noteholders, the Rose Couponholders, the Rose Receiptholders and all persons claiming through or under them respectively.

4.4	Benefit held on behalf of the Rose Noteholders

The Rose Common Representative holds the benefit of the covenant to pay contained in Clause 6 (Covenant to repay principal) and Clause 7 (Covenant to pay interest) on behalf of the Rose Noteholders and holds the benefit of the remainder of the Rose Notes Issuer Covenants, Rose Notes Issuer Warranties, Originator Covenants, Originator Warranties, the Rose Assets and the proceeds of the Rose Assets on behalf of the Rose Noteholders in accordance with the terms of this Agreement.

4.5	Rose Common Representative Appointment Agreement forms part of the Conditions

Pursuant to article 65.2 of the Securitisation Law and in accordance with Condition 1 (General), this Agreement forms part of the Conditions.

SECTION D

AMOUNT OF THE ROSE NOTES AND COVENANT TO REPAY AND PAY INTEREST

ON THE ROSE NOTES

5.	Amount of the Rose Notes

The aggregate Principal Amount Outstanding of the Rose Notes on the Rose Closing Date is limited to the aggregate of the initial principal amount of the Rose Notes.

6.	Covenant to repay principal

The Rose Notes Issuer covenants with the Rose Common Representative that it will unconditionally pay or procure to be paid to or to the order of the Rose Common Representative in

London in euro in the same day and in cleared funds, in accordance with Clause 8 (Conditions of payment), the principal amount of the Rose Notes or any of them or any part thereof becoming due for redemption or repayment in accordance with the Conditions as and when:

(a)	the Rose Notes or any of them become due to be redeemed; or

(b)	any principal on the Rose Notes or any of them becomes due to be repaid.

7.	Covenant to pay interest

Until all payments of principal are duly made under Clause 6 (Covenant to repay principal) the Rose Notes Issuer shall pay or procure to be paid to or to the order of the Rose Common Representative in London in euro in the same day and in cleared funds, on the dates provided for in the Conditions (after as well as before any judgment or other order of any court of competent jurisdiction) in accordance with Clause 8 (Conditions of payment), interest on the Principal Amount Outstanding of the Rose Notes or any of them outstanding from time to time, subject to the provisions of the Conditions and Clause 10 (Rate of interest after a default).

8.	Conditions of payment

8.1	Manner of payment

All monies received by the Rose Common Representative under this Agreement from the Rose Notes Issuer shall be held by the Rose Common Representative on behalf of the Rose Transaction Creditors to be applied in accordance with the Conditions and the Payment Priorities.

8.2	Application of payments

Every payment of principal or interest in respect of the Rose Notes made to the Rose Paying Agent in the manner provided in the Rose Paying Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the Rose Notes Issuer contained in Clause 6 (Covenant to repay principal) and Clause 7 (Covenant to pay interest) except, in the case of payment to the Rose Paying Agent, to the extent that there is default in the subsequent payment thereof to the Rose Noteholders or the holders of Rose Coupons (as the case may be) under the Conditions.

8.3	Payment after due date

If any payment of principal or interest in respect of the Rose Notes is made after the due date, payment shall be deemed not to have been made until the earlier of:

(a)	the date on which the full amount (including any interest accrued to that date) is paid to the relevant Rose Noteholders; and

(b)	the seventh day after notice has been given to the relevant Rose Noteholders in accordance with the Notices Condition that the full amount (together with interest accrued to that date) has been received by the Rose Paying Agent or the Rose Common Representative.

8.4	Default interest

In any case where payment of the whole or any part of the principal amount or any amount payable by way of interest due in respect of any Rose Note, Rose Coupon or Rose Receipt is improperly withheld or refused upon due presentation (if so provided for in the Conditions) of the relevant Rose Note, Rose Coupon or Rose Receipt, interest shall accrue in accordance with Clause 10 (Rate of interest after an Event of Default) on the whole or such part of such principal amount from the date of such withholding or refusal until the earlier of:

(a) the date on which such principal amount due is paid to the relevant Rose Noteholder or Rose Receiptholder (as the case may be); and

(b)	the seventh day after notice has been given to the relevant Rose Noteholders in accordance with the Notices Condition that the full amount payable in respect of the said principal amount is available for collection by such Rose Noteholders, provided that on further due presentation thereof (if so provided for in the Conditions) such payment is in fact made.

8.5	Maximum payments

No provision contained in the Rose Notes, the Conditions or this Agreement will require the Rose Notes Issuer to pay:

(a)	an amount of principal in respect of a Rose Note which exceeds the Principal Amount Outstanding of such Rose Note, in each case, at the relevant time; or

(b)	an amount of interest calculated on any principal amount in excess of such Principal Amount Outstanding.

9.	Effect of events of default

9.1	Rose Notes due and payable

Upon the delivery of an Enforcement Notice, the Rose Notes, without further action or formality, shall become immediately due and payable at their Principal Amount Outstanding, together with accrued interest.

9.2	Appointment of Rose Paying Agent, Transaction Manager and Servicer for Rose Common Representative

At any time after the occurrence of a Potential Rose Notes Issuer Event of Default, an Originator Event of Default or a Rose Notes Issuer Event of Default which shall not have been waived by the Rose Common Representative or remedied to its satisfaction, the Rose Common Representative may:

9.2.1	by giving a written notice to the Rose Notes Issuer, the Rose Paying Agent, the Transaction Manager and the Servicer, require the Rose Paying Agent, the Transaction Manager and the Servicer to:

(a)	act thereafter as Rose Paying Agent, Transaction Manager and Servicer of the Rose Common Representative under the provisions of the Rose Notes, the Conditions and this Agreement on the terms provided in the Rose Paying Agency Agreement, Transaction Management and Rose Notes Issuer Account Agreement and Rose Revenues Servicing Agreement (with consequential amendments as necessary) save that the Rose Common Representative’s liability under any provisions of the Rose Paying Agency Agreement, Transaction Management and Rose Notes Issuer Account Agreement and Rose Revenues Servicing Agreement, respectively, for the indemnification, remuneration and payment of out-of-pocket expenses of the Rose Paying Agent, Transaction Manager and Servicer shall be limited to amounts for the time being held by the Rose Common Representative in relation to the Rose Notes on the terms of this Agreement and available to the Rose Common Representative for such purpose in relation to this securitisation and without any recourse to the personal funds of the Rose Common Representative; and

(b)	(in the case of the Rose Paying Agent only) hold all Rose Notes, Rose Coupons and Rose Receipts, and all sums, documents and records held by them in respect of the Rose Notes, Rose Coupons and Rose Receipts on behalf of the Rose Common Representative; and

(c)	deliver up all sums, documents and records held by them in respect of Rose Notes, Rose Coupons and Rose Receipts, and all Rose Notes, Rose Coupons and Rose Receipts held by them to the Rose Common Representative or as the Rose Common Representative shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Rose Paying Agent, the Transaction Manager or the Servicer is obliged not to release by any Requirement of Law or Regulatory Direction; and

9.2.2	by giving written notice to the Rose Notes Issuer, require the Rose Notes Issuer to make all subsequent payments in respect of the Rose Notes, the Rose Coupons and the Rose Receipts as they fall due to or to the order of the Rose Common Representative and not to the Rose Paying Agent and with effect from the issue of any such notice until such notice is withdrawn, the provisions in Clause 8.2 (Application of payments) and (so far as it concerns payments by the Rose Notes Issuer) Clause 24 (Payment to Rose Noteholders, Rose Couponholders and Rose Receiptholders) shall cease to have effect.

10.	Rate of interest after delivery of an Enforcement Notice

If the Rose Notes become immediately repayable pursuant to the Conditions after the delivery of an Enforcement Notice, the Floating Rate of Interest payable thereon shall be calculated at three monthly intervals, the first of which shall commence on the expiry of the Interest Period during which the Rose Notes become so repayable. In these circumstances, interest payable on the Rose Notes will be calculated in accordance with Condition 7 (Interest) (with consequential amendments as necessary) except that the Floating Rate of Interest need not be published.

SECTION E

FORM AND ISSUE OF THE ROSE NOTES

11.	Global Notes

The Rose Notes initially represented by the Temporary Global Note in the form, or substantially in the form, set out in Schedule 1 (Form of Temporary Global Note). Interests in the Temporary Global Note have been exchanged on the relevant Exchange Date, in accordance with its terms, for interests in the Permanent Global Note in the form, or substantially in the form, set out in Schedule 2 (Form of Permanent Global Note). The Permanent Global Note shall be exchangeable in whole, but not in part, in accordance with its terms for Definitive Rose Notes.

12.	Definitive Rose Notes

The Definitive Rose Notes, the Rose Coupons and Rose Receipts will be security printed in accordance with applicable legal and stock exchange requirements in the respective forms, or substantially in the respective forms, set out in Schedule 3 (Form of Definitive Rose Notes, Rose Coupons and Rose Receipts). Each Definitive Rose Note shall be issued in the minimum denomination of €50,000 each, and in integral multiples of 1,000 in excess thereof, be serially numbered, with Rose Coupons for dates falling after the date of issue and Rose Receipts attached and shall be endorsed with the relevant Conditions.

13.	Notification of issue of Definitive Rose Notes

The Rose Notes Issuer shall notify the Rose Common Representative and, if applicable, the Rose Paying Agent forthwith upon the occurrence of any of the exchange events referred to in the Permanent Global Note and shall, unless the Rose Common Representative agrees otherwise, promptly give notice in accordance with the Notices Condition of the occurrence of any such Exchange Event and of its obligations to issue Definitive Rose Notes to the relevant Rose Noteholders.

14.	Signature

14.1	Global Notes

The Global Notes will each be signed manually or in facsimile by Authorised Signatories of the Rose Notes Issuer on behalf of the Rose Notes Issuer and will be authenticated manually by or on behalf of the Rose Paying Agent. The Rose Notes Issuer may use the facsimile signature of a person who at the date of this Agreement is an Authorised Signatory even if at the time of issue of any Global Note he no longer holds that office. Global Notes so executed and authenticated will be binding and valid obligations of the Rose Notes Issuer.

14.2	Definitive Rose Notes

The Definitive Rose Notes shall be signed manually or in facsimile by two directors of the Rose Notes Issuer in accordance with article 352.2 of the Portuguese Companies Code (Código das Sociedades Comerciais). The Rose Coupons and Rose Receipts shall not be signed. The Rose Notes Issuer may use the facsimile signature of any person who at the date of printing of the Definitive Rose Notes is a director of the Rose Notes Issuer notwithstanding that at the time of issue of any of the Definitive Rose Notes he may have ceased for any reason to be the holder of such office and the Definitive Rose Notes so executed shall be binding and valid obligations of the Rose Notes Issuer. The Rose Notes Issuer shall procure that, prior to their issue, the Definitive Rose Notes will be authenticated manually by or on behalf of the Rose Paying Agent and none of the Definitive Rose Notes or the related Rose Coupons and Rose Receipts shall be valid for any purpose unless and until the relevant Definitive Rose Notes have been so authenticated.

15.	Entitlement to treat holder as owner

15.1	Deemed absolute owner

The Rose Notes Issuer, the Rose Common Representative and any Rose Paying Agent may deem and treat the holder of any Instrument as the absolute owner of such Instrument (whether or not such Instrument shall be overdue and notwithstanding any notation of ownership or other writing on it or any notice of previous loss or theft of such Instrument) for all purposes. Except as ordered by a court of competent jurisdiction or as required by applicable law, the Rose Notes Issuer, the Rose Common Representative and the Rose Paying Agent shall not be affected by any notice to the contrary and shall make payments thereon accordingly.

15.2	Payments valid

All payments made to a holder of any Instrument in accordance with Clause 15.1 (Deemed absolute owner) shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the monies payable upon the Rose Notes, Rose Coupons and Rose Receipts.

16	Failure to issue Rose Notes in definitive form following imposition of taxation

If after the Exchange Date, the Rose Notes Issuer becomes obliged to issue Definitive Rose Notes pursuant to the terms of the relevant Permanent Global Note by reason of any amendment to, or change in the laws or regulations of the Portuguese Republic, but fails to do so within 30 days of such event, then the Rose Notes Issuer shall indemnify the Rose Common Representative for and on behalf of the Rose Noteholders against any loss or damage incurred by any of them if the amount received by any of them is less than the amount that would have been received had the Definitive Rose Notes been issued. If and for so long as the Rose Notes Issuer discharges its obligations under this indemnity, the breach by the Rose Notes Issuer of the provisions of the relevant Permanent Global Note shall be deemed to be remedied from the date of such breach.

SECTION F

WAIVER, MODIFICATIONS AND SUBSTITUTION

17.	Waiver

17.1	Waiver

The Rose Common Representative may, at its sole discretion, at any time and from time to time, without prejudice to its rights in respect of any subsequent breach, condition, event or act, without the consent or sanction of the Rose Noteholders or the Rose Transaction Creditors, concur with the Rose Notes Issuer and any other relevant Rose Transaction Party in authorising or waiving on such terms and subject to such conditions (if any) as it may decide, a proposed breach or breach by the Rose Notes Issuer of any of the covenants or provisions contained in this Agreement, the Rose Notes or the other Rose Notes Documentation (other than in respect of a Reserved Matter or any provision of the Rose Notes, this Agreement or such other document that forms part of the Rose Notes Documentation referred to in the definition of a Reserved Matter) which, in the opinion of the Rose Common Representative will not be materially prejudicial to the interests of the holders of the Rose Notes then outstanding (provided that it may not, and only the Rose Noteholders may by a Rose Resolution determine that any Rose Notes Issuer Event of Default or Originator Event of Default shall not be treated as such for the purposes of this Agreement, the Rose Notes or any of the other Rose Notes Documentation).

17.2	Binding nature

Any authorisation or waiver referred to in Clause 17.1 (Waiver) shall be binding on the Instrumentholders, the Rose Notes Issuer and the other Rose Transaction Creditors.

17.3	Restriction on powers

The Rose Common Representative shall not exercise any powers conferred to it by Clause 17.1 (Waiver) and Condition 16.2 (Waiver) in contravention of any of the restrictions set out therein or any express direction by way of a Rose Resolution of the holders of the Rose Notes then outstanding or of a request or direction in writing made by the holders of not less than 50 per cent of the aggregate Principal Amount Outstanding of the Rose Notes then outstanding, but no such direction or request (a) shall affect any authorisation or waiver previously given or made or (b) shall authorise or waive any such proposed breach or a breach relating to a Reserved Matter unless the holders of the Rose Notes then outstanding have, by Rose Resolution, so authorised or waived such breach or proposed breach.

17.4	Notification

Unless the Rose Common Representative otherwise agrees, the Rose Notes Issuer shall cause any such authorisation or waiver to be notified to the Rose Noteholders and the relevant Rose Transaction Creditors in accordance with the Notices Condition and the Rose Notes Documentation, as soon as practicable after it has been made.

18.	Modifications

18.1	Modification of Rose Notes Documentation

The Rose Common Representative may at any time and from time to time, without the consent or sanction of the Rose Noteholders or any other Rose Transaction Creditor, concur with the Rose Notes Issuer and any other relevant Rose Transaction Party in making:

(a)	any modification to the Rose Notes, the Conditions, this Agreement or any other document that forms part of the Rose Notes Documentation in relation to which the consent of the Rose Common Representative is required (other than in respect of a Reserved Matter or any provision of the Rose Notes, these Conditions or any of the Rose Notes Documentation referred to in the definition of a Reserved Matter), which, in the opinion of the Rose Common Representative will not be materially prejudicial to the interests of the holders of the Rose Notes then outstanding; or

(b)	any modification, other than a modification in respect of a Reserved Matter, to the Conditions, this Agreement or any other document that forms part of the Rose Notes Documentation in relation to which the consent of the Rose Common Representative is required, if, in the opinion of the Rose Common Representative, such modification is of a formal, minor, administrative or technical nature, results from mandatory provisions of Portuguese law, or is made to correct a manifest error or an error which is, to the satisfaction of the Rose Common Representative, proven, or is necessary or desirable for the purposes of clarification.

The Rose Common Representative will seek and obtain, and can rely on, guidance from Portuguese legal advisors whenever reasonable doubts arise as to whether, under Portuguese law, including article 355 of the Portuguese Companies Code (Código das Sociedades Comerciais) and article 65 of the Securitisation Law, an amendment to any of the Rose Notes Documentation or to the Conditions of the Rose Notes should be considered a Reserved Matter and be treated as such.

18.2	Binding nature

Any modification referred to in Clause 18.1 (Modification of Rose Notes Documentation) shall be binding on the Instrumentholders, the Rose Notes Issuer and the other Rose Transaction Creditors.

18.3	Notice of modification

Unless the Rose Common Representative otherwise agrees, the Rose Notes Issuer shall cause any such modification to be notified to the Rose Noteholders and the other relevant Rose Transaction Creditors in accordance with the Notices Condition and the Rose Notes Documentation, as soon as practicable after it has been made.

18.4	Restriction on power

The Rose Common Representative shall not exercise any powers conferred upon it by this Clause 18 (Modifications) in contravention of the restrictions set out therein or any express direction by a Rose Resolution of the holders of the Rose Notes then outstanding or of a request or direction in writing made by the holders of not less than 50 per cent. in aggregate Principal Amount Outstanding of the Rose Notes then outstanding, but no such direction or request (a) shall affect any modification previously made in accordance with Clause 18.1 (Modification of Rose Notes Documentation) or (b) shall authorise any amendment relating to a Reserved Matter unless the holders of the Rose Notes then outstanding have, by Rose Resolution, so authorised such amendment.

SECTION G

ORIGINATOR EVENT OF DEFAULT AND ROSE NOTES ISSUER EVENT OF DEFAULT

19.	Enforcement Notice, disposal of Rose Assets and proceedings

The parties hereto acknowledge and agree that:

19.1	Enforcement Notices

The Rose Common Representative will not send any Enforcement Notice in case an Originator Event of Default occurs, as in such case, any notice shall be sent by the Intercreditor Agent in the terms set forth in Condition 13 (Acceleration following the occurrence of an Originator Event of Default).

The circumstances in which the Rose Common Representative may or shall deliver an Enforcement Notice and the conditions applicable to delivery of an Enforcement Notice by the Rose Common Representative are set out in Conditions 14.1 (Delivery of Enforcement Notice) and 14.2 (Conditions to delivery of Enforcement Notice) respectively and the consequences of delivery of an Enforcement Notice are set out in Condition 14.3 (Consequences of delivery of Enforcement Notice).

20.	Proceedings and actions by the Rose Common Representative

20.1	Proceedings

The circumstances in which, after the occurrence of a Rose Notes Issuer Event of Default without an Originator Event of Default having also occurred, the Rose Common Representative may or shall institute proceedings to enforce its rights in its capacity as Rose Common Representative of the Rose Noteholders pursuant to article 65 of the Securitisation Law and under this Agreement in respect of the Rose Notes and under the other Rose Notes Documentation are set out in Condition 14.4 (Proceedings).

20.2	Directions to the Rose Common Representative

The Rose Common Representative shall be bound to act or not bound to act in accordance with directions from the Rose Noteholders in accordance with the provisions of Condition 14.5 (Directions to the Rose Common Representative).

20.3	No action by Instrumentholders

The Rose Common Representative shall be entitled to act as provided in Condition 15 (No action by Rose Noteholders, Rose Couponholders or any other Rose Transaction Party) and the Instrumentholders shall have their rights to act limited in accordance with the provisions of that Condition.

20.4	Rose Common Representative discretions

When taking any action pursuant to the provisions of the Rose Notes Documentation, the Rose Common Representative can rely on the provisions for its benefit as set out in this Agreement.

In relation to any discretion to be exercised or action to be taken by the Rose Common Representative under any document that forms part of the Rose Notes Documentation, the Rose Common Representative may, at its discretion and without further notice or shall, if it has been so directed by a Rose Resolution of the holders of the Rose Notes or so requested in writing by the holders of at least 50 per cent. of the Principal Amount Outstanding of such Rose Notes, exercise such discretion or take such action, provided that, in either case, the Rose Common Representative shall not be obliged to exercise such discretion or take such action unless it shall have been indemnified and/or secured to its satisfaction against all Liabilities and provided that the Rose Common Representative shall not be held liable for the consequences of exercising its discretion or taking any such action and may do so without having regard to the effect of such action on individual Rose Noteholders, Rose Couponholders or any other Rose Transaction Creditor.

20.5	Action by Rose Common Representative

In accordance with Conditions 14 (Proceedings following the occurrence of a Rose Notes Issuer Event of Default) and 15 (No action by Rose Noteholders, Rose Couponholders or any other Rose Transaction Party), if a Rose Notes Issuer Event of Default occurs and is continuing, but no Originator Event of Default has occurred, only the Rose Common Representative may pursue the remedies available under the applicable law, the Instruments or this Agreement to enforce the rights under the Instruments or this Agreement of the Rose Noteholders, Rose Couponholders and the Rose Receiptholders. No person other than the Rose Common Representative shall be entitled to proceed directly against the Rose Notes Issuer to enforce the performance of any provision of this Agreement.

21.	Evidence of Default

If the Rose Common Representative makes any claim, institutes any legal proceeding or lodges any proof in respect of the Rose Notes Issuer under this Agreement or under the Rose Notes, proof therein that:

21.1	Rose Notes or Rose Receipts

As regards any specified Rose Note or Rose Receipt, the Rose Notes Issuer has made default in paying any principal or interest due in respect of such Rose Note or Rose Receipt shall (unless the contrary be proved) be sufficient evidence that the Rose Notes Issuer has made the like default as regards all other Rose Notes or Rose Receipts in respect of which a corresponding payment is then due; and

21.2	Rose Coupons

As regards any specified Rose Coupon, the Rose Notes Issuer has made default in paying any interest due in respect of such Rose Coupon shall (unless the contrary be proved) be sufficient evidence that the Rose Notes Issuer has made the like default as regards all other Rose Coupons in respect of which a corresponding payment is then due.

SECTION H

APPLICATION OF MONEYS

22.	Monies held by Rose Common Representative

All moneys received by the Rose Common Representative in respect of the Rose Notes or amounts payable under this Agreement (including any moneys which represent principal or interest in respect of Rose Notes, Rose Coupons or Rose Receipts which have become void under the Conditions) will, despite any appropriation by the Rose Notes Issuer, be held by the Rose Common Representative to apply them, if received after delivery of an Enforcement Notice, in accordance with the Payments Priorities. The Rose Common Representative shall be entitled to receive any monies due by the Rose Notes Issuer to each Rose Noteholder but shall only be obliged to have regard to the interests of the Rose Noteholders as a class, in accordance with the Conditions.

23.	Payment to Rose Noteholders, Rose Couponholders and Rose Receiptholders

The Rose Common Representative shall, after the delivery of an Enforcement Notice, give notice to the Rose Noteholders in accordance with Condition 21 (Notices) of the date fixed for any payment to them under Clause 22 (Monies held by Rose Common Representative). Any payment to be made in respect of the Rose Notes, the Rose Coupons or the Rose Receipts by the Rose Notes Issuer or the Rose Common Representative may be made in the manner provided in the Conditions, the Rose Paying Agency Agreement and this Agreement and any payment so made shall be a good discharge to the Rose Notes Issuer or to the Rose Common Representative as the case may be to the extent of such payment. Any payment in full of interest or principal (as the case may be) made in respect of a Rose Note or Rose Coupon or a Rose Receipt in the manner aforesaid shall extinguish any claim of a Rose Noteholder which may arise directly or indirectly in respect of such interest or principal. The Rose Common Representative shall be entitled to receive any payments due by the Rose Notes Issuer to each Rose Noteholder but shall only be obliged to have regard to the interests of the Rose Noteholders as a Class, in accordance with the Conditions.

24.	Production of Rose Notes, Rose Coupons and Rose Receipts

Upon any payment of principal or interest in respect of a Rose Note under Clause 23 (Payment to Rose Noteholders, Rose Couponholders and Rose Receiptholders), the Rose Note, Rose Coupon or Rose Receipt in respect of which such payment is made shall, if the Rose Common Representative so requires, be produced to the Rose Common Representative or the Rose Paying Agent by or through whom such payment is made and the Rose Common Representative shall, in the case of partial payment, enface or cause such Rose Paying Agent to enface a memorandum of the amount and date of payment on it or, in the case of payment in full, shall cause such Rose Note, Rose Coupon or Rose Receipt to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

25.	Rose Noteholders to be treated as holding all Rose Coupons and Rose Receipts

Wherever in the Rose Notes or this Agreement the Rose Common Representative is required or entitled to exercise a power, authority or discretion under the Rose Notes or this Agreement, the Rose Common Representative shall, notwithstanding that it may have express notice to the contrary, assume that each Rose Noteholder is the holder of all Rose Coupons and Rose Receipts appertaining to each Rose Note of which he is the holder.

SECTION I

TERMS OF APPOINTMENT

26.	Rights of the Rose Common Representative

It is expressly declared as follows in relation to the rights of the Rose Common Representative:

26.1	Reliance on information

26.1.1	Advice: the Rose Common Representative may seek and may act on the opinion or advice of, or a certificate or any information obtained from, any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Rose Common Representative, the Rose Notes Issuer, a Rose Paying Agent or any other Rose Transaction Creditor) provided on such terms (including as to limitations on liability) as the Rose Common Representative may consider in its sole discretion to be consistent with pervading market practice with regard to advice or opinions of that nature and shall not be responsible for any Liabilities occasioned by so acting;

26.1.2	Transmission of Advice: any opinion, advice, certificate or information referred to in Clause 26.1.1 (Advice) may be sent or obtained by letter, telegram, e-mail or fax transmission and the Rose Common Representative shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same contains some error or is not authentic. The Rose Common Representative may rely without liability to Rose Noteholders, Rose Couponholders or any other party on any certificate or report prepared by an auditor, expert or professional advisor pursuant to this Agreement, the Conditions or any other document that forms part of the Rose Notes Documentation, whether or not obtained by or addressed to the Rose Common Representative or any other person and whether or not the liability of the auditor, expert or professional advisor in respect thereof is limited by a monetary cap or otherwise;

26.1.3	Certificate of Directors or Authorised Signatories: the Rose Common Representative may call for and shall be at liberty to accept a certificate signed by two directors and/or two Authorised Signatories of the Rose Notes Issuer or any other Rose Transaction Party (or other person duly authorised on its behalf):

(a)	as to any fact or matter prima facie within the knowledge of the Rose Notes Issuer or such other Rose Transaction Party; and

(b)	to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient,

as sufficient evidence that such is the case, and the Rose Common Representative shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do and in any event (without limitation) shall be entitled to assume the truth and accuracy of any such certificate without being required to make any further investigation in respect thereof;

26.1.4	Rose Resolution or direction of Rose Noteholders: the Rose Common Representative shall not be responsible for acting upon any resolution purporting to be a Written Rose Resolution or a Rose Resolution passed at any Meeting in respect whereof minutes have been made and signed or a direction of the requisite percentage of Rose Noteholders, even though it may subsequently be found that there was some defect in the constitution of the Meeting or the passing of the Written Rose Resolution or the making of such direction or that for any reason the resolution purporting to be a Written Rose Resolution or to have been passed at any Meeting or the making of the direction was not valid or binding upon the Rose Noteholders, Rose Couponholders and Rose Receiptholders;

26.1.5	Reliance on certification of clearing system: the Rose Common Representative may call for and shall be at liberty to accept and place full reliance on the following matters as sufficient evidence thereof:

(a)	any Rose Note or Rose Coupon or Rose Receipt purporting to be such even if subsequently found to be forged or not authentic; and

(b)	the facts stated in a certificate or letter of confirmation purporting to be signed on behalf of Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter,

and the Rose Common Representative shall not be liable to the Rose Notes Issuer or any Rose Noteholder by reason only of such acceptance or reliance;

26.1.6	Certificates of other parties to the Rose Notes Documentation: the Rose Common Representative shall be entitled to call for and rely upon a certificate provided on such terms (including as to limitations on liability) as the Rose Common Representative may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature, reasonably believed by it to be genuine, of:

(a)	any of the parties to the Rose Notes Documentation, in respect of every matter and circumstance for which a certificate is expressly provided for under this Agreement, the Conditions or the other Rose Notes Documentation;

(b)	the Servicer or the Transaction Manager, as to any other fact or matter prima facie within the knowledge of the Servicer or the Transaction Manager;

(c)	the auditors or, if applicable, the liquidator (if any) of the Rose Notes Issuer as to the amounts to be paid to Rose Transaction Creditors and to Rose Noteholders in accordance with the Payments Priorities; and

(d)	the Rose Notes Issuer, that the Rose Notes Issuer has sufficient funds to make an optional redemption under the Conditions;

as sufficient evidence thereof, and the Rose Common Representative shall not be bound in any such case to call for further evidence or be responsible for any liability or inconvenience that may be occasioned by its failing to do so;

26.1.7	No Liability as a result of the delivery of a certificate: the Rose Common Representative shall have no liability whatsoever for any Liability directly or indirectly suffered or incurred by the Rose Notes Issuer, any Rose Noteholder, Rose Couponholder or Rose Receiptholder, Rose Transaction Creditor or any other person as a result of the delivery by the Rose Common Representative to the Rose Notes Issuer of a certificate as to material prejudice pursuant to Condition 14.2 (Conditions to delivery of Enforcement Notice) or any similar certification, on the basis of an opinion formed by it in good faith;

26.1.8	Rose Notes held by or for the benefit of the Rose Notes Issuer or any other person referred to in the proviso to the definition of outstanding: in the absence of knowledge or express notice to the contrary, the Rose Common Representative may assume without enquiry (other than requesting a certificate of the Rose Notes Issuer) that no Rose Notes are for the time being held by or for the benefit of the Rose Notes Issuer or any other person referred to in the proviso to the definition of outstanding;

26.1.9	Forged Rose Notes: the Rose Common Representative shall not be liable to the Rose Notes Issuer or any Rose Noteholder, Rose Couponholder or Rose Receiptholder by reason of having accepted as valid or not having rejected any Rose Note or Rose Coupon or Rose Receipt, which was and subsequently found to be forged or not authentic;

26.1.10	Rose Common Representative not responsible for investigations: the Rose Common Representative shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Agreement, the other Rose Notes Documentation, the Rose Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof and shall assume the accuracy and correctness thereof nor shall the Rose Common Representative, by execution of this Agreement or any other document that forms part of the Rose Notes Documentation, be deemed to make any representation as to the validity, sufficiency or enforceability of either the whole or any part of this Agreement or any other document that forms part of the Rose Notes Documentation;

26.1.11	Information: except where expressly provided otherwise in the Rose Notes Documentation, the Rose Common Representative receives any information provided to it under the terms of this Agreement and the Rose Notes Documentation for information purposes only, and the Rose Common Representative will not and is not expected routinely to review or monitor such information;

26.1.12	Replacement of Transaction Manager, Servicer, Successor Transaction Manager and Successor Servicer: in determining whether to serve a Transaction Manager Event Notice (as defined in the Transaction Management and Rose Notes Issuer Account Agreement), a Servicer Event Notice or a Transaction Manager Termination Notice, or a Servicer Termination Notice (as defined in the Rose Revenues Servicing Agreements and in the Transaction Management and Rose Notes Issuer Account Agreement) the Rose Common Representative shall be entitled to seek directions by a Rose Resolution of the holders of the Rose Notes then outstanding in this regard or a request in writing by the holders of at least 50 per cent. of the Principal Amount Outstanding of the Rose Notes then outstanding and shall not be responsible for any delays in taking action occasioned by so doing;

26.1.13	Material adverse effect: When determining, pursuant to any document that forms part of the Rose Notes Documentation, whether a material adverse effect (or like circumstance) has arisen, the Rose Common Representative may obtain such directions from Rose Noteholders and/or expert advice as it considers appropriate and rely thereon, without any responsibility for delay occasioned by so doing.

26.1.14	No obligation to assume role of Servicer or Transaction Manager: The Rose Common Representative has no obligation to assume the role or responsibilities of the Servicer or the Transaction Manager or to find and/or appoint a successor servicer or sub-servicer.

26.2	Rose Common Representative’s powers and duties

26.2.1

Rose Common Representative’s determination: the Rose Common Representative may determine whether or not a default in the performance by the Rose Notes Issuer or any Rose Transaction Party of any obligation under the provisions of this Agreement or contained in the Rose Notes or Rose Coupons or Rose Receipts or any other document that forms part of the Rose Notes Documentation is capable of remedy and/or materially prejudicial to the interests of the Rose Noteholders. If the Rose Common Representative shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Rose Noteholders, such certificate shall be conclusive and binding upon the Rose Notes Issuer, the Rose Noteholders, the Rose Couponholders and the Rose Receiptholders and the other Rose Transaction Creditors, provided that the Rose Noteholders have not passed a Rose Resolution to the contrary;

26.2.2	Events of Default: the Rose Common Representative shall not be bound to give notice to any person of the execution of this Agreement or the other Rose Notes Documentation or to take any steps to ascertain whether any Originator Event of Default, Potential Rose Notes Issuer Event of Default or Rose Notes Issuer Event of Default or default under the other Rose Notes Documentation has happened and, until it shall have actual knowledge or express notice to the contrary, the Rose Common Representative shall be entitled to assume that no Originator Event of Default, Potential Rose Notes Issuer Event of Default or Rose Notes Issuer Event of Default or a default under the other Rose Notes Documentation has happened and that the Rose Notes Issuer is observing and performing all the obligations on its part contained in the Rose Notes, Rose Coupons, Rose Receipts, the other Rose Notes Documentation and under this Agreement and no event has happened as a consequence of which any of the Rose Notes may become repayable;

26.2.3	Determination of questions: the Rose Common Representative as between itself and the Rose Noteholders, the Rose Couponholders, the Rose Receiptholders and the other Rose Transaction Creditors shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Agreement and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Rose Common Representative, shall be conclusive and shall bind the Rose Common Representative, the Rose Noteholders, the Rose Couponholders, the Rose Receiptholders and the Rose Transaction Creditors;

26.2.4	Rose Noteholders and Rose Transaction Creditors:

In the exercise of its powers and discretions under the Conditions and this Agreement, the Rose Common Representative will have regard to the interests of the Rose Noteholders as a class and will not be responsible for any consequence for individual holders of the Rose Notes as a result of such holders being connected in any way with a particular territory or taxing jurisdiction.

Except where expressly provided otherwise, and whilst the Rose Notes are outstanding, the Rose Common Representative shall, as regards all the powers, authorities, duties and discretions vested in it by this Agreement, under the Conditions and the Rose Notes Documentation, have regard only to the interests of the Rose Noteholders and the Rose Transaction Creditors in any circumstances in which, in the sole opinion of the Rose Common Representative, there is any conflict, actual or potential, between their interests and those of the other Rose Transaction Creditors, and no other Rose Transaction Creditor shall have any claim against the Rose Common Representative for so doing.

When the Rose Notes are no longer outstanding, as regards all the powers, authorities, duties and discretions vested in the Rose Common Representative described above, where, in the opinion of the Rose Common Representative, there is conflict, actual or potential, between the interests of the Rose Transaction Creditors, it shall only have regard to the interests of that Rose Transaction Creditor which is, or those Rose Transaction Creditors which are, most senior in the Payments Priorities and which claim is still outstanding thereunder and no other Rose Transaction Creditor shall have any claim against the Rose Common Representative for so doing. If there are two or more Rose Transaction Creditors who rank pari passu in the Payments Priorities then the Rose Common Representative shall look at the interests of such Rose Transaction Creditors equally;

26.2.5	Rose Common Representative’s discretion: save as expressly otherwise provided herein or in the other Rose Notes Documentation, the Rose Common Representative shall have absolute and uncontrolled discretion as to the exercise or non-exercise as regards all the powers, authorities and discretions vested in it by this Agreement, the other Rose Notes Documentation or by operation of law. The Rose Common Representative shall not be responsible for any Liability that may result from the exercise or non-exercise of such discretion, but whenever the Rose Common Representative is under the provisions of this Agreement bound to act at the request or direction of the Rose Noteholders, the Rose Common Representative shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all Liabilities which it may incur by so doing;

26.2.6	Rose Common Representative’s consent: any consent given by the Rose Common Representative for the purposes of this Agreement, the Rose Notes and the other Rose Notes Documentation may be given on such terms and subject to such conditions (if any) as the Rose Common Representative may require and (notwithstanding any provision to the contrary) may be given retrospectively;

26.2.7	Conversion of currency: where it is necessary or desirable for any purpose in connection with the Rose Notes or this Agreement to convert any sum from one currency to another the Rose Common Representative shall (unless otherwise provided by this Agreement, the other Rose Notes Documentation or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Rose Common Representative in its absolute discretion as relevant and any rate, method and date so specified shall be binding on the Rose Notes Issuer, the Rose Noteholders, the Rose Couponholders, the Rose Receiptholders and the other Rose Transaction Creditors;

26.2.8	Application of proceeds: the Rose Common Representative shall not be responsible for the Rose Receipt or application by the Rose Notes Issuer of the proceeds of the issue of the Rose Notes, the exchange of any Temporary Global Note for any Permanent Global Note or any Permanent Global Note for Definitive Rose Notes or the delivery of any Rose Note or Rose Coupon or Rose Receipt to the persons entitled to them;

26.2.9	No obligation to monitor performance: the Rose Common Representative shall be under no obligation to monitor or supervise the performance by the Rose Notes Issuer or any of the other Rose Transaction Parties of their respective obligations under the Rose Notes Documentation or under the Rose Notes or Rose Coupons or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

26.2.10	Illegality: notwithstanding anything else contained in this Agreement or the other Rose Notes Documentation, the Rose Common Representative may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

26.2.11	Transaction Manager Termination Events and Servicer Termination Events: The Rose Common Representative shall not be responsible for:

(a)	identifying the occurrence of a Transaction Manager Event or a Servicer Event and determining whether such event could be expected to have a material adverse effect in respect of the Transaction Accounts or the services provided by the Transaction Manager or the Servicer and shall assume that no such event or eventuality has occurred unless notified thereof by the Rose Notes Issuer in accordance with the provisions of the Transaction Management and Rose Notes Issuer Account Agreement, regarding a Transaction Manager Event, or Rose Revenues Servicing Agreement regarding a Servicer Event, and will determine whether such event or eventuality has a material adverse effect on the Services or Rose Notes Issuer Account in accordance with Clause 26.1.12 (Replacement of Transaction Manager, Servicer, Successor Transaction Manager and Successor Servicer);

(b)	delivering a Transaction Manager Event Notice or a Servicer Event Notice, unless notified by the Rose Notes Issuer of the circumstances entitling it to serve such notice; or

(c)	analysing the circumstances which have informed the Rose Notes Issuer when notifying the Rose Common Representative of a Transaction Manager Event or Servicer Event; and

26.2.12	Replacement of Transaction Manager and Servicer: In connection with the Rose Common Representative’s entitlement to take action to terminate the appointment of, and to identify a replacement for, the Transaction Manager, the Rose Common Representative:

(a)	will be required only to use its reasonable endeavours to identify such replacement Transaction Manager and shall have no liability to any person if, having used its reasonable endeavours, it is unable to identify a suitable replacement Transaction Manager;

(b)	will only be required to attempt to identify such replacement Transaction Manager for 90 days;

(c)	shall not be responsible for carrying out the role of Transaction Manager itself during the time it is attempting to identify such replacement Transaction Manager or thereafter if it is unable to find such replacement; and

(d)	shall not be required to take any action to find a replacement Transaction Manager unless it has been previously indemnified and/or secured to its satisfaction.

In connection with deciding whether to remove the Transaction Manager pursuant to Clause 11 (Transaction Manager Events) of the Transaction Management and Rose Notes Issuer Account Agreement, the Rose Common Representative will make such decision either at its sole discretion or following directions by a Rose Resolution of the holders of the Rose Notes then outstanding or following a request in writing by the holders of at least 50 per cent. of the Principal Amount Outstanding of the Rose Notes.

The Rose Common Representative shall be entitled to assume that no event has occurred which would, under the terms of the Transaction Management and Rose Notes Issuer Account Agreement, lead to the replacement of the Transaction Manager, unless it is told otherwise as specified in the Rose Notes Documentation.

In connection with the Rose Common Representative’s entitlement to take action to terminate the appointment of, and to identify a replacement for, the Servicer, this Clause shall apply mutatis mutandis;

26.2.13	Determination of material adverse effect: the Rose Common Representative shall be entitled to assume, for the purposes of exercising any power, authority, duty or discretion under or in relation to the Rose Notes, this Agreement or any of the other documents that form part of the Rose Notes Documentation, that a breach by a sub-contractor of its obligations has no material adverse effect in respect of the services provided by the Transaction Manager pursuant to the Transaction Management and Rose Notes Issuer Account Agreement and will determine whether such event or eventuality has a material adverse effect on such services or Transaction Accounts in accordance with Clause 26.1.12 (Replacement of Transaction Manager, Servicer, Successor Transaction Manager and Successor Servicer).

26.2.14	Approval of Successor Rose Notes Issuer Account Bank: in connection with the Rose Common Representative’s entitlement to approve the appointment of a successor Rose Notes Issuer Account Bank pursuant to Clause 20 (Successor Rose Notes Issuer Account Bank) of the Transaction Management and Rose Notes Issuer Account Agreement, the Rose Common Representative shall be entitled to give such consent if the other requirements set out therein have been met.

26.3	Financial matters

26.3.1	Professional charges: any Rose Common Representative being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the powers, discretions and authorities of this Agreement and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Agreement, including matters which might or should have been attended to in person by a Rose Common Representative not being a banker, lawyer, broker or other professional person;

26.3.2

Expenditure by the Rose Common Representative: the Rose Common Representative may refrain from taking any action or exercising any right, power, authority or discretion vested in it under this Agreement, any other document that forms part of the Rose Notes Documentation or any other agreement relating to the transactions herein or therein contemplated or from taking any action on behalf of the Rose Transaction Creditors and the Rose Noteholders until it has been indemnified and/or secured to its satisfaction against any and all Liabilities which might be brought, made or conferred against or suffered, incurred or sustained by it as a result (which may include payment on account). Nothing contained in this Agreement or the other documents that forms part of the Rose Notes Documentation shall require the Rose Common Representative to expend or risk its own funds or otherwise incur any Liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it;

26.3.3	Deductions and withholdings: notwithstanding anything contained in this Agreement, to the extent required by applicable law, if the Rose Common Representative is required to make any deduction or withholding from any distribution or payment made by it under this Agreement (other than in connection with its remuneration as provided for herein) or if the Rose Common Representative is otherwise charged to, or may become liable to, tax as a consequence of performing its duties under this Agreement or the other documents that forms part of the Rose Notes Documentation, then the Rose Common Representative shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Rose Common Representative to tax from the funds held by the Rose Common Representative on the terms of this Agreement;

26.3.4	Rose Common Representative not accountable for profits: neither the Rose Common Representative nor any director or officer of any corporation being a Rose Common Representative shall be accountable to the Rose Noteholders, the other Rose Transaction Creditors, the Rose Notes Issuer or any other Rose Transaction Party or any person or corporate body directly or indirectly associated with the Rose Notes Issuer or any such other Rose Transaction Party for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any contracts and the Rose Common Representative and any such director or officer shall also be at liberty to retain the same for its or his own benefit;

26.3.5	Rose Noteholder appraisal of financial condition: each Rose Noteholder and each other Rose Transaction Party shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Rose Notes Issuer and the Rose Common Representative shall not at any time have any responsibility for any such appraisal or investigation and no Rose Noteholder or other Rose Transaction Party shall rely on the Rose Common Representative in respect thereof.

26.4	Matters relating to Rose Assets

26.4.1	Reliance on title to the Rose Assets: the Rose Common Representative may accept without investigation, requisition or objection such right and title as the Rose Notes Issuer may have to any of the Rose Assets and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Rose Notes Issuer to all or any of the Rose Assets whether such defect or failure was known to the Rose Common Representative or might have been discovered upon examination or enquiry and whether capable of remedy or not;

26.4.2	Registration and perfection of the Rose Assets: the Rose Common Representative shall not be liable for any failure, omission or defect in perfecting, protecting or further assuring the Rose Assets including:

(a)	any failure, omission or defect in registering or filing or procuring registration or filing of, or otherwise protecting or perfecting the rights in relation to the Rose Assets or the priority thereof or the right or title of any person in or to the Rose Assets; and

(b)	any failure or omission to require any further assurances in relation to the Rose Assets;

26.4.3	Adequacy of the Rose Assets: the Rose Common Representative shall not be responsible for any unsuitability, inadequacy or unfitness of any Rose Assets to satisfy the Rose Notes Issuer Obligations and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of the Rose Assets to satisfy the Rose Notes Issuer Obligations;

26.4.4	Monitoring: the Rose Common Representative shall not be responsible for investigating, monitoring or supervising the observance or performance by any person in respect of the Rose Assets or otherwise;

26.4.5	No responsibility for Rose Assets: the Rose Common Representative shall not be responsible for any Liabilities occasioned to the Rose Assets however caused, whether by an act or omission of the Rose Notes Issuer or any other party to the Rose Notes Documentation or any other person (including any bank, broker, depositary, or other intermediary or any clearing system or operator thereof) acting in accordance with or contrary to the provisions of any of the documents that form part of the Rose Notes Documentation or otherwise and irrespective of whether the Rose Assets are held by or to the order of any of such persons;

26.4.6	Insurance: without prejudice to the provisions of any document relating to insurance that forms part of the Rose Notes Documentation, the Rose Common Representative shall not be under any obligation to insure any of the Rose Assets or any deeds or documents of title or other evidence in respect of the Rose Assets or to require any other person to maintain any such insurance or monitor the adequacy of any such insurance and shall not be responsible for any Liability which may be suffered by any person as a result of the lack of or inadequacy of any such insurance;

26.4.7	Depreciation in value: until the delivery of an Enforcement Notice, the moneys standing to the credit of any account comprised in the Rose Assets shall be dealt with in accordance with the provisions of the Rose Notes Documentation and the Rose Common Representative shall not be responsible in such circumstances or at any other time for any Liability suffered by any person, whether by reason of depreciation in value or by fluctuation in exchange rates or otherwise;

26.4.8	No liability for loss: the Rose Common Representative will not be liable for any decline in the value nor any loss realised upon any sale or other disposition pursuant to this Agreement of, any of the Rose Assets. In particular and without limitation, the Rose Common Representative shall not be liable for any such decline or loss directly or indirectly arising from its acting or failing to act as a consequence of an opinion reached by it in good faith based on advice received by it in accordance with this Agreement and the Conditions. At any time and from time to time, the Rose Common Representative can obtain a valuation of the Rose Revenues and can rely on the expert advice received from a valuer or any financial adviser for the purposes of disposing the Rose Revenues and shall not be liable to the Rose Notes Issuer, the Rose Noteholders or any other Rose Transaction Creditors for disposing of the Rose Revenues at the price and on the conditions recommended (or for not disposing of the Rose Revenues, if so recommended) in such advice.

26.4.9	Liability to Tax: the Rose Common Representative shall have no responsibility whatsoever to the Rose Notes Issuer, any Rose Noteholder, Rose Couponholder, Rose Receiptholder or other Rose Transaction Creditors as regards any deficiency which might arise because the Rose Common Representative is subject to any Tax in respect of all or any of the Rose Assets, the income therefrom or the proceeds thereof;

26.4.10	No liability to the Rose Notes Issuer: In the exercise by the Rose Common Representative of the Rose Notes Issuer’s rights under the other Rose Notes Documentation pursuant to Clauses 3.2(d) (Powers) and 3.5 (Rose Common Representative to act on behalf of Rose Notes Issuer), the Rose Common Representative does not have any duty, obligation or liability to the Rose Notes Issuer other than those which are expressly stated in this Agreement and will act in the interest of the Rose Noteholders and in accordance with the provisions of this Agreement only. If the interest of the Rose Noteholders conflicts with the interest of the Rose Notes Issuer then it will take into account only the interest of the Rose Noteholders and will not be liable to the Rose Notes Issuer for so doing, and;

26.4.11	Responsibility: the Rose Common Representative shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or suitability of the Rose Revenues Sale Agreement or any of the other documents entered into in connection therewith, nor shall it be responsible or liable to any person because of any invalidity of any provisions of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court.

The Rose Common Representative shall not have any responsibility for, or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

(a)	the nature, status, creditworthiness or solvency of any Toll Payer or any other person or entity who has at any time provided any security or support whether by way of guarantee, charge, pledge or otherwise in respect of any advance made to any Toll Payer;

(b)	the execution, legality, validity, adequacy, admissibility in evidence or enforceability of the Rose Revenues Sale Agreement or any of the other documents entered into in connection therewith;

(c)	the performance or observance by any Toll Payers or any other person of any provisions of the Rose Revenues Sale Agreement or any of the other documents entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or waiver or consent which has at any time been granted in relation to any of the foregoing;

(d)	the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with any Rose Asset;

(e)	the title of the Rose Notes Issuer to any Rose Asset;

(f)	the suitability, adequacy or sufficiency of the operating procedures of the Servicer or compliance therewith or compliance with any applicable criteria for any further advances or the legality or recoverability or enforceability thereof or the priority of the security in relation thereto;

(g)	the compliance of the provisions and contents of and the manner and formalities applicable to the execution of the Rose Revenues Sale Agreement, and any documents connected therewith, with any Requirement of Law;

(h)	the failure by the Originator, the Servicer, the Rose Notes Issuer or the Transaction Manager to obtain or comply with any licence, consent or other authority in connection with the origination, sale or purchase of any of the Rose Asset or the making of any advances in connection therewith;

(i)	the failure to call for delivery of documents of title to or require any transfers, charges or other further assurances in relation to any of the assets the subject matter of any of the Rose Notes Documentation or any other document;

(j)	any other matter or thing relating to or in any way connected with any Rose Asset or any document entered into in connection therewith, whether or not similar to the foregoing.

26.5	Actions to be taken by the Rose Notes Issuer

The Rose Notes Issuer agrees with the Rose Common Representative that it shall:

(a)	confirm to the Rose Common Representative in writing compliance by all relevant parties with the conditions precedent set out in the Rose Revenues Sale Agreement;

(b)	notify the Rose Common Representative in writing of any breach of the Originator Warranties given by the Originator as soon as it becomes aware of such breach.

26.6	Notices to Rose Common Representative

The Rose Notes Issuer shall, unless the Rose Common Representative otherwise requires, deliver to the Rose Common Representative a copy of any notice, certificate or, at the request of the Rose Common Representative, other information it gives to, or receives from any party to the Rose Revenues Sale Agreement and/or the Rose Revenues Servicing Agreement.

26.7	Other rights

To the extent permitted by applicable laws, the Rose Common Representative may, in the conduct of the powers granted to it by this Agreement, instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Rose Common Representative (including the Rose Receipt and payment of money).

26.8	Rose Common Representative liability

Notwithstanding anything to the contrary in the Rose Notes Documentation to which it is a party, the Rose Common Representative shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to the Rose Notes Documentation save in relation to its own gross negligence, wilful default or fraud in the performance of its duties.

The Rose Common Representative shall not be under any obligation to supervise the proceedings or acts of any such agent appointed in accordance with Clause 26.7 (Other rights) and provided that the Rose Common Representative has used reasonable care in the selection of any such agent it shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent.

SECTION J

COSTS AND EXPENSES

27.	Remuneration

27.1	Normal remuneration

The Rose Notes Issuer shall pay to the Rose Common Representative remuneration for its services as Rose Common Representative as from the date of this Agreement, such remuneration to be at such rate as may from time to time be agreed between the Rose Notes Issuer and the Rose Common Representative. Such remuneration shall accrue from day to day and be payable in accordance with the Payments Priorities until the powers, authorities and discretions of the Rose Common Representative are discharged.

27.2	Extra remuneration

In the event of the occurrence of an Originator Event of Default, a Rose Notes Issuer Event of Default or the Rose Common Representative considering it expedient or necessary or being requested by the Rose Notes Issuer to undertake duties which the Rose Common Representative and the Rose Notes Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Rose Common Representative under this Agreement, the Rose Notes Issuer shall pay to the Rose Common Representative such additional remuneration as shall be agreed between them.

27.3	Reduction in remuneration

The rate of remuneration in force from time to time may, upon the final redemption of the whole of the Rose Notes, be reduced by an amount as may from time to time be agreed between the Rose Notes Issuer and the Rose Common Representative. Such reduction in remuneration shall be calculated from the date following such final redemption.

27.4	Failure to agree

In the event of the Rose Common Representative and the Rose Notes Issuer failing to agree:

27.4.1	(in a case to which Clause 27.1 (Normal remuneration), or Clause 27.3 (Reduction in remuneration) applies) upon the amount of the remuneration; or

27.4.2	(in a case to which Clause 27.2 (Extra remuneration) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Rose Common Representative under this Agreement or upon such additional remuneration, such matters shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Rose Common Representative and approved by the Rose Notes Issuer or, failing such approval, nominated (on the application of the Rose Common Representative) by an independent accountant, being a partner in the Lisbon office of a major international accounting firm (the expenses involved in such nomination and the fees of such investment bank being payable by the Rose Notes Issuer) and the determination of any such investment bank shall be final and binding upon the Rose Common Representative and the Rose Notes Issuer.

27.5	Expenses

The Rose Notes Issuer shall also pay or discharge, on demand, all costs, charges and expenses properly incurred by the Rose Common Representative in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Agreement and the other Rose Notes Documentation, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Rose Common Representative in connection with any action taken or contemplated by or on behalf of the Rose Common Representative for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Agreement or the other Rose Notes Documentation.

27.6	Indemnity

The Rose Notes Issuer covenants with and undertakes to the Rose Common Representative to indemnify the Rose Common Representative on demand against any Liabilities which are properly incurred by the Rose Common Representative or any person appointed by the Rose Common Representative under this Agreement to whom any power, authority or discretion may be delegated by the Rose Common Representative in the execution, or the purported execution, of the powers, authorities and discretions vested in it by this Agreement, in, or in connection with:

27.6.1	the performance of the terms of this Agreement;

27.6.2	anything done or purported to be done by the Rose Common Representative or any person appointed by the Rose Common Representative under this Agreement in relation to the Rose Assets or under this Agreement or any other document that forms part of the Rose Notes Documentation;

27.6.3	the exercise or attempted exercise by or on behalf of the Rose Common Representative or by or on behalf of any person appointed by the Rose Common Representative under this Agreement of any of the powers of the Rose Common Representative or any such appointee or any other action taken by or on behalf of the Rose Common Representative with a view to or in connection with enforcing any obligations of the Rose Notes Issuer or any other person under the Rose Notes Documentation or the recovery by the Rose Common Representative or any appointee from the Rose Notes Issuer of the Rose Notes Issuer Obligations; or

27.6.4	any payment made in respect of the Rose Notes Issuer Obligations (whether by the Rose Notes Issuer or any other person) which is subsequently impeached or declared void for any reason whatsoever.

27.7	Priority of indemnity

The Rose Common Representative or any person appointed by the Rose Common Representative under this Agreement to whom any power, authority or discretion may be delegated by the Rose Common Representative shall be entitled to be indemnified out of the Rose Assets against all actions and liabilities payable pursuant to Clause 27.1 (Normal remuneration), Clause 27.2 (Extra remuneration), Clause 27.5 (Expenses) and Clause 27.6 (Indemnity), proceedings (or threats of proceedings) costs, claims and demands in respect of any matter of thing in any way omitted or done in any way in relation to this Agreement in accordance with the Payments Priorities and the Rose Common Representative may retain and pay out of the monies in its hands arising from the Rose Assets all sums necessary to effect such indemnity.

27.8	Payment of amounts due

All amounts due and payable pursuant to Clauses 27.5 (Expenses) and 27.6 (Indemnity) shall be payable by the Rose Notes Issuer on the date specified for such purpose in a written notification sent thereto by the Rose Common Representative, attached to which shall be the invoices that properly evidence the amounts at stake.

All amounts payable to the Rose Common Representative shall carry interest at the rate from the due date indicated in the notification referred in the preceding paragraph onwards. The rate of interest applicable to any late payment shall be 1 per cent. per annum above EURIBOR for the correspondent period and interest shall accrue from the last day of the term specified in the demand and until full payment.

27.9	Discharges

Unless otherwise specifically stated in any discharge of this Agreement the provisions of Clause 27 (Remuneration) shall continue in full force and effect notwithstanding such discharge and whether or not the Rose Common Representative is then the Rose Common Representative of this Agreement.

SECTION K

APPOINTMENT AND RETIREMENT

28.	Appointment of Rose Common Representatives

In accordance with article 65.3 of the Securitisation Law, the power of appointing new common representatives shall be vested in the Rose Noteholders and no person shall be appointed who shall not previously have been approved by a Rose Resolution. The Rose Noteholders may at any time by means of a Rose Resolution, remove the Rose Common Representative and appoint a new common representative in accordance with this Clause and the applicable laws, provided that a 90 days’ prior notice is given to the Rose Common Representative. The removal of any Rose Common Representative shall not become effective unless there shall be a Rose Common Representative hereof in office after such removal. Without prejudice to the possibility of substitution or replacement, only one person or entity may hold office as Rose Common Representative under this Agreement.

29.	Notice of a new Rose Common Representative

Any appointment of a new Rose Common Representative shall, as soon as practicable thereafter, be notified by the Rose Notes Issuer to the Rose Paying Agent, the Rose Noteholders and the other Rose Transaction Creditors.

30.	Retirement of Rose Common Representative

Any Rose Common Representative for the time being of this Agreement may retire at any time upon giving not less than three calendar months prior notice in writing to the Rose Notes Issuer without assigning any reason therefor and without being responsible for any Liabilities occasioned by such retirement. The retirement of any Rose Common Representative shall not become effective until the appointment of a new Rose Common Representative. In the event of the Rose Common Representative giving notice under this Clause, the Rose Notes Issuer shall use its best endeavours to procure a new common representative to be appointed by the Rose Noteholders. Prior to the expiry of the three calendar months notice period the Rose Notes Issuer and the Rose Common Representative shall convene a Meeting for appointing such person as new common representative and the retirement of the Rose Common Representative shall become effective after such meeting has been held irrespective of whether a new Rose Common Representative has been appointed.

31.	Delegation

The Rose Common Representative may, at any time, delegate (including by power of attorney) to any person and for any period, all or some of the rights, powers and discretions vested in it by this Agreement or any other Rose Notes Documentation upon any terms and conditions (including the power to sub-delegate).

32.	Powers additional

The powers conferred by this Agreement upon the Rose Common Representative shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Rose Notes, Rose Coupons or Rose Receipts.

SECTION L

MISCELLANEOUS

33.	Notices

33.1	Except as specified in this Agreement, any notice, correspondence or instruction to the Transaction Manager, the Rose Notes Issuer Account Bank, the Rose Paying Agent or the Rose Common Representative shall be in writing and in the English language and sent to the following addresses:

(a)	in case of the Transaction Manager:

Address: Deutsche Bank AG, London Branch

Winchester House, 1 Great Winchester Street,
London EC2N 2DB, United Kingdom
Fax:	+44 207 547 5919
Attn:	TSS – SFS (ABS/MBS Group)

(b)	in case of the Rose Notes Issuer Account Bank:

Address: Deutsche Bank AG, London Branch

Winchester House, 1 Great Winchester Street
London EC2N 2DB, United Kingdom
Fax:	+44 207 547 5919
Attn:	TSS – SFS (ABS/MBS Group)

(c)	in case of the Rose Paying Agent:

Address: Deutsche Bank AG, London Branch

Winchester House, 1 Great Winchester Street
London EC2N 2DB, United Kingdom
Fax:	+44 207 547 5919
Attn:	TSS – SFS (ABS/MBS Group)

(d)	in case of the Rose Common Representative:

Address:	Deutsche Trustee Company Limited
Winchester House, 1 Great Winchester Street
London EC2N 2DB, United Kingdom
Fax:	+44 207 547 5919
Attn:	Managing Director (ABS/MBS Group)

33.2	Any written notices to the Rose Notes Issuer, the Originator or the Servicer under this Agreement shall be sent to the following addresses:

(a)	If to the Rose Notes Issuer:

Address:	Rua Castilho, n.º 20, 7.º
Lisboa, Portugal
Fax:	+351 21 352 6334
Attn:	Dr. Homero Coutinho / Dra. Sónia Prates

(a)	If to the Originator or the Servicer:

Address:	Quinta da Torre de Aguilha – Edifício BRISA
2785-599 São Domingos de Rana, Portugal
Fax:	+351 21 444 8698
Attn:	Dr. Manuel Matos / Dr. Orlando Parente

34.	Governing law

This Agreement and all matters arising from or connected with it shall be governed by the laws of the Portuguese Republic.

35.	Jurisdiction

35.1.	The court of Lisbon (Tribunal da Comarca de Lisboa) has exclusive jurisdiction to settle any Dispute.

35.2.	The parties agree that the courts of Portugal are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

35.3.	The submission to the jurisdiction of the courts referred to in Clause 35.1. shall not (and shall not be construed so as to) limit the right of any person to take proceedings against any other party hereto in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not if and to the extent permitted by applicable law.

36.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

37.	Execution

The Parties have executed this Agreement on the date stated at the beginning of this Agreement.

SCHEDULE 1

FORM OF TEMPORARY GLOBAL NOTE

TEMPORARY GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j)) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Tagus – Sociedade de Titularização de Créditos, S.A.

Rua Castilho, no. 20, Lisbon, Portugal

registered with the Commercial Registry Office of Lisbon under the sole registration and tax number 507 130 820

Share Capital €250,000

(incorporated with limited liability under the laws of Portugal)

ROSE No. 1 Securitisation Notes

€400,000,000 Asset Backed Floating Rate Securitisation Notes due 2012

(Article 62 Asset Identification Code 200712TGSBRSNXXN0024)

TEMPORARY GLOBAL NOTE

1.	Introduction

This Temporary Global Note is issued by Tagus – Sociedade de Titularização de Créditos, S.A. in respect of the above captioned Securitisation Notes. The Securitisation Notes are subject to, and have the benefit of, the Common Representative Appointment Agreement and are subject to the Paying Agency Agreement, the Conditions set forth in Schedule 4 (Terms and Conditions of the Notes) to the Common Representative Appointment Agreement and the other Transaction Documents. The Board of Directors of the Issuer approved the issue of the Notes by resolution passed on 14 December 2007.

2.	Interpretation

2.1	References to Conditions

Any reference herein to the “Conditions” is to the terms and conditions of the Notes set out in Schedule 4 (Terms and Conditions of the Notes) to the Common Representative Appointment Agreement and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

2.2	Definitions

In this Temporary Global Note, unless otherwise defined herein or the context requires otherwise, words and expressions have the meanings and constructions ascribed to them in the Conditions.

3.	Promise to pay

The Issuer, for value received, and subject to and in accordance with the Conditions, promises to pay to the bearer on the date(s) specified in the Conditions, the amount payable under the Conditions in respect of the Notes represented by this Temporary Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Temporary Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Temporary Global Note to or to the order of the Paying Agent located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided below.

The nominal amount of Notes represented by this Temporary Global Note shall be the aggregate amount from time to time entered in the records of both the relevant Clearing Systems (as defined below). The records of the relevant Clearing Systems (which expression in this Temporary Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Temporary Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Temporary Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

4.	Exchange for Permanent Global Note and Purchases

The Permanent Global Note to be issued on exchange for interests in this Temporary Global Note will be substantially in the form set out in Schedule 2 (Form of Permanent Global Note) the Common Representative Appointment Agreement.

Interests in this Temporary Global Note may be exchanged for interests recorded in the records of the relevant Clearing Systems in a duly executed and authenticated Permanent Global Note without charge but, subject as provided below, only after the date which is 40 days after the closing date for the Notes (the “Exchange Date”). However, (no such exchange shall be made unless there shall have been presented to the Paying Agent or such other person as the Paying Agent may direct (the “Exchange Agent”) by a relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

Prior to the Exchange Date, all payments (if any) on this Temporary Global Note will only be made to the bearer hereof to the extent that there is presented to the Paying Agent by a relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. The bearer of this Temporary Global Note will not be entitled to receive any payment of interest due on or after the Exchange Date unless upon due certification exchange of this Temporary Global Note is improperly withheld or refused.

Notwithstanding the foregoing, where this Temporary Global Note has been exchanged in part for the Permanent Global Note pursuant to the foregoing and Definitive Rose Notes have been issued in exchange for the total amount of Notes represented by the Permanent Global Note pursuant to its terms, then interests in this Temporary Global Note will no longer be exchangeable for interests in the Permanent Global Note but will be exchangeable, in full or partial exchange, for duly executed and authenticated Definitive Rose Notes, without charge, in the denomination of €50,000 and integral multiples of €1,000 in excess thereof each with interest Rose Coupons attached, such Definitive Rose Notes to be substantially in the form set out in Schedule 3 (Form of Notes, Rose Coupons and Rose Receipts) to the Common Representative Appointment Agreement. However,

Definitive Rose Notes shall not be so issued and delivered unless there shall have been presented to the Exchange Agent by a relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership from such person in the form required by it.

Any person who would, but for the provisions of this Temporary Global Note and of the Paying Agency Agreement, otherwise be entitled to receive either (a) an interest in the Permanent Global Note or (b) Definitive Rose Notes shall not be entitled to require the exchange of an appropriate part of this Temporary Global Note for an interest in the Permanent Global Note or Definitive Rose Notes unless and until he shall have delivered or caused to be delivered to a relevant Clearing System a certificate of non-US beneficial ownership in the form required by it.

This Temporary Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in England. The Issuer shall procure that the aggregate nominal amount of interests in the Permanent Global Note recorded in the records of the relevant Clearing Systems or, as the case may be, Definitive Rose Notes issued upon an exchange of this Temporary Global Note will, subject to the terms hereof, be equal to the aggregate principal amount of this Temporary Global Note submitted by the bearer for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Temporary Global Note).

Upon (a) any exchange of a part of this Temporary Global Note for an interest in the Permanent Global Note or for a Definitive Rose Note, (b) Rose Receipt of instructions from Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and, together with Euroclear, the “relevant Clearing Systems”) that, following the purchase by or on behalf of the Issuer of a part of this Temporary Global Note, part is to be cancelled or (c) any redemption of a part of this Temporary Global Note, the Issuer shall procure that the portion of the principal amount of this Temporary Global Note so exchanged, cancelled or redeemed shall be entered pro rata in the records of the relevant Clearing Systems. On an exchange in whole of this Temporary Global Note, this Temporary Global Note shall be surrendered to or to the order of the Paying Agent.

5.	Benefits

Until the entire nominal amount of this Temporary Global Note has been extinguished in exchange for the Permanent Global Note and/or Definitive Rose Notes, the bearer of this Temporary Global Note shall in all respects be entitled to the same benefits as if he were the bearer of the Definitive Rose Notes referred to above, except that the bearer of this Temporary Global Note shall only be entitled to receive any payment on this Temporary Global Note on presentation of certificates as provided above. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the holder of this Temporary Global Note as the absolute owner of this Temporary Global Note for all purposes. All payments of any amounts payable and paid to such holder shall, to the extent of the sums so paid, discharge the liability for the moneys payable on this Temporary Global Note and on the relevant Definitive Rose Notes and/or Rose Coupons.

6.	Payments

Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof.

Upon any payment in respect of the Notes represented by this Temporary Global Note, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems but any failure to make such entries shall not affect the discharge referred to in the previous paragraph.

7.	Accountholders

For so long as any of the Notes is represented by this Temporary Global Note or by this Temporary Global Note and the Permanent Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, each person (other than a relevant Clearing System) who is for the time being shown in the records of a relevant Clearing System as the holder of a particular nominal amount of Notes (each an “Accountholder”) (in which regard any certificate or other document issued by a relevant Clearing System as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of that nominal amount for all purposes (including but not limited to for the purposes of any quorum requirements of, or the right to demand a poll or, meetings of the Noteholders other than with respect to the payment of principal and interest on the Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this Temporary Global Note in accordance with and subject to its terms. Each Accountholder must look solely to the relevant Clearing Systems for its share of each payment made to the bearer of this Temporary Global Note.

8.	Notices

For so long as all of the Notes are represented by this Temporary Global Note or by this Temporary Global Note and the Permanent Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, notices to Noteholders may be given by delivery of the relevant notice to the relevant Clearing Systems for communication to the relative Accountholders rather than by publication as required by Condition 20 (Notices); provided that, so long as the Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange require publication of such notices, notice will also be given by publication in a leading daily newspaper published in Ireland (which is expected to be the Irish Times) or, if such publication is not practicable, in a leading daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given to the Noteholders on the date of first publication.

9.	Authentication and effectuation

This Temporary Global Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by or on behalf of the Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant clearing systems.

10.	One Temporary Global Note

This is the only Temporary Global Note representing the Notes and there shall only be one Temporary Global Note representing the Notes.

11.	Governing law

This Temporary Global Note, and all matters arising from or connected with it, is governed by, and shall be construed in accordance with, the laws of the Portuguese Republic.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

Tagus – Sociedade de Titularização de Créditos, S.A.

By:	By:

Issued on 19 December 2007.

AUTHENTICATED for and on behalf of

Deutsche Bank AG, London Branch

as Paying Agent

without recourse, warranty or liability

By:	By:

EFFECTUATED for and on behalf of

Clearstream Banking S.A., Luxembourg

as Common Safekeeper

without recourse, warranty or liability

By:	By:

SCHEDULE 2

FORM OF PERMANENT GLOBAL NOTE

PERMANENT GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Tagus – Sociedade de Titularização de Créditos, S.A.

Rua Castilho, no. 20, Lisbon, Portugal

registered with the Commercial Registry Office of Lisbon under the sole registration and tax number 507 130 820

Share Capital €250,000

(incorporated with limited liability under the laws of Portugal)

ROSE No. 1 Securitisation Notes

€400,000,000 Asset Backed Floating Rate Securitisation Notes due 2012

(Article 62 Asset Identification Code 200712TGSBRSNXXN0024)

PERMANENT GLOBAL NOTE

1.	Introduction

This Permanent Global Note is issued by Tagus – Sociedade de Titularização de Créditos, S.A., in respect of the above captioned Notes. The Notes are subject to, and have the benefit of, the Common Representative Appointment Agreement and are the subject of the Paying Agency Agreement, the Conditions set forth in Schedule 4 (Terms and Conditions of the Notes) to the Common Representative Appointment Agreement and the other Transaction Documents. The Board of Directors of the Issuer approved the issue of the Notes by resolution passed on 14 December 2007.

2.	Interpretation

2.1	References to Conditions

Any reference herein to the “Conditions” is to the terms and conditions of the Notes set out in Schedule 4 (Terms and Conditions of the Notes) to the Common Representative Appointment Agreement and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

2.2	Definitions

In this Permanent Global Note, unless otherwise defined herein or the context requires otherwise, words and expressions have the meanings and constructions ascribed to them in the Conditions.

3.	Promise to pay

Subject as provided in this Permanent Global Note, the Issuer, for value received, promises to pay the bearer on the date(s) specified in the Conditions, the amounts payable under the Conditions in respect of the Notes represented by this Permanent Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Permanent Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Permanent Global Note to or to the order of the Paying Agent located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided below.

The nominal amount of Notes represented by this Permanent Global Note shall be the aggregate amount from time to time entered in the records of both the relevant Clearing Systems (as defined below). The records of the relevant Clearing Systems (which expression in this Permanent Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Permanent Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Permanent Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

4.	Exchange of interests in the Temporary Global Note for interests in this Permanent Global Note

Upon any exchange of an interest recorded in the records of the relevant Clearing Systems in the Temporary Global Note representing the Notes for an interest recorded in the records of the relevant Clearing Systems in this Permanent Global Note, the Issuer shall procure that details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems.

5.	Exchange for Definitive Rose Notes and purchases

Upon the occurrence of an Exchange Event (as further described below), this Permanent Global Note may be exchanged for duly executed and authenticated Definitive Rose Notes without charge and the Paying Agent or such other person as the Paying Agent may direct (the “Exchange Agent”) shall deliver, in full (but not in partial) exchange for this Permanent Global Note, an aggregate nominal amount of duly executed and authenticated Definitive Rose Notes with Rose Coupons attached equal to the total nominal amount of this Permanent Global Note.

An Exchange Event will occur if:

(a)	an event of default (as set out in Condition 12 (Events of Default) has occurred and is continuing; or

(b)	the Issuer has been notified that both Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, societe anonyme (“Clearstream, Luxembourg” and, together with Euroclear, the “relevant Clearing Systems”) have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

(c)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes in definitive form.

The Issuer will promptly give notice to Noteholders if an Exchange Event occurs. In the case of (a) or (b) above, the bearer of this Permanent Global Note, acting on the instructions of one or more of the Accountholders (as defined below), may give notice to the Issuer and the Paying Agent and, in the case of (c) above, the Issuer may give notice to the Paying Agent of its intention to exchange this Permanent Global Note for Definitive Rose Notes on or after the Exchange Date (as defined below).

On or after the Exchange Date the holder of this Permanent Global Note may or, in the case of (c) above, shall surrender this Permanent Global Note to or to the order of the Paying Agent. In exchange for this Permanent Global Note the Issuer will deliver, or procure the delivery of, an equal aggregate principal amount of Definitive Rose Notes (having attached to them all Rose Coupons in respect of interest which has not already been paid on this Permanent Global Note and related Rose Receipts and Rose Talons), security printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in the Common Representative Appointment Agreement. On exchange of this Permanent Global Note, the Issuer will procure that it is cancelled and, if the holder so requests, returned to the holder together with any relevant Definitive Rose Notes.

“Exchange Date” means a day specified in the notice requiring exchange falling not less than 40 days after that on which such notice is given, being a day on which banks are open for general business in the place in which the specified office of the Paying Agent is located and, except in the case of exchange pursuant to (b) above, in the place in which the relevant Clearing System is located.

The Definitive Rose Notes to be issued on exchange will be in bearer form in the denominations of €50,000 and integral multiples of €1,000 in excess thereof each with interest Rose Coupons (“Rose Coupons”) attached and will be substantially in the form set out in Schedule 3 (Form of Notes, Rose Coupons and Rose Receipts) to the Common Representative Appointment Agreement.

Upon (a) Rose Receipt of instructions from one or more relevant Clearing Systems that, following the purchase by or on behalf of the Issuer of a part of this Permanent Global Note, part is to be cancelled or (b) any redemption of a part of this Permanent Global Note, the Issuer shall procure that the portion of the nominal amount of this Permanent Global Note so cancelled or redeemed shall be entered pro rata in the records of the relevant Clearing Systems. On an exchange in whole of this Permanent Global Note, this Permanent Global Note shall be surrendered to the Paying Agent.

6.	Benefits

Until the entire nominal amount of this Permanent Global Note has been extinguished in exchange for Definitive Rose Notes or in any other manner envisaged by the Conditions, the bearer of this Permanent Global Note shall in all respects be entitled to the same benefits as if he were the bearer of the Definitive Rose Notes referred to above. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the holder of this Permanent Global Note as the absolute owner of this Permanent Global Note for all purposes. All payments of any amounts payable and paid to such holder shall, to the extent of the sums so paid, discharge the liability for the moneys payable on this Permanent Global Note and on the relevant Definitive Rose Notes and/or Rose Coupons.

7.	Payments

Payments due in respect of Notes for the time being represented by this Permanent Global Note shall be made to the bearer of this Permanent Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof.

Upon any payment in respect of the Notes represented by this Permanent Global Note, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems but any failure to make such entries shall not affect the discharge referred to in the previous paragraph.

8.	Accountholders

For so long as any of the Notes is represented by this Permanent Global Note or by this Permanent Global Note and the Temporary Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, each person (other than a relevant Clearing System) who is for the time being shown in the records of a relevant Clearing System as the holder of a particular nominal amount of Notes (each an “Accountholder”) (in which regard any certificate or other document issued by a relevant Clearing System as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of that nominal amount for all purposes (including but not limited to for the purposes of any quorum requirements of, or the right to demand a poll or, meetings of the Noteholders other than with respect to the payment of principal and interest on the Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this Permanent Global Note in accordance with and subject to its terms. Each Accountholder must look solely to the relevant Clearing Systems for its share of each payment made to the bearer of this Permanent Global Note.

9.	Notices

For so long as all of the Notes are represented by this Permanent Global Note or by this Permanent Global Note and the Temporary Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, notices to Noteholders may be given by delivery of the relevant notice to the relevant Clearing Systems for communication to the relative Accountholders rather than by publication as required by Condition 20 (Notices); provided that, so long as the Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange require publication of such notices, notice will also be given by publication in a leading daily newspaper published in Ireland (which is expected to be the Irish Times) or, if such publication is not practicable, in a leading daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given to the Noteholders on the day on which such notice is delivered to the relevant Clearing Systems as aforesaid or on the date of first publication.

10.	Authentication and effectuation

This Permanent Global Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by or on behalf of the Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant clearing systems.

11.	One Permanent Global Note

This is the only Permanent Global Note representing the Notes and there shall only be one Permanent Global Note representing the Notes

12.	Governing law

This Permanent Global Note, and all matters arising from or connected with it, are governed by, and shall be construed in accordance with, the laws of the Portuguese Republic.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.
Tagus – Sociedade de Titularização de Créditos, S.A.

By:	By:

Issued on 19 December 2007.

AUTHENTICATED for and on behalf of

Deutsche Bank AG, London Branch

as Paying Agent

without recourse, warranty or liability

By:	By:

EFFECTUATED for and on behalf of

Clearstream Banking S.A., Luxembourg

as Common Safekeeper

without recourse, warranty or liability

By:	By:

SCHEDULE 3

FORM OF ROSE NOTES, ROSE COUPONS AND ROSE RECEIPTS

Part 1

FORM OF DEFINITIVE ROSE NOTE

[on the face of the Rose Note]

ISIN: [—]

Common Code: [—]

[€50,000]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Tagus – Sociedade de Titularização de Créditos, S.A.

Rua Castilho, no. 20, Lisbon, Portugal

registered with the Commercial Registry Office of Lisbon under the sole registration and tax number 507 130 820

Share Capital €250,000

(incorporated with limited liability under the laws of Portugal)

ROSE No. 1 Securitisation Notes

€400,000,000 Asset Backed Floating Rate Securitisation notes due 2012

(Article 62 Asset Identification Code 200712TGSBRSNXXN0024)

This Rose Note is one of a series of Rose Notes (the “Rose Notes”) in the minimum denomination of €50,000 each and in the aggregate Principal Amount Outstanding of €400,000,000 issued by Tagus -Sociedade de Titularizacao de Creditos, S.A. (the “Rose Notes Issuer”).The Rose Notes are subject to, and have the benefit of, a Rose Common Representative Appointment Agreement dated 19 December 2007, as novated, amended and restated from time to time, between the Rose Notes Issuer and Deutsche Trustee Company Limited as Rose Common Representative for the holders of the Rose Notes from time to time. The Board of Directors of the Rose Notes Issuer approved the issue of the Rose Notes on 14 December 2007.

The Rose Notes Issuer, for value received, promises to pay to the bearer the principal sum of

€[AMOUNT IN NUMBERS]

([AMOUNT IN WORDS] EURO)

on the dates and in the amounts specified in the conditions endorsed on this Rose Note (the “Conditions”), or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on the unpaid balance of such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

Interest is payable on the unpaid balance of the above principal sum in accordance with the Conditions.

This Rose Note and the principal Rose Receipts and interest Rose Coupons relating hereto shall not be valid for any purpose until this Rose Note has been authenticated for and on behalf of the Rose Paying Agent.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Rose Notes Issuer.

Tagus – Sociedade de Titularização de Créditos, S.A.

By:	By:

[manual or facsimile signature] (duly authorised)

AUTHENTICATED for and on behalf of

Deutsche Bank AG, London Branch

as Rose Paying Agent, without recourse, warranty or liability

By:	By:

(duly authorised)

[on the reverse of the Rose Note]

TERMS AND CONDITIONS

[at the foot of the Terms and Conditions]

ROSE PAYING AGENT

Deutsche Bank AG, London Branch

Winchester House, 1 Great Winchester Street,

London EC2N 2DB, United Kingdom

Part 2

FORM OF ROSE COUPON

[on the face of the Rose Coupon]

Tagus – Sociedade de Titularização de Créditos, S.A.

Rua Castilho, no. 20, Lisbon, Portugal

registered with the Commercial Registry Office of Lisbon under the sole registration and tax number 507 130 820

Share Capital €250,000

(incorporated with limited liability under the laws of Portugal)

ROSE No. 1 Securitisation Notes

€400,000,000 Asset Backed Floating Rate Securitisation Notes due 2012

(Article 62 Asset Identification Code 200712TGSBRSNXXN0024)

This Rose Coupon relates to a Securitisation Rose Notes in the denomination of €[—].

Rose Coupon for the amount of interest due on the Interest Payment Date falling in [month and year].

Such amount is payable, subject to the terms and conditions (the “Conditions”) enclosed on the Securitisation Rose Note to which this Rose Coupon relates (which are binding on the holder of this Rose Coupon whether or not it is for the time being attached to such Rose Note), against presentation and surrender of this Rose Coupon at the specified office for the time being of any of the agents shown on the reverse of this Rose Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

The Rose Note to which this Rose Coupon relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of this Rose Coupon. In such event, this Rose Coupon shall become void and no payment will be made in respect hereof.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LA WS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[on the reverse of the Rose Coupon]

ROSE PAYING AGENT

Deutsche Bank AG, London Branch

Winchester House, 1 Great Winchester Street,

London EC2N 2DB, United Kingdom

Part 3

FORM OF PRINCIPAL ROSE RECEIPT

[on the face of the Rose Receipt]

Tagus – Sociedade de Titularização de Créditos, S.A.

Rua Castilho, no. 20, Lisbon, Portugal

registered with the Commercial Registry Office of Lisbon under the sole registration and tax number 507 130 820

Share Capital €250,000

(incorporated with limited liability under the laws of Portugal)

ROSE No. 1 Securitisation Notes

€400,000,000 Asset Backed Floating Rate Securitisation due 2012

(Article 62 Asset Identification Code 200712TGSBRSNXXN0024)

Rose Receipt for the amount of principal due on [scheduled payment date].

Such amount is payable, subject to the terms and conditions ( the “Conditions”) endorsed on the “ Securitisation Rose Note to which this Rose Receipt relates (which are binding on the holder of this Rose Receipt whether or not it is for the time being attached to such Rose Note), against presentation and surrender of this Rose Receipt at the specified office for the time being of any of the agents shown on the reverse of this Rose Receipt (or any successor or additional agents appointed from time to time in accordance with the Conditions).

The Rose Note to which this Rose Receipt relates may, in certain circumstances specified in the Conditions, fall due for redemption before the maturity date of this Rose Receipt. In such event, this Rose Receipt shall become void and no payment will be made in respect hereof.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[on the reverse of the Rose Receipt]

ROSE PAYING AGENT

Deutsche Bank AG, London Branch

Winchester House, 1 Great Winchester Street,

London EC2N 2DB, United Kingdom

SCHEDULE 4

TERMS AND CONDITIONS OF THE ROSE NOTES

SCHEDULE 5

PROVISIONS FOR ROSE MEETINGS

1.	Definitions

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by the Rose Paying Agent:

(a)	certifying that certain specified Rose Notes have been deposited with such Rose Paying Agent (or to its order at a bank or other depository) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)	the surrender to such Rose Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the Rose Receipt for the deposited or blocked Rose Notes and notification thereof by such Rose Paying Agent to the Rose Notes Issuer and the Rose Common Representative;

(b)	certifying that the depositor of such specified Rose Note or a duly authorised person on its behalf has instructed the relevant Rose Paying Agent that the votes attributable to such specified Rose Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)	listing the total number and (if Definitive Rose Notes have been issued) the certificate numbers of such specified Rose Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)	authorising a named individual or individuals to vote in respect of the deposited Rose Notes in accordance with such instructions;

“Meeting” means a meeting of Rose Noteholders (whether originally convened or resumed following an adjournment);

“Voter” means, in relation to any Meeting, the bearer of a Voting Certificate, a proxy or the bearer of a Definitive Rose Note who produces such Definitive Rose Note at such Meeting;

“Voting Certificate” means, in relation to any Meeting, a certificate in the English language issued by the Rose Paying Agent and dated in which it is stated that the deposited Rose Notes have been deposited with such Rose Paying Agent (or to its order as a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of: (i) the conclusion of the Meeting, and (ii) the surrender of such certificate to such Rose Paying Agent; and (b) that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the deposited Rose Notes;

“24 hours” means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where any Meeting is to be held and in the place where the Rose Paying Agent has its Specified Office (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included, as stated above, all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

2.	Voting Certificates and Block Voting Instruction

2.1	Issue

The holder of a Rose Note may obtain a Voting Certificate from the Rose Paying Agent or require the Rose Paying Agent to issue a Block Voting Instruction by depositing such Rose Note with such Rose Paying Agent or arranging for such Rose Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting.

2.2	Expiry of validity

A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Rose Notes to which it relates.

2.3	Deemed Holder

So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in case of a Block Voting Instruction) shall be deemed to be the holder of the Rose Notes to which it relates for all purposes in connection with the Meeting.

2.4	Mutually exclusive

A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Rose Note.

3.	References to deposit/release of Rose Notes

Where Rose Notes are held in Euroclear or Clearstream, Luxembourg (whether in the form of Global Rose Notes or Definitive Rose Notes), references to the deposit, or release, of Rose Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of Euroclear and Clearstream, Luxembourg and, in other cases, such references are to the deposit or (as the case may be) release of Definitive Rose Notes.

4.	Validity of Block Voting Instructions

A Block Voting Instruction shall be valid only if deposited at the Specified Office of the Rose Paying Agent or at some other place approved by the Rose Common Representative, at least 24 hours before the time fixed for the relevant Meeting or, if the chairman decides otherwise, before the Meeting proceeds to business.

For so long as the Rose Notes are held through Euroclear or Clearstream, Luxembourg, a Block Voting Instruction issued in accordance with the applicable procedures of Euroclear or Clearstream, Luxembourg will constitute sufficient evidence of the votes expressed by the relevant Rose Noteholder, through the participants to Euroclear or Clearstream, Luxembourg. If the Rose Common Representative requires, a copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Rose Common Representative shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.	Convening of Meeting

A Rose Noteholders meeting may at any time be convened by the Rose Common Representative or, if no Rose Common Representative is appointed or if the Rose Common Representative refuses to convene the meeting, by the chairman of the general meeting of the shareholders of the Rose Notes Issuer in accordance with article 355 of the Portuguese Companies Code (Código das Sociedades Comerciais).

A meeting of Rose Noteholders must be convened by the Rose Common Representative or, if no Rose Common Representative is appointed or if the Rose Common Representative refuses to convene the meeting, by the chairman of the general meeting of shareholders of the Rose Notes Issuer:

(a)	whenever the Rose Common Representative (or the chairman of the general meeting of shareholders of the Rose Notes Issuer, as applicable) receives from the Intercreditor Agent a notice (“Special Decision Notice”), which shall also be served to each Senior Creditor (other than the Noteholders, which will be represented for this purpose by the Notes Common Representative), specifying:

(i)	the matter to be decided upon;

(ii)	that the decision required is a Special Decision;

(iii)	the date by which a decision is required, which will be no less than 45 (forty five) and no more than 60 (sixty) days after the notice issued by the Intercreditor Agent; and

(b)	upon the request in writing of Rose Noteholders holding not less than 5 (five) per cent. of the aggregate Principal Amount Outstanding of the outstanding Rose Notes.

Within 2 (two) Business Days upon receiving a Special Decision Notice, the Rose Common Representative (or the chairman of the general meeting of shareholders of the Rose Notes Issuer, as applicable) shall convene a Rose Noteholders meeting to approve a Special Decision.

The Rose Common Representative may or must convene a Meeting in the terms described above, subject to its first being indemnified and/or secured to its satisfaction. Every Meeting shall be held on the date, and at the time and place, approved by the Rose Common Representative in the notice for such Meeting.

6.	Notice

6.1	Notice period and notice details

At least 21 days’ prior notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) shall be given to the Rose Noteholders, for so long as the Rose Notes are held through Euroclear or Clearstream, Luxembourg, in accordance with the applicable procedures of Euroclear and/or Clearstream, Luxembourg. A copy of the notice containing the full identification details of the Rose Notes Issuer, specifying the date, time, place and agenda of the Meeting shall be given by the party convening the Meeting to the other party hereto in the case of a meeting convened by the Rose Common Representative or the Rose Notes Issuer, or to the Rose Common Representative and the Rose Notes Issuer if a meeting is judicially convened in accordance with article 355.3 of the Portuguese Companies Code (Código das Sociedades Comerciais).

6.2	Notice of proposed resolutions

The notice shall set out the full text of any resolutions to be proposed unless the Rose Common Representative agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that the Rose Notes may be deposited with, or to the order of, any Rose Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting. Such Notice shall make reference, in relation to the Rose Notes Issuer, the matters as set out in article 171 of the Portuguese Companies Code (Código das Sociedades Comerciais) including the place, date and the time for the meeting as well as mention of the nature of the meeting (special or general) and any requirements to exercise voting rights.

7.	Chairman

The chairman of a meeting shall be such person as the Rose Common Representative may nominate in writing. If no such nomination is made or if the person so nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair, failing which, the Rose Notes Issuer may appoint a chairman. The chairman may, but need not be, a Rose Noteholder or agent. The chairman of an adjourned Meeting need not be the same person as was the chairman of the original Meeting.

8.	Quorum

8.1	Quorum: The quorum required to hold a meeting of Rose Noteholders will be:

(a)	if the matter at stake is to be decided by way of a Rose Resolution, any person or persons holding or representing Rose Notes then outstanding (except Rose Notes held by the Rose Notes Issuer, if any), regardless of the Principal Amount Outstanding thereof; or

(b)	if the matter at stake is to be decided by way of an Extraordinary Rose Resolution, a person or persons holding or representing at least 50 (fifty) per cent. of the Principal Amount Outstanding Rose Notes (except Rose Notes held by the Rose Notes Issuer, if any) or, at any adjourned meeting, any person or persons holding or representing any of the Rose Notes then outstanding (except Rose Notes held by the Rose Notes Issuer, if any), regardless of the Principal Amount Outstanding thereof.

8.2	Majorities: The number of votes required to pass a Rose Resolution or an Extraordinary Rose Resolution, as the case may be, will be:

(a)	if the matter at stake is to be decided by way of a Rose Resolution, the majority of the votes cast at the relevant meeting; or

(b)	if the matter at stake is to be decided by way of an Extraordinary Rose Resolution, at least 50 (fifty) per cent. of the Principal Amount Outstanding of the Rose Notes or, at any adjourned meeting, two-thirds of the votes cast at the relevant meeting.

9.	Adjournment for want of Quorum

If within 15 minutes after the time fixed for any Meeting a quorum specified in Paragraph 7 is not present, then:

(a)	in the case of a Meeting requested by Rose Noteholders, it shall be dissolved; and

(b)	in the case of any other Meeting (unless the Rose Notes Issuer and the Rose Common Representative otherwise agree), it shall be adjourned for such period (which shall be not less than 15 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Rose Common Representative), provided that:

(i)	the Meeting shall be dissolved if the Rose Notes Issuer and the Rose Common Representative together so decide; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

10.	Adjourned Meeting

The Chairman may, with the consent of, and shall if directed by any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	Notice following adjournment

Paragraph 5 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements that will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting that has been adjourned for any other reason.

12.	Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Rose Notes Issuer and the Rose Common Representative;

(c)	the financial advisers of the Rose Notes Issuer and the Rose Common Representative;

(d)	the legal counsel to the Rose Notes Issuer and the Rose Common Representative; and

(e)	any other person approved by the Meeting or the Rose Common Representative.

13.	Votes

Every Voter shall have one vote in respect of each holding of Rose Notes in the amount of €1,000.

14	Votes by Proxies

14.1	Validity

Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that neither the Rose Notes Issuer, the Rose Common Representative nor the Chairman has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting.

14.2	Adjournment

Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment. No such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction to vote at the Meeting when it is resumed.

15.	Powers

15.1	Power of a Meeting

Subject to Paragraphs 15.2 (Reserved Matters), a Meeting shall have the power (exercisable only by Rose Resolution), without prejudice to any other powers conferred on it or any other person to:

(a)	approve any Reserved Matter under the terms established herein;

(b)	approve any proposal by the Rose Notes Issuer or the Rose Common Representative for any modification, abrogation, variation or compromise of any provisions of this Agreement or the Conditions or any arrangement in respect of the obligations of the Rose Notes Issuer under or in respect of the Rose Notes;

(c)	waive any breach or authorise any proposed breach by the Rose Notes Issuer or (if relevant) any other Rose Transaction Party of its obligations under or in respect of this Agreement, the Rose Notes or the other Rose Notes Documentation or any act or omission which might otherwise constitute an Originator Event of Default under the Rose Notes;

(d)	remove any Rose Common Representative;

(e)	approve the appointment of a new Rose Common Representative;

(f)	authorise the Rose Common Representative (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Rose Resolution;

(g)	discharge or exonerate the Rose Common Representative from any liability in respect of any act or omission for which it may become responsible under this Agreement or the Rose Notes;

(h)	give any other authorisation or approval which under this Agreement or the Rose Notes is required to be given by Rose Resolution; and

(i)	appoint any persons as a committee to represent the interests of the Rose Noteholders and to confer upon such committee any powers which the Rose Noteholders could themselves exercise by Rose Resolution.

15.2	Reserved Matters

For the purposes of this Schedule, “Reserved Matter” means any proposal to:

(a)	change any date fixed for payment of principal or interest in respect of the Rose Notes, to change the amount of principal or interest due on any date in respect of the Rose Notes or to alter the method of calculating the amount of any payment in respect of the Rose Notes on redemption or maturity;

(b)	effect the exchange, conversion or substitution of the Rose Notes, or the conversion of such Rose Notes into shares, bonds or other obligations or securities of the Rose Notes Issuer or any other person or body corporate formed or to be formed;

(c)	change the currency in which amounts due in respect of the Rose Notes are payable;

(d)	alter the Payment Priorities in respect of the Rose Notes; or

(e)	amend this definition;

16.	Rose Resolution binds all Rose Noteholders

Subject to Paragraph 15.2 (Reserved Matters), which take priority over the following, Rose Resolutions and Extraordinary Rose Resolutions passed at a meeting of Rose Noteholders will be binding on all Rose Noteholders, whether or not they are present at the meeting or have voted against such Rose Resolutions and Extraordinary Rose Resolutions and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof.

17.	Minutes

Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

18.	Notice of voting results

Notice of the result of every vote on a Rose Resolution duly considered by the Rose Noteholders shall be published (at the cost of the Rose Notes Issuer) in accordance with the Conditions and given to the Rose Paying Agent (with a copy to the Rose Notes Issuer and the Rose Common Representative) within 14 days of the conclusion of the Meeting.

Further, the Rose Common Representative is required to notify the Intercreditor Agent of the result of a Rose Noteholders’ meeting in relation to a Special Decision by the relevant date. Otherwise, the respective Special Decision Voting Entitlement will be excluded for the purposes of determining whether the requisite voting levels have been attained in relation to a decision of the Senior Creditors.

19.	Written Rose Resolution

A Written Rose Resolution shall take effect as if it were a Rose Resolution.

20.	Further Regulations

Subject to all other provisions contained in this Agreement, the Rose Common Representative may without the consent of the Rose Notes Issuer or the Rose Noteholders prescribe such further regulations regarding the holding of Meetings of Rose Noteholders and attendance and voting at them and/or the provision of a Written Rose Resolution as the Rose Common Representative may in its sole discretion determine.

SCHEDULE 6

ROSE NOTES ISSUER WARRANTIES

Part 1

CORPORATE REPRESENTATIONS AND WARRANTIES OF THE ROSE NOTES ISSUER

1.	Incorporation

The Rose Notes Issuer is duly incorporated in the Portuguese Republic with full power and authority to own its property and assets and conduct its business.

2.	Centre of main interests

The Rose Notes Issuer has its “centre of main interests”, as that term is used in article 3(1) of the EU Insolvency Regulation, in the Portuguese Republic.

3.	Litigation

No litigation, arbitration or administrative proceedings of or before any court, tribunal or governmental body have been commenced or to the best of its knowledge are pending or threatened against the Rose Notes Issuer or any of its assets or revenues (other than as specifically disclosed in writing on or prior to the Rose Closing Date) which reasonably would have a material adverse effect.

4.	Solvency

No Insolvency Event has occurred in respect of the Rose Notes Issuer and no Insolvency Event will occur in consequence of the Rose Notes Issuer entering into the Rose Notes Documentation to which it is expressed to be a party on the Rose Closing Date.

5.	Tax residence

The Rose Notes Issuer is a company which is and has, since incorporation, been resident for tax purposes solely in the Portuguese Republic.

6.	Management and administration

The Rose Notes Issuer’s management, the places of residence of the directors of the Rose the Notes Issuer, and the place at which meetings of the board of directors of the Rose Notes Issuer are held are all situated in the Portuguese Republic.

7.	No establishment, subsidiaries, employees

The Rose Notes Issuer has no “establishment”, as that term is used in Article 2(h) of the EU Insolvency Regulation or any branch office in any jurisdiction and no subsidiaries or employees.

8.	The Rose Notes Issuer’s activities

The Rose Notes Issuer has not engaged in any activities since its incorporation other than:

8.1	those incidental to its registration under the Commercial Registry Office of Lisbon and with the CMVM pursuant to the provisions of the Securitisation Law and of the Portuguese Companies Code (Código das Sociedades Comerciais);

8.2	changes to its directors, secretary, registered office and articles of association (Estatutos and Contrato de Sociedade);

8.3	other appropriate corporate steps;

8.4	the authorisation of the issue of the Rose Notes and the authorisation of entry into the Rose Notes Documentation to which the Rose Notes Issuer is a party;

8.5	the activities referred to in or contemplated by the Rose Notes Documentation to which the Rose Notes Issuer is a party and the Prospectus; and

8.6	the entry into other securitisation transactions not related to the issue of the Rose Notes and the Rose Notes Documentation.

9.	Financial statements

The Rose Notes Issuer has prepared financial statements as set out in the Prospectus and has not paid any dividends or made any distributions since incorporation.

10.	True and fair view

The Financial Statements of the Rose Notes Issuer contained in the Prospectus:

10.1	were prepared in accordance with accounting principles generally accepted in the Portuguese Republic consistently applied;

10.2	disclose all liabilities (contingent or otherwise) and all unrealised or anticipated losses of the Rose Notes Issuer; and

10.3	give a true and fair view of the financial position of Rose Notes Issuer as at the date of such Financial Statements.

11.	No material adverse change

Save as disclosed in the Prospectus since the date as of which the most recent financial statements of the Rose Notes Issuer were stated to be prepared there has been no change in the financial position of the Rose Notes Issuer which would have a Material Adverse Effect.

12.	Consents

The Rose Notes Issuer has obtained and maintains in effect all authorisations, approvals, licences and consents required in connection with its business and the consummation of the transactions contemplated by the Rose Notes Documentation pursuant to any requirement of law applicable to the Rose Notes Issuer in the Portuguese Republic and in each other jurisdiction in which the Rose Notes Issuer carries on business.

13.	No governmental investigation

No governmental or official investigation or inquiry concerning the Rose Notes Issuer is, so far as the Rose Notes Issuer is aware, progressing or pending or has been threatened in writing which would be reasonably likely to have a material adverse effect under any debt restructuring agreement.

14.	No breach of warranty

No steps have been taken by the directors of the Rose Notes Issuer or, so far as the Rose Notes Issuer is aware, by any third party, and no circumstances exist, which might reasonably be expected at any time hereafter to render any of the warranties and representations contained in Paragraphs 1 to 14 above no longer true or accurate.

Part 2

ROSE NOTES DOCUMENTATION REPRESENTATIONS AND

WARRANTIES OF THE ROSE NOTES ISSUER

1.	Corporate power

The Rose Notes Issuer has the requisite power and authority to enter into each Rose Notes Documentation to which it is or is intended to be a party and to exercise its rights and perform its obligations thereunder and all corporate and other action required to authorize its execution of the Rose Notes Documentation to which it is a or is intended to be a party and its performance of its obligations thereunder has been duly taken.

2.	Authorisation

All acts, conditions and things required to be done, fulfilled and performed in order to:

2.1	enable the Rose Notes Issuer lawfully to issue, distribute and perform the terms of the Rose Notes and distribute the Conditions and distribute such other documents and additional written information as the Rose Notes Issuer may supply to or approve for use by, the Arranger in connection with the offering of the Rose Notes (including, without limitation, following queries received from potential investors);

2.2	enable the Rose Notes Issuer lawfully to enter into the Rose Notes Documentation to which it is a party, on the Rose Closing Date;

2.3	enable the Rose Notes Issuer lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Rose Notes Documentation (from the Rose Closing Date);

2.4	ensure that the obligations expressed to be assumed by it on the Rose Closing Date under the Rose Notes Documentation to which the Rose Notes Issuer is a party are legal, valid, binding and enforceable against it; and

2.5	make the Rose Notes Documentation to which the Rose Notes Issuer is a party (from the Rose Closing Date) admissible in evidence in the Portuguese Republic (save for payment of document stamp duty) and, if required, the translation of the Rose Notes Documentation to which it is a party into Portuguese (any such translation to be certified by a Notary Public or lawyer), have been done, fulfilled and performed.

3.	Execution

The Rose Notes Documentation to which the Rose Notes Issuer is party will be duly executed by the Rose Notes Issuer on the Rose Closing Date.

4.	No breach of law or contract

The entry by the Rose Notes Issuer into and the execution (and, where appropriate, delivery) of the relevant Rose Notes Documentation to which the Rose Notes Issuer is a party on the Rose Closing Date, the issue of the Rose Notes and, if required to be executed and delivered, and the performance by the Rose Notes Issuer of its obligations under the Rose Notes Documentation, do not on the Rose Closing Date conflict with or constitute a breach or infringement of any of the terms of, or constitute a default by the Rose Notes Issuer under:

4.1	the Rose Notes Issuer’s articles of association (Estatutos and Contrato de Sociedade);

4.2	any Portuguese law; or

4.3	any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets,

where such conflict, breach, infringement or default would have a material adverse effect on the Rose Notes Issuer, any Rose Notes Documentation, or Rose Notes.

5.	Valid and binding obligations

The obligations expressed to be assumed by the Rose Notes Issuer under the Rose Notes Documentation to which it is expressed to be a party on the Rose Closing Date and under the Rose Notes Documentation to which it is expressed to be a party will, upon their due execution and delivery on behalf of the Rose Notes Issuer, constitute legal, valid, binding and enforceable obligations.

6.	Rose Notes valid and binding

The Rose Notes, upon execution, due authentication and delivery, constitute legal, valid, binding and enforceable obligations of the Rose Notes Issuer and enforceable against it in accordance with their terms.

7.	Status of the Rose Notes

7.1	The Rose Notes constitute limited recourse obligations of the Rose Notes Issuer and are subject to statutory segregation under the Securitisation Law.

7.2	The Rose Notes are obligations solely of the Rose Notes Issuer and are not obligations of, or guaranteed by any of the other Party.

8.	Arms’ length transactions

The Rose Notes Documentation to which the Rose Notes Issuer is a party are being entered into by the Rose Notes Issuer (from the Rose Closing Date) in good faith for the benefit of the Rose Notes Issuer and on arms’ length commercial terms.

9.	Cross default

The Rose Notes Issuer is not in breach of or default under any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would be reasonably likely to have a Material Adverse Effect in respect of the Rose Notes Issuer, the Rose Notes Documentation to which the Rose Notes Issuer is a party or the Rose Notes.

10.	Choice of law

In any proceedings taken in relation to the Rose Notes Documentation to which the Rose Notes Issuer is a party, the choice of Portuguese or English law, as the case may be, is capable of being recognised and enforced subject only to public policy and mandatory rules (“normas de aplicação imediata”), insolvency, moratorium and other similar laws affecting creditor’s rights generally.

11.	Filings

Save for certain required filings in respect of the Rose Notes Issuer, under the laws of the Portuguese Republic, it is not necessary that any of the Rose Notes Documentation to which the Rose Notes Issuer is a party be filed, recorded or enrolled with any court or other authority in the Portuguese Republic.

12.	Consents

The Rose Notes Issuer does not require the consent of any other party or the consent, licence, approval or authorisation of any governmental authority in connection with the creation and issue of the Rose Notes on the Rose Closing Date, the distribution of the Prospectus, and the entering into the Rose Notes Documentation to which it is expressed to be a party on the Rose Closing Date.

13.	No revocation of consents

The Rose Notes Issuer is not aware of any circumstance which indicates that any obtained consent is likely to be terminated or revoked or not renewed.

14.	Stamp, registration and similar Taxes

All Taxes, stamps, notarial and registration fees in respect of the Rose Notes Documentation have been or will be duly paid for.

15.	Withholding Tax

Under the currently applicable laws of the Portuguese Republic, the Rose Notes Issuer will not be required to make any tax deduction from any payment of principal or interest by the Rose Notes Issuer in respect of the Rose Notes or any of the Rose Notes Documentation (including interest accruing after a payment default), provided the Rose Notes are not held by Portuguese residents and the provisions of the Securitisation Tax Law are complied with.

16.	Accuracy of information

All relevant information supplied by the Rose Notes Issuer to the Rose Common Representative and the Transaction Manager in connection with the actual or prospective issue of the Rose Notes is true and accurate in all respects and is not misleading because of any omission or ambiguity or for any other reason.

17.	Prospectus

The Prospectus contains all information regarding the Rose Notes Issuer and the Rose Notes which is to the best of the information, knowledge and belief of the Rose Notes Issuer (in the context of the issue of the Rose Notes) material;

17.1	such information is true and accurate in all material respects and not misleading in any material respect;

17.2	any opinions, predictions and intentions expressed in the Prospectus on the part of the Rose Notes Issuer are honestly held or made after due and careful consideration of all relevant circumstances and based on reasonable assumptions and are not misleading in any material respect;

17.3	the Prospectus does not omit to state any material fact necessary to make such information, opinions, predictions or intentions (in such context) not misleading in any material respect; and

17.4	all proper enquiries have been made by or on behalf of the Rose Notes Issuer to ascertain and to verify the foregoing.

18.	Receivables portfolio

As of the Rose Closing Date, the Rose Notes Issuer will be the beneficial owner of the portfolio corresponding to the Rose Revenues to be acquired by it on the Rose Closing Date pursuant to the Rose Revenues Sale Agreement.

19.	Compliance with the Rose Notes Documentation

The Rose Notes Issuer has complied in all material respects with the terms of the Rose Notes Documentation to which it is a party.

20.	No immunity

The Rose Notes Issuer does not enjoy of any kind of judicial immunity.

SCHEDULE 7

ROSE NOTES ISSUER COVENANTS

Part 1

CORPORATE COVENANTS OF THE ROSE NOTES ISSUER

The Rose Notes Issuer shall:

1.	Financial Statements

1.1	Preparation of financial statements

cause to be prepared in respect of each of its financial years, financial statements in such form as will comply with generally accepted accounting principles and requirements of the lays of the Portuguese Republic;

1.2	Delivery of financial statements

if reasonably requested, but in no event later than 180 days after the end of the relevant financial year, deliver to the Rose Common Representative two copies of its Financial Statements for such financial year and deliver to the Servicer and the Rose Common Representative as soon as practicable following the issue or giving of the same two copies of every balance sheet, profit and loss account, source and application of funds statement (if any), report or other notice, statement, circular or document issued or given to any holder of securities or creditors generally of the Rose Notes Issuer;

1.3.	Compliance certificate

on the Calculation Date immediately preceding each anniversary of the Rose Closing Date and otherwise forthwith on request by the Rose Common Representative deliver to the Transaction Manager and the Rose Common Representative a certificate signed by two directors of the Rose Notes Issuer stating that no Rose Notes Issuer Event of Default has occurred (or, if such is not the case, specifying the particulars of any Rose Notes Issuer Event of Default) since the delivery of the previous such certificate.

2.	Conduct

at all times carry on and conduct its affairs in a proper and efficient manner in compliance with any applicable requirement of law from time to time in force in the Portuguese Republic or in any other jurisdiction in which it carries on business and in compliance with its Estatutos and Contrato de Sociedade;

3.	Consents

obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents necessary under any requirement of law from time to time in force in the Portuguese Republic or in any other applicable jurisdiction:

3.1	in connection with its business; and

3.2	to enable it lawfully to enter into and perform its obligations under the Rose Notes Documentation to which it is a party or to ensure the legality, validity, enforceability or admissibility in evidence in the Portuguese Republic of such Rose Notes Documentation including:

(i)	(i) any licence required by the laws of the Portuguese Republic; and

(ii)	(ii) any registration required by the Portuguese data protection laws.

4.	Authorised Signatories

deliver to the Rose Common Representative on the Rose Closing Date and thereafter upon any change of the same, a list of Authorised Signatories of the Rose Notes Issuer together with a specimen signature of each Authorised Signatory;

5.	Registered office, head office and centre of main interests

maintain its registered office, its head office and its “centre of main interests”, as that term is used in article 3(i) of the EU Insolvency Regulation, in the Portuguese Republic and will not move such offices to another jurisdiction;

6.	Board meetings, management and administration

hold all meetings of the board of directors of the Rose Notes Issuer in the Portuguese Republic and not hold any such meeting outside the Portuguese Republic and procure that the Rose Notes Issuer’s management, the places of residence of the directors of the Rose Notes Issuer and the place where the Rose Notes Issuer effects its central management and decision-making are all, at all times, situated in the Portuguese Republic;

7.	No foreign establishment

not establish any “establishment”, as that term is used in Article 2(h) of the EU Insolvency Regulation, outside of the Portuguese Republic;

8.	General Negative Covenants

not until after the Final Legal Maturity Date, save to the extent permitted by the Rose Notes Documentation or with the prior written consent of the Rose Common Representative:

8.1	carry on any business or enter into any documents other than those contemplated by the Rose Notes Documentation to which it is a party in relation to the Rose Revenues;

8.2	except as contemplated by the Rose Notes Documentation, sell, convey, transfer, lease, assign or otherwise dispose of or agree or attempt or purport to sell, convey, transfer, lease or otherwise dispose of or use, invest or otherwise deal with any of the Receivables or undertaking or grant any option or right to acquire the same;

8.3	except as contemplated by the Rose Notes Documentation, grant, create or permit to exist any adverse right over (including the grant of security or trust over or the occurrence of execution or diligence in respect of) the assigned rights;

8.4	incur or permit to subsist any indebtedness whatsoever in relation to the Rose Revenues;

8.5	make any loans, grant any credit or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person in respect of the Receivables;

8.6	consolidate or merge with any other person;

8.7	surrender any losses to any other company;

8.8	amend, supplement or otherwise modify its Estatutos and Contrato de Sociedade, except as required by law; and

8.9	permit the validity or effectiveness of the Rose Notes Documentation or of the Receivables to be impaired or to be amended, hypothecated, subordinated, terminated or discharged.

9.	Certificate of no default

the Rose Notes Issuer shall, together with the delivery if its Financial Statements under 1.2 above, give to the Rose Common Representative a certificate of the Rose Notes Issuer signed by two Directors of the Rose Notes Issuer to the effect that as at a date not more than seven days before delivering such certificate (the “certification date”) there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date of this Agreement) any Rose Notes Issuer Event of Default (or if such event exists or existed, specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first certificate the date of this Agreement) to and including the certification date of such certificate the Rose Notes Issuer has complied with all its obligations contained in this Agreement or (if such is not the case) specifying the respects in which it has not complied.

Part 2

ROSE NOTES DOCUMENTATION COVENANTS OF THE ROSE NOTES ISSUER

The Rose Notes Issuer shall:

1.	Compliance with the Rose Notes Issuer Documents

at all times comply with and perform all its obligations under the Rose Notes Documentation to which the Rose Notes Issuer is a party and the Rose Notes and use all reasonable endeavours to procure that the other parties, other than the Rose Common Representative, comply with and perform all their respective obligations under the Rose Notes Documentation;

2.	Exercise rights

preserve and/or exercise and/or enforce its rights under and pursuant to the Rose Notes and the Rose Notes Documentation to which the Rose Notes Issuer is a party;

3.	Dealing with Rose Common Representative

3.1	Inspection by Rose Common Representative

keep proper books of accounts and upon reasonable notice, during normal business hours allow the Rose Common Representative and any persons appointed by the Rose Common Representative access to such books of account and other business records as relate to the assigned rights as the Rose Common Representative or any such persons may reasonably require;

3.2	Information to Rose Common Representative

at all times give to the Rose Common Representative such information, opinions, certificates and other evidence as the Rose Common Representative and any persons appointed by the Rose Common Representative shall reasonably require (and which it is reasonably practicable to produce) for the purposes of the discharge of the duties, trusts, powers, authorities and discretions vested in the Rose Common Representative by or pursuant to this Agreement or any other document that forms part of the Rose Notes Documentation;

4.	Notification of breach of the Rose Notes Issuer Warranties

immediately notify the Rose Common Representative if the Rose Notes Issuer becomes aware of any breach of the Rose Notes Issuer Warranties or of any breach of any undertaking given by the Rose Notes Issuer in any document that forms part of the Rose Notes Documentation;

5.	Legal proceedings

5.1	Notification of Legal Proceedings

if any legal proceedings are instituted against it by any of its creditors or in respect of any of the Rose Assets, including any litigation or claim calling into question in any material way the Rose Notes Issuer’s interest therein, immediately:

(a)	notify the Rose Common Representative of such proceedings; and

(b)	notify the court in such proceedings of the interests of the Rose Common Representative in the assigned rights;

5.2	Join in legal proceedings

if the Rose Common Representative so requires, the Rose Notes Issuer will join in any legal proceedings brought by the Rose Common Representative against any person;

6.	Execution of further documents

perform any act required by any the laws of the Portuguese Republic to be performed, and so far as permitted by applicable law, execute such further documents and perform such further acts as may be incidental to, or necessary in the opinion of the Rose Common Representative to give effect to the Rose Notes Documentation;

7.	Notification of Event of Default

deliver notice to the Rose Common Representative forthwith upon becoming aware of any Potential Rose Notes Issuer Event of Default, Originator Event of Default or Rose Notes Issuer Event of Default without waiting for the Rose Common Representative to take any further action;

8.	No variation and termination of the relevant Rose Notes Issuer Documents not until the Final Discharge Date, save to the extent permitted by the Rose Notes Documentation or with the prior written consent of the Rose Common Representative:

8.1	terminate, repudiate, rescind or discharge any document that forms part of the Rose Notes Documentation to which the Rose Notes Issuer is a party;

8.2.	vary, novate, amend, modify or waive any material provision of any document that forms part of the Rose Notes Documentation to which the Rose Notes Issuer is a party;

8.3	permit any person to do any of the things specified in Paragraph 8.1 or 8.2; or

8.4	permit any person who has obligations under the Rose Notes Documentation to be released from such obligations other than in accordance with the terms of the applicable Rose Notes Documentation and any applicable legal or regulatory requirement.

9.	Filings

effect all required filings in respect of the Rose Notes Issuer and file, record or enrol each document that forms part of the Rose Notes Documentation required to be filed, recorded or enrolled with any court or other authority in the Portuguese Republic and ensure that such required filings, recordings or enrolments are at all times maintained in accordance with any applicable requirement of law or regulatory direction.

Part 3

RECEIVABLES COVENANTS OF THE ROSE NOTES ISSUER

The Rose Notes Issuer shall:

1.	Books of account

maintain, or procure that the Servicer maintains, clear and unambiguous records and books of account in respect of the assigned rights and all Collections received in respect of the assigned rights;

2.	Participation in litigation

if reasonably required to do so by the Rose Common Representative, participate in or join in and lend its name to, and take such other steps as may be required by the Rose Common Representative in relation to any action (through the courts or otherwise) relating to any assigned rights after the Rose Closing Date, including participation in any legal proceedings to the extent necessary for defending or contesting any litigation in relation to such assigned rights including any litigation or claim calling into question in any material way the Rose Notes Issuer’s interest in any such assigned rights;

3.	Interests in the assigned rights

at all times own and exercise its rights in respect of the assigned rights and its interest in the assigned rights and perform and comply with its obligations in respect of the assigned rights under the terms of the Rose Notes Documentation;

4.	Further Action

perform any act incidental to or necessary in connection with the other covenants contained in Parts 1, 2 and 3 of this Schedule or any act required by any law, regulation or order of any court to be performed; and

5.	Negative Covenant

not until the Final Discharge Date, save to the extent permitted by the Rose Notes Documentation, permit any person other than the Rose Notes Issuer to have any interest in the assigned rights.

6.	Notification of litigation

promptly notify the Rose Common Representative if the Rose Notes Issuer receives, after the Rose Closing Date in respect of any assigned rights, any notice of any litigation in relation to any such assigned rights including any litigation or claim calling into question any material way the Rose Notes Issuer’s interest in any assigned rights;

Part 4

COVENANTS OF THE ROSE NOTES ISSUER IN RESPECT OF THE ROSE NOTES

The Rose Notes Issuer shall:

1.	Ascertaining the outstanding amounts of the Rose Notes

upon receiving a written request from the Rose Common Representative, deliver to the Rose Common Representative a certificate of the Rose Notes Issuer (signed on its behalf by two Authorised Signatories) setting out the total number and aggregate Principal Amount Outstanding of the outstanding Rose Notes which at the date of such certificate are held by any person for the benefit of the Rose Notes Issuer;

2.	Notices to Rose Noteholders

send or procure to be sent to the Rose Common Representative not less than three days prior to the date of publication, for the Rose Common Representative’s approval ,one copy of each notice to be given to the Rose Noteholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Rose Common Representative two copies of such notice (such approval, unless so expressed, not to constitute approval for the purposes of section 21 of the Financial Services and Markets Act 2000 (“FSMA”) of any such notice which is a communication within the meaning of section 21 of FSMA);

3.	Notification of non-payment

procure that the Rose Paying Agent notifies the Rose Common Representative forthwith if it does not, on or before the due date for payment in respect of the Rose Notes or the Rose Coupons, receive unconditionally the full amount in Euro of the monies payable on such due date on all such Rose Notes or Rose Coupons;

4.	Notification of late payment

if unconditional payment to the Rose Paying Agent or the Rose Common Representative of any sum due in respect of the Rose Notes or the Rose Coupons or any of them is made after the due date for such payment, forthwith give notice to the Rose Noteholders that such payment has been made;

5.	Notification of redemption or repayment

not less than the number of days specified in the relevant Conditions prior to the redemption or repayment date in respect of any Rose Note, give to the Rose Common Representative notice in writing of the amount of such redemption or repayment pursuant to the Conditions;

6.	Tax or optional redemption

if the Rose Notes Issuer gives notice to the Rose Common Representative that it intends to redeem the Rose Notes pursuant to Conditions 8.2 (Redemption in whole for taxation reasons) or 8.3 (Optional redemption in whole or in part) prior to giving such notice to the Rose Noteholders, provide such information to the Rose Common Representative as the Rose Common Representative requires in order to satisfy itself of the matters referred to in the relevant Conditions;

7.	Change of Rose Paying Agent

give not less than 14 days prior notice to the Rose Noteholders in accordance with the Notices Condition of any future appointment or any resignation or removal of any Rose Paying Agent or of any change by any Agent of its Specified Office.

8.	Liability to Tax

promptly give notice to the Rose Common Representative:

(a)	if it is required by law to effect a Tax Deduction in respect of any payment due in respect of the Rose Notes or the Rose Coupons; or

(b)	if the Client is required to make a Tax Deduction in respect of any payment due under the Receivables; or

(c)	if it becomes liable to tax in respect of its income or in respect of any of the assigned rights;

and take such action as may be reasonably required by the Rose Common Representative in respect thereof.

SCHEDULE 6

Amended Rose Paying Agency Agreement

(formerly named Paying Agency Agreement)

ROSE No.1 Securitisation Notes

ROSE PAYING AGENCY AGREEMENT

(formerly named Paying Agency Agreement)

between

TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A.

AS ROSE NOTES ISSUER

DEUTSCHE BANK AG, LONDON BRANCH

AS ROSE PAYING AGENT

and

DEUTSCHE TRUSTEE COMPANY LIMITED

AS ROSE COMMON REPRESENTATIVE

in relation to the issue by

TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A.

of

€400,000,000 Securitisation Notes due 2012

(ARTICLE 62 ASSET IDENTIFICATION CODE: 200712TGSBRSNXXN0024)

19 DECEMBER 2007

AS AMENDED ON [—] NOVEMBER 2010

Amended Agreement Final Draft#3 dated 6 October 2010

THIS AGREEMENT is made on 19 December 2007, as amended on [—] November 2010.

BETWEEN:

(1)	Tagus – Sociedade de Titularização de Créditos, S.A., a limited liability company incorporated under the laws of Portugal as a special purpose vehicle for the purposes of issuing asset-backed securities, having its registered office at Rua Castilho, no. 20, Lisbon, Portugal with a share capital of €250,000 and registered with the Commercial Registry of Lisbon under the sole registration and tax number 507 130 820 (the “Rose Notes Issuer”);

(2)	Deutsche Bank AG, London Branch, a corporation duly organised and existing under the law of the Federal Republic of Germany and having its principal place of business at Taunusanlage 12 in the City of Frankfurt (Main) and operating in the United Kingdom under branch number BR000005 at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom (“Rose Paying Agent”); and

(3)	Deutsche Trustee Company Limited, a company incorporated under the laws of England and Wales, with registered number 00338230, having its registered office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, in its capacity as initial representative of the Rose Noteholders pursuant to article 65 of the Securitisation Law and in accordance with the Conditions and the terms of this Agreement (the “Rose Common Representative”, which expression shall include any replacement common representative appointed from time to time).

WHEREAS:

(A)	The Rose Notes Issuer has authorised the creation and issue of the Rose Notes.

(B)	The Rose Notes are constituted by, are subject to, and have the benefit of, the Rose Common Representative Appointment Agreement and the Conditions.

(C)	The Rose Notes will be in bearer form. The Rose Notes are intended to be held in a manner which would allow Eurosystem eligibility.

(D)	The parties to this Agreement wish to record certain arrangements which they have made in relation to payments in respect of the Rose Notes.

(E)	In the context of a corporate reorganisation of Brisa, and under the terms and conditions set forth in the Novation, Amendment and Restatement Agreement entered into by and between, inter alia, the Rose Notes Issuer and the Rose Common Representative, the Originator has ceased to be Brisa – Auto-Estradas de Portugal, S.A. with effects as from [date] November 2010.

(F)	With effects as from [date] November 2010, the New Concessionaire has undertaken all and every rights and liabilities held by Brisa – Auto-Estradas de Portugal, S.A. under or in connection with the Rose Notes Documentation.

NOW IT IS HEREBY AGREED as follows:

SECTION A

INTERPRETATION

1.	Definitions

1.1	In this Agreement and the Recitals hereto defined terms have the meanings ascribed to them in the terms and conditions of the Rose Notes, contained in the Prospectus dated on or about 18 December 2007, as amended from time to time (the “Conditions”), or in the Rose Revenues Sale Agreement executed on 19 December 2007, as novated, amended and restated from time to time.

1.2	In this Agreement:

“Common Services Provider” means Deutsche Bank AG, London Branch, as the common services provider appointed by the ICSDs; and

“Potential Rose Notes Issuer Rose Notes Issuer Event of Default” means any event which may become (with the passage of time, the giving of notice, the making of any determination or any combination thereof) an Rose Notes Issuer Event of Default in accordance with Condition 12.2 (Rose Notes Issuer Events of Default).

2.	Principles of interpretation and construction

2.1	Knowledge

References in any document that forms part of the Rose Notes Documentation to the expressions “so far as such Originator is aware” or “to the best of the knowledge” of the Originator or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of senior officers of the Originator.

References in any document that forms part of the Rose Notes Documentation to the expressions “so far as the Servicer is aware” or to the best of the knowledge” of the Servicer or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of senior officers of the Servicer.

References in any document that forms part of the Rose Notes Documentation to the expressions “so far as the Rose Notes Issuer is aware” or “ to the best of the knowledge, information and behalf of the Rose Notes Issuer” or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of directors of the Rose Notes Issuer, together with the knowledge which such persons could have had if the relevant director had actually carried out the necessary enquiries in relation to those matters.

References in any document that forms part of the Rose Notes Documentation to the expressions “so far as the Rose Common Representative is aware” or “to the best of the knowledge, information and belief of the Rose Common Representative” or any similar expression in respect of any matter shall be deemed to refer to the actual knowledge of senior officers of the Rose Common Representative.

2.2	Interpretation

Any reference in the Rose Notes Documentation to:

a document being in an “agreed form” means that the form of the document in question has been agreed between the proposed parties thereto and that a copy thereof has been signed for the purposes of identification by Vieira de Almeida & Associados – Sociedade de Advogados, R.L. notwithstanding eventual changes that the parties may negotiate to such document;

“Authorised Signatories” means representatives of the party at stake, enjoying the necessary powers to carry out the act they are carrying out;

“continuing”, in respect of a Potential Rose Notes Issuer Event of Default, an Originator Event of Default or a Rose Notes Issuer Event of Default shall be construed as a reference to a Potential Rose Notes Issuer Event of Default, an Originator Event of Default or a Rose Notes Issuer Event of Default, as the case may be, which has not been waived in accordance with the Conditions or, as the case may be, the relevant Rose Notes Documentation, and in respect of a Potential Rose Notes Issuer Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the Conditions or, as the case may be, the relevant Rose Notes Documentation;

“Euroclear” and/or “Clearstream, Luxembourg” shall, wherever the context so admits, be deemed to include reference to any additional or alternative clearing system approved by the Rose Notes Issuer and the Rose Common Representative in relation to the Rose Notes;

“holder” means the bearer of a Rose Notes and the words “holders” and related expressions shall (where appropriate) be construed accordingly;

“including” shall be construed as a reference to “including without limitation”, so that any list of items or matters appearing after the word “ including” shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list, of those items or matters forming a part of the category described prior to the word “including”;

“indebtedness” shall be construed so as incurred to as principal include or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a “law” shall be construed as any law (including common or customary law), statue constitution decree, judgement, treaty, regulation, directive, by-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month except that:

(a)	if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the first Business Day in that next succeeding calendar month,

and references “months” to shall “ be construed accordingly;

a “person” shall be construed as a reference to government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

“repay”, “redeem” and “pay” shall each include both of the others and “repaid”, “repayable” and “repayment”, “redeemed”, “redeemable” and “redemption” and “paid”, “payable” and “payment” shall be construed accordingly;

a reference to any person defined as a “Rose Transaction Party” in or being a party to this Agreement or any document that forms part of the Rose Notes Documentation or in the Conditions shall be construed so as to include it and any subsequent successors and permitted transferees in accordance with their respective interests;

a “subsidiary” of a company or corporation shall be construed as a reference to any company or corporation:

(a)	which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(c)	which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

a “successor” of any party shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of the jurisdiction of incorporation or domicile of such party has assumed the rights and obligations of such party under any document that forms part of the Rose Notes Documentation or to which, under such laws, such rights and obligations have been transferred; and

a “wholly-owned subsidiary” of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company’s or corporation’s wholly-owned subsidiaries or persons or acting on behalf of that other company or corporation or its wholly-owned subsidiaries.

2.3	Currency symbols

“€” and “euro” denote the single currency introduced at the start of the first stage of the European Monetary Union pursuant to the Treaty establishing the European Community.

2.4	Rose Notes Documentation and other agreements

Any reference to any document defined as a document that forms part of the Rose Notes Documentation or any other agreement or document shall be construed as a reference to such document that forms part of the Rose Notes Documentation or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, supplemented or replaced.

2.5	Statutes and treaties and decrees

Any reference to a law, statute or treaty or a decree shall be construed as a reference to such law, statute or treaty or decree as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

2.6	Time

Any reference in any document that forms part of the Rose Notes Documentation to a time of day shall, unless a contrary indication appears, be a reference to Lisbon time.

2.7	Schedules

Any Schedule of, or Appendix to a document that forms part of the Rose Notes Documentation forms part of such document and shall have the same force and effect as if the provisions of such Schedule or Appendix were set out in the body of such document. Any reference to a document that forms part of the Rose Notes Documentation shall include any such Schedule or Appendix.

2.8	Headings

Section, Part, Schedule, Paragraph and Clause headings are for ease of reference only.

2.9	Sections

Except as otherwise specified in the Rose Notes Documentation, reference in a document that forms part of the Rose Notes Documentation to a:

2.9.1	“Section” shall be construed as a reference to a Section of such document that forms part of the Rose Notes Documentation;

2.9.2	“Part” shall be construed as a reference to a Part such document that forms part of to the Rose Notes Documentation;

2.9.3	“Schedule” shall be construed as a reference to a Schedule of such document that forms part of the Rose Notes Documentation;

2.9.4	“Clause” shall be construed as a reference to Clause of a Part Section (as applicable) of such document that forms part of the Rose Notes Documentation; and

2.9.5	“Paragraph” shall be construed as a reference to a Paragraph of a Schedule of such document that forms part of the Rose Notes Documentation.

2.10	Number

In any document that forms part of the Rose Notes Documentation, save where the context otherwise requires, words importing the singular number include the plural and vice versa.

2.11	Time of the essence

Any date or period specified in any document that forms part of the Rose Notes Documentation may be postponed or extended by agreement between the parties, but as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

SECTION B

APPOINTMENT OF THE ROSE PAYING AGENT

3.	Appointment of Rose Paying Agent

3.1	Appointment

Each of the Rose Notes Issuer and, for the purposes of Clause 7.7 (Rose Paying Agent to act for Rose Common Representative) only, the Rose Common Representative appoints the Rose Paying Agent as its agent in relation to the Rose Notes for the purposes specified in this Agreement and in the Conditions.

3.2	Acceptance of appointment

The Rose Paying Agent accepts its appointment as agent of the Rose Notes Issuer and, in respect of Clause 7.7 (Rose Paying Agent to act for Rose Common Representative) only, the Rose Common Representative in relation to the Rose Notes and agrees to comply with the provisions of this Agreement and the Conditions.

3.3	Duties of the Rose Paying Agent

The Rose Paying Agent undertakes to the Rose Notes Issuer that it will, in connection with the issue of the Rose Notes, perform the duties which are stated to be performed by it in Schedule hereto.

3.4	Common Safekeeper

The Rose Notes Issuer hereby authorises and instructs the Rose Paying Agent to elect Clearstream Banking S.A., Luxembourg as common safekeeper (the “Common Safekeeper”), and the Rose Notes Issuer hereby acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as Common Safekeeper and agrees that no liability shall attach to the Rose Paying Agent in respect of any such election made by it.

SECTION C

AUTHENTICATION AND DELIVERY OF THE ROSE NOTES

4.	Authentication and effectuation of the Rose Notes

4.1	Authority to authenticate and effectuate

The Rose Notes Issuer authorises and instructs the Rose Paying Agent to:

(a)	authenticate the Temporary Global Note and the Permanent Global Note, each Definitive Rose Note and each replacement Definitive Rose Note by the signature of any of its officers or any other person duly authorised for the purpose by the Rose Paying Agent;

(b)	transmit such Global Notes electronically to the Common Safekeeper and to give effectuation instructions in respect of the Global Notes following its authentication thereof; and

(c)	instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the Rose Notes.

The Rose Notes Issuer further authorises and instructs the Rose Paying Agent to destroy each copy of the Global Note retained by it (pursuant to Clause 3.1(c)) following its receipt of confirmation from the Common Safekeeper that the relevant Global Note has been effectuated.

4.2	Instruction to Exchange Interests

The Rose Notes Issuer authorises and instructs the Rose Paying Agent to:

(a)	cause interests in the Temporary Global Note to be exchanged for interests in the Permanent Global Note in accordance with their respective terms; and

(b)	instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchanges.

(b) instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchanges.

4.3	Availability of Permanent Global Note

The Rose Notes Issuer shall make all reasonable endeavours to arrange for the unauthenticated Permanent Global Note relating to each Temporary Global Note to be made available to or to the order of the Rose Paying Agent on the date of this Agreement and in any event not later than 10 days before the Exchange Date applicable in respect of such Temporary Global Note.

4.4	Availability of Definitive Rose Notes

If the Rose Notes Issuer is required to deliver Definitive Rose Notes pursuant to the terms of the Permanent Global Note, the Rose Notes Issuer shall make all reasonable endeavours to arrange for the appropriate aggregate principal amount of unauthenticated Definitive Rose Notes equal to the Principal Amount Outstanding of the Rose Notes to be made available to or to the order of the Rose Paying Agent as soon as practicable and in any event not later than 30 days after a bearer of a Permanent Global Note has requested its exchange for Definitive Rose Notes.

5.	Delivery of Permanent Global Note and Definitive Rose Notes

5.1	Delivery of Permanent Global Note

Subject to receipt by the Rose Paying Agent of a Permanent Global Note, the Rose Paying Agent shall, against presentation or (as the case may be) surrender to it of the related Temporary Global Note and in accordance with the terms thereof, authenticate and deliver to the bearer of such Temporary Global Note, the related Permanent Global Note in the aggregate principal amount required by the terms of the Temporary Global Note or, if the Permanent Global Note has already been issued in exchange for part only of the Temporary Global Note, procure that such aggregate principal amount is recorded in the records of Euroclear and Clearstream, Luxembourg.

5.2	Annotation of Temporary Global Note and Permanent Global Note

On each occasion on which a Permanent Global Note is delivered by the Rose Paying Agent in accordance with the terms hereof, or a further exchange of interests in the related Temporary Global Note for interests in a Permanent Global Note is made, the Rose Paying Agent shall procure that the following entries are made in the records of Euroclear and Clearstream, Luxembourg:

(a)	the aggregate principal amount of interests in the Permanent Global Note so delivered (the “relevant principal amount”);

(b)	the new aggregate principal amount of the Permanent Global Note (which shall be the previous principal amount thereof plus the relevant principal amount); and

(c)	the remaining principal amount of the Temporary Global Note (which shall be the previous principal amount thereof minus the relevant principal amount).

5.3	Cancellation of Temporary Global Note

Following the exchange of the last interest in each Temporary Global Note, the Rose Paying Agent shall cause such Temporary Global Note to be cancelled and destroyed.

5.4	Authentication and delivery of Definitive Rose Notes

Definitive Rose Notes will only be issued in accordance with the terms of the Permanent Global Note, this Agreement, the Conditions and the Rose Common Representative Appointment Agreement. Subject to receipt of Definitive Rose Notes by the Rose Paying Agent, the Rose Paying Agent shall, against presentation or (as the case may be) surrender to it of a Permanent Global Note, authenticate and deliver the related Definitive Rose Notes in the required aggregate principal amount to the bearer of such Permanent Global Note.

5.5	Attachments of Rose Coupons, Rose Talons and Rose Receipts

Each Definitive Rose Note shall on the date of its delivery have attached to it Rose Coupons and Rose Receipts (or Rose Talons in lieu thereof) for each Payment Date that falls after such date of delivery.

5.6	Annotation of Permanent Global Note upon exchange for Definitive Rose Notes

On each occasion on which Definitive Rose Notes are delivered in exchange for a Permanent Global Note, the Rose Paying Agent shall procure that there is noted in the records of Euroclear and/or Clearstream, Luxembourg:

(a)	the aggregate principal amount of Definitive Rose Notes so delivered (the “relevant principal amount”); and

(b)	the remaining principal amount of the Permanent Global Note (which shall be the previous principal amount thereof minus the relevant principal amount).

5.7	Cancellation and destruction of the Permanent Global Note

The Rose Paying Agent shall cancel and destroy or procure the cancellation and destruction of each Permanent Global Note when and if it has made full exchange thereof for Definitive Rose Notes.

6.	Replacement Instruments

6.1	Availability of replacements

The Rose Notes Issuer shall promptly arrange for such unauthenticated Instruments as are required by the Rose Paying Agent from time to time and deliver replacements of the same in accordance with the terms of this Agreement to be made available to or to the order of the Rose Paying Agent.

6.2	Delivery of replacements

So long as the Rose Notes are listed on the Stock Exchange, and subject to Clause 6.3 (Notice of payment) and receipt of sufficient replacement Instruments, the Rose Paying Agent shall, upon and in accordance with the instructions of the Rose Notes Issuer (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), authenticate and instruct the Common Safekeeper to effectuate (if necessary) and deliver replacement Instruments.

6.3	Replacement Instruments

The Rose Paying Agent shall not deliver or issue any replacement Instruments:

(a)	if such Instrument being replaced has been mutilated or defaced otherwise than against surrender of the same; and

(b)	until the claimant has furnished the Rose Paying Agent with such evidence, security and indemnity as the Rose Notes Issuer and/or the Rose Paying Agent may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

6.4	Replacements to be numbered

Each replacement Instrument shall bear a unique serial number.

6.5	Cancellation of mutilated or defaced Instruments

The Rose Paying Agent shall cancel each mutilated or defaced Instrument surrendered to it in respect of which a replacement Instrument has been delivered.

6.6	Notification

The Rose Paying Agent shall notify the Rose Notes Issuer and the Rose Common Representative of the delivery by it of any replacement Instrument specifying the serial number thereof and the serial number (if any and if known) of the Instrument which it replaces and confirming (if such is the case) that the Instrument which it replaces has been cancelled and destroyed in accordance with Clause 8.5 (Cancellation of Definitive Rose Notes, Rose Coupons, Rose Talons and Rose Receipts) or 8.6 (Cancellation of a portion of the Global Notes), as applicable, or Clause 8.10 (Destruction).

SECTION D

PAYMENTS

7.	Payments to the Rose Paying Agent

7.1	Rose Notes Issuer to pay Rose Paying Agent

In order to provide for the payment of principal and interest in respect of the Rose Notes, on any day the same becomes due and payable, the Rose Notes Issuer shall, one Business Day prior to such date, pay to the Rose Paying Agent an amount equal to the amount of principal and/or interest falling due in respect of the Rose Notes on such date.

7.2	Manner and time of payment

Each amount payable under Clause 7.1 (Rose Notes Issuer to pay Rose Paying Agent) shall be paid unconditionally by credit transfer in euro and in immediately available, freely transferable, cleared funds not later than 10:00a.m. (London time) on the relevant day to such account with such bank as the Rose Paying Agent may from time to time by notice in writing to the Rose Notes Issuer (with a copy to the Transaction Manager and the Rose Common Representative) specify for such purpose.

7.3	Notice of payment

The Rose Notes Issuer shall, before 10:00a.m. (London Time) on the second Business Day before the due date of each payment by it under Clause 7.1 (Rose Notes Issuer to pay Rose Paying Agent), procure that the Rose Paying Agent and the Rose Common Representative shall receive:

(a)	a copy of an irrevocable payment instruction to the bank through which the payment is to be made; and

(b)	a notice setting out the amounts of principal and/or interest (as the case may be) to be paid in respect of the Rose Notes on the relevant due dates.

7.4	Exclusion of liens and interest

The Rose Paying Agent shall be entitled to deal with each amount paid to it under this Clause 7 (Payments to the Rose Paying Agent) in the same manner as other amounts paid to it as a banker by its customers (subject to the terms and conditions of this Agreement) provided that:

(a)	it shall not exercise against the Rose Notes Issuer any lien, right of set-off or similar claim in respect thereof; and

(b)	it shall not be liable to any person for interest thereon.

7.5	Application by Rose Paying Agent

The Rose Paying Agent shall apply each amount paid to it hereunder in accordance with this Clause 7 (Payments to the Rose Paying Agent) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Condition 18 (Prescription), in which event it shall (to the extent that it is holding the funds) refund at the written request of the Rose Notes Issuer such portion of such amount as relates to such payment by paying the same by credit transfer in euro to such account with such bank as the Rose Notes Issuer has by notice to the Rose Paying Agent specified for the purpose.

7.6	Failure to confirm payment instructions

The Rose Paying Agent shall forthwith notify the Rose Notes Issuer and the Rose Common Representative (and any other Rose Paying Agent, in case the Stock Exchange or any new law or regulation requires any Rose Paying Agent in addition to the Rose Paying Agent to be appointed) by facsimile or e-mail:

(a)	if it has not, by the relevant time specified in Clause 7.2 (Manner and time of payment), received:

(i)	unconditionally the full amount in euro required for any payment; or

(ii)	the irrevocable payment instruction and notice in accordance with Clause 7.3 (Notice of payment); and

(b)	if it receives unconditionally the full amount of any sum due in respect of the Rose Notes after such date.

8.	Payments to Rose Noteholders

8.1	Payments by Rose Paying Agent

The Rose Paying Agent acting through its Specified Office shall make payments of principal and interest in respect of the Rose Notes in accordance with the Conditions (and, in the case of the Temporary Global Note or the Permanent Global Note, the terms thereof) provided that:

(a)	if any Definitive Rose Note, Rose Coupon or Rose Receipt is presented or surrendered for payment to the Rose Paying Agent and the Rose Paying Agent has delivered a

Replacement Instrument in relation to such Definitive Rose Note, Rose Coupon or Rose Receipt or has been notified that such Definitive Rose Note, Rose Coupon or Rose Receipt has been replaced, the Rose Paying Agent shall forthwith notify the Rose Notes Issuer of such presentation or surrender and shall not make payment against such presentation or surrender until it is so instructed by the Rose Notes Issuer and has received the amount to be so paid;

(b)	the Rose Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest in respect of the Rose Notes if it has not received the full amount of any payment due to it under Clause 7.1 (Rose Notes Issuer to pay Rose Paying Agent);

(c)	the Rose Paying Agent shall cancel each Temporary Global Note, Permanent Global Note or Definitive Rose Note against surrender of which it has made full payment;

(d)	in the case of payment in respect of a Global Note, the Rose Paying Agent shall instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect such payment; and

(e)	notwithstanding any other provision of this Agreement, the Rose Paying Agent shall be entitled to make any deduction or withholding from any payment which it is required by law to make. In that event, the Rose Paying Agent shall make such payments after such deduction or withholding has been made and shall account to the relevant authorities for the amount so withheld or deducted.

8.2	Exclusion of commissions

The Rose Paying Agent shall not exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 8.1 (Payments by Rose Paying Agent) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

8.3	Appropriation by Rose Paying Agent

If the Rose Paying Agent makes any payment in accordance with Clause 8.1 (Payments by Rose Paying Agent), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 7.1 (Rose Notes Issuer to pay Rose Paying Agent) an amount equal to the amount so paid by it.

8.4	Reimbursement by Rose Notes Issuer

Subject to Clause 8.1 (Payments by Rose Paying Agent), if the Rose Paying Agent makes a payment in respect of the Rose Notes on or after the due date for such payment under the Conditions at a time at which the Rose Paying Agent has not received the full amount of the relevant payment due to it under Clause 7.1 (Rose Notes Issuer to pay Rose Paying Agent) and the Rose Paying Agent is unable due to insufficient funds received by it under Clause 7.1 (Rose Notes Issuer to pay Rose Paying Agent) to reimburse itself therefor (including means of appropriation under Clause 8.3 (Appropriation by Rose Paying Agent)), the Rose Notes Issuer shall from time to time on demand pay to the Rose Paying Agent for account of such Rose Paying Agent:

(a)	the amount so paid out by the Rose Paying Agent and not so reimbursed to it; and

(b)	an amount sufficient to indemnify the Rose Paying Agent against any cost, loss or expense which it properly incurs as a result of making such payment and not receiving reimbursement of such amount,

provided that any payment made under sub-clause 8.4(a) shall be deemed to be satisfaction of the obligations of the Rose Notes Issuer under Clause 7.1 (Rose Notes Issuer to pay Rose Paying Agent).

8.5	Partial payments

If at any time and for any reason the Rose Paying Agent makes a payment in respect of any Definitive Rose Note presented for payment to it or a partial payment in respect of any Instrument presented for payment to it, the Rose Paying Agent shall enface thereon a statement indicating the amount and date of such payment.

8.6	Rose Paying Agent to act for Rose Common Representative

If any Potential Rose Notes Issuer Event of Default or Rose Notes Issuer Event of Default occurs, the Rose Paying Agent shall, if so required by notice given by the Rose Common Representative to the Rose Notes Issuer and the Rose Paying Agent (or such of them as are specified by the Rose Common Representative):

(a)	act thereafter, until otherwise instructed by the Rose Common Representative, as the agent of the Rose Common Representative in relation to payments and calculations to be made by or on behalf of the Rose Common Representative and under the Transaction Documents (save that the Rose Common Representative’s liability under any provision thereof for indemnification, remuneration and payment of out-of-pocket expenses of the Rose Paying Agent shall be limited to the amounts for the time being held by the Rose Common Representative pursuant to the Transaction Documents and available to the Rose Common Representative for such purpose) and hold all Instruments and all sums, documents and records held by them in respect of the Instruments on behalf of the Rose Common Representative; and

(b)	deliver up all sums, documents and records held by them in respect of the Instruments and all Instruments held by them, to the Rose Common Representative or as the Rose Common Representative shall direct in such notice, provided that such notice shall be deemed not to apply to any document or record which the Rose Paying Agent is obliged not to release by any law or regulation.

SECTION E

DUTIES

9.	Duties of the Rose Paying Agent

9.1	Safekeeping

The Rose Paying Agent shall hold in safekeeping all unauthenticated Instruments delivered to it and shall ensure that they are authenticated (in the case of the Temporary Global Note, the Permanent Global Note and the Definitive Rose Notes) and delivered only in accordance with the terms of this Agreement, the Conditions and the Temporary Global Note or (as the case may be) the Permanent Global Note.

9.2	Records

The Rose Paying Agent shall:

(a)	maintain a record of the Instruments delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss or replacement (and, in the case of the Temporary Global Note, exchange of interests therein for interests in the Permanent Global Note, and, in the case of the Permanent Global Note, exchange thereof for Definitive Rose Notes), provided that no record need be maintained of the serial numbers of Rose Coupons, save for the serial numbers of Rose Coupons (if known) for which replacements have been issued and for any subsequent payments against such Rose Coupons;

(b)	maintain a record of all certifications received by it in accordance with Clause 9.4 (Certification) or the provisions of the Temporary Global Note and of all confirmations received by it in accordance with Clause 9.6 (Cancellation of a portion of the Global Notes); and

(c)	upon request make such records available for inspection at all reasonable times by the Rose Notes Issuer and the Rose Common Representative.

The Rose Paying Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect all cancellations of Rose Notes represented by a Global Note in accordance with this Clause 9.2 (Records).

9.3	Information from Rose Paying Agent

The Rose Paying Agent shall make available to the Rose Notes Issuer and the Rose Common Representative such information as is reasonably required for the maintenance of the records referred to in Clause 8.2 (Records).

9.4	Certification

The Rose Paying Agent shall promptly copy to the Rose Notes Issuer any certification received by it in accordance with the provisions of the Temporary Global Note.

9.5	Cancellation of Definitive Rose Notes, Rose Coupons, Rose Talons and Rose Receipts

The Rose Notes Issuer may from time to time deliver to the Rose Paying Agent Definitive Rose Notes and unmatured Rose Coupons, Rose Talons and/or Rose Receipts relating thereto for cancellation, whereupon the Rose Paying Agent shall cancel such Definitive Rose Notes, Rose Coupons, Rose Talons and/or Rose Receipts.

9.6	Cancellation of a portion of the Global Notes

The Rose Notes Issuer may from time to time procure the delivery to the Rose Paying Agent of a Temporary Global Note or a Permanent Global Note with instructions to cancel a specified aggregate principal amount of Rose Notes represented by it (which instructions shall be accompanied by confirmation from Euroclear or Clearstream, Luxembourg that Rose Notes having such aggregate principal amount may be cancelled). The Rose Paying Agent shall immediately procure that there is noted in the records of Euroclear and/or Clearstream, Luxembourg:

(a)	the aggregate principal amount of Rose Notes so cancelled; and

(b)	the remaining principal amount of such Temporary Global Note or (as the case may be) Permanent Global Note (which shall be the previous principal amount thereof minus the aggregate principal amount of the Rose Notes so cancelled).

9.7	Definitive Rose Notes and Rose Coupons in issue

Upon request, as soon as reasonably practicable (and in any event within three months) after each date on which Rose Notes are cancelled in accordance with Clause 9.5 (Cancellation of Definitive Rose Notes, Rose Coupons and Rose Receipts) or Clause 9.6 (Cancellation of a portion of the Global Notes) and as soon as reasonably practicable (and in any event within three months) after each Payment Date on which the Rose Notes are redeemed in accordance with the Conditions, the Rose Paying Agent shall notify the Rose Notes Issuer and the Rose Common Representative (on the basis of the information available to it) of:

(a)	the number of any Definitive Rose Notes, Rose Coupons or Rose Receipts (as the case may be) against surrender of which payment has been made; and

(b)	the number of any Definitive Rose Notes or (as the case may be) Rose Coupons or Rose Receipts which have not yet been surrendered for payment.

9.8	Forwarding of communications

The Rose Paying Agent shall promptly forward to the Rose Notes Issuer a copy of any notice or communication addressed to the Rose Notes Issuer by any Rose Noteholder which is received by the Rose Paying Agent.

9.9	Publication of notices

The Rose Paying Agent shall, upon and in accordance with instructions of the Rose Notes Issuer and/or the Rose Common Representative received at least 10 days before the proposed publication date, arrange for the publication of any notice which is to be given to the Rose Noteholders in accordance with the Notices Condition and shall supply a copy thereof to the Rose Common Representative, the Common Safekeeper and the Stock Exchange.

9.10	Destruction

The Rose Paying Agent may destroy:

(a)	a Temporary Global Note following its cancellation in accordance with Clause 5.3 (Cancellation of Temporary Global Note);

(b)	a Permanent Global Note following its cancellation in accordance with Clause 5.7 (Cancellation of Permanent Global Note); and

(c)	each Temporary Global Note, each Permanent Global Note and each Definitive Rose Note, Rose Coupon, Rose Talon or Rose Receipt delivered to or cancelled by it in accordance with Clause 8.1(a) (Payments by Rose Paying Agent) or cancelled by it in accordance with Clause 6.5 (Cancellation of mutilated or defaced Instruments) or Clause 9.4 (Cancellation of Definitive Rose Notes, Rose Coupons and Rose Receipts),

and in each case it shall upon request furnish the Rose Notes Issuer and the Rose Common Representative with a certificate of destruction specifying the certificate or serial numbers (if any) of the Temporary Global Note or (as the case may be) the Permanent Global Note or Definitive Rose Notes destroyed and specify the number of Rose Coupons, Rose Talons and Rose Receipts so destroyed.

9.11	Documents available for inspection

The Rose Notes Issuer shall provide to the Rose Paying Agent and the Rose Common Representative:

(a)	conformed copies of this Agreement and the Rose Common Representative Appointment Agreement;

(b)	if the provisions of Condition 8.2 (Redemption in whole for taxation reasons) become relevant in relation to the Rose Notes, the documents contemplated under the alluded Condition 8.2; and

(c)	other documents as may from time to time be required by the Stock Exchange (in relation to the Rose Notes) to be made available at the Specified Office of the Rose Paying Agent,

and the Rose Paying Agent shall make available for inspection during normal business hours at its Specified Office the documents referred to above and, upon reasonable request, will allow copies of such documents to be taken.

9.12	Rose Meetings

The Provisions for Rose Meetings shall apply to Rose Meetings and shall have effect as if set out in this Agreement.

9.13	Voting

The Rose Paying Agent shall, at the request of any Rose Noteholder, issue Voting Certificates and Block Voting Instructions in a form and manner which comply with the Provisions for Rose Meetings (except that it shall not be required to issue the same less than 48 hours before the time fixed for any Rose Meeting provided for therein). The Rose Paying Agent shall keep a full record of Voting Certificates and Block Voting Instructions issued by it and shall give to the Rose Notes Issuer and the Rose Common Representative, not less than 24 hours before the time appointed for any Rose Meeting, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such Rose Meeting.

SECTION F

FEES AND EXPENSES

10.	Fees and expenses

10.1	Fees

The Rose Notes Issuer shall pay to the Rose Paying Agent such fees as have been agreed between the Rose Notes Issuer and the Rose Paying Agent and recorded in a letter dated on or about the Closing Date from the Rose Paying Agent to the Rose Notes Issuer in respect of the services of the Rose Paying Agent hereunder.

10.2	Front-end expenses

The Rose Notes Issuer shall on demand reimburse the Rose Paying Agent for all expenses (including legal fees properly incurred after the execution of this Agreement and any publication,

advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 10.1 (Fees).

SECTION G

APPOINTMENT AND CHANGES IN ROSE PAYING AGENT

11.	Terms of appointment

11.1	Rights and powers

The Rose Paying Agent may, in connection with its services hereunder:

(a)	subject to Clause 7.1 (Payments by Rose Paying Agent), treat the holder of any Instrument as its absolute owner for all purposes (regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) and make payments thereon accordingly, except as ordered by a court of competent jurisdiction or otherwise required by law;

(b)	assume that the terms of the Instruments as issued are correct;

(c)	refer any question relating to the ownership of any of the Instruments or the adequacy or sufficiency of any evidence supplied in connection with the replacement of any of the Instruments to the Rose Notes Issuer for determination by the Rose Notes Issuer and rely upon any determination so made;

(d)	rely upon and shall not incur any liability and shall be indemnified and held harmless by the Rose Notes Issuer in respect of any action taken, omitted or suffered to be taken in good faith in reliance upon, any Rose Note, notice, instruction, direction, consent, certificate, affidavit, endorsement, assignment, statement, resolution, letter, telex, facsimile transmission or other paper or document believed by it acting reasonably to be genuine; and

(e)	engage and pay for the advice or services of any lawyers or other experts whose advice or services it considers necessary acting reasonably and rely upon any advice so obtained (and the Rose Paying Agent shall be protected and shall incur no liability to the Rose Notes Issuer in respect of any action taken, or permitted to be taken, in accordance with such advice and in good faith).

11.2	Extent of duties

The Rose Paying Agent shall only be obliged to perform the duties specifically set out herein and such other duties as are necessarily incidental thereto and no implied duties or obligations shall be read into this Agreement against the Rose Paying Agent. The Rose Paying Agent shall not:

(a)	be under any fiduciary duty or other obligation towards or have any relationship of agency or trust for or with any person other than the Rose Notes Issuer and the Rose Common Representative; or

(b)	be responsible for or liable in respect of the legality, validity or enforceability of any of the Instruments or any act or omission of any other person.

11.3	Freedom to transact

The Rose Paying Agent may purchase, hold and dispose of each Rose Note, Rose Receipt, Rose Talon or Rose Coupon and may enter into any transaction (including, without limitation, any depository, trust or agency transaction) with any holders of each Rose Note, Rose Receipt, Rose Talon or Rose Coupon or with any other person in the same manner as if it had not been appointed as the agent of the Rose Notes Issuer in relation to the Rose Notes.

11.4	Indemnity in favour of the Rose Paying Agent

The Rose Notes Issuer shall indemnify the Rose Paying Agent against any claim, demand, action, liability, damages, loss, properly incurred cost or expense (including, legal fees) which it incurs, otherwise than by reason of its own gross negligence or wilful default, as a result or arising out of or in relation to its acting as the agent of the Rose Notes Issuer in relation to the Rose Notes. The indemnity shall continue in full force and effect notwithstanding any termination or expiring of this Agreement.

11.5	No liability for consequential loss

Notwithstanding any other provision of this Agreement, under no circumstances will the Rose Paying Agent be liable to the Rose Notes Issuer or any other party to this Agreement for any consequential loss (being loss of business, goodwill, opportunity or profit) even if advised of the possibility of such loss or damage.

12.	Changes in Rose Paying Agent

12.1	Resignation

The Rose Paying Agent may resign its appointment upon not less than 30 day’s notice to the Rose Notes Issuer (with a copy to the Rose Common Representative), provided that:

(a)	if such resignation would otherwise take effect less than 30 days before or after the Final Legal Maturity Date or other date for redemption of the Rose Notes or any Payment Date in relation to the Rose Notes, it shall not take effect until the thirtieth day following such date; and

(b)	such resignation shall not take effect until a successor has been duly appointed consistently with Clause 12.4 (Additional and Successor Agent) or Clause 12.5 (Rose Paying Agent may appoint Successor) and notice of such appointment has been given to the Rose Noteholders.

12.2	Revocation

The Rose Notes Issuer may (with the prior written approval of the Rose Common Representative) revoke its appointment of the Rose Paying Agent by not less than 30 days’ notice to the Rose Paying Agent (with a copy to the Rose Common Representative), provided that such revocation shall not take effect until a successor has been duly appointed consistently with Clause 12.4 (Additional and Successor Rose Paying Agent) or Clause 12.5 (Rose Paying Agent may appoint Successor) and notice of such appointment has been given to the Rose Noteholders.

12.3	Automatic termination

The appointment of the Rose Paying Agent shall terminate forthwith if an Insolvency Event occurs in relation to the Rose Paying Agent. If the appointment of the Rose Paying Agent is terminated in accordance with this provision, the Rose Notes Issuer shall forthwith appoint a successor in accordance with Clause 12.4 (Additional and Successor Rose Paying Agent).

12.4	Additional and successor paying agent

The Rose Notes Issuer may (with the prior written approval of the Rose Common Representative) appoint a successor paying agent and additional or successor paying agents and shall forthwith give notice of any such appointment to the continuing Rose Paying Agent, the Rose Noteholders and the Rose Common Representative, whereupon the Rose Notes Issuer, the Rose Common Representative and the additional or successor paying agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form of (and on the same terms as) this Agreement.

12.5	Rose Paying Agent may appoint successors

If the Rose Paying Agent gives notice of its resignation in accordance with Clause 12.1 (Resignation) and by the tenth day before the expiry of such notice a successor has not been duly appointed in accordance with Clause 12.4 (Additional and successor paying agent), the Rose Paying Agent may itself, following such consultation with the Rose Notes Issuer as is practicable in the circumstances and with the prior written approval of the Rose Common Representative, appoint as its successor any reputable and experienced financial institution. The Rose Paying Agent shall give notice of such appointment to the Rose Notes Issuer, the Rose Common Representative and the Rose Noteholders, whereupon the Rose Notes Issuer, the Rose Common Representative and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form of (and on the same terms as) this Agreement.

12.6	EU Savings Directive

The Rose Notes Issuer shall maintain a paying agent with a Specified Office in an EU Member State that does not impose a requirement to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

12.7	Release

Upon any resignation or revocation taking effect under Clause 12.1 (Resignation) or 12.2 (Revocation) or any termination taking effect under Clause 12.3 (Automatic termination), the Rose Paying Agent shall:

(a)	be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Clause 11 (Terms of appointment) and Clause 12 (Changes in Rose Paying Agent));

(b)	deliver to the Rose Notes Issuer and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Rose Paying Agent as at the date of such resignation, revocation or termination, of the records maintained by it in accordance with Clause 9.2 (Records);

(c)	forthwith (upon payment to it of any amount due to it in accordance with Clause 10 (Fees and Expenses) or Clause 11.4 (Indemnity in favour of the Rose Paying Agent)) transfer all moneys and papers (including any unissued Rose Notes, Rose Receipts, Rose Talons and Rose Coupons held by it hereunder and any documents held by it pursuant to Clause 9.11 (Documents available for inspection)) to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

12.8 Changes in Specified Offices

(a)	If the Rose Paying Agent decides to change its Specified Office (which may only be effected within the same city unless the prior written approval of the Rose Notes Issuer and the Rose Common Representative has been obtained), it shall give notice to the Rose Notes Issuer (with a copy to the Rose Common Representative) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice;

(b)	The Rose Notes Issuer shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the Rose Paying Agent is to terminate pursuant to any of the foregoing provisions of this Clause 12 (Changes in Rose Paying Agent) on or prior to the date of such change) give notice thereof to the Rose Noteholders, in accordance with the Notices Condition.

SECTION H

MISCELLANEOUS

13.	Notices

13.1	Communications in writing

Except as specified to the contrary in this Agreement, any Notice:

(a)	shall be in writing;

(b)	shall be (i) in the English language or (ii) if not in the English language, and if so required by the Rose Notes Issuer, accompanied by an English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document; and

(c)	shall be delivered personally or sent by first class post (and air mail if overseas) or by fax to the party due to receive the Notice at its address or fax number and marked for the attention of the person or persons set out in Clause 13.2 (Notices details) or to another address, or fax number or marked for the attention of another person or persons specified by the receiving party by not less than 7 day’s written notice to the other parties to this Agreement received before the Notice was despatched.

13.2 Notices details

Notices hereunder shall be sent as follows:

(a)	in the case of the Rose Notes Issuer:

Address:                     Rua Castilho, n.º 20, 7th floor

1250-069 Lisboa, Portugal

Fax number:	+351 21 352 6334
Telephone number:	+351 21 311 1296

Attention:	Dr. Bruno Carmo / Dra. Sónia Prates

(b) in case of the Rose Paying Agent:
Address:	Deutsche Bank AG, London Branch
Winchester House, 1 Great Winchester Street
London EC2N 2DB, United Kingdom

Fax:	+44 207 547 5919

Attn:	TSS – SFS (ABS/MBS Group)

(c) in case of the Rose Common Representative:
Address:	Deutsche Trustee Company Limited
Winchester House, 1 Great Winchester Street,
London EC2N 2DB, United Kingdom

Fax:	+44 207 547 5919

Attn:	Managing Director (ABS/MBS Group)

13.3	Time of receipt

Unless there is evidence that it was received earlier, a Notice marked for the attention of the person or persons specified in accordance with Clause 13.1 (Communications in writing) is deemed given:

(a)	if delivered personally, when left at the relevant address referred to in Clause 13.2 (Notices details);

(b)	if sent by post, except air mail, two business days after posting it;

(c)	if sent by air mail, six business days after posting it; and

(d)	if sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine.

13.4	Business Day

In Clause 13.3 (Time of receipt) “business day” means a day other than a Saturday, Sunday or public holiday in either the country from which the Notice is sent or in the country to which the Notice is sent.

14.	Governing law

This Agreement and all matters arising from or connected with it shall be governed by the laws of the Portuguese Republic.

15.	Jurisdiction

15.1	The court of Lisbon (Tribunal da Comarca de Lisboa) has exclusive jurisdiction to settle any Dispute.

15.2	The parties agree that the courts of Portugal are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

15.3	The submission to the jurisdiction of the courts referred to in Clause 15.1 shall not (and shall not be construed so as to) limit the right of any person to take proceedings against any other party hereto in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not if and to the extent permitted by applicable law.

16.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

17.	Execution

The Parties have executed this Agreement on the date stated at the beginning of this Agreement.

SCHEDULE

PAYING AGENCY SERVICES

The Rose Paying Agent will comply with the following provisions:

(1)	The Rose Paying Agent will inform the ICSDs (through the Common Service Provider) of the initial Principal Amount Outstanding of the Instruments on or prior to the Closing Date.

(2)	If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customer’s interest in the Instruments the Rose Paying Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the Common Service Provider) to ensure that the Principal Amount Outstanding of the Instruments remains at all times accurate.

(3)	The Rose Paying Agent will at least once every month reconcile its record of the Principal Amount Outstanding of the Instruments with information received from the ICSDs (through the Common Service Provider) with respect to the Principal Amount Outstanding maintained by the ICSDs for the Instruments and will promptly inform the ICSDs (through the Common Service Provider) of any discrepancies.

(4)	The Rose Paying Agent will promptly assist the ICSDs (through the Common Service Provider) in resolving any discrepancy identified in the Principal Amount Outstanding of the Instruments.

(5)	The Rose Paying Agent will promptly provide to the ICSDs (through the Common Service Provider) details of all amounts paid by it under the Instruments (or, where the Instruments provide for delivery of assets other than cash, of the assets so delivered).

(6)	The Rose Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the Common Service Provider) notice of any changes to the Instruments that will affect the amount of, or date for, any payment due under the Instruments.

(7)	The Rose Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the Common Service Provider) copies of all information that is given to the holders of the Instruments.

(8)	The Rose Paying Agent will promptly pass on to the Rose Notes Issuer all communications it receives from the ICSDs (directly or through the Common Service Provider) relating to the Instruments.

(9)	The Rose Paying Agent will (to the extent known to it) promptly notify the ICSDs (through the Common Service Provider) of any failure by the Rose Notes Issuer to make any payment or delivery due under the Instruments when due.

Schedule 7

Amended Transaction Management and Rose Notes Issuer Account Agreement

(formerly named Transaction Management and Issuer Account Agreement)

ROSE No. 1 Securitisation Notes

TRANSACTION MANAGEMENT AND

ROSE NOTES ISSUER ACCOUNT AGREEMENT

(formerly named Transaction Management and Issuer Account Agreement)

between

TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A.

AS ROSE NOTES ISSUER

DEUTSCHE BANK AG, LONDON BRANCH

AS TRANSACTION MANAGER

DEUTSCHE BANK AG, LONDON BRANCH

AS ROSE NOTES ISSUER ACCOUNT BANK

and

DEUTSCHE TRUSTEE COMPANY LIMITED

AS ROSE COMMON REPRESENTATIVE

in relation to the issue by

TAGUS – SOCIEDADE DE TITULARIZAÇÃO DE CRÉDITOS, S.A.

of

€400,000,000 Securitisation Notes due 2012

(ARTICLE 62 ASSET IDENTIFICATION CODE: 200712TGSBRSNXXN0024)

19 DECEMBER 2007

AS AMENDED ON [—] NOVEMBER 2010

THIS AGREEMENT is made on 19 December 2007, as amended on [—] November 2010.

BETWEEN:

(1)	Tagus – Sociedade de Titularização de Créditos, S.A., a limited liability company incorporated under the laws of Portugal as a special purpose vehicle for the purposes of issuing asset-backed securities, having its registered office at Rua Castilho, no. 20, Lisbon, Portugal with a share capital of €250,000 and registered with the Commercial Registry of Lisbon under the sole registration and tax number 507 130 820 (the “Rose Notes Issuer”);

(2)	Deutsche Bank AG, London Branch, a corporation duly organised and existing under the law of the Federal Republic of Germany and having its principal place of business at Taunusanlage 12 in the City of Frankfurt (Main) and operating in the United Kingdom under branch number BR000005 at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom (“DB London” or the “Transaction Manager”);

(3)	Deutsche Bank AG, London Branch, a corporation duly organised and existing under the law of the Federal Republic of Germany and having its principal place of business at Taunusanlage 12 in the City of Frankfurt (Main) and operating in the United Kingdom under branch number BR000005 at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom (“DB London” or the “Rose Notes Issuer Account Bank”); and

(4)	Deutsche Trustee Company Limited, whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom (the “Rose Common Representative”).

INTRODUCTION:

(A)	The Originator has agreed to sell and the Rose Notes Issuer has agreed to purchase certain Rose Revenues in accordance with the terms of the Rose Revenues Sale Agreement.

(B)	The Rose Notes Issuer intends to issue the Rose Notes to fund the purchase of the Rose Revenues.

(C)	The Rose Notes Issuer Account Bank has agreed to be the bank at which the Rose Notes Issuer Account is maintained.

(D)	The parties to this Agreement have agreed that the Rose Notes Issuer Account shall be operated on the terms and subject to the conditions contained in this Agreement

(E)	The Transaction Manager has agreed to act as transaction manager for the Rose Notes Issuer and the Rose Common Representative in relation to the Rose Notes Issuer Account and Rose Notes Issuer Obligations in accordance with the terms of this Agreement.

(F)	In the context of a corporate reorganisation of Brisa, and under the terms and conditions set forth in the Novation, Amendment and Restatement Agreement entered into by and between, inter alia, the Rose Notes Issuer and the Rose Common Representative, the Originator has ceased to be Brisa – Auto-Estradas de Portugal, S.A. with effects as from [date] 2010.

(G)	With effects as from [date] 2010, the New Concessionaire has undertaken all and every rights and liabilities held by Brisa – Auto-Estradas de Portugal, S.A. under or in connection with the Rose Notes Documentation.

THE PARTIES AGREE AS FOLLOWS:

SECTION A

INTERPRETATION

1.	Interpretation

1.1	Defined Terms

In this Agreement and the Recitals hereto defined terms have the meanings ascribed to them in the terms and conditions of the Rose Notes, contained in the Prospectus dated on or about 18 December 2007, as amended from time to time (the “Conditions”),or in the Rose Revenues Sale Agreement executed on 19 December 2007, as novated, amended and restated from time to time.

1.2	Definitions

In addition, and except if the context requires otherwise, the following terms and expressions have the following meanings when used in this Agreement:

“Account Amount” means the amounts in cleared funds standing to the credit of the Rose Notes Issuer Account from time to time;

“Force Majeure Event” means an event beyond the reasonable control of the person affected including, without limitation, general strike, lock-out, labour dispute, act of God, war, riot, civil commotion, malicious damage, accident, breakdown of plant or machinery, computer software, hardware or system failure, fire, flood and/or storm and other circumstances affecting the supply of goods or services;

“Potential Rose Notes Issuer Event of Default” means any event which may become (with the passage of time, the giving of notice, the making of any determination or any combination thereof) an Rose Notes Issuer Event of Default in accordance with Condition 12.2 (Rose Notes Issuer Events of Default).

“Potential Transaction Manager Event” means any event which may become (with the passage of time, the giving of notice, the making of any determination or any combination thereof) a Transaction Manager Event;

“Retiring Transaction Manager” means the Transaction Manager or any other person whose appointment as Transaction Manager hereunder is terminated other than by termination at the Final Discharge Date;

“Services” means, for the purposes of this Agreement, the services that the Transaction Manager undertakes to provide under this Agreement as described in Schedule 1;

“Successor Rose Notes Issuer Account Bank” means an entity identified and appointed as successor Rose Notes Issuer account bank in accordance with this Agreement;

“Successor Transaction Manager” means an entity identified and appointed as successor manager in accordance with this Agreement;

“Systems” means any computer hardware or software;

“Transaction Manager Event” means any of the events specified in Clause 11(“Transaction Manager Events” ) of this Agreement;

“Transaction Manager Event Notice” means a notice to the Transaction Manager from the Rose Notes Issuer or the Rose Common Representative advising the Transaction Manager of the occurrence of a Transaction Manager Event;

“Transaction Manager Records” means the original and/or any copies of all documents and records, in whatever form or medium, relating to the Services including all computer tapes, files and discs relating to the services provided under this Agreement;

“Transaction Manager Termination Date” means the date specified in a Transaction Manager Termination Notice (or such later date as may be notified by the Rose Notes Issuer or the Rose Common Representative (as applicable) prior to the expiry of such date);

“Transaction Manager Termination Notice” means a notice to the Transaction Manager from the Rose Notes Issuer or the Rose Common Representative delivered in accordance with this Agreement.

1.3	Meaning of certain ensuring words

In this Agreement, where there is a reference to the giving of notices, performing of calculations, provision of documents, making of determinations and other similar administrative activities, in each case, to be carried out “to ensure” the compliance with or performance of certain terms in certain agreements, such words mean the giving of all such notices, the making of all such calculations, the provision of all such documents, the making of all such determinations and all such other administrative activities as are required by the terms of such agreements to make such compliance or performance possible.

1.4	Meaning of certain arranging words

Where this Agreement states that the Transaction Manager is “to arrange” for a payment to be made, or other obligations to be performed, to or by the Rose Notes Issuer, the Rose Common Representative or any other person, the Transaction Manager (unless expressly provided otherwise) shall be obliged to use all reasonable endeavours to make all the administrative arrangements required on the part of the Rose Notes Issuer, the Rose Common Representative or any other person and/or of itself to facilitate such payment or performance and to the extent that it has done so shall have discharged its obligation “to arrange” for the relevant payment to be made or other obligation to be performed and shall not be liable as primary debtor, indemnitor, guarantor or otherwise as surety, in respect of such payment or other obligations and, in particular:

1.4.1	the Transaction Manager shall incur no liability if the payer or performer (as appropriate) refuses or is unable (for whatever reason) to make such payment or to perform such obligations or disputes or repudiates such payment or obligations (as the case may be); and/or

1.4.2	the Transaction Manager shall not be obliged to pay out any money belonging to the Transaction Manager in respect of such payment or other obligations, except where and to the extent that:

the refusal or inability of the payer or performer (as the case may be); and/or;

the inability of the other person to pay or perform (as the case may be), is caused directly by fraud, negligence or wilful default in relation to this Agreement by the Transaction Manager.

1.5	Transaction Manager not regarded as payer

The Transaction Manager shall not be regarded as the “payer” merely by reason of it making administrative arrangements for the transmission or payment of funds.

SECTION B

APPOINTMENT

2.	Appointment of Transaction Manager and Rose Notes Issuer Account Bank

2.1	Appointment of Transaction Manager

The Rose Notes Issuer and the Rose Common Representative (according to their respective interests) each appoint the Transaction Manager in accordance with this Agreement, to be the transaction manager and as its lawful non-exclusive agent, to provide in the name of the Rose Notes Issuer and on its behalf, the Services in accordance with the terms of this Agreement and other applicable documents that form part of the Rose Notes Documentation and the Transaction Manager hereby accepts such appointment.

2.2	Rose Notes Issuer Account Mandate

2.2.1	The Rose Notes Issuer designates and appoints the Rose Notes Issuer Account Bank as Rose Notes Issuer Account Bank to the Rose Notes Issuer Account and the Rose Notes Issuer Account Bank accepts such designation and appointment.

2.2.2	The Rose Notes Issuer Account Bank confirms that (i) it has, on or around the Rose Closing Date, opened the Rose Notes Issuer Account in the name of the Rose Notes Issuer, although the Rose Notes Issuer Account are to be debited and credited on the instructions of the Transaction Manager on behalf of the Rose Notes Issuer; and (ii) it will honour and comply with all instructions to deliver or dispose of any securities or documents or property held by the Rose Notes Issuer Account Bank in connection with the Rose Notes Issuer Account, subject to the terms of this Agreement, that it will agree to comply with any directions given by the Transaction Manager in relation to the management of the Rose Notes Issuer Account.

2.3	Transaction Manager agency limited

The Transaction Manager shall have no authority by virtue of this Agreement to act for or represent the Rose Notes Issuer or the Rose Common Representative as agent or otherwise save in respect of those functions and duties which it is authorised to perform and discharge by this Agreement and for so long as this Agreement authorises it to perform and discharge those functions and duties.

2.4	Transaction Manager authority incidental to exercise of rights

In connection with the rights and powers conferred under the foregoing provisions of this Clause, the Transaction Manager shall have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary, convenient or incidental to the exercise of such rights and powers in relation to the performance of the relevant Services.

2.5	Transaction Manager’s directions regarding financial policies not binding

The Rose Notes Issuer (and the Rose Notes Issuer’s directors) shall not be required or obliged at any time to comply with any directions which the Transaction Manager may give with respect to the operating and financial policies of the Rose Notes Issuer, control of which is, and shall at all times remain, vested in the Rose Notes Issuer and its directors and the Transaction Manager agrees that it will at all times act consistently with this provision.

2.6	Conditions of appointment

The appointment of the Transaction Manager shall be effective from the Rose Closing Date until termination of such appointment.

3.	Operating / releases procedures and timing of payments from the Rose Notes Issuer Account

3.1	The Rose Notes Issuer Account Bank does not have any proprietary interest in the Account Amount but merely holds such Account Amount as banker subject to the terms of this Agreement.

3.2	The Rose Notes Issuer Account Bank will release an amount from the Rose Notes Issuer Account in accordance with a Payment Instruction in substantially the same form as Schedule 2 (Form of Payment Instruction) or by any other means agreed between the Rose Notes Issuer, the Transaction Manager and the Rose Notes Issuer Account Bank (“Payment Instruction”) provided that the Rose Notes Issuer Account contains sufficient cleared funds to make such payment and any payment will be made to such account as detailed in a Payment Instruction.

3.3	The Rose Notes Issuer shall hold the Rose Notes Issuer Account Bank harmless and no claim or dispute shall be raised by any party or entity for lack of conformity with the respective Payment Instruction. If any dispute or claim is raised, the Rose Notes Issuer shall indemnify and keep indemnified the Rose Notes Issuer Account Bank for any loss, liability or claim, action, damages and expenses except where such results from the gross negligence, wilful default or fraud of the Rose Notes Issuer Account Bank.

3.4	It is further agreed by the Parties hereto that:

3.4.1	the Rose Notes Issuer Account Bank shall not be under any duty to give the Account Amount held by it hereunder any greater degree of care than it gives to its own similar property;

3.4.2	the Rose Notes Issuer Account Bank shall not be required to make any distribution in excess of the Account Amount to the extent that the Account Amount is insufficient to meet the full amount of such distribution;

3.4.3	the Rose Notes Issuer Account Bank shall not be liable to any person or entity including, but not limited to, the Rose Notes Issuer or Transaction Manager for any loss, liability, claim, action, damages or expenses arising out of or in connection with its performance of or its failure to perform any of its obligations under this Agreement save as are caused by its own gross negligence, wilful default or fraud;

3.4.4	the liability of the Rose Notes Issuer Account Bank hereunder shall be limited to an amount equal to the sum of the Account Amount;

3.4.5	notwithstanding the foregoing, under no circumstance will the Rose Notes Issuer Account Bank be liable to any Party for any consequential loss (inter alia, being loss of business, goodwill, opportunity or profit) even if advised of the possibility of such loss or damage;

3.4.6	the Rose Notes Issuer Account Bank will not be responsible for any failure to perform any of its obligations if such performance would result in it being in breach of any Requirement of Law, Regulatory Direction or if such failure is due to a Force Majeure Event; and

3.4.7	the Rose Notes Issuer Account Bank may use (and its performance will be subject to the rules of) any communications, clearing or payment system, intermediary bank or other system.

3.5	Timing of payments from Rose Notes Issuer Account

3.5.1	The Rose Notes Issuer Account Bank agrees that, if it is instructed by the Transaction Manager before 11.00a.m. (London time) on any Business Day to make any payment, it will do so before the close of business on the Business Day on which the relevant instruction is received and for value that day.

3.5.2	If the Rose Notes Issuer Account Bank is instructed by the Transaction Manager to make any payment: (i) after 11.00a.m. (London time) on any Business Day and it is unable to make such payment for value on such day; or (ii) at any time on a non-Business Day, then the Rose Notes Issuer Account Bank shall make the payment by 12.00p.m. (London time) on the following Business Day for value that day.

3.6	No liability

The Rose Notes Issuer Account Bank is not liable where, upon receipt of an instruction from the Transaction Manager, it has acted in accordance with the provisions in this Clause for effecting a transfer from the Rose Notes Issuer Account but, owing to a technical or administrative problem beyond the control of the Rose Notes Issuer Account Bank, payment cannot be made for value on the required day.

4.	Standard of care and conflicting instructions

4.1	Each of the Transaction Manager and the Rose Notes Issuer Account Bank shall, at all times during the term of this Agreement, perform its obligations under each of the documents that form part of the Rose Notes Documentation with all due care, skill and diligence and in good faith and in the interests of the Rose Notes Issuer but neither of the Transaction Manager or the Rose Notes Issuer Account Bank shall be required to do or cause to be done anything which it is prevented from doing by any Regulatory Direction, any Requirement of Law or Force Majeure Event.

4.2	In case of any conflict between any instructions given to the Transaction Manager or the Rose Notes Issuer Account Bank by the Rose Common Representative and any other person, the instructions of the Rose Common Representative will prevail and the instructions of such other person shall be deemed to be of no effect.

SECTION C

COVENANTS

5.	Rose Notes Issuer Account Bank Covenants

The Rose Notes Issuer Account Bank covenants that:

(i)	it will not set-off, transfer, combine or withhold payment of any sum standing to the credit of the Rose Notes Issuer Account in or towards or conditionally upon satisfaction of any Liabilities to it of the Rose Notes Issuer or the Rose Common Representative;

(ii)	immediately upon receipt of a notice from the Rose Common Representative to the effect that the Transaction Manager’s appointment as Transaction Manager has terminated, the Rose Notes Issuer Account Bank will comply with any direction of the Rose Common Representative or any Successor Transaction Manager (subject to the Successor Transaction Manager having entered into an agreement with the Rose Notes Issuer Account Bank on substantially the same terms as this Agreement);

(iii)	all payments permitted to be made will only be made out of amounts standing to the credit of the Rose Notes Issuer Account, to the extent that such payment does not cause the Rose Notes Issuer Account to become overdrawn and the Rose Notes Issuer Account Bank undertakes to the other parties hereto not to cause the Rose Notes Issuer Account to become overdrawn; and

(iv)	it will promptly notify the Rose Notes Issuer and the Rose Common Representative if the Rose Notes Issuer Account Bank does not execute any Payment Instructions given pursuant to this Agreement due to the fact that such payment would cause the Rose Notes Issuer Account to become overdrawn.

6.	Force Majeure

6.1	Transaction Manager not liable for obligations

If the Transaction Manager is rendered unable to carry out its obligations under this Agreement as a result of:

6.1.1	failure by the Rose Notes Issuer Account Bank to comply with any of its obligations under this Agreement; or

6.1.2	it becoming unlawful for the Transaction Manager to perform or comply with any of its material obligations under this Agreement; or

6.1.3	the occurrence of a Force Majeure Event,

the Transaction Manager shall not be liable for any failure to carry out such obligations for so long as it is so prevented. This Clause shall not apply if any such event arose as a direct result of gross negligence, wilful default of fraud of the Transaction Manager.

6.2	Transaction Manager to minimise loss

Notwithstanding that it is relieved from liability for failure to perform its obligations under this Agreement in the circumstances specified in Clause 6.1 (Transaction Manager not liable for obligations), the Transaction Manager shall take such reasonably practicable steps as are available to it (if any) in its sole discretion, to meet its obligations while such circumstances subsist and shall take such reasonable steps as are available to it in its sole discretion, to procure that such event ceases to exist and/or that any loss resulting from any such event is minimised.

6.3	Transaction Manager notice of failure to carry out obligations

If the Transaction Manager is prevented from carrying out any of its obligations under this Agreement as a result of any event referred to in Clause 6.1 (Transaction Manager not liable for obligations), the Transaction Manager shall give notice to the Rose Notes Issuer and the Rose Common Representative as soon as reasonably practicable after being so prevented detailing the particulars of such event.

SECTION D

LIABILITIES AND INDEMNITIES

7.	Limitation of the liability of the Transaction Manager

7.1	The Transaction Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Rose Notes Issuer, the Rose Noteholders or the Rose Common Representative in following or declining to follow any advice, recommendation or direction of the Transaction Manager. The Transaction Manager shall not be liable to the Rose Notes Issuer, the Rose Common Representative, the Rose Noteholders or any other person for any acts or omissions by it under or in connection with this Agreement (including acts or omissions in reliance on any instruction, request or order from the other parties to this Agreement, on behalf of the other parties to this Agreement or in reliance on any notice, resolution, direction, consent, certificate, affidavit, statement or other paper or documents reasonably believed by it to be genuine and to have been delivered, signed or sent by the property party or parties), or for any decrease in the value of the Rose Revenues, except by reason of acts or omissions constituting wilful default, fraud or gross negligence. The Transaction Manager shall not be responsible for insuring or maintaining any insurance in respect of the Rose Revenues.

7.2	The Transaction Manager shall not incur any liability hereunder for any instructions to make payment to the Rose Notes Issuer Account Bank given in good faith by the Transaction Manager which the Transaction Manager reasonably believes the Rose Notes Issuer is liable to pay. The Transaction Manager shall not be liable to any person by reason of having given payment instructions in reliance upon any invoice submitted by any person for the account of the Rose Notes Issuer and the Transaction Manager shall be entitled to assume the performance of the service (if any) to which the invoice relates. The Transaction Manager agrees to provide the Rose Notes Issuer Account Bank (where the Rose Notes Issuer Account Bank and Transaction Manager are different companies) prior to instructions being given by it to the Rose Notes Issuer Account Bank, with an incumbency certificate as to its nominated representatives and specimen signatures of such representatives for the giving of such instructions, and to provide the Rose Notes Issuer Account Bank with updated incumbency certificates in the event of any changes to such details.

7.3	The Rose Notes Issuer and the Rose Common Representative, as the case may be, agree to provide the Transaction Manager with all the information that it may require in sufficient time to allow the Transaction Manager to perform its duties and the Transaction Manager is hereby authorised to rely and act upon such instructions or information as it shall receive. The Transaction Manager shall not be obliged to make any payment or take any action under this Agreement unless it has, in its reasonable opinion, received sufficient information (by way of prior written instructions) about the allocation of payments, or amount or destination of any payment to enable it to do so. The Transaction Manager shall not be responsible for any failure on its part to make any payment or perform any obligation under this Agreement nor be liable for any loss which may result therefrom if such failure results from insufficient information.

7.4

The parties agree that the Transaction Manager shall not at any time have any such obligation, either as banker or as agent of the Rose Notes Issuer if there are insufficient cleared moneys in the Rose Notes Issuer Account ensure that after any such payment is made such account will remain in credit.

7.5	The Transaction Manager may consult as to legal matters with lawyers selected by it who may be employees of or lawyers to the other parties to this Agreement; and it shall be protected and shall incur no liability for action taken or suffered to be taken or omitted to be taken with respect to such matters in good faith and in accordance with the opinion or advice of such lawyers. The Transaction Manager may also engage at the expense of the Rose Notes Issuer and pay for the advice or services of any banker, banking company, lawyer, accountant or valuer or any other professional advisers or experts whose advice or services may to it seem necessary, expedient or desirable and rely and act upon any advice so obtained for the performance of their respective duties and services hereunder and shall not be responsible for any loss occasioned by so acting unless such action is due to wilful default, fraud or gross negligence by the Transaction Manager.

7.6	The Transaction Manager may rely as to matters of fact upon any report or certificate signed and given by or on behalf of the Rose Notes Issuer, the Rose Common Representative or any other relevant person and on the information contained therein absolutely and shall be under no obligation to enquire as to the adequacy, accuracy or sufficiency of any such information or be under any obligation to make any calculation or verifications in respect of any such information and shall not be liable for any loss that may be occasioned thereby.

7.7	The Transaction Manager shall have no responsibility or liability for any loss resulting from its being unable to perform any functions or obligations hereunder if the same results from any law, regulation or requirement (whether or not having the force of law) of any central bank or governmental or other regulatory authority affecting it and with whose directions it customarily complies.

7.8	Until an Enforcement Notice has been delivered, the Transaction Manager shall be entitled to assume that no Originator Event of Default or Rose Notes Issuer Event of Default has occurred and to receive and make payments on that basis. The Transaction Manager shall not be bound to enquire as to the occurrence of an Originator Event of Default or Rose Notes Issuer Event of Default or the performance by any other party to any of the documents that form part of the Rose Notes Documentation of their obligations thereunder.

7.9	The Rose Common Representative shall not be obliged to account for any profit made by the Transaction Manager in the provision of its services hereunder (and vice versa) and nothing herein shall prevent the Transaction Manager from accepting deposits from, lending money to and generally engaging in any kind of banking or other business with any person, whether or not a party to the documents that form part of the Rose Notes Documentation.

7.10	The Rose Notes Issuer Obligations are solely obligations of the Rose Notes Issuer and nothing in this Agreement shall cause the Transaction Manager, the Rose Notes Issuer Account Bank or the Rose Common Representative to be liable as primary debtor or guarantor, or otherwise as surety, for the indebtedness of the Rose Notes Issuer evidenced by the Rose Notes Issuer Obligations.

8.	Indemnities

8.1	Transaction Manager and Rose Notes Issuer Account Bank indemnity

The Transaction Manager and the Rose Notes Issuer Account Bank shall indemnify and at all times hold indemnified:

8.1.1

the Rose Notes Issuer against all Liabilities whatsoever suffered or incurred by the Rose Notes Issuer arising as a result of gross negligence, wilful default or fraud by the Transaction Manager or the Rose Notes Issuer Account Bank (as applicable); and

8.1.2	the Rose Common Representative against all Liabilities whatsoever suffered or incurred by the Rose Common Representative only as a result or arising out of or in relation to its acting as the agent of the Rose Common Representative in relation to the Services and only insofar as such Liabilities in relation to such action arise as a direct result of any gross negligence, wilful default or fraud by the Transaction Manager or the Rose Notes Issuer Account Bank (as applicable). Under no circumstances will the Transaction Manager or the Rose Notes Issuer Account Bank (as applicable) be liable to the Rose Common Representative for any consequential loss or damage (including but not limited to, loss of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage.

8.2	Rose Notes Issuer indemnity

The Rose Notes Issuer shall indemnify and at all times hold indemnified the Transaction Manager and the Rose Notes Issuer Account Bank against all Liabilities whatsoever suffered or incurred by the Transaction Manager or the Rose Notes Issuer Account Bank, as applicable, (except for consequential loss):

8.2.1	arising as a result of any negligence, wilful default or fraud by the Rose Notes Issuer; or

8.2.2	as a result of or arising out of or in relation to the Transaction Manager or the Rose Notes Issuer Account Bank acting as agents of the Rose Notes Issuer or the Rose Common Representative in relation to the Services, and this indemnity shall continue in full force and effect notwithstanding any termination or expiry of this Agreement.

8.3	Liability

Notwithstanding the provisions of Clause 0 (Transaction Manager and Rose Notes Issuer Account Bank indemnity), the Transaction Manager and the Rose Notes Issuer Account Bank and respective directors, officers, employees or agents shall not be liable in respect of any Liability suffered or incurred by the Rose Notes Issuer or the Rose Common Representative as a result of:

8.3.1	any failure or delay on the part of the Rose Notes Issuer or the Rose Common Representative or any other Rose Transaction Party in supplying any information or the supplying of incorrect, inaccurate or incomplete information;

8.3.2	any Breach of Duty by the Rose Notes Issuer or the gross negligence, wilful default or fraud of the Rose Common Representative (as the case may be) in relation to their respective obligations under this Agreement;

8.3.3	any action taken by the Transaction Manager in accordance with its duties and obligations in the Rose Notes Documentation carried out in accordance with Clause 4 (Standard of Care and Conflicting Instructions ) of this Agreement at the request or with the consent of the Rose Notes Issuer or the Rose Common Representative (as the case may be);

8.3.4	any Tax (or any interest or penalties with respect thereto or arising from a failure to pay Tax) required to be paid by the Rose Notes Issuer or the Rose Common Representative (as the case may be); or

8.3.5	any failure to do or delay in doing any of the Services contemplated in this Agreement on the basis of information received or resulting from the failure or delay of another Rose Transaction Party to make any payment or transfer of funds or supply any relevant information.

Notwithstanding any other provision of this Agreement, under no circumstances will the Transaction Manager or the Rose Notes Issuer Account Bank be liable to the Rose Notes Issuer or any other party to this Agreement for any consequential loss (being of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage.

SECTION E

FEES, COSTS AND EXPENSES

9.	Fees

9.1	Transaction Manager fee payable

As consideration for the provision to it of the relevant Services by the Transaction Manager, the Rose Notes Issuer shall pay to the Transaction Manager and the Rose Notes Issuer Account Bank a fee as may be agreed on or about the Rose Closing Date in an amount as evidenced in a separate letter between the Rose Notes Issuer, the Transaction Manager and the Rose Notes Issuer Account Bank.

9.2	Transaction Manager and Rose Notes Issuer Account Bank recourse

Each of the Transaction Manager and the Rose Notes Issuer Account Bank hereby acknowledge that it shall not have recourse in respect of its fees against any party to this Agreement other than the Rose Notes Issuer or the Rose Common Representative, to the extent that it holds funds.

10.	Costs and expenses

10.1	Rose Notes Issuer to reimburse Transaction Manager and the Rose Notes Issuer Account Bank for Liabilities

Subject to and in accordance with this Agreement, the Rose Notes Issuer will reimburse the Transaction Manager and the Rose Notes Issuer Account Bank for all Liabilities incurred by the Transaction Manager and the Rose Notes Issuer Account Bank acting in such capacities or on behalf of the Rose Notes Issuer and/or the Rose Common Representative pursuant to this Agreement otherwise than incurred by reason of their own respective gross negligence, wilful default or fraud.

10.2	Unreimbursed costs and expenses to bear interest

Any amount not reimbursed in accordance with Clause 10.1 (Rose Notes Issuer to reimburse Transaction Manager and the Rose Notes Issuer Account Bank for Liabilities) shall bear interest at the rate per annum which is 1 per cent. above EURIBOR from time to time. Such interest shall accrue from day to day from the date on which the Transaction Manager or the Rose Notes Issuer Account Bank has made payment of any such amount to the date on which the relevant reimbursement obligation is discharged.

10.3	Rose Notes Issuer authorisation to bear costs and expenses

The Rose Notes Issuer authorises the Transaction Manager on its behalf to incur those costs, expenses and charges to third parties in connection with the proper performance of its duties under this Agreement as it considers necessary including but not limited to the expenses incurred in obtaining expert advice.

SECTION F

TERMINATION OF TRANSACTION MANAGER’S APPOINTMENT

11.	Transaction Manager Events

If any of the following Transaction Manager Events shall occur, namely:

11.1.1	Non-payment: default by the Transaction Manager in ensuring the payment on the due date of any payment required to be made under this Agreement when the amount required for such payment is available in cleared funds in the Rose Notes Issuer Account and such default continues unremedied for a period of 5 Business Days after the earlier of (i) the Transaction Manager becoming aware of the default and (ii) receipt by the Transaction Manager of written notice from the Rose Notes Issuer or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative requiring the default to be remedied; or

11.1.2	Breach of other obligations: without prejudice to Clause 11.1.1 (Non-payment) of this Agreement:

(a)	default by the Transaction Manager in the performance or observance of any of its other covenants and obligations under this Agreement; or

(b)	any of the Transaction Manager Warranties proves to be untrue, incomplete or incorrect; or

(c)	any certification or statement made by the Transaction Manager in any certificate or other document delivered pursuant to this Agreement proves, as a result of the Transaction Manager’s gross negligence, wilful default or fraud to be untrue, incomplete or incorrect, and in each case the Rose Notes Issuer or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative certifies that such default or such warranty, certification or statement proving to be untrue, incomplete or incorrect could reasonably be expected to have a material adverse effect in respect of the Rose Notes Issuer Account or Services and (if such default is capable of remedy) such default continues unremedied for a period of 10 Business Days after the earlier of the Transaction Manager becoming aware of such default and receipt by the Transaction Manager of written notice from the Rose Notes Issuer or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative requiring the same to be remedied; or

11.1.3	Unlawfulness: it is or will become unlawful for the Transaction Manager to perform or comply with any of its material obligations under this Agreement; or

11.1.4	Force Majeure: if the Transaction Manager is prevented or severely hindered for a period of 60 calendar days or more from complying with its material obligations under this Agreement as a result of a Force Majeure Event; or

11.1.5	Insolvency Event: any Insolvency Event occurs in relation to the Transaction Manager,

then the Rose Notes Issuer may, with the written consent of the Rose Common Representative, or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the

Rose Common Representative may itself, deliver a Transaction Manager Event Notice to the Transaction Manager (with a copy to the Rose Notes Issuer or the Rose Common Representative (as applicable)) immediately or at any time after the occurrence of a Transaction Manager Event.

12.	Effect of receipt of Transaction Manager Event Notice

After receipt by the Transaction Manager of a Transaction Manager Event Notice but prior to the delivery of a Transaction Manager Termination Notice, the Transaction Manager shall:

12.1.1	hold to the order of the Rose Notes Issuer or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative the Transaction Manager Records and the Rose Notes Documentation;

12.1.2	hold to the order of the Rose Notes Issuer or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative any monies then held by the Transaction Manager on behalf of the Rose Notes Issuer together with any other assets of the Rose Notes Issuer then held by it;

12.1.3	other than as the Rose Notes Issuer or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative may direct pursuant to Clause 12.1.5 of this Agreement, continue to perform all of the Services (unless prevented by any Requirement of Law or any Regulatory Direction or a Force Majeure Event) until the Transaction Manager Termination Date;

12.1.4	take such further action in accordance with the terms of this Agreement as the Rose Notes Issuer or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative may reasonably direct in relation to the Transaction Manager’s obligations under this Agreement as may be necessary to enable the Services to be performed by a Successor Transaction Manager; and

12.1.5	stop taking any such action under the terms of this Agreement as the Rose Notes Issuer or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative may reasonably direct.

13.	Termination on delivery of Transaction Manager Termination Notice

At any time after the delivery of a Transaction Manager Event Notice pursuant to Clause 11 (Transaction Manager Events), the Rose Notes Issuer may, with the written consent of the Rose Common Representative, or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative may itself deliver a Transaction Manager Termination Notice to the Transaction Manager (with a copy to the Rose Notes Issuer or the Rose Common Representative (as applicable)) the effect of which shall be to terminate the Transaction Manager’s appointment under this Agreement from the Transaction Manager Termination Date referred to in such notice which shall be a date not prior to the date of this notice, provided that a Successor Transaction Manager has been appointed in accordance with Clause 18 (Appointment of Successor Transaction Manager).

14.	Termination of appointment by consent

14.1	Termination by notice

14.1.1	This Agreement may be terminated in respect of the Transaction Manager if:

14.1.2	the Transaction Manager has given not less than 3 months prior written notice of its intention to terminate this Agreement to the Rose Notes Issuer and the Rose Common Representative; or

14.1.3	the Rose Notes Issuer (with the consent of the Rose Common Representative) has given not less than 3 months prior written notice of its intention to terminate this Agreement to the Transaction Manager; or

14.1.4	after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative has given not less than 3 months prior written notice of its intention to terminate this Agreement to the Transaction Manager (with a copy to the Rose Notes Issuer), and this Agreement shall terminate with effect from the Transaction Manager Termination Date referred to in such notice provided that a Successor Transaction Manager has been appointed in accordance with the provisions of Clause 18 (Appointment of Successor Transaction Manager).

14.2	Agreement to terminate on appointment of Successor Transaction Manager

If a Successor Transaction Manager has not been appointed by the Transaction Manager Termination Date referred to in the relevant notice delivered pursuant to Clause 14.1 (Termination by notice), this Agreement will terminate on the date of the later appointment of a Successor Transaction Manager.

15.	Termination on Final Discharge Date

Unless previously terminated in accordance with Clause 13 (Termination on delivery of Transaction Manager Termination Notice) or Clause 14 (Termination of appointment by consent), the appointment of the Transaction Manager under this Agreement shall terminate (but without affecting any accrued rights, obligations and liabilities under this Agreement) on the Final Discharge Date.

16.	Obligations of Transaction Manager after termination

16.1	Obligations of Retiring Transaction Manager from Transaction Manager Termination Date

From the Transaction Manager Termination Date:

16.1.1	all authority and power of the Retiring Transaction Manager under this Agreement shall be terminated and shall be of no further effect;

16.1.2	the Retiring Transaction Manager shall no longer hold itself out in any way as the agent, or attorney of any party to this Agreement pursuant to this Agreement;

16.1.3	the rights and obligations of the Retiring Transaction Manager and any obligations of the Rose Notes Issuer and the Rose Common Representative to the Retiring Transaction Manager shall cease but such termination shall be without prejudice to:

(a)	any liabilities or obligations of the Retiring Transaction Manager to the Rose Notes Issuer or the Rose Common Representative or any Successor Transaction Manager incurred or arising up to or on the Transaction Manager Termination Date;

(b)	any liabilities or obligations of the Rose Notes Issuer or the Rose Common Representative to the Retiring Transaction Manager incurred or arising before the Transaction Manager Termination Date;

(c)	the Retiring Transaction Manager’s obligations to deliver all documents, materials and records; and

(d)	any liabilities or obligations of the Rose Notes Issuer and the Rose Common Representative under the indemnities in Clause 8.2 (Rose Notes Issuer indemnity) and Clause 8.3 (Liability) which shall survive the termination or expiry of this Agreement.

16.2	Fees and other amounts owed to Retiring Transaction Manager

The Retiring Transaction Manager shall be entitled to receive all fees and other monies accrued owing to it pro-rata up to the Transaction Manager Termination Date but shall not be entitled to any other or further compensation pursuant to this Agreement save for any compensation payable by the Rose Notes Issuer and the Rose Common Representative under the indemnities contained in Clause 8.2 (Rose Notes Issuer indemnity) and Clause 8.3 (Liability) pursuant to Clause 16.1.3(d) above. The occurrence of the Transaction Manager Termination Date shall not extinguish any claims accrued prior to such Transaction Manager Termination Date.

16.3	Payments to Retiring Transaction Manager on agreed dates

Any monies so receivable by the Retiring Transaction Manager pursuant to Clause 16.2 (Fees and other amounts owed to Retiring Transaction Manager), shall be paid by or on behalf of the Rose Notes Issuer or by the Rose Common Representative on behalf of the Rose Notes Issuer, as the case may require, at the times on which they would otherwise have fallen due under this Agreement, subject always to the provisions of this Agreement including the Payments Priorities.

17.	Identification of Successor Transaction Manager

17.1	Identification of Successor Transaction Manager

After the delivery of a Transaction Manager Event Notice or the delivery of a written notice pursuant to Clause 14 (Termination of appointment by consent) giving notice of the future termination of the appointment of the Transaction Manager by consent, the Rose Notes Issuer or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative acting in accordance with the Rose Common Representative Appointment Agreement shall use all reasonable endeavours to identify a suitable Successor Transaction Manager. If the Rose Notes Issuer or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative fails, within a reasonable period, to appoint a Successor Transaction Manager the Transaction Manager may do so.

17.2	Conditions for Successor Transaction Manager

Any entity identified as suitable by the Rose Notes Issuer to be the Successor Transaction Manager shall comply with the following conditions:

17.2.1	it shall have experience of providing Services reasonably similar to those in relation to the Rose Notes Issuer Account or be able to demonstrate that it has the capability to provide services reasonably similar to the Services;

17.2.1	it shall be willing to enter into an agreement with the parties to this Agreement which provides for the Successor Transaction Manager’s remuneration at such a rate as is agreed by the Rose Notes Issuer but which does not exceed the rate then commonly charged by providers of services of the kind described in this Agreement and required by this Agreement to be provided by the Transaction Manager and such appointment shall be otherwise on substantially the same terms as those of this Agreement.

18.	Appointment of Successor Transaction Manager

18.1	Appointment of Successor Transaction Manager

The Successor Transaction Manager shall be appointed by the Rose Notes Issuer or, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative acting in accordance with the Rose Common Representative Appointment Agreement, or the Transaction Manager with effect from the Transaction Manager Termination Date by the entry of the Successor Transaction Manager, the Rose Notes Issuer and the Rose Common Representative into a replacement transaction management agreement in accordance with the provisions of Clause 17.2 (Conditions for Successor Transaction Manager).

18.2	Rose Notes Issuer to assign interest in Successor Transaction Management Agreement

The Rose Notes Issuer shall, promptly following the execution of a replacement transaction management agreement in accordance with Clause 18.1 (Appointment of Successor Transaction Manager) with the Successor Transaction Manager, if so requested by the Rose Common Representative, assign its interest in such agreement in favour of the Rose Common Representative, to the satisfaction of the Rose Common Representative, save if such an assignment is already effected by another document that forms part of the Rose Notes Documentation.

19.	Termination and resignation of Rose Notes Issuer Account Bank

19.1	Resignation

The Rose Notes Issuer Account Bank may resign its appointment upon not less than 30 days’ notice to the Rose Notes Issuer (with a copy to the Rose Common Representative), provided that:

19.1.1	if such resignation would otherwise take effect less than 30 days before or after the Final Discharge Date or other date for redemption of the Rose Notes or any Payment Date in relation to the Rose Notes, it shall not take effect until the thirtieth day following such date; and

19.1.2	such resignation shall not take effect until a successor has been duly appointed.

19.2	Termination

The Rose Notes Issuer may (with the prior written approval of the Rose Common Representative) revoke its appointment of the Rose Notes Issuer Account Bank by not less than 30 day’s notice to the Rose Notes Issuer Account Bank (with a copy to the Rose Common Representative). Such revocation shall not take effect until a successor, previously approved in writing by the Rose Common Representative, has been duly appointed.

19.3	Automatic termination

The appointment of the Rose Notes Issuer Account Bank shall terminate forthwith if an Insolvency Event occurs in relation to the Rose Notes Issuer Account Bank. If the appointment of the Rose Notes Issuer Account Bank is terminated in accordance with this provision, the Rose Notes Issuer shall forthwith appoint a successor.

19.4	Assistance

If this Agreement is terminated the Rose Notes Issuer Account Bank shall take reasonable steps to assist the other parties to this Agreement in effecting an orderly termination of the banking arrangements provided for in this Agreement, including arranging the transfer of any cash in the Rose Notes Issuer Account to a new account.

20.	Successor Rose Notes Issuer Account Bank

20.1	The Rose Notes Issuer may (with the prior written approval of the Rose Common Representative) appoint a Successor Rose Notes Issuer Account Bank and shall forthwith give notice of any such appointment to the Rose Common Representative, whereupon the Rose Notes Issuer, the Transaction Manager and the Rose Common Representative agree that they will enter into an agreement with the Successor Rose Notes Issuer Account Bank on substantially the same terms as this Agreement, including for the avoidance of doubt, the representations and warranties contained herein.

20.2	If the Rose Notes Issuer Account Bank gives notice of its resignation and by the tenth day before the expiry of such notice a Successor Rose Notes Issuer Account Bank has not been duly appointed, the Rose Notes Issuer Account Bank may itself, following such consultation with the Rose Notes Issuer as is practicable in the circumstances and with the prior written approval of the Rose Common Representative, appoint as its successor any reputable and experienced financial institution. The Rose Notes Issuer Account Bank shall give notice of such appointment to the Rose Notes Issuer and the Rose Common Representative, whereupon the Rose Notes Issuer, the Rose Common Representative and the Transaction Manager agree that they will enter into an agreement with such Successor Rose Notes Issuer Account Bank on substantially the same terms as this Agreement.

SECTION G

MISCELLANEOUS

21.	Several liability

The obligations of the Transaction Manager and the Rose Notes Issuer Account Bank shall be several and not joint.

22.	Notices

Except as specified in this Agreement, any notice, correspondence or instruction to the Rose Notes Issuer, the Transaction Manager, the Rose Notes Issuer Account Bank or the Rose Common Representative shall be in writing and in the English language and sent to the following contact details:

(a)	in case of the Transaction Manager:

Address:	Winchester House, 1 Great Winchester Street,
London EC2N 2DB, United Kingdom

Fax:	+44 207 547 5919

Attn:	TSS – SFS (ABS/MBS Group)

(b)	in case of the Rose Notes Issuer Account Bank:

Address:	Winchester House, 1 Great Winchester Street,

London EC2N 2DB, United Kingdom

Fax:	+44 207 547 5919

Attn:	TSS – SFS (ABS/MBS Group)

(c)	in case of the Rose Common Representative:

Address:	Winchester House, 1 Great Winchester Street,

London EC2N 2DB, United Kingdom

Fax:	+44 207 547 5919

Attn:	Managing Director (ABS/MBS Group)

(d)	in the case of the Rose Notes Issuer:

Address:	Rua Castilho, n.º 20, 7.º

1250-069 Lisboa, Portugal

Fax number:	+351 21 352 6334

Telephone number:	+351 21 311 1296

Attention:	Dr. Bruno Carmo / Dra. Sónia Prates

23.	Governing law

This Agreement and all matters arising from or connected with it shall be governed by the laws of the Portuguese Republic.

24.	Jurisdiction

24.1.	The court of Lisbon (Tribunal da Comarca de Lisboa) has exclusive jurisdiction to settle any Dispute.

24.2.	The parties agree that the courts of Portugal are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

24.3.	The submission to the jurisdiction of the courts referred to in Clause 36.1. shall not (and shall not be construed so as to) limit the right of any person to take proceedings against any other party hereto in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not if and to the extent permitted by applicable law.

25.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

26.	Execution

The Parties have executed this Agreement on the date stated at the beginning of this Agreement.

SCHEDULE 1

SERVICES TO BE PROVIDED BY THE TRANSACTION MANAGER AND THE ROSE NOTES

ISSUER ACCOUNT BANK

1.	General administration obligations

1.1	Transaction Manager’s general obligations

The parties hereto concur in the appointment of the Transaction Manager to act as agent of the Rose Notes Issuer and, after the occurrence of a Potential Rose Notes Issuer Event of Default, an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative in administering the Rose Notes Issuer Account in accordance with the terms of this Agreement.

1.2	Rose Notes Issuer and Rose Common Representative to provide assistance to Transaction Manager and Rose Notes Issuer Account Bank

The Rose Notes Issuer and the Rose Common Representative agree not to take any action inconsistent with the Transaction Manager’s or the Rose Notes Issuer Account Bank’s obligations under this Agreement and each shall give such instructions and provide such assistance as is reasonably requested by the Transaction Manager or the Rose Notes Issuer Account Bank in order to enable the Transaction Manager and the Rose Notes Issuer Account Bank to perform the Services.

1.3	Rose Common Representative excluded from liability for acts of the Transaction Manager

The parties hereto agree that, in any circumstances where, after the occurrence of a Potential Rose Notes Issuer Event of Default, an Originator Event of Default or a Rose Notes Issuer Event of Default, the Transaction Manager may act as agent of the Rose Common Representative, the Rose Common Representative has (or will be deemed to have) used due care and skill in appointing the Transaction Manager as the Rose Common Representative’s agent and each party hereto agree that the Rose Common Representative is not responsible for the actions of the Transaction Manager and that accordingly no party hereto shall be entitled to make any claim or take any other action against the Rose Common Representative by virtue of the Transaction Manager acting as the Rose Common Representative’s agent.

2.	Collections

2.1	Collection of amounts due

To the extent that sums are received into the Rose Notes Issuer Account, the Transaction Manager shall ensure that all such sums shall be applied in accordance with the Conditions and, in particular, the Payments Priorities, on behalf of the Rose Notes Issuer and the Rose Common Representative in an efficient and timely fashion.

2.2	Rose Notes Issuer and Rose Common Representative to assist Rose Notes Issuer Account Bank

The Rose Notes Issuer and, where applicable, the Rose Common Representative, each agree to assist the Rose Notes Issuer Account Bank and the Transaction Manager in exercising all rights and remedies under and in connection with and in discharging all of its obligations under this Agreement.

2.3	Rose Notes Issuer Account Bank to comply with directions of Rose Notes Issuer and Rose Common Representative

The Rose Notes Issuer Account Bank shall comply with all directions from the Rose Notes Issuer as stated in this Agreement or, after the occurrence of a Potential Rose Notes Issuer Event of Default, an Originator Event of Default or a Rose Notes Issuer Event of Default, from the Rose Common Representative in relation to the receipt of the Collections, provided that if directions from the Rose Notes Issuer conflict with those from the Rose Common Representative, those from the Rose Common Representative shall prevail.

2.4	Rose Notes Issuer Account Bank to hold monies on trust

If the Rose Notes Issuer Account Bank receives any money whatsoever which belongs to the Rose Notes Issuer or is to be paid into the Rose Notes Issuer Account pursuant to this Agreement, the Rose Notes Issuer Account Bank undertakes that:

2.4.1	it will hold such money on behalf of the Rose Notes Issuer and shall keep such money separate from all other monies belonging to the Rose Notes Issuer Account Bank or the Transaction Manager; and

2.4.2	it shall as soon as practicable upon receipt thereof (and in any event within one Business Day of identification thereof) pay the same into the Rose Notes Issuer Account in accordance with the provisions of this Agreement, and no such money shall be paid into any account or to any party other than in accordance with the terms of the Rose Notes Documentation.

3.	Establishment of the Rose Notes Issuer Account

3.1	The Rose Notes Issuer and the Rose Notes Issuer Account Bank confirm as to Paragraphs 3.1.1, 3.1.2 and 3.1.3 as at the Rose Closing Date:

3.1.1	that the Rose Notes Issuer Account has been established with the Rose Notes Issuer Account Bank prior to the Rose Closing Date and is in operation;

3.1.2	that this Agreement has been executed by the Rose Notes Issuer Account Bank and that, as at the date of this Agreement, the Rose Notes Issuer Account is not overdrawn; and

3.1.3	that save as otherwise provided in this Agreement, the Rose Notes Issuer Account shall be operated and maintained in accordance with this Agreement.

4.	Maintenance of Agreement

4.1	Rose Notes Issuer Account Bank and Transaction Manager to maintain Agreement

The Rose Notes Issuer Account Bank and the Transaction Manager undertake that, so far as the same is within their control, they will use all reasonable endeavours to ensure that this Agreement will continue in full force and effect and will not be changed without the prior written consent of the Rose Notes Issuer and the Rose Common Representative.

4.2	Consent not required for Authorised Signatory changes

No prior written consent as referred to in Paragraph 4.1 (Rose Notes Issuer Account Bank and Transaction Manager to maintain Agreement) shall be required or obtained for changes which relate solely to the identity of the Authorised Signatories of the Transaction Manager in respect of the Rose Notes Issuer Account.

5.	Change of Rose Notes Issuer Account Bank

5.1	Transaction Manager action upon termination of Rose Notes Issuer Account Bank appointment

If the appointment of the Rose Notes Issuer Account Bank is terminated or if notice is received of such termination in accordance with the terms of this Agreement, the Transaction Manager shall:

5.1.1	promptly notify the Rose Notes Issuer and the Rose Common Representative in writing;

5.1.2	use all reasonable endeavours to arrange for the Rose Notes Issuer Account to be transferred to another bank within 15 Business Days;

5.1.3	arrange for any cash or any investments standing to the credit of any of the Rose Notes Issuer Account to be transferred to a new account at another bank; and

5.1.4	use all reasonable endeavours to procure that the bank with which the new account is held shall enter into an agreement on similar terms to (and intended to achieve the same objectives as) those contained in this Agreement.

5.2	Transaction Manager action on transfer of Rose Notes Issuer Account

Upon any transfer of the Rose Notes Issuer Account to a new Rose Notes Issuer Account Bank:

5.2.1	The Rose Notes Issuer shall arrange, and the Transaction Manager shall provide such assistance as is reasonable in the circumstances for such new Rose Notes Issuer Account to be charged in the same manner as the Rose Notes Issuer Account is charged and the Rose Notes Issuer shall execute such documents and give such notices as may be required for that purpose; and

5.2.2	The provisions of this Agreement relating to the Rose Notes Issuer Account transferred shall continue to apply to such Rose Notes Issuer Account.

5.3	Transaction Manager requirement to move Rose Notes Issuer Account

If, other than in the circumstances specified in Paragraph 5.1 (Transaction Manager action upon termination of Rose Notes Issuer Account Bank appointment), the Transaction Manager or the Rose Notes Issuer Account Bank wishes the bank or branch at which the Rose Notes Issuer Account is maintained to be changed or it is no longer legally possible or practicable for the Rose Notes Issuer Account to be maintained at the Rose Notes Issuer Account Bank, the Rose Notes Issuer Account Bank or the Transaction Manager (as the case may be) shall obtain the prior written consent of the Rose Notes Issuer and the Rose Common Representative and the transfer of the Rose Notes Issuer Account shall be subject to the same directions and arrangements mutatis mutandis as are provided for in Paragraph 5.1 (Transaction Manager action upon termination of Account Bank appointment) and Paragraph 5.2 (Transaction Manager action on transfer of Rose Notes Issuer Account).

6.	General payment provisions

6.1	Transaction Manager to make determinations and calculations

The Transaction Manager shall make all such determinations and calculations as are necessary pursuant to the terms of this Agreement and the Conditions to enable the making of relevant payments.

6.2	Transaction Manager to make determinations and calculations on each Calculation Date

On or prior to each Calculation Date, the Transaction Manager shall make all such determinations and calculations as are necessary pursuant hereto, including (without limitation), for each Interest Period, the relevant Floating Rate of Interest, the relevant Redemption Amounts (if any) and the relevant Debt Service, in order to ensure payments by the Rose Notes Issuer under the Payments Priorities of the relevant amounts on the relevant Payment Date.

6.3	Transaction Manager to serve notices

Following each Calculation Date, the Transaction Manager shall make all such notices and notifications as it is required under the Conditions, including (without limitation) the notices to the Rose Notes Issuer, the Rose Common Representative, the Paying Agent and the Originator. In particular, the Transaction Manager shall send to the Originator, as soon as practicable after each Calculation Date (with the exception of the First Calculation Date, on which it shall only send the Preliminary Quarterly Notification), the respective Preliminary Quarterly Notification and Quarterly Notification.

6.4	Transaction Manager to direct Rose Notes Issuer Account Bank to transfer monies on an Payment Date

Following the completion of the determinations referred to in Paragraph 6.2 (Transaction Manager to make determinations and calculations on each Calculation Date) and subject to Paragraph 6.7 (Amounts only to be paid when due), the Transaction Manager shall direct the Rose Notes Issuer Account Bank to transfer the amounts due by the Rose Notes Issuer in accordance with the Payments Priorities set out in the Conditions on the relevant Payment Date from the Rose Notes Issuer Account.

6.5	Directions to be for specified sum

Each direction referred to in Paragraph 6.2 (Transaction Manager to make determinations and calculations on each Calculation Date) and Paragraph 6.4 (Transaction Manager to direct Rose Notes Issuer Account Bank to transfer monies on a Payment Date) above shall be given in respect of a specified sum of money and, in the case of Paragraph 6.4 above, by reference to the amounts set out in the Quarterly Report and the Transaction Manager shall use all reasonable endeavours to ensure that each such direction is given by 11.00 a.m. (London time) on the relevant Business Day pursuant to this Agreement.

6.6	Rose Notes Issuer Account not to be overdrawn

All payments permitted to be made may only be made out of the applicable Available Distribution Amount standing to the credit of the Rose Notes Issuer Account to the extent that such payment is out of cleared funds and does not cause the Rose Notes Issuer Account to become overdrawn.

6.7	Amounts only to be paid when due

To the extent that amounts to be paid relate to a provision in respect of amounts to become due in respect of the liability (if any) of the Rose Notes Issuer in the Collection Period in which such Payment Date falls, such amounts shall only be transferred from the Rose Notes Issuer Account for payment on the Business Day upon which such amounts become due and payable.

7.	Transaction Manager Records

The Transaction Manager shall keep and maintain in computer readable form a record of the amounts which are credited to and debited from the Rose Notes Issuer Account and their source and use, all in a manner which is consistent with the Rose Notes Documentation and as may be necessary to enable the Transaction Manager to perform its obligations under this Agreement.

8.	Transaction Manager to provide access to Auditors

The Transaction Manager shall, subject to any Requirement of Law or any Regulatory Direction, permit audit and inspection by the Rose Notes Issuer and, after the occurrence of an Originator Event of Default or a Rose Notes Issuer Event of Default, the Rose Common Representative of all information and access to books and records as the Auditors may reasonably require for the purpose of auditing the annual accounts of the Rose Notes Issuer. Such audit and inspection shall be (a) under the guidance of the Transaction Manager; (b) during normal working hours; (c) on an annual basis or with reasonable frequency upon reasonable notice in writing; and (d) at the sole expense of the Rose Notes Issuer.

9.	Quarterly Report

9.1	Preparation and delivery

The Servicer will be required no later than 2 Business Days after each Calculation Date to deliver the Quarterly Report to the Transaction Manager relating to the period from the last date covered by the previous Quarterly Report. The Transaction Manager, no later than 12:00 p.m. (Lisbon and London time) on the Business Day following receipt from the Servicer of the Quarterly Report, will ensure the publication of such Quarterly Report on Bloomberg.

9.2	Exception to delivery

The Transaction Manager is not required to deliver the Quarterly Report if it has not been provided with such report by the Servicer.

10.	Notice of breach

The Transaction Manager shall immediately, upon becoming aware of:

10.1.1	the occurrence of a Transaction Manager Event or a Potential Transaction Manager Event; or

10.1.2	an Originator Event of Default or a Rose Notes Issuer Event of Default,

notify the Rose Notes Issuer and the Rose Common Representative of the occurrence of any such event, and do all other things and make all such arrangements as are permitted and necessary pursuant to the Rose Notes Documentation in relation to such event.

11.	Notice to Paying Agent

The Transaction Manager shall, before 10:00a.m. (London Time) on the second Business Day before the due date of each payment by the Rose Notes Issuer to the Paying Agent, procure that the Paying Agent and the Rose Common Representative shall receive a notice setting out the amounts of principal and/or (as the case may be) interest to be paid in respect of the Rose Notes on the relevant due dates.

12.	Liability in respect of information provision

12.1	The Transaction Manager shall not be liable to any person as a result of any party to any document that forms part of the Rose Notes Documentation not performing its obligations thereunder and in particular (without limitation) for any failure on its part to perform any obligation which is occasioned by the failure of any party to provide information to the Transaction Manager which it had agreed to provide under any of the documents that form part of the Rose Notes Documentation or which the Transaction Manager may reasonably require to perform its duties under this Agreement.

12.2	The Transaction Manager shall be entitled to (and it is the intention that it shall) rely solely and absolutely on:

(i)	the information it receives from any of the Originator, the Servicer, the Rose Notes Issuer Account Bank or the Rose Common Representative pursuant to any document forming part of the Rose Notes Documentation; and

(ii)	timely receipt of such information,

without either of which the Transaction Manager shall not be liable to any person.

12.3	Without prejudice to the foregoing, the Transaction Manager shall not be liable to any person for non-payment of the amounts due pursuant to this Agreement if the Transaction Manager has not received the necessary information from the relevant party in time to enable the Transaction Manager to arrange for the payment of such amounts.

13.	Performance of Rose Notes Issuer’s functions under the Rose Notes Documentation

The Transaction Manager shall, to the extent applicable, act as agent of the Rose Notes Issuer only in respect of the rights, obligations, functions and powers of the Rose Notes Issuer expressly set out hereunder.

14.	Compliance

The Transaction Manager shall use all reasonable endeavours to procure compliance by the Rose Notes Issuer with the terms of this Agreement but shall otherwise not be liable for the Rose Notes Issuer’s failure to so comply.

15.	Performance of Rose Notes Issuer’s functions under the Rose Notes

The Transaction Manager shall act as agent of the Rose Notes Issuer only in respect of the rights, obligations, functions and powers of the Rose Notes Issuer under the Rose Notes and shall also provide reasonable assistance to the Rose Notes Issuer in the Rose Notes Issuer’s performance of such other functions specified in the Conditions to be performed by the Rose Notes Issuer including, in particular:

15.1.1	the giving of all notices in accordance with the Conditions, including in accordance with the Notices Condition;

15.1.2	as at each Calculation Date, calculate each of the following in relation to the Rose Notes and with respect to the related Collection Period:

Floating Rate of Interest;

Interest Amount;

Principal Amount Outstanding; and

Debt Service,

in accordance with the provisions of the Conditions and this Agreement; and

15.1.3	arranging for all payments which are to be made by the Rose Notes Issuer in respect of the Rose Notes by transfer from the Rose Notes Issuer Account to the Paying Agent.

16.	Computer Systems

The Transaction Manager shall operate and maintain Systems sufficient to enable it to carry out the Services.

SCHEDULE 2

FORM OF PAYMENT INSTRUCTION

To:	Deutsche Bank AG, London Branch

Winchester House, 1 Great Winchester Street

London EC2N 2DB

[date]

Ref.	Transaction Management and Rose Notes Issuer Account Agreement

We refer to the Agreement dated 19 December 2007 between Tagus – Sociedade de Titularização de Créditos, S.A., and Deutsche Bank AG, London Branch as Rose Notes Issuer Account Bank (the “Transaction Management and Rose Notes Issuer Account Agreement”). Words and expressions used in this Payment Instruction shall have the same meanings as in the Transaction Management and Rose Notes Issuer Account Agreement.

This Payment Instruction is being provided to you in accordance with Clause 3 (Operating / releases procedures and timing of payments from Rose Notes Issuer Account) of the Transaction Management and Rose Notes Issuer Account Agreement. You are instructed to pay the following amount[s] from the Rose Notes Issuer Account [•] EUR 000 CTA to:

(b)

(c)

(d)

Amount:	[in words]
Currency:	[—]

This Payment Instruction shall be governed by Portuguese law.

Yours sincerely,

Transaction Manager

By:

ANNEX G

TERMS AND CONDITIONS OF THE ROSE NOTES

The following is the text of the Terms and Conditions which (subject to completion and amendment) will be attached to each Global Note in bearer form or endorsed on each Rose Note in definitive bearer form.

1.	General

1.1	The Rose Notes Issuer has agreed to issue the Rose Notes subject to these Conditions and the terms of the Rose Common Representative Appointment Agreement.

1.2	The Rose Noteholders are bound by, and are deemed to have notice of, all the provisions of the Rose Common Representative Appointment Agreement, the Transaction Management and Rose Notes Issuer Account Agreement, the Rose Paying Agency Agreement, the Intercreditor Agreement, the Security Agreement and the Common Terms Agreement applicable to them and are deemed to have notice of all the provisions of such agreements.

1.3	Copies of the Rose Common Representative Appointment Agreement, the Transaction Management and Rose Notes Issuer Account Agreement, the Rose Paying Agency Agreement, the Intercreditor Agreement, the Security Agreement and the Common Terms Agreement are available for inspection during normal business hours at the registered office for the time being of the Rose Common Representative and at the Specified Office of the Rose Paying Agent.

1.4	Unless it obtains the prior written consent of the Originator, such consent not to be unreasonably withheld, the Rose Notes Issuer has undertaken to the Originator that it will not agree to an amendment to the Rose Notes Documentation to which the Originator and/or the Servicer are not a party, or to the creation of a new contractual relationship, which would result in an increase of the Rose Debt Service due by the Originator under the Rose Revenues Sale Agreement or otherwise increase the liabilities of the Originator and Servicer in connection with the transaction.

2.	Definitions

In these Conditions the defined terms have the meanings set out in Condition 23 (Definitions).

3.	Form, Denomination and Title

3.1	Form and Denomination

The Rose Notes are in bearer form in the minimum denomination of €50,000 each, with Rose Receipts and Rose Coupons attached at the time of issue. Title to the Rose Notes, the Rose Receipts and the Rose Coupons will pass by delivery.

3.2	Title

The holder of any Rose Note, Rose Receipt or Rose Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (including the making of any payment) whether or not any payment is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof and no person shall be liable for so treating such holder.

3.3	Form of Rose Notes and Exchange

The Rose Notes will initially be represented by the Temporary Global Note, issued in bearer form and without receipts, coupons or talons, which is expected to be delivered to the Common Safekeeper for Euroclear and Clearstream on or about the Rose Closing Date. Such Temporary Global Note will be exchangeable 40 (forty) days after the later of the Rose Closing Date and the commencement of the offering of the Rose Notes upon certification of non-U.S. beneficial ownership for interests in the Permanent Global Note, issued in bearer form and without receipts, coupons or talons, which will also be delivered to the Common Safekeeper for Euroclear and Clearstream. Each Global Note will be in the form of a new global note.

4.	Status and Ranking

4.1	Status

The Rose Notes, the Rose Receipts and the Rose Coupons constitute limited recourse secured obligations of the Rose Notes Issuer.

4.2	Ranking

The Rose Notes will at all times rank pari passu amongst themselves without preference or priority in accordance with the Payments Priorities.

4.3	Sole obligations

Without prejudice to Condition 5.2 (Rose Secured Obligations and Security), the Rose Notes, the Rose Receipts and the Rose Coupons are obligations solely of the Rose Notes Issuer limited to the segregated Rose Revenues (as identified by the corresponding asset code awarded by the CMVM pursuant to article 62 of the Securitisation Law) and the other Rose Assets and without recourse to any other assets of the Rose Notes Issuer pertaining to other issuances of securitisation notes by the Rose Notes Issuer or to the Rose Notes Issuer’s own funds or to the Rose Notes Issuer’s directors, managers or shareholders and are not obligations of, or guaranteed by, any of the other Transaction Parties.

4.4	Priority of payments

The Rose Notes Issuer shall apply the Available Distribution Amount according to the Payments Priorities.

5.	Statutory segregation of Rose Assets and Security

5.1	Statutory segregation

The Rose Notes and any Rose Notes Issuer Obligations have the benefit of the statutory segregation under the Securitisation Law.

5.2	Rose Secured Obligations and Security

5.2.1	Rose Secured Obligations

In addition to the statutory segregation under the Securitisation Law alluded in Condition 5.1 (Statutory segregation), the following obligations:

(a)	in case a Rose Event has occurred:

(i)	the obligation to transfer to the Rose Notes Issuer Account, on a Quarterly Transfer Date, an amount equal to the difference between (x) the Rose Revenues that the Originator has originated during the related Collection Period (if any) and (y) the Rose Debt Service payable on such Quarterly Transfer Date; or

(ii)	the obligation to transfer to the Rose Notes Issuer Account, on a Quarterly Transfer Date, an amount equal to the difference between (x) the Rose Revenues that the Originator has originated during the related Collection Period (if any) and has failed to transfer to the Rose Notes Issuer Account and (y) the Rose Debt Service payable on such Quarterly Transfer Date; and

(b)	in case an Originator Event of Default has occurred, the obligation to pay an amount equal to 100 per cent. of all Rose Revenues that have not been transferred to the Rose Notes Issuer,

(together, the “Rose Secured Obligations”) have the benefit of the security referred in Condition 5.2.2 (Security).

5.2.2	Security

The Rose Secured Obligations are secured by security created, or promised to be created, by the New Concessionaire and the Parent (which, for the avoidance of doubts, has acquired the Shares pledged by the Initial Shareholder in the terms of the Security Agreement) in favour and for the benefit of the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties, under the terms of the Security Agreement.

The security created pursuant to the Security Agreement, in favour and for the benefit of the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties, includes as security for the entire and timely performance of all and each of the Rose Secured Obligations:

(a)	a first ranking pledge over all and each of the Shares (including the corresponding Share Related Rights), which Shares (including the corresponding Share Related Rights) have been acquired by the Parent;

(b)	a first ranking pledge granted by the New Concessionaire over the balance of the Company Accounts (other than the Debt Service Reserve Account, the Rose Account and the Distributions Account) held by the New Concessionaire on the Signing Date;

(c)	a first ranking pledge granted by the New Concessionaire over the balance of the Debt Service Reserve Account, exclusively towards the Finance Parties, including, for the avoidance of doubt, the Noteholders, other than the Permitted Guarantors and the Rose Noteholders, over all the General Rights;

(d)	a first ranking pledge granted by the New Concessionaire over all the General Rights.

The Security Agreement also provides that the New Concessionaire and the Parent promise to create security in favour and for the benefit of the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties, for the entire and timely performance of all and each of the Obligations, including:

(a)	a promise by the Parent to grant a first ranking pledge over all and each of the New Shares (including all and each of the Share Related Rights attached thereto);

(b)	a promise by the New Concessionaire to grant a first ranking mortgage over each and all of the Real Assets acquired by the New Concessionaire after the Signing Date;

(c)	a promise by the New Concessionaire to grant a first ranking mortgage over certain Real Assets if the aggregate commercial value of the Real Assets acquired by the New Concessionaire, and not yet mortgaged, is equal to or exceeds €5,000,000 (five million Euro) and if the Security Agent has informed the New Concessionaire hat certain Real Assets shall be mortgaged;

(d)	a promise by the New Concessionaire to grant a first ranking pledge over certain New Assets if the aggregate commercial value of the New Assets acquired by the New Concessionaire, and not yet pledged, is equal to or exceeds €2,000,000 (two million Euro) and if the Security Agent has informed the New Concessionaire that certain New Assets shall be pledged;

(e)	a promise by the New Concessionaire to grant a first ranking pledge over the balance of any Company Account or Authorised Account for the purposes of making Authorised Investments opened by the New Concessionaire after the Signing Date; and

(f)	a promise by the New Concessionaire to grant a first ranking pledge over the New Assets;

In addition, the New Concessionaire assigns by way of security (cessão de créditos com escopo de garantia) to the Security Agent, on behalf of the Rose Noteholders (represented by the Rose Common Representative) and other Finance Parties (other than EIB) and EIB, the Future General Rights.

6.	Rose Notes Issuer Covenants

6.1	Rose Notes Issuer Covenants

So long as any Rose Note remains outstanding, the Rose Notes Issuer shall comply with all the Rose Notes Issuer Covenants, as set out in the Rose Common Representative Appointment Agreement.

6.2	Quarterly Report

The Rose Notes Issuer Covenants include an undertaking by the Rose Notes Issuer to provide to the Transaction Manager or to procure that the Transaction Manager is provided with the Quarterly Report.

7.	Interest

7.1	Accrual

Each Rose Note bears interest on its Principal Amount Outstanding from 17 December 2007.

7.2	Cessation of interest

Each Rose Note shall cease to bear interest from its due date for final redemption, unless, upon due presentation, payment of principal is withheld or refused by the Rose Notes Issuer as a result of a default by the Originator/Servicer of its payment obligations under the Rose Revenues Sale Agreement and the Rose Revenues Servicing Agreement, in which case, the relevant Rose Notes will continue to bear interest in accordance with this Condition (both before and after judgment) until such time as, upon the Originator/Servicer having remedied such breach and paid to the Rose Notes Issuer all due amounts, the Rose Notes Issuer pays all sums due in respect of such Rose Note.

7.3	Calculation Period of less than 1 year

Whenever it is necessary to compute an amount of interest in respect of any Rose Note for a period of less than a full year, such interest shall be calculated on the basis of the applicable Day Count Fraction.

7.4	Interest Payments

7.4.1	Interest Accrual: Interest on the Rose Notes is payable in euro in arrear on each Payment Date, commencing on the First Payment Date, in an amount equal to the Interest Amount in respect of such Rose Notes for the Interest Period ending on the day immediately preceding such Payment Date.

(a)	“Interest Period” means each period beginning on (and including) 17 December 2007 or any Payment Date and ending on (but excluding) the next Payment Date.

(b)	“First Interest Period” means the period beginning on (and including) 17 December 2007 and ending on but excluding the First Payment Date. For the avoidance of doubt, interest accrues on the Rose Notes on a daily basis irrespective of whether such day is a Business Day or not.

(c)	“Interest Amount” means, in respect of the Rose Notes for any Interest Period, the aggregate of the amount of interest calculated on the related Calculation Date by multiplying the Principal Amount Outstanding of the Rose Notes on the beginning of such Interest Period by the Floating Rate of Interest and multiplying the amount so calculated by the relevant Day Count Fraction and rounding the resultant figure to the nearest 0.01 euro.

7.4.2	Rate of interest: The rate of interest applicable to the Rose Notes (the “Floating Rate of Interest”) for each Interest Period will be determined by the Transaction Manager on the following basis:

(i)	on each Calculation Date prior to the beginning of each Interest Period (or, in relation to the First Interest Period, on the First Calculation Date), the Transaction Manager will determine the three-month EURIBOR applicable for the following Interest Period; and

(ii)	the Floating Rate of Interest in respect of the Rose Notes for such following Interest Period shall be three-month EURIBOR determined as at the related Calculation Date plus the Margin in respect of such Rose Notes.

7.4.3	The EURIBOR applicable to the First Interest Period shall be determined by the Transaction Manager on 17 December 2007 (the “First Calculation Date”).

7.5	Notification of Floating Rate of Interest, Interest Amount and Payment Date

As soon as practicable after each Calculation Date, the Transaction Manager will cause:

(a)	the Floating Rate of Interest for the Rose Notes for the related Interest Period;

(b)	the Interest Amount for the Rose Notes for the related Interest Period;

(c)	the Rose Transaction Expenses and the Third Party Expenses for the related Interest Period; and

(d)	the Payment Date next following the related Interest Period,

to be notified to the Rose Notes Issuer, the Rose Common Representative, the Rose Paying Agent, each of Euroclear and Clearstream (so long as the Rose Notes are in global form) and, for so long as the Rose Notes are listed on any stock exchange, such stock exchange no later than the first day of the relevant Interest Period.

7.6	Publication of Floating Rate of Interest, Interest Amount and Payment Date

As soon as practicable after receiving each notification of the Floating Rate of Interest, the Interest Amount and the Payment Date in accordance with Condition 7.5 (Notification of Floating Rate of Interest, Interest Amount and Payment Date), the Rose Notes Issuer will cause such Floating Rate of Interest and Interest Amount for the Rose Notes and the next following Payment Date to be published in accordance with the Notices Condition.

7.7	Amendments to publications

The Floating Rate of Interest and the Interest Amount for the Rose Notes and the Payment Date so published or notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of any extension or shortening of the relevant Interest Period or in the event of manifest error.

7.8	Notification to Originator and Servicer

As soon as practicable after each Calculation Date, the Transaction Manager will cause the Rose Debt Service that is estimated to be payable in respect of each Interest Period to be notified to the Originator and the Servicer through the Preliminary Quarterly Notification.

On the Calculation Date that falls immediately before each Quarterly Transfer Date, the Transaction Manager will cause the Rose Debt Service actually payable in respect of each Interest Period to be confirmed to the Originator and the Servicer through the Quarterly Notification.

7.9	Determination or calculation by Rose Common Representative

If the Transaction Manager does not at any time for any reason determine the Floating Rate of Interest or the Interest Amount for the Rose Notes in accordance with this Condition 7 (Interest), the Rose Common Representative may, or may appoint an agent on its behalf to (but without any liability accruing to the Rose Common Representative as a result):

(a)	determine the Floating Rate of Interest for the Rose Notes following the procedures described herein, adding the Margin to the relevant EURIBOR; and/or

(b)	calculate the Interest Amount for the Rose Notes in the manner specified in this Condition 7 (Interest).

Any determination or calculation pursuant to this Condition 7 (Interest) shall be deemed to have been made by the Transaction Manager. In determining and calculating the same, the Rose Common Representative shall apply the provisions of this Condition 7 (Interest) and act in such manner as it deems fair and reasonable in the relevant circumstances.

8.	Final redemption and redemption for taxation reasons

8.1	Final redemption

Unless previously redeemed as provided in this Condition 8 (Final redemption and redemption for taxation reasons), the Rose Notes Issuer shall redeem the Rose Notes in instalments on each Payment Date in accordance with the Redemption Amounts shown below in the Amortisation Schedule. Any early repayment amounts will be allocated pro rata to reduce all the Redemption Amounts payable on subsequent Payment Dates:

Day	Payment Date	Redemption Amount per Note (€)	Aggregate Redemption Amount (€)	Outstanding Balance (€)
Monday	17-Mar-2008	0.00	0.00	400,000,000.00
Monday	16-Jun-2008	0.00	0.00	400,000,000.00
Monday	15-Sep-2008	0.00	0.00	400,000,000.00
Monday	15-Dec-2008	10,000.00	80,000,000.00	320,000,000.00
Monday	16-Mar-2009	0.00	0.00	320,000,000.00
Monday	15-Jun-2009	0.00	0.00	320,000,000.00
Tuesday	15-Sep-2009	0.00	0.00	320,000,000.00
Tuesday	15-Dec-2009	10,000.00	80,000,000.00	240,000,000.00
Monday	15-Mar-2010	0.00	0.00	240,000,000.00
Tuesday	15-Jun-2010	0.00	0.00	240,000,000.00
Wednesday	15-Sep-2010	0.00	0.00	240,000,000.00
Wednesday	15-Dec-2010	10,000.00	80,000,000.00	160,000,000.00
Tuesday	15-Mar-2011	0.00	0.00	160,000,000.00
Wednesday	15-Jun-2011	0.00	0.00	160,000,000.00
Thursday	15-Sep-2011	0.00	0.00	160,000,000.00
Thursday	15-Dec-2011	10,000.00	80,000,000.00	80,000,000.00
Thursday	15-Mar-2012	0.00	0.00	80,000,000.00
Friday	15-Jun-2012	0.00	0.00	80,000,000.00
Monday	17-Sep-2012	0.00	0.00	80,000,000.00
Monday	17-Dec-2012	10,000.00	80,000,000.00	0.00

8.2	Redemption in whole for taxation reasons

If, following a Tax Event, the Originator decides to repurchase the Rose Revenues in whole in accordance with the provisions of the Rose Revenues Sale Agreement and notifies the Rose Notes Issuer thereof neither more than 60 (sixty) nor less than 30 (thirty) calendar days in advance of the respective redemption date, the Rose Notes Issuer will, on the relevant Business Day, subject to certain conditions, redeem all (but not some only) of the Rose Notes at their Principal Amount Outstanding, accrued with the applicable unpaid interest up to the relevant redemption date, subject to the following:

(a)	that the Rose Notes Issuer has given neither more than 50 (fifty) nor less than 25 (twenty five) calendar days’ notice to the Rose Common Representative and the Rose Noteholders in accordance with the Notices Condition of its intention to redeem all (but not some only) of the Rose Notes; and

(b)	that the Rose Notes Issuer has provided to the Rose Common Representative:

(i)	a legal opinion (in form and substance satisfactory to the Rose Common Representative) from a firm of lawyers in the Rose Notes Issuer’s Jurisdiction (approved in writing by the Rose Common Representative), opining on the relevant change in the Tax law; and

(ii)	a certificate signed by two directors of the Rose Notes Issuer to the effect that the obligation to make a Tax Deduction cannot be avoided; and

(iii)	a certificate signed by two directors of the Rose Notes Issuer to the effect that it will have the funds on the relevant Payment Date, not subject to the interest of any other person, required to redeem the Rose Notes pursuant to this Condition and meet its payment obligations of a higher priority under the Payments Priorities;

(c)	that if the Originator decides not to repurchase the Rose Revenues following a Tax Event it shall comply with the applicable gross-up provisions set forth in the Rose Revenues Sale Agreement and the Rose Revenues Servicing Agreement and, accordingly, pay to the Rose Notes Issuer all the additional amounts due as a result of such Tax Event.

A “Tax Event” means (a) a change in the Tax law of the Rose Notes issuer’s Jurisdiction (or the application or official interpretation of such Tax law), that requires the Rose Notes Issuer to make a Tax Deduction from any payment in respect of the Rose Notes (other than by reason of the relevant Rose Noteholder having some connection with the Republic of Portugal, other than the holding of the Rose Notes or related Rose Coupons; (b) a change in the Tax law of the Rose Notes Issuer’s Jurisdiction (or any change in the application or official interpretation of such Tax law), that would not entitle the Rose Notes Issuer to relief for the purposes of such Tax law for any material amount which it is obliged to pay, or that would result in the Rose Notes Issuer being treated as receiving for the purposes of such Tax law any material amount which it is not entitled to receive, in each case under the Rose Notes Documentation.

8.3	Conclusiveness of certificates and legal opinions

Any certificate or legal opinion given by or on behalf of the Rose Notes Issuer (or the Originator/Servicer, if any) pursuant to Condition 8.2 (Redemption in whole for taxation reasons) may be relied on by the Rose Common Representative without further investigation and shall be conclusive and binding on the Rose Noteholders and on the Rose Transaction Creditors.

All certificates required to be signed by the Rose Notes Issuer (or the Originator/Servicer, if any) will be signed by the respective directors without personal liability.

8.4	Notice of calculation

The Rose Notes Issuer will cause the Transaction Manager to notify the Rose Common Representative and the Rose Paying Agent of a Rose Note principal payment and the Principal Amount Outstanding to be notified immediately after determination and, for so long as the Rose Notes are listed on the Stock Exchange, the Stock Exchange and will immediately cause details of each determination of a Rose Note principal payment and the Principal Amount Outstanding in relation to the Rose Notes to be published in accordance with the Notices Condition by not later than 3 (three) Business Days prior to each Payment Date.

8.5	Notice irrevocable

Any such notice as is referred to in Condition 8.2 (Redemption in whole for taxation reasons) shall be irrevocable and, upon the expiration of such notice, the Rose Notes Issuer shall be bound to redeem the Rose Notes to which such notice relates at the relevant amounts as calculated pursuant to Condition 8.2 (Redemption in whole for taxation reasons).

8.6	No purchase

The Rose Notes Issuer may not at any time purchase any of the Rose Notes.

9.	Limited recourse over the Rose Notes Issuer

Without prejudice to Condition 5.2 (Rose Secured Obligations and Security), each of the Rose Noteholders will be deemed to have agreed with the Rose Notes Issuer that notwithstanding any other provisions of these Conditions or the Rose Notes Documentation, all obligations of the Rose Notes Issuer to the Rose Noteholders, including, without limitation, the Rose Notes Issuer Obligations, are limited in recourse as set out below:

(a)	it will have a claim only in respect of the Rose Assets and will not have any claim, by operation of law or otherwise, against, or recourse to, any of the Rose Notes Issuer’s other assets or its contributed capital;

(b)	sums payable to each Rose Noteholder in respect of the Rose Notes Issuer Obligations to such Rose Noteholder shall be limited to the lesser of (a) the aggregate amount of all sums due and payable to such Rose Noteholder and (b) the aggregate amounts received, realised or otherwise recovered by or for the account of the Rose Notes Issuer in respect of the Rose Assets, net of any sums which are payable by the Rose Notes Issuer in accordance with the Payments Priorities in priority to or pari passu with sums payable to such Rose Noteholder; and

(c)	on the Final Legal Maturity Date or upon the Rose Common Representative giving written notice to the Rose Noteholders or any of the Rose Transaction Creditors that it has determined in its sole opinion, and the Servicer having certified to the Rose Common Representative, that there is no reasonable likelihood of there being any further realisations in respect of the Rose Assets and the Transaction Manager having certified to the Rose Common Representative that there is no reasonable likelihood of there being any further realisations in respect of the Rose Notes Issuer Account which would be available to pay in full the amounts outstanding under the Rose Notes Documentation and the Rose Notes owing to such transaction, then such Rose Transaction Creditors shall have no further claim against the Rose Notes Issuer in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full.

10.	Payments

10.1	Principal

Payments of principal shall be made only against:

(a)	(in the case of final redemption, provided that payment is made in full) presentation and surrender of the relevant Rose Notes; and

(b)	in respect of any Rose Note principal payment which becomes due on a Payment Date, presentation and (in the case of payment in full) surrender of the appropriate Rose Receipts,

at the Specified Office of the Rose Paying Agent outside the United States, by cheque drawn in euro, or by transfer to an account in euro maintained by the payee with a bank in a city in which banks have access to the TARGET System.

10.2	Interest on Rose Coupons

Payments of interest shall, subject to Condition 10.6 (Payments on Business Days), be made only against presentation and (provided that payment is made in full) surrender of the appropriate Rose Coupons at the Specified Office of the Rose Paying Agent outside the United States in the manner described in Condition 10.1 (Principal).

10.3	Payments subject to fiscal laws

All payments in respect of the Rose Notes are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 11 (Taxation), no commissions or expenses shall be charged to the holder of any Rose Note, Rose Receipt or Rose Coupon in respect of such payments.

10.4	Unmatured Rose Receipts void

On the due date for final redemption of any Rose Note, all unmatured Rose Receipts relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.

10.5	Unmatured Rose Coupons void

On the due date for final redemption of any Rose Note, all unmatured Rose Coupons relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof.

10.6	Payments on Business Days

If the due date for payment of any amount in respect of any Rose Notes or Rose Coupon is not a business day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding business day in the place of presentation on which banks are open for business in such place of presentation and shall not be entitled to any further interest or other payment in respect of any such delay.

10.7	Business Days

In this Condition 10 (Payments), “business day” means, in respect of any place of presentation, any day on which banks are open for presentation and payment of bearer debt securities and for dealings in euro in such place of presentation and, in the case of payment by transfer to an account in euro, as referred to above, on which dealings in euro may be carried on both in London and Lisbon and in such place of presentation and in which the TARGET System is open for settlement of payments in euro and banks are open for general business in London and Lisbon.

10.8	Payments other than in respect of matured Rose Coupons

Payments of interest other than in respect of matured Rose Coupons shall be made only against presentation of the relevant Rose Notes at the Specified Office of the Rose Paying Agent outside the United States.

10.9	Endorsement of payments

If a Rose Paying Agent makes a payment in respect of any Rose Note (otherwise than against presentation and surrender of a Rose Coupon) or a partial payment in respect of any Rose Coupon presented to it for payment, such Rose Paying Agent shall instruct Euroclear and Clearstream to make the appropriate entries in their records to reflect such payment.

10.10	Exchange of Rose Talons

On or after the Payment Date of the final Rose Coupon which is (or was at the time of issue) part of a coupon sheet relating to the Rose Notes (each, a “Rose Coupon Sheet”), the Rose Talon forming part of such Rose Coupon Sheet may be exchanged at the Specified Office of the Rose Paying Agent for a further Rose Coupon Sheet (including a further Rose Talon but excluding any Rose Coupons in respect of which claims have already become void pursuant to Condition 18 (Prescription)). Upon the due date for redemption of any Rose Note, any unexchanged Rose Talon relating to such Rose Note shall become void and no Rose Coupon will be delivered in respect of such Rose Talon.

10.11	Notifications to be final

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 10 (Payments), whether by any of the Rose Paying Agent or the Rose Common Representative shall (in the absence of any gross negligence, wilful default or fraud) be binding on the Rose Notes Issuer and all Rose Noteholders and Rose Couponholders and Rose Transaction Creditors and (in the absence of any gross negligence, wilful default, fraud or manifest error) no liability to the Rose Common Representative, the Rose Noteholders or the Rose Couponholders shall attach to the relevant Rose Paying Agent or the Rose Common Representative in connection with the exercise or non exercise by them or any of them of their powers, duties and discretions under this Condition 10 (Payments).

10.12	Default interest

If the Rose Notes Issuer fails to pay any amount payable by it under these Conditions on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is 1 per cent. above EURIBOR. Any interest accruing under this Condition 10.12 (Default interest) shall be immediately payable by the Rose Notes Issuer. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each quarterly interest period applicable to that overdue amount but will remain immediately due and payable.

11.	Taxation

11.1	Payments free of Tax

All payments of principal and interest in respect of the Instruments shall be made free and clear of, and without withholding or deduction for, any Taxes unless the Rose Notes Issuer, the Rose Common Representative or any Rose Paying Agent (as the case may be) is required by law to make any such payment subject to any such withholding or deduction. In that event, the Rose Notes Issuer, the Rose Common Representative or the Rose Paying Agent (as the case may be) shall be entitled to withhold or deduct the required amount for or on account of Tax from such payment and shall account to the relevant Tax Authorities for the amount so withheld or deducted.

11.2	No payment of additional amounts

Neither the Rose Notes Issuer, the Rose Common Representative, the Rose Paying Agent, the Originator nor the Servicer will be obliged to pay any additional amounts to Rose Noteholders or Rose Couponholders in respect of any Tax Deduction made in accordance with Condition 11.1 (Payments free of Tax).

11.3	Taxing Jurisdiction

If the Rose Notes Issuer becomes subject at any time to any taxing jurisdiction other than the Portuguese Republic, references in these Conditions to the Portuguese Republic shall be construed as references to the Portuguese Republic and/or such other jurisdiction.

11.4	Tax Deduction not Originator Event of Default nor Rose Notes Issuer Event of Default

Notwithstanding that the Rose Common Representative, the Rose Notes Issuer or the Rose Paying Agent is required to make a Tax Deduction in accordance with Condition 11.1 (Payments free of Tax) this shall neither constitute an Originator Event of Default nor a Rose Notes Issuer Event of Default.

12.	Events of default

12.1	Originator Events of Default

The occurrence and cessation of an Originator Event of Default and the procedures applicable following the occurrence of an Originator Event of Default are governed by the applicable provisions of the Common Terms Agreement, as amended or waived from time to time. For this purpose, references in the Common Terms Agreement to “Event of Default” shall be understood as references to “Originator Event of Default”.

12.2	Rose Notes Issuer Events of Default

Subject to the other provisions of Condition 14 (Proceedings following the occurrence of a Rose Notes Issuer Event of Default), each of the following events shall be treated as a “Rose Notes Issuer Event of Default”:

(a)	Non-payment: the Rose Notes Issuer fails to pay any amount of principal in respect of the Rose Notes within 5 (five) Business Days of the due date for payment thereof or fails to pay any amount of interest in respect of the Rose Notes within 10 (ten) Business Days of the due date for payment thereof; or

(b)	Breach of other obligations: the Rose Notes Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Rose Notes or the Rose Common Representative Appointment Agreement or in respect of the Rose Notes Issuer Covenants and such default (i) is, in the opinion of the Rose Common Representative, incapable of remedy or (ii) being a default which, in the opinion of the Rose Common Representative, is capable of remedy, remains unremedied for 45 (forty five) calendar days or such longer period as the Rose Common Representative may agree after the Rose Common Representative has given written notice thereof to the Rose Notes Issuer; or

(c)	Insolvency: an Insolvency Event occurs with respect to the Rose Notes Issuer; or

(d)	Unlawfulness: it is or will become unlawful for the Rose Notes Issuer to perform or comply with any of its obligations under or in respect of the Rose Notes or the Rose Common Representative Appointment Agreement.

13.	Acceleration following the occurrence of an Originator Event of Default

13.1	Proceedings

Subject to the Senior Creditors Entrenched Rights and Senior Creditors Retained Rights, the Intercreditor Agent may, and shall if so directed by the Special Decision Majority Senior Creditors at any time whilst an Originator Event of Default (other than a Major Default) is subsisting:

(a)	by notice to the Originator:

(i)	demand that all or part of the amounts of Rose Revenues that have not been transferred to the Rose Notes Issuer together with accrued interest and any other amounts accrued in relation to the Rose Revenues (and all or part of the amounts outstanding under the Senior Debt Agreements together with accrued interest and any other amounts accrued under the Finance Documents), become immediately due and payable, whereupon they shall become immediately due and payable; and/or

(ii)	declare all or part of the Rose Revenues that have not been transferred to the Rose Notes Issuer together with accrued interest and any other amounts accrued in relation to the Rose Revenues (and all or part of the Senior Debt to be payable on demand, together with accrued interest and all other amounts accrued under the Senior Debt Agreements), shall immediately become due and payable on demand by the Intercreditor Agent; and/or

(b)	by notice to the Rose Notes Issuer:

(i)	demand that all or part of the amounts outstanding under the Rose Notes together with accrued interest and any other amounts accrued under the Rose Notes (and all or part of the amounts outstanding under the Senior Debt Agreements together with accrued interest and any other amounts accrued under the Finance Documents), be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(ii)	declare all or part of the Rose Notes to be payable on demand together with accrued interest and all other amounts accrued under the Rose Notes (and all or part of the Senior Debt together with accrued interest and all other amounts accrued under the Senior Debt Agreements), shall immediately become due and payable on demand by the Intercreditor Agent.

13.2	Amounts immediately due and payable

After the occurrence of a Major Default which is subsisting, the Senior Creditors (other than EIB, which, after the occurrence of a Major Default or an event of default under the EIB Facility Agreement which is subsisting, may by notice to the Originator, demand that all or part of the amounts outstanding under the EIB Facility Agreement together with accrued interest, be immediately due and payable, whereupon they shall become immediately due and payable) may, through the Intercreditor Agent, on the basis of a decision of Senior Creditors accounting for more than 66 2/3 per cent. of principal outstanding of Senior Debt (other than Senior Debt outstanding under the EIB Facility Agreement):

(a)	by notice to the Originator, immediately demand that all or part of the amounts of Rose Revenues that have not been transferred to the Rose Notes Issuer Account together with accrued interest and any other amounts accrued in relation to the Rose Revenues, as calculated pursuant to Condition 8.3.1 or 8.3.2, applicable hereto mutatis mutandis; and/or

(b)	by notice to the Rose Notes Issuer, immediately demand that all part of the amounts outstanding under the Rose Notes together with any accrued interest, as calculated pursuant to Condition 7.4.1 or 7.4.2, applicable hereto mutatis mutandis, and the relevant Senior Debt Agreements together with accrued interest, be immediately due and payable, whereupon they shall become immediately due and payable.

13.3	Waived acceleration

Neither the Intercreditor Agent (acting on instructions of the Senior Creditors), EIB nor the Senior Creditors (other than EIB), as applicable, may declare an acceleration in respect of any Event of Default, event of default under the EIB Facility Agreement or Major Default (as applicable) which has been waived by the Intercreditor Agent (acting on the instructions of the Majority Senior Creditors), EIB or the Senior Creditors (other than EIB), as applicable, to the extent and for the period of such waiver.

13.4	Enforcement

Subject to the terms of the Intercreditor Agreement, the Security Agent may, and shall if so directed by the Special Decision Majority Senior Creditors, EIB or the Senior Creditors (other than EIB), as applicable, at any time after an acceleration of any Senior Debt by the EIB or by the Senior Creditors, as applicable, by notice to the Originator and the Rose Notes Issuer in case there has been a breach of any of the Rose Secured Obligations, enforce all or part of the Security Interests under the Security Agreement on behalf of the Rose Notes Issuer and the Rose Noteholders following the acceleration of any Senior Debt, in the terms and to the extent set forth in Condition 5.2 (Rose Secured Obligations and Security).

13.5	Intercreditor Agent able to exercise all rights and benefits of the Rose Notes Issuer

Upon the Intercreditor Agent has demanded that all or part of the amounts outstanding under the Rose Notes together with accrued interest and any other amounts accrued under the Rose Notes (and all or part of the amounts outstanding under the Senior Debt Agreements together with accrued interest and any other amounts accrued under the Finance Documents), be immediately due and payable, whereupon they shall become immediately due and payable, the Intercreditor Agent will be able to exercise in its name, on its behalf and for its benefit, all rights and benefits which the Rose Notes Issuer has in respect of the representations, warranties and covenants given by the Originator and the Servicer as contained in the Rose Revenues Sale Agreement and the Rose Revenues Servicing Agreement, respectively.

13.6	Information on enforcement procedures

Following an acceleration notice under this Condition 13 (Acceleration following the occurrence of an Originator Event of Default) and, at all times during the enforcement of all or part of the Security Interests created under the Security Agreement, the Intercreditor Agent and the Security Agent shall keep the Rose Noteholders (represented for this purpose by the Rose Common Representative) fully informed on the progress of those enforcement proceedings and shall comply with any instructions issued by the Senior Creditors in connection therewith.

13.7	Originator/Servicer representations, warranties and covenants

Upon the Rose Notes having become due and payable in the terms set forth in this Condition 13 (Acceleration following the occurrence of an Originator Event of Default), the Intercreditor Agent will be able to exercise in its name, on its behalf and for its benefit, all rights and benefits which the Rose Notes Issuer has under the Rose Revenues Sale Agreement and the Rose Revenues Servicing Agreement.

14.	Proceedings following the occurrence of a Rose Notes Issuer Event of Default

14.1	Delivery of Enforcement Notice

If a Rose Notes Issuer Event of Default occurs and is continuing, but no Originator Event of Default has occurred and is continuing, the Rose Common Representative may at its discretion and shall, if so requested in writing by the holders of at least 25 per cent. of the Principal Amount Outstanding of the Rose Notes then outstanding or if so directed by a Rose Resolution passed by the Rose Noteholders, deliver an Enforcement Notice to the Rose Notes Issuer.

14.2	Conditions to delivery of Enforcement Notice

Notwithstanding the provisions of Condition 14.1 (Delivery of Enforcement Notice), the Rose Common Representative shall not be obliged to deliver an Enforcement Notice unless:

(a)	in the case of the occurrence of any of the events mentioned in Condition 12.2(b) (Breach of other obligations), the Rose Common Representative shall have certified in writing that the occurrence of such event is in its opinion materially prejudicial to the interests of the Rose Noteholders; and

(b)	in any case it shall have been indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby become liable or which it may incur by so doing.

14.3	Consequences of delivery of Enforcement Notice

Upon the delivery of an Enforcement Notice, the Rose Notes shall become immediately due and payable without further action or formality at their then Principal Amount Outstanding together with any accrued interest.

14.4	Proceedings

After the occurrence of a Rose Notes Issuer Event of Default without an Originator Event of Default having also occurred and being continuing, the Rose Common Representative may at its discretion, and without further notice, institute such proceedings as it thinks fit to enforce its rights under the Rose Notes and the Rose Common Representative Appointment Agreement in respect of the Rose Notes and under the other Rose Notes Documentation, but it shall not be bound to do so unless:

(a)	so requested in writing by the holders of at least 25 per cent. of the then Principal Amount Outstanding of the Rose Notes; or

(b)	so directed by a Rose Resolution of the Rose Noteholders,

and in any such case, only if it shall have been indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby become liable or which it may incur by so doing.

14.5	Directions to the Rose Common Representative

Without prejudice to Condition 14.4 (Proceedings), the Rose Common Representative shall not be bound to take any action described in Condition 14.4 (Proceedings) and may take such action without having regard to the effect of such action on individual Rose Noteholders, Rose Receiptholders or Rose Couponholders or any other Rose Transaction Creditor. The Rose Common Representative shall have regard to the Rose Noteholders as a class.

15.	No action by Rose Noteholders, Rose Couponholders or any other Rose Transaction Party

To the extent permitted by Portuguese Law, only the Intercreditor Agent, the Security Agent and the Rose Common Representative may, in the terms described in Conditions 13 (Acceleration following the occurrence of an Originator Event of Default) and 14 (Proceedings following the occurrence of a Rose Notes Issuer Event of Default), as the case may be, pursue the remedies available under the general law, the Rose Notes Documentation or the Finance Documents against the Originator, the Rose Notes Issuer and the Rose Assets and, other than as permitted in this Condition 15 (No action by Rose Noteholders, Rose Couponholders or any other Rose Transaction Party), no Instrumentholders shall be entitled to proceed directly against the Originator, the Rose Notes Issuer and the Rose Assets or to seek enforcement of the Rose Notes Issuer Obligations. In particular, each Instrumentholder will be deemed to have agreed with and acknowledged to each of the Rose Notes Issuer and the Rose Common Representative, and the Rose Common Representative agrees with and acknowledges to the Rose Notes Issuer that:

(a)	none of the Instrumentholders (nor any person on their behalf) is entitled, other than as permitted by the Rose Notes Documentation, to direct the Rose Common Representative to take any proceedings against the Rose Notes Issuer or take any proceedings against the Rose Notes Issuer;

(b)	none of the Instrumentholders (nor any person on their behalf) other than as provided in this Condition shall have the right to take or join any person in taking any steps against the Rose Notes Issuer for the purpose of obtaining payment of any amount due from the Rose Notes Issuer;

(c)	until the date falling 2 (two) years after the Final Discharge Date no Instrumentholder nor any person on its behalf (including the Rose Common Representative) shall initiate or join any person in initiating any Insolvency Event or the appointment of any Insolvency Official in relation to the Rose Notes Issuer; and

(d)	none of the Instrumentholders shall be entitled to take or join in the taking of any steps or proceedings which would result in the Payments Priorities not being observed.

16.	Rose Meetings

16.1	Rose Common Representative Appointment Agreement

The Rose Common Representative Appointment Agreement contains provisions in relation to Rose Meetings.

16.2	Rose Meetings

16.2.1	A Rose Meeting may at any time be convened by the Rose Common Representative or, if no Rose Common Representative is appointed or if the Rose Common Representative refuses to convene the meeting, by the chairman of the general meeting of shareholders of the Rose Notes Issuer.

16.2.3	A Rose Meeting must be convened by the Rose Common Representative or, if no Rose Common Representative is appointed or if the Rose Common Representative refuses to convene the meeting, by the chairman of the general meeting of shareholders of the Rose Notes Issuer:

(a)	whenever the Rose Common Representative (or the chairman of the general meeting of shareholders of the Rose Notes Issuer, as applicable) receives from the Intercreditor Agent a notice (“Special Decision Notice”), which shall also be served to each Senior Creditor (other than the Noteholders, which will be represented for this purpose by the Notes Common Representative), specifying:

(i)	the matter to be decided upon;

(ii)	that the decision required is a Special Decision;

(iii)	whether the matter gives rise to an Entrenched Right or a Retained Right for any class of Senior Creditors;

(iv)	how the Senior Creditors may participate in the Special Decision; and

(v)	the date by which a decision is required, which will be no less than 45 (forty five) and no more than 60 (sixty) days after the notice issued by the Intercreditor Agent

(b)	upon the request in writing of Rose Noteholders holding not less than 5 (five) per cent. of the aggregate Principal Amount Outstanding of the outstanding Rose Notes.

16.2.3	Within 2 (two) Business Days upon receiving a Special Decision Notice, the Rose Common Representative (or the chairman of the general meeting of shareholders of the Rose Notes Issuer, as applicable) shall convene a Rose Meeting to approve a Special Decision.

16.2.4	The quorum required to hold a Rose Meeting will be:

(a)	if the matter at stake is to be decided by way of a Rose Resolution, any person or persons holding or representing Rose Notes then outstanding, regardless of the Principal Amount Outstanding thereof; or

(b)	if the matter at stake is to be decided by way of an Extraordinary Rose Resolution, a person or persons holding or representing at least 50 (fifty) per cent. of the Principal Amount Outstanding of the Rose Notes or, at any adjourned meeting, any person or persons holding or representing any of the Rose Notes then outstanding, regardless of the Principal Amount Outstanding thereof.

16.2.5	The number of votes required to pass a Rose Resolution or an Extraordinary Rose Resolution, as the case may be, will be:

(a)	if the matter at stake is to be decided by way of a Rose Resolution, the majority of the votes cast at the relevant meeting; or

(b)	if the matter at stake is to be decided by way of an Extraordinary Rose Resolution, at least 50 (fifty) per cent. of the then Principal Amount Outstanding of the Rose Notes or, at any adjourned meeting, two-thirds of the votes cast at the relevant meeting.

16.2.6	Rose Resolutions and Extraordinary Rose Resolutions taken in accordance with this Condition will be binding on all Rose Noteholders, whether or not they are present at the meeting or have voted against such Rose Resolutions and Extraordinary Rose Resolutions.

16.3.	Special Decisions subject to other Senior Creditors vote

16.3.1	Save as otherwise provided in the Intercreditor Agreement and subject to the Entrenched Rights and the Retained Rights of the Senior Creditors, all waivers, consents or approvals under any Finance Document or any amendment to the terms of any Finance Document (in each case, other than the Senior Debt Agreements, including, for the avoidance of doubt, the Rose Notes Documentation) will require the consent of the Special Decision Majority Senior Creditors in accordance with and subject to the terms of the Intercreditor Agreement.

16.3.2	In case of a Special Decision, the Special Decision Voting Entitlements will be counted for or against the relevant proposal for the purposes of determining the Special Decision Majority Senior Creditors’ position, provided that the aforementioned quorum and majority provisions have been complied with in passing the relevant Extraordinary Rose Resolution.

16.3.3	If the Rose Common Representative does not notify the Intercreditor Agent of the result of a Rose Meeting in relation to a Special Decision by the relevant due date, the respective Special Decision Voting Entitlement will be excluded for the purposes of determining whether the requisite voting levels have been attained in relation to a decision of the Senior Creditors.

17.	Modification and Waiver

17.1	Modification

The Rose Common Representative may at any time and from time to time, without the consent or sanction of the Rose Noteholders or any other Rose Transaction Creditor, concur with the Rose Notes Issuer and any other relevant Rose Transaction Party in making:

(a)

any modification to the Rose Notes, these Conditions or the Rose Notes Documentation in relation to which the consent of the Rose Common Representative is required (other than in respect of a Reserved Matter or any provision of the Rose Notes, these Conditions or any of the

Rose Notes Documentation referred to in the definition of a Reserved Matter), which, in the opinion of the Rose Common Representative will not be materially prejudicial to the interests of the holders of the Rose Notes then outstanding; or

(b)	any modification, other than a modification in respect of a Reserved Matter, to these Conditions or any of the other Rose Notes Documentation in relation to which the consent of the Rose Common Representative is required, if, in the opinion of the Rose Common Representative, such modification is of a formal, minor, administrative or technical nature, results from mandatory provisions of Portuguese law, or is made to correct a manifest error or an error which is, to the satisfaction of the Rose Common Representative, proven, or is necessary or desirable for the purposes of clarification.

17.2	Waiver

In addition, the Rose Common Representative may, at its sole discretion, at any time and from time to time, without prejudice to its rights in respect of any subsequent breach, condition, event or act, without the consent or sanction of the Rose Transaction Creditors, concur with the Rose Notes Issuer and any other relevant Rose Transaction Party in authorising or waiving on such terms and subject to such conditions (if any) as it may decide, a proposed breach or breach by the Rose Notes Issuer of any of the covenants or provisions contained in the Rose Common Representative Appointment Agreement, the Rose Notes or the other Rose Notes Documentation (other than in respect of a Reserved Matter or any provision of the Rose Notes, the Rose Common Representative Appointment Agreement or such other Rose Transaction Document referred to in the definition of a Reserved Matter) which, in the opinion of the Rose Common Representative will not be materially prejudicial to the interests of the holders of the Rose Notes then outstanding (provided that it may not and only the Rose Noteholders may determine that any Originator Event of Default or Rose Notes Issuer Event of Default shall not be treated as such for the purposes of the Rose Common Representative Appointment Agreement or any of the other Rose Notes Documentation).

17.3	Restriction on power to waive

The Rose Common Representative shall not exercise any powers conferred upon it by Condition 17.2 (Waiver) in contravention of any of the restrictions set out therein or any express direction by the holders of the Rose Notes then outstanding or of a request or direction in writing made by the holders of not less than fifty per cent. in aggregate Principal Amount Outstanding of the Rose Notes then outstanding, but no such direction or request (a) shall affect any authorisation or waiver previously given or made or (b) shall authorise or waive any such proposed breach or breach relating to a Reserved Matter unless the holders of the Rose Notes then outstanding has so authorised its exercise.

17.4	Notification

Unless the Rose Common Representative otherwise agrees, the Rose Notes Issuer shall cause any such consent, authorisation, waiver, modification or determination to be notified to the relevant Rose Transaction Creditors in accordance with the Notices Condition and the Rose Notes Documentation, as soon as practicable after it has been made.

17.5	Binding nature

Any consent, authorisation, waiver, determination or modification referred to in Condition 17.1 (Modification) or Condition 17.2 (Waiver) shall be binding on the Rose Noteholders, Rose Couponholders and the other Rose Transaction Creditors.

18.	Prescription

18.1	Principal

Claims for principal in respect of the Rose Notes shall become void unless the relevant Rose Notes are presented for payment within ten years of the appropriate Relevant Date.

18.2	Interest

Claims for interest in respect of the Rose Notes shall become void unless the relevant Rose Coupons are presented for payment within five years of the appropriate Relevant Date.

19.	Replacement of Rose Notes, Rose Receipts, Rose Coupons and Rose Talons

If any Rose Note, Rose Receipt, Rose Coupon or Rose Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Rose Paying Agent, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Rose Notes Issuer may reasonably require. Mutilated or defaced Rose Notes, Rose Receipts, Rose Coupons or Rose Talons must be surrendered before replacements will be issued.

20.	Rose Common Representative and Rose Paying Agent

20.1	Rose Common Representative’s right to indemnity

Under the Rose Notes Documentation, the Rose Common Representative is entitled to be indemnified by the Rose Notes Issuer and relieved from responsibility in certain circumstances and to be paid or reimbursed for any Liabilities incurred by it in priority to the claims of the Rose Noteholders and the other Rose Transaction Creditors. The Rose Common Representative shall not be required to do anything which would require it to risk or expend its own funds.

In addition, the Rose Common Representative is entitled to enter into business transactions with the Rose Notes Issuer and/or any other person who is a party to the Rose Notes Documentation and/or any of their subsidiary or associated companies and to act as Rose Common Representative for the holders of any other securities issued by or relating to the Rose Notes Issuer without accounting for any profit and to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such role.

For the avoidance of doubt, the Rose Common Representative will not be obliged to enforce the provisions of the Rose Common Representative Appointment Agreement unless it is directed to do so by the Rose Noteholders and unless it is indemnified and/or secured to its satisfaction.

20.2	Rose Common Representative not responsible for loss or for monitoring

The Rose Common Representative will not be responsible for any loss, expense or liability which may be suffered as a result of the Rose Assets or any documents of title thereto being uninsured or inadequately insured or being held by or to the order of the Servicer or by any person on behalf of the Rose Common Representative. The Rose Common Representative shall not be responsible for monitoring the compliance by any of the other Transaction Parties (including the Rose Notes Issuer, the Transaction Manager and the Servicer) with their obligations under the Rose Notes Documentation and the Rose Common Representative shall assume, until it has actual knowledge to the contrary, that such persons are properly performing their duties.

The Rose Common Representative shall have no responsibility (other than arising from its wilful default, gross negligence or fraud) in relation to the legality, validity, sufficiency, adequacy and enforceability of the Rose Notes Documentation.

20.3	Rose Paying Agent solely agent of Rose Notes Issuer

In acting under the Rose Paying Agency Agreement and in connection with the Rose Notes, the Rose Paying Agent act solely as agent of the Rose Notes Issuer and (to the extent provided therein) the Rose Common Representative and do not assume any obligations towards or relationship of agency or trust for or with any of the Rose Noteholders.

20.4	Initial Rose Paying Agent

The Rose Notes Issuer reserves the right (with the prior written approval of the Rose Common Representative) to vary or terminate the appointment of any Rose Paying Agent and to appoint a successor Rose Paying Agent or agent bank and additional or successor Rose Paying Agent at any time, having given not less than 30 (thirty) calendar days notice to the relevant Rose Paying Agent and the Rose Common Representative.

20.5	Maintenance of Rose Paying Agent

The Rose Notes Issuer shall at all times maintain a Rose Paying Agent in accordance with any requirements of any stock exchanges, or of other relevant authorities, on which the Rose Notes are or may from time to time be listed or by which the Rose Notes are or may from time to time be admitted to listing as the case may be. The Rose Notes Issuer will maintain a Rose Paying Agent in a Member State that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive. Notice of any change in any of the Rose Paying Agent or in its Specified Office shall promptly be given to the Rose Noteholders in accordance with the Notices Condition.

20.6	Appointment of Substitute Rose Common Representative

In accordance with article 65.3 of the Securitisation Law, the power of replacing the Rose Common Representative and appointing a substitute Rose Common Representative shall be vested in the Rose Noteholders, but no person shall be appointed who shall not previously have been approved by a resolution of Rose Noteholders.

20.7	Rose Common Representative discretions

20.7.1	In the exercise of its powers and discretions under these Conditions and the Rose Common Representative Appointment Agreement, the Rose Common Representative will have regard to the interests of the Rose Noteholders as a class and will not be responsible for any consequence for individual holders of the Rose Notes as a result of such holders being connected in any way with a particular territory or taxing jurisdiction;

20.7.2	Except where expressly provided otherwise, and whilst the Rose Notes are outstanding, the Rose Common Representative shall, as regards all the powers, authorities, duties and discretions vested in it under the Conditions and the Rose Notes Documentation, have regard only to the interests of the Rose Noteholders in any circumstances in which, in the opinion of the Rose Common Representative, there is any conflict, actual or potential, between their interests and those of the other Rose Transaction Creditors, and no other Rose Transaction Creditor shall have any claim against the Rose Common Representative for so doing;

20.7.3	When the Rose Notes are no longer outstanding, as regards all the powers, authorities, duties and discretions vested in the Rose Common Representative described above, where, in the opinion of the Rose Common Representative, there is conflict, actual or potential, between the interests of the Rose Transaction Creditors, it shall only have regard to the interests of that Rose Transaction Creditor which is, or those Rose Transaction Creditors which are, most senior in the Payments Priorities and which claim is still outstanding thereunder and no other Rose Transaction Creditor shall have any claim against the Rose Common Representative for so doing. If there are two or more Rose Transaction Creditors who rank pari passu in the Payments Priorities then the Rose Common Representative shall look at the interests of such Rose Transaction Creditors equally.

21.	Notices

21.1	Valid Notices

Any notice to Rose Noteholders shall be validly given if such notice is published on a page of the Reuters service or of the Bloomberg service, or of any other medium for the electronic display of data as may be previously approved in writing by the Rose Common Representative and as has been notified to the Rose Noteholders in accordance with the Notices Condition (the “Relevant Screen”), provided that for so long as any of the Rose Notes are listed on any stock exchange and the rules of such stock exchange so require, such notice will be published in a newspaper of daily circulation in accordance with the requirements of such stock exchange.

21.2	Date of publication

Any notices so published shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which publication is required or on the Relevant Screen.

21.3	Other methods

The Rose Common Representative shall be at liberty to sanction some other method of giving notice to the Rose Noteholders if, in its opinion, such other method is reasonable having regard to market practice then prevailing and to the requirements of the Stock Exchange (if any) on which the Rose Notes are then listed and provided that notice of such other method is given to the Rose Noteholders in such manner as the Rose Common Representative shall require.

21.4	Rose Couponholders deemed to have notice

The Rose Receiptholders and Rose Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Rose Noteholders in accordance with this Condition.

22.	Governing law and jurisdiction

22.1	Governing law

The Rose Notes are governed by, and shall be construed in accordance with, Portuguese law.

22.2	Jurisdiction

The courts of Lisbon are to have exclusive jurisdiction to settle any disputes that may arise out of or in connection with the Rose Notes and accordingly any legal action or proceedings arising out of or in connection with the Rose Notes may be brought in such courts.

23.	Definitions

“Acceptable Guarantor” means a legal person that satisfies certain conditions and that is approved by EIB for participation in an EIB Guarantee up to such Percentage Participation as EIB has approved subject (i) to the conditions EIB may in its discretion deem appropriate and (ii) to the acceptance thereof by such legal person;

“Account Bank” means the Lead Account Bank and any other Qualifying Bank so appointed by BCR, in accordance with clause 20.1 (Appointment of additional Account Banks) of the Accounts Agreement;

“Accounts Agreement” means the agreement so designated executed on or about the Signing Date between BCR, the Lead Account Bank and the Intercreditor Agent setting out the rules applicable to the opening and operation of the Company Accounts and the making of Authorised Investments;

“Additional Expropriations Account” has the meaning ascribed to this expression in clause 3.2. (Company Accounts) of the Accounts Agreement;

“Additional Notes” means any bonds issued by BCR after the Signing Date;

“Additional Permitted Guarantor” means any entity granting a Permitted Guarantee after the Signing Date that does not execute and deliver to the Intercreditor Agent a Senior Creditors Accession Document;

“Additional Senior Creditor” means any creditor providing Additional Senior Debt to BCR, any Additional Senior Guarantor or any Hedging Counterparty entering into a Hedging Agreement with BCR after the Signing Date;

“Additional Senior Debt” means any additional indebtedness incurred by BCR inaccordance with clause 5 (Additional Senior Debt) to the Common Terms Agreement excluding, for the avoidance of doubt any Permitted Indebtedness (as defined from time to time in the Common Terms Agreement);

“Additional Senior Debt Agreement” means any agreement between BCR and an Additional Senior Creditor;

“Additional Senior Guarantor” means any entity granting a Permitted Guarantee (i) after the Signing Date that executes and delivers to the Intercreditor Agent a Senior Creditors Accession Document (ii) existing on the Signing Date that after the Signing Date executes and delivers to the Intercreditor Agent a Senior Creditors Accession Document;

“Agents” means the Intercreditor Agent and the Security Agent;

“Amortisation Schedule” means the amortisation schedule set out in Condition 8.1 (Final Redemption), as revised and updated from time to time;

“Ancillary Rights” means, in respect of the Rose Revenues, (a) any advice, report, valuation, opinion, certificate, undertaking, or other statement of fact or of law or opinion given in connection with such Rose Revenues to the extent transferable; (b) all monies and proceeds other than principal payable or to become payable under, in respect of or pursuant to such Rose Revenues; (c) the benefit of all covenants, undertakings, representations, warranties and indemnities in favour of the Originator contained in or relating to such Rose Revenues; and (d) all causes and rights of action (present and future) against any person relating to such Rose Revenues and including the benefit of all powers and remedies for enforcing or protecting the Originator’s right, title, interest and benefit in respect of such Rose Revenues;

“Authorised Accounts” means any account opened and maintained with:

(a)	any Qualifying Bank for the purposes of making Authorised Investments, in accordance with clause 15. (Authorised Investments) of the Accounts Agreement;

(b)	any Debt Service L/C Provider for the purposes of issuing Debt Service L/Cs and making any payments in relation thereof;

(c)	any bank for the purposes of issuing Permitted Guarantees and making any payments in relation thereof; and

(d)	any bank for the purposes of incurring additional Short Term Facilities and making any payments in relation thereof;

“Authorised Investment” means any of the investments listed in schedule IV (Authorised Investments) of the Accounts Agreement;

“Available Distribution Amount” means, in respect of any Payment Date, the amount standing to the credit of the Rose Notes Issuer Account by no later than 9:00a.m. (Lisbon and London time) on each Payment Date, corresponding to the sum of any Collections and other amounts received by the Rose Notes Issuer as payments of Rose Revenues during the Collection Period ending on the Quarterly Transfer Date immediately preceding such Payment Date;

“Brisa” means Brisa – Auto-Estradas Brisa de Portugal, S.A.;

“Business Day” means any day on which the TARGET System is open for settlement of payments in euro and banks are open for general business in London and Lisbon;

“Calculation Date” means, with the exception of the First Calculation Date, the date that is 2 (two) Business Days before each Payments Date; in relation to a Collection Period, the “related Calculation Date” means the Calculation Date immediately after the beginning of said Collection Period, with the exception of the first Collection Period, the “related Calculation Date” of which is the First Calculation Date; in relation to an Interest Period, the “related Calculation Date: means the Calculation Date immediately before the beginning of said Interest Period;

“CAPEX Reserve Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg;

“CMVM” means the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários);

“Collection Period” means each quarterly period from (and including) December to February, March to May, June to August and September to November, with the exception of the first Collection Period which shall begin on the Rose Closing Date and end on 29 February 2008, and the last Collection Period which shall begin on 1 September 2012 and end on 13 December 2012; in relation to a Calculation Date, the “related Collection Period” means the Collection Period beginning immediately before such Calculation Date, with the exception of the First Calculation Date, the “related Collection Period” of which is the Collection Period beginning on the Rose Closing Date; in relation to a Quarterly Transfer Date, the “related Collection Period” means the Collection Period ending immediately before such Quarterly Transfer Date;

“Collections” means, in relation to the Rose Revenues, all cash collections, and other cash proceeds thereof including any and all principal, interest, late payment or other payments to the Originator which the Servicer applies in the ordinary course of its business to amounts owed in respect of such Rose Revenues;

“Combined Finance Documents” means the following documents: (a) the Accounts Agreement; (b) the Common Terms Agreement; (c) each Debt Service L/C; (d) the Intercreditor Agreement; (e) the Security Agreement; and (f) the Grantor Direct Agreement;

“Common Safekeeper” means Clearstream Banking Luxembourg, S.A.;

“Common Terms Agreement” means the agreement so designated executed on or about the Signing Date between BCR, the Parent and the Senior Creditors (acting directly or by means of a representative);

“Company Accounts” means the Compensations Account, the Debt Service Reserve Account, the Distributions Account, each Expropriations Account, the Notes Collateral Account, the Petty Cash Account, each Proceeds Account, the CAPEX Reserve Account and the Rose Account;

“Compensations Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“Concession Contract” means the agreement so designated entered into between Brisa and the Portuguese State in relation to the Main Concession and transferred to BCR on or about the Signing Date, as amended from time to time;

“Conditions” means the terms and conditions to be endorsed on the Rose Notes, in or substantially in the form set out in Schedule 1 of the Rose Common Representative Appointment Agreement, as any of them may from time to time be modified in accordance with the Rose Common Representative Appointment Agreement and any reference to a particular numbered Condition shall be construed in relation to the Rose Notes accordingly;

“Day Count Fraction” means in respect of an Interest Period, the actual number of days in such period divided by 360;

“Debt Service Reserve Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“Debt Service L/C” has the meaning ascribed thereto in the Common Terms Agreement;

“Debt Service L/C Provider” means any Qualifying Bank providing a Debt Service L/C;

“Definitive Rose Notes” means any Rose Notes issued in definitive bearer form;

“Deutsche Bank AG, London Branch” means Deutsche Bank AG, London Branch, acting through its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom;

“Disqualified Guarantor” means any bank providing an EIB Guarantee which has ceased to be an Acceptable Guarantor;

“Distributions Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“€”, “EUR”, “Euro” or “euro” means the lawful currency of member states of the European Union that adopt the single currency introduced in accordance with the Treaty;

“EIB” means the European Investment Bank, an international institution established by the Treaty of Rome on 25 March 1957 and having its registered office at 100 boulevard Konrad Adenauer, L-2950;

“EIB Facilities” means the aggregate principal amount outstanding under the EIB Facility Agreement and any other facilities made available by EIB to BCR under the EIB Facility Agreement;

“EIB Facility Agreement” means the agreement dated the date hereof between EIB AND BCR and any other agreement so designated executed between the EIB and BCR setting out the terms and conditions of the EIB Facilities;

“EIB Guarantee” means any bank guarantee provided by an Acceptable Guarantor on behalf of BCR exclusively in support of its obligations under the EIB Facility Agreement;

“Enforcement Notice” means a notice delivered by the Rose Common Representative to the Rose Notes Issuer in accordance with Condition 14 (Proceedings following the occurrence of a Rose Notes Issuer Event of Default), which declares the Rose Notes, to be immediately due and payable;

“Engineering and Technical Services Agreement” means the agreement to be entered into between BEG – Brisa Engenharia e Gestão, S.A. and BCR in relation to the provision by BEG – Brisa Engenharia e Gestão, S.A. to BCR of engineering services;

“Entrenched Rights” has the meaning from time to time ascribed thereto in the Common Terms Agreement;

“EURIBOR” means in relation to any sum, the rate as of 11:00a.m. London time on the relevant day for the offering of deposits of such sum in euro for a three-month period which appears on Reuters Page “Euribor01”. If such rate does not appear on the Reuters Page “Euribor01”. The applicable rate shall be determined by the Transaction Manager using its standard valuation methodology as at the date of calculation;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Exposure” means:

(a)	in relation to any Senior Creditor (other than EIB, the Initial and Additional Senior Guarantors, the Rose Noteholders and the Hedging Counterparties) and subject to the provisions of paragraph 6.1(b) of Part A (Provisions for Taking Ordinary Decisions) and paragraph 3.1(b) of Part B (Provisions for Taking Special Decisions) of Schedule V of the Intercreditor Agreement, the aggregate of the principal amount outstanding under the relevant Senior Debt Agreement;

(b)	in relation to EIB, the aggregate of the principal amount outstanding under the EIB Facility Agreement which does not benefit from an EIB Guarantee, plus an amount equal to the principal amount of the Percentage Participation of any Disqualified Guarantor which has not been replaced or secured pursuant to the terms of the EIB Facility Agreement;

(c)	in relation to any Initial or Additional Senior Guarantor granting an EIB Guarantee, the maximum amount which may be demanded under the relevant EIB Guarantee, at such time in accordance with the express provisions thereof, plus the aggregate of all payments made pursuant to demands made under the relevant EIB Guarantee, at or prior to such time, except to the extent reimbursed by BCR prior to such time;

(d)	in relation to any Initial or Additional Senior Guarantor granting a Permitted Guarantee that is not an EIB Guarantee, the aggregate of all payments made pursuant to demands made under the relevant Permitted Guarantee, at or prior to such time, except to the extent reimbursed by BCR prior to such time;

(e)	in relation to the Rose Noteholders and subject to the provisions of paragraph 6.1(c) of Part A (Provisions for Taking Ordinary Decisions) and paragraph 3.1(c) of Part B (Provisions for Taking Special Decisions) of Schedule V of the Intercreditor Agreement, the aggregate principal amount outstanding under the Rose Notes less any amounts standing to the credit of the Rose Account at the time a Rose Noteholder votes on any Special Decision, and

(f)	in relation to any Hedging Counterparty:

(i)	where the relevant Hedging Agreement has been terminated, the amount equal to the Realised Hedge Loss of that Hedging Counterparty as a result of such termination, and

(ii)	following an acceleration in the terms set forth in clause 14 (Acceleration) of the Common Terms Agreement (where the relevant Hedging Agreement has not been terminated), an amount equal to that Hedging Counterparty’s “marked-to-market” position in respect of the relevant Hedging Agreement determined by the Intercreditor Agent as at 12:00 hours GMT on the Business Day immediately prior to the date on which the Intercreditor Agent notifies the Finance Parties of the relevant vote;

“Expropriations Accounts” means the account designated as the Expropriations Account opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank, and each Additional Expropriations Account;

“Extraordinary Rose Resolution” means a resolution passed by the Rose Noteholders in respect of any of the following matters:

(a)	a Reserved Matter;

(b)	to approve any amendment of this definition;

(c)	to approve any other matter in respect of which these Conditions (or other legal provision that may in the future indicate the matters in respect of which a Rose Meeting is by law obliged to pass a resolution) require an Extraordinary Rose Resolution to be passed; and

(d)	to approve a Special Decision;

“Fee Letters”means each letter dated on or about the Signing Date agreed between BCR and the Intercreditor Agent, the Security Agent and the Lead Account Bank, and any other letter agreed, from time to time, between BCR and any Senior Creditor or any agent appointed by BCR, setting out the amount and timing for payment of various fees payable by BCR in relation to the Finance Documents;

“Final Discharge Date” means the date on which the Rose Common Representative is satisfied that all monies and other liabilities due or owing by the Rose Notes Issuer in connection with the Rose Notes and/or that the aggregate of all moneys and Liabilities which from time to time are or may become due, owing or payable by the Rose Notes Issuer to each of the Rose Transaction Creditors under the Rose Notes or the Rose Notes Documentation have been paid or discharged in full;

“Final Legal Maturity Date” means the Payment Date falling in December 2012 or such other earlier Payment Date on which the Rose Notes are redeemed in full in accordance with the Conditions;

“Finance Documents” means the following documents: (a) the Combined Finance Documents, (b) each Senior Debt Agreement and (c) the Fee Letters;

“First Calculation Date” means 17 December 2007;

“First Payment Date” means 17 March 2008;

“First Interest Period” means the period beginning on and including 17 December 2007 and ending on but excluding the First Payment Date;

“Floating Rate of Interest” means the rate of interest applicable to the Rose Notes for each Interest Period, as determined by the Transaction Manager pursuant to Condition 7.4.2;

“Future General Rights” means any and all credit rights acquired or held by BCR at any time after the Signing Date:

(a)	under or resulting from any Project Agreement, the Management Consultancy Services Agreement and the Shared Services Agreement or guarantees provided thereunder, and

(b)	under or resulting from any Insurances;

“General Rights” means each and all credit rights held by BCR on the Signing Date under the Concession Contract, the Engineering and Technical Services Agreement, the O&M Agreement and the Via Verde Contract;

“Global Note” means the Permanent Global Note and the Temporary Global Note, each in the form of a new global note;

“Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

“Grantor” means the Portuguese Republic;

“Grantor Direct Agreement” means the agreement so designated executed on or about the Signing Date between BCR, the Security Agent and the Grantor;

“Hedging Agreement” means any agreement entered into by and between BCR and a Hedging Counterparty based on the [1992/2002] standard ISDA Master Agreement (including, for the avoidance of doubt, the confirmations) for the purposes of hedging interest rate or currency risks of BCR in accordance with the terms and conditions of the Hedging Policy;

“Hedging Counterparty” means each entity which is a counterparty to BCR under a Hedging Agreement and which is or has become a party to the Intercreditor Agreement as a Hedging Counterparty in accordance with the provisions of the Intercreditor Agreement;

“Hedging Policy” means the interest rate hedging strategy substantially in the form of schedule III (Hedging Policy) to the Common Terms Agreement;

“Hedging Termination Payments” means any amounts falling due from BCR under a Hedging Agreement as a result of the termination of that Hedging Agreement, other than interest accruing on any amount not paid when due;

“Indebtedness” means any indebtedness for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

(a)	amounts raised by acceptance under any acceptance credit facility;

(b)	amounts raised under any note purchase facility;

(c)	the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with applicable law and generally accepted accounting principles, be treated as finance or capital leases;

(d)	the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 60 calendar days; and

(e)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing;

“Initial Facilities” means the facilities provided by the Initial Lenders;

“Initial Facilities Agreements” means the agreements executed between BCR and the Initial Lenders setting out the terms and conditions of the Initial Facilities;

“Initial Hedging Counterparty” means each entity which is a counterparty to BCR under a Hedging Agreement on the Signing Date;

“Initial Lender” means each entity, other than EIB, the Initial Noteholders, the Rose Noteholders, the Initial Senior Guarantors and the Initial Hedging Counterparties, which is a provider of credit or guarantee facilities to BCR on the Signing Date;

“Initial Noteholders” means the several persons who are for the time being holders of the Initial Notes;

“Initial Notes” means the Euro 500,000,000 (five hundred million Euro) bonds issued by Brisa Finance, B.V. on 26 September 2003 and due in 2013, the Euro 600,000,000 (six hundred million Euro) bonds issued by Brisa on 5 December 2006 and due in 2016 and the Euro 63,300,000 (sixty three million three hundred Euro) bonds issued by Brisa on 26 October 2009 and due in 2012;

“Initial Permitted Guarantor” means any entity granting a Permitted Guarantee existing on the Signing Date that does not enter into the Combined Finance Documents on the Signing Date (except if after the Signing Date such entity has become an Additional Senior Guarantor);

“Initial Senior Creditors” means EIB, the Initial Noteholders (represented by the Notes Common Representative), the Rose Noteholders (on behalf of the Rose Notes Issuer and represented by the Rose Common Representative), the Agents, the Initial Lenders, the Initial Senior Guarantors and the Initial Hedging Counterparties;

“Initial Senior Debt” means any amounts owing to the Initial Senior Creditors under the Senior Debt Agreements as at the Closing Date, as set out in schedule II (Initial Senior Debt) to the Common Terms Agreement (except, for the avoidance of doubt, any amounts that are not drawn on the Closing Date under Permitted Guarantees granted by Initial Senior Guarantors);

“Initial Senior Guarantor” means any entity granting a Permitted Guarantee existing on the Signing Date that enters into the Combined Finance Documents on the Signing Date;

“Initial Shareholder” means Brisa – Auto-Estradas Brisa de Portugal, S.A.;

“Insolvency Event” means, in respect of the Rose Notes Issuer:

(a)	the entering into an insolvent condition or the inability to pay the relevant debts as they fall due;

(b)	the appointment of an Insolvency Official, or the appointment of an Insolvency Official in respect of the whole or a substantial part of the undertaking, assets and revenues of the Rose Notes Issuer;

(c)	the taking of any action for a readjustment or deferment of any of its obligations or the making of a general assignment or an arrangement or composition with or for the benefit of its creditors or the declaration of a moratorium in respect of any of its Indebtedness or any guarantee of any Indebtedness given by it;

(d)	the cessation to carry on all or substantially all of its business;

“Insolvency Official” means a liquidator, provisional liquidator administrator, administrative receiver, receiver, receiver or manager, compulsory or interim manager, nominee, supervisor, trustee, trustee in bankruptcy, conservator, guardian or other similar officer in respect of such company or in respect of any arrangement, compromise or composition with any creditors or any equivalent or analogous officer under the law of any jurisdiction;

“Insurances” means any policy of insurance taken out by or on behalf of BCR as required in line with the generally accepted practice for a prudent toll road concessionaire (excluding, for the avoidance of doubt, any insurances for which cover is not or ceases to be available to BCR in the international insurance market place on reasonable commercial terms);

“Intercreditor Agent” means Caixa – Banco de Investimento, S.A., or any successor thereof appointed in accordance with the Finance Documents and which is for the time being acting as intercreditor agent;

“Intercreditor Agreement” means the agreement so designated executed on or about the Signing Date setting out the intercreditor arrangements between the Senior Creditors, including decision making procedures and distribution ranking;

“Interest Amount” means, in respect of the Rose Notes for any Interest Period, the aggregate of the amount of interest calculated on the related Calculation Date by multiplying the Principal Amount Outstanding of the Rose Notes on the beginning of such Interest Period by the Floating Rate of Interest and multiplying the amount so calculated by the relevant Day Count Fraction and rounding the resultant figure to the nearest 0.01 euro;

“Interest Period” means each period from (and including) a Payment Date (or 17 December 2007) to (but excluding) the next succeeding (or First) Payment Date; in relation to a Calculation Date, the “related Interest Period” means the Interest Period beginning after Such Calculation Date;

“Instruments” means the Temporary Global Note, the Permanent Global Note, the Definitive Notes, the Rose Coupons, the Rose Receipts and the Rose Talons and “Instrument” means any of them;

“Instrumentholders” means the entities who, from time to time, are holders of Instruments;

“Lead Account Bank” means Banco Santander Totta, S. San A., and any other successor bank or financial institution so appointed by BCR, in accordance with the Accounts Agreement;

“Lead Manager” means Deutsche Bank AG, London Branch;

“Liabilities” means in respect of any person, any losses, liabilities, damages, costs, awards, expenses (including properly incurred legal fees) and penalties incurred by that person together with any VAT thereon;

“Main Concession” means the construction, maintenance and operation of certain motorways in Portugal under the concession awarded to Brisa by Decree-law no. 467/72, of 22 November 1972, and transferred to BCR on or about the Signing Date, as amended from time to time;

“Major Default” has the meaning from time to time ascribed to it in the Common Terms Agreement;

“Majority Senior Creditors” means Senior Creditors whose Voting Entitlements as at the relevant Decision Date (as defined in the Intercreditor Agreement) together aggregate at least 66.67% (sixty six point sixty seven per cent.) of:

(a)	in the case of an Ordinary Decision, the aggregate Voting Entitlement of all Senior Creditors who have voted in respect of that decision, and

(b)	in all other cases, the aggregate Voting Entitlement of all Senior Creditors at such time;

“Management Consultancy Services Agreement” means the agreement entered into between Brisa and BCR in relation to the provision by Brisa to BCR of management services at commercial rates fixed on arm’s length terms;

“Margin” means a margin of 1.15 per cent. per annum;

“Member State” means at any time any member state of the European Union that has adopted the euro as its lawful currency in accordance with the Treaty;

“New Assets” means all moveable assets and items of equipment acquired or held by BCR at any time after the Signing Date, under any title and for whatever reason, and which may be pledged under the applicable law and the Concession Contract;

“New Shares” means any and all shares, of any kind and/or class, representing the share capital of BCR (or of any other company that results from a merger or spin-off of BCR) acquired or subscribed to by, or distributed to, any Shareholder after the Signing Date, including without limitation:

(a)	any and all additional shares that are distributed to any Shareholder as a result of an increase in the share capital of BCR by incorporation of reserves,

(b)	any and all additional shares that are acquired or subscribed to by any Shareholder as a result of an increase in the share capital of BCR, and

(c)	any and all shares of other companies which are transferred to any Shareholder as a result of a merger or spin-off of BCR;

“Noteholders” means all and any of the several persons who are for the time being holders of the Notes;

“Notes Collateral Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“Notes Common Representative” means António Frutuoso de Melo & Associados – Sociedade de Advogados, R.L., or any successor thereof appointed in accordance with the Notes Documentation and which is for the time being acting as common representative of the Noteholders;

“Notices Condition” means Condition 20 (Notices);

“Notes” means the Initial Notes and the Additional Notes

“Notes Documentation” means the documentation pertaining to each series of Notes and setting out the terms and conditions thereof and any documents related therewith;

“Operator” means Brisa O&M, S.A. or any successor thereof which is for the time being acting as operator in respect of the Main Concession, in accordance with the Finance Documents;

“O&M Agreement” means the agreement so designated executed on or about [—] 2010 between BCR and the Operator;

“Originator” means Brisa – Concessão Rodoviária, S.A., in its capacity as originator of the Rose Revenues under the Rose Revenues Sale Agreement;

“Originator Event of Default” means the events indicated pursuant to Condition 12.1 (Originator Events of Default);

“Parent” means Brisa – Concessão Rodoviária, SGPS, S.A.;

“Payment Date” means 15 March, June, September and December in each year commencing on the First Payment Date, provided that if any such day is not a Business Day, it shall be the immediately succeeding Business Day;

“Payments Priorities” means the provisions relating to the order of priority of payments set out in “Overview of the Transaction – Payments Priorities” in this Prospectus;

“Percentage Participation” means percentage participation of an EIB Guarantor in the EIB Guarantees as set out in the schedule to the EIB Facility Agreement;

“Permanent Global Note” means the permanent global note representing the Rose Notes in, or substantially in, the form set out in Schedule 2 to the Rose Common Representative Appointment Agreement;

“Permitted Guarantees” means each of the following:

(a)	the EIB Guarantees; and

(b)	any bank guarantees provided on behalf of BCR exclusively in support of its obligations (i) under article 17. of the Concession Contract, (ii) in relation to any tax due to the tax authorities, (iii) in respect of any legal proceedings in which it is a party or (iv) in respect of expropriations by either:

(i)	an Initial or Additional Senior Guarantor; or

(ii)	an Initial or Additional Permitted Guarantor, where the amount guaranteed thereunder does not exceed €50,000,000 (fifty million euro) in aggregate;

“Petty Cash Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“Preliminary Quarterly Notification” means the notification that shall be sent to the Originator and the Servicer pursuant to Clause 5.2 of the Rose Revenues Sale Agreement;

“Principal Amount Outstanding” means, on any day, in relation to a Rose Note, the principal amount of that Rose Note upon issue less the aggregate amount of any principal payments in respect of that Rose Note which have become due and/or payable on or prior to that day;

“Proceeds Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank and each account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with any Account Bank (other than the Lead Account Bank);

“Project Agreements” means the following documents:

(a)	the Concession Contract;

(b)	the Engineering and Technical Services Agreement;

(c)	the O&M Agreement;

(d)	the Via Verde Contract; and

(e)	any other documents designated as such by the Intercreditor Agent and BCR in writing;

in each case, as amended or substituted, from time to time, in accordance with the provisions of the Finance Documents;

“Prospectus” means the Prospectus dated the Rose Signing Date prepared in connection with the issue by the Rose Notes Issuer of the Rose Notes;

“Qualifying Bank” means any of the following:

(a)	in the case of any Account Bank or bank holding Authorised Investments with an exposure of less than €5,000,000 (five million euro) (Indexed), a bank or financial institution which has a short-term credit rating equal to or greater than A-2/P-2/F2 or equivalent, assigned by any Rating Agency, and

(b)	for any other purposes of the Finance Documents, a bank or financial institution which has a short-term credit rating equal to or greater than A-1/P-1/F1 or equivalent, assigned by any Rating Agency;

“Quarterly Notification” means the notification that shall be sent to the Originator and the Servicer pursuant to Clause 5.3 of the Rose Revenues Sale Agreement;

“Quarterly Report” means a report in the form of the Quarterly Report as set out in Schedule 2 to the Rose Revenues Servicing Agreement, based on the information available to it at such time with respect to the Rose Revenues and its best estimates thereon of such Rose Revenues’ performance;

“Quarterly Transfer Date” means the Business Day before each Payment Date; in relation to a Collection Period, the “Quarterly Transfer Date” means the Quarterly Transfer Date immediately after the end of such Collection Period;

“Rating Agency” means each of Moody’s Investors Service, Inc. (Moody’s), Standard & Poor’s Rating Services (S&P) a division of the McGraw-Hill Companies Inc., Fitch Rating Limited (Fitch) or another credit rating agency of equal repute, in the opinion of the Intercreditor Agent;

“Real Assets” means all real estate assets held by BCR, at any given time, on or after the Signing Date, under any title and for whatever reason and able of being mortgaged under the applicable law and the Concession Contract;

“Realised Hedge Loss” means in respect of a terminated Hedging Agreement, the amount equal to all monies, debts, liabilities (if any) which are due by BCR to the relevant Hedging Counterparty (including, for the avoidance of doubt, the Hedging Termination Payments);

“Redemption Amount” means, for each relevant Payment Date, the redemption amount of the Rose Notes set out in the Amortisation Schedule or, if applicable, any early redemption amount paid by the Rose Notes Issuer in accordance with the Conditions;

“Redemption Rate” means the Relevant Swap Mid Curve Rate;

“Regulatory Direction” means, in relation to any person, a direction or requirement of any Governmental Authority with whose directions or requirements such person is accustomed to comply;

“Relevant Date” means (i) in respect of any Rose Notes, the date on which payment in respect thereof first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date 7 (seven) calendar days after the date on which notice is duly given to the Rose Noteholders in accordance with the Notices Condition that, upon further presentation of the Rose Notes being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation or if not made for reasons not attributable to the Rose Notes Issuer; or (ii) with respect to the determination of the Relevant Swap Mid Curve Rate, means with respect to the determination of the Relevant Swap Mid Curve Rate, 2 (two) Business Days prior to the date of despatch of the relevant notice of early redemption, as applicable pursuant to Condition 8.3.3;

“Relevant Screen” means a page of the Reuters service or of the Bloomberg service, or of any other medium for the electronic display of data as may be previously approved in writing by the Rose Common Representative and as has been notified to the Rose Noteholders in accordance with the Notices Condition;

“Relevant Swap Mid Curve Rate” means the mid-point of the bid-side and offer-side rates for the fixed leg of a hypothetical interest rate swap with a notional profile equal to the Principal Amount Outstanding of the Rose Notes, with the same payment dates as the Rose Notes, against a floating leg of three-month EURIBOR with no spread, where such hypothetical interest rate swap is between two highly-rated (AA- or equivalent or higher) and fully collateralised market counterparties (the Relevant Swap Mid-Curve Rate shall be determined by a financial adviser (as per the definition of the Repurchase Premium below) using its standard valuation methodology as at the date of calculation) as at or about 11.00a.m. (London time) on such Relevant Date;

“Repurchase Premium” means the difference between (i) the present value (discounted at the then Redemption Rate) of the Margin multiplied by the Principal Amount Outstanding of the Rose Notes as per the Amortisation Schedule and (ii) the present value (discounted at the then Redemption Rate) of the Margin multiplied by the Principal Amount Outstanding of the Rose Notes as per the revised Amortisation Schedule following the early redemption by the Rose Notes Issuer, as calculated by a financial adviser; for these purposes, the “financial adviser” is expected to be Deutsche Bank AG, London Branch (Securitised Products Group) or if Deutsche Bank AG, London Branch is unable or unwilling to act, such other reputable financial institution nominated by the Rose Notes Issuer and approved by the Rose Common Representative and the Originator;

“Requirement of Law” in respect of any person, means:

(a)	any law, treaty, rule, requirement or regulation;

(b)	a notice by or an order of any court having jurisdiction;

(c)	a mandatory requirement of any regulatory authority having jurisdiction; or

(d)	a determination of an arbitrator or Governmental Authority,

(e)	in each case applicable to or binding upon that person or to which that person is subject;

“Reserved Matter” means any proposal:

(f)	to change any date fixed for payment of principal or interest in respect of the Rose Notes, to change the amount of principal or interest due on any date in respect of the Rose Notes or to alter the method of calculating the amount of any payment in respect of the Rose Notes on redemption or maturity;

(g)	to effect the exchange, conversion or substitution of the Rose Notes, or the conversion of such Rose Notes into, shares, bonds or other obligations or securities of the Rose Notes Issuer or any other person or body corporate formed or to be formed;

(h)	to change the currency in which amounts due in respect of the Rose Notes are payable; (i) to alter the Payments Priorities in respect of the Rose Notes; and/or (j) to amend this definition;

“Retained Rights” has the meaning from time to time ascribed therto in the Common Terms Agreement;

“Rose Account” means the account so designated opened and maintained in accordance with the Accounts Agreement, in the name of BCR, with the Lead Account Bank;

“Rose Assets” means the specific pool of assets of the Rose Notes Issuer which collateralises the Rose Notes Issuer Obligations including, the Rose Revenues, Collections, the Rose Notes Issuer Account, the Rose Notes Issuer’s rights in respect of the Rose Notes Documentation and any other right and/or benefit either contractual or statutory relating thereto purchased or received by the Rose Notes Issuer in connection with the Rose Notes, excluding, for the avoidance of doubt, the security created under the Security Agreement;

“Rose Closing Date” means 19 December 2007;

“Rose Common Representative” means Deutsche Trustee Company Limited in its capacity as initial representative of the Rose Noteholders pursuant to article 65 of the Securitisation Law and in accordance with the terms and conditions of the Rose Notes and the terms of the Rose Common Representative Appointment Agreement and any replacement Rose Common Representative or Rose Common Representative appointed from time to time under the Rose Common Representative Appointment Agreement;

“Rose Common Representative Appointment Agreement” means the agreement formerly named “Common Representative Appointment Agreement” entered into on the Rose Closing Date between the Rose Notes Issuer and the Rose Common Representative, as novated, amended and restated from time to time;

“Rose Couponholders” means the persons who for the time being are holders of the Rose Coupons;

“Rose Coupons” means the interest coupons related to the Definitive rose Notes in or substantially in the form set out in Part 2 of Schedule 3 to the Rose Common Representative Appointment Agreement and for the time being outstanding or, as the context may require, a specific number of such coupons;

“Rose Debt Service” means an amount equal to the sum of (i) principal payments due on the Rose Notes in accordance with Condition 8 (Final Redemption and Optional Redemption for taxation reasons), as applicable; (ii) three-month EURIBOR plus the Margin multiplied by the Principal Amount Outstanding of Rose Notes as at the related Calculation Date, calculated on the basis of the applicable Day Count Fraction; and (iii) the expenses, fees and commissions due by the Rose Notes Issuer under the Payments Priorities;

“Rose Event” means any of the following events:

(a)	the Originator fails to transfer to the Rose Notes Issuer Account, on a Quarterly Transfer Date, an amount equal to the difference between (x) the Rose Revenues that the Originator has originated during the related Collection Period (if any) and (y) the Rose Debt Service payable on such Quarterly Transfer Date;

(b)	the Originator fails to transfer to the Rose Notes Issuer Account, on a Quarterly Transfer Date, an amount equal to the difference between (x) the Rose Revenues that the Originator has originated during the related Collection Period (if any) and has failed to transfer to the Rose Notes Issuer Account and (y) the Rose Debt Service payable on such Quarterly Transfer Date;

“Rose Meeting” means a meeting of Rose Noteholders (whether originally convened or resumed following an adjournment);

“Rose Noteholders” means the entities who, from time to time, are holders of Rose Notes;

“Rose Notes” means the €400,000,000 Asset Backed Floating Rate Securitisation Notes due 2012 issued by the Rose Notes Issuer on the Rose Closing Date;

“Rose Notes Documentation” means the Prospectus, the Rose Revenues Sale Agreement, the Rose Revenues Servicing Agreement, the Subscription Agreement, the Rose Common Representative Appointment Agreement, the Rose Notes, the Rose Receipts, the Rose Coupons, the Rose Talons, the Transaction Management and Rose Notes Issuer Account Agreement, the Rose Paying Agency Agreement and any other agreement or document entered into from time to time by the Rose Notes Issuer pursuant thereto;

“Rose Notes Issuer” means Tagus – Sociedade de Titularização de Créditos, S.A., a limited liability company incorporated under the laws of Portugal as a special purpose vehicle for the purposes of issuing asset-backed securities, having its registered office at Rua Castilho, no. 20, Lisbon, Portugal with a share capital of €250,000 and registered with the Commercial Registry of Lisbon under the sole registration and tax number 507 130 820;

“Rose Notes Issuer Account” means the bank account no. 0269309 0000 EUR 002 CTA, opened in the name of the Rose Notes Issuer at the Rose Notes Issuer Account Bank;

“Rose Notes Issuer Account Bank” means Deutsche Bank AG, London Branch in its capacity as the bank at which the Rose Notes Issuer Account is held in accordance with the terms of the Transaction Management and Rose Notes Issuer Account Agreement acting through its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom;

“Rose Notes Issuer Covenants” has the meaning given to such term in Condition 6 (Rose Notes Issuer Covenants);

“Rose Notes Issuer Event of Default” means the events specified in Condition 12.2 (Rose Notes Issuer Events of Default);

“Rose Notes Issuer Obligations” means the aggregate of all moneys and Liabilities which from time to time are or may become due, owing or payable by the Rose Notes Issuer to each, some or any of the Rose Noteholders or the other Rose Transaction Creditors under the Rose Notes Documentation;

“Rose Notes Issuer’s Jurisdiction” means the Portuguese Republic;

“Rose Paying Agency Agreement” means the agreement formerly named Paying Agency Agreement entered into on the Rose Closing Date between the Rose Notes Issuer, the Rose Paying Agent and the Rose Common Representative, as novated, amended and restated from time to time;

“Rose Paying Agent” means Deutsche Bank AG, London Branch, appointed in the Rose Paying Agency Agreement to act as Rose Paying Agent, together with any successor or additional Rose Paying Agent appointed from time to time in connection with the Rose Notes under the Rose Paying Agency Agreement;

“Rose Receiptholders” means the persons who for the time being are holders of the Rose Receipts;

“Rose Receipts” means the principal receipts related to the Definitive Rose Notes;

“Rose Resolution” means any resolution passed by the Rose Noteholders which is not an Extraordinary Rose Resolution;

“Rose Revenues” means the future credit rights of the Originator (including any Ancillary Rights) corresponding to the tariff paid at the tolls by the users of the motorways which the Originator operates under the Concession Contract and which are assigned as of the Rose Closing Date by the Originator to the Rose Notes Issuer;

“Rose Revenues Sale Agreement” means the agreement formerly named “Future Receivables Sale Agreement” entered into on the Rose closing Date and made between Brisa – Auto-Estradas de Portugal, S.A. and the Rose Notes Issuer, as novated, amended and restated from time to time;

“Rose Revenues Servicing Agreement” means the agreement formerly named “Future Receivables Servicing Agreement” entered into on the Rose Closing Date between Brisa – Auto-Estradas de Portugal, S.A. and the Rose Notes Issuer, as novated, amended and restated from time to time;

“Rose Secured Obligations” have the meaning ascribed thereto in Condition 5.2.1 (Rose Secured Obligations);

“Rose Signing Date” means 18 December 2007;

“Rose Talon” and “Rose Talons” means the talons for further Rose Receipts and further Rose Coupons attached to the Definitive Rose Notes on issue;

“Rose Transaction Creditors” means the Rose Common Representative, the Rose Paying Agent, the Transaction Manager, the Rose Notes Issuer Account Bank, the Originator and the Servicer;

“Rose Transaction Expenses” means, in relation to the issue of the Rose Notes, the fees payable in accordance with the Subscription Fees and Expenses Letter and any expenses and liabilities duly incurred by the Rose Notes Issuer towards Rose Transaction Creditors according to the terms of the relevant Rose Notes Documentation and properly documented;

“Rose Transaction Party” means any person who is a party to a document forming part of the Rose Notes Documentation and “Rose Transaction Parties” means some or all of them;

“Securitisation Law” means Decree-Law no. 453/99, of 5 November 1999, as amended from time to time by Decree-Law no. 82/2002, of 5 April 2002, Decree-Law no. 303/2003, of 5 December 2003, Decree-Law no. 52/2006, of 15 March 2006 and Decree-Law no. 211-A/2008, of 3 Novembe 2008r;

“Security Agent” means Banco Santander Totta, S.A., or any successor thereof appointed in accordance with the Finance Documents and which is for the time being acting as security agent;

289

“Security Agreement” means the agreement so designated executed on or about the signing Date between BCR, the Parent, Brisa, the Security Agent and EIB setting out the security package created in favour of the Finance Parties and includes any security document entered into pursuant thereto;

“Security Interest” means any mortgage, pledge, lien, charge, assignment by way of security or security interest or any other agreement or arrangement having a commercial effect analogous to the conferring of security;

“Senior Creditors” means each of the Initial Senior Creditors, any Permitted Guarantors providing Permitted Guarantees on behalf of BCR after the Signing Date and any Senior Creditor providing Additional Senior Debt to BCR or entering into Hedging Agreements with BCR after the Signing Date in accordance with the Finance Documents;

“Senior Creditors Entrenched Rights” means the rights of the Senior Creditors (other than the Hedging Counterparties) to veto any decision proposed to be taken by the Intercreditor Agent (on behalf of the Senior Creditors) as set out in schedule III (Entrenched Rights) part A (Senior Creditors Entrenched Rights) of the Intercreditor Agreement;

“Senior Creditors Retained Rights” means the rights that the Senior Creditors may exercise in their sole discretion as set out in schedule IV (Retained Rights) of the Intercreditor Agreement;

“Senior Debt” means any amounts owing to the Senior Creditors under the Senior Debt Agreements;

“Senior Debt Agreements” means the EIB Facility Agreements, the Notes Documentation, the Rose Notes Documentation, the Initial Facilities Agreements, any agreements entered into by and between BCR and Initial Senior Guarantors and Initial Hedging Counterparties and the Additional Senior Debt Agreements;

“Servicer” means Brisa – Concessão Rodoviária, S.A., in its capacity as servicer of the Rose Revenues under the Rose Revenues Servicing Agreement, or any successor thereof in accordance with the provisions of the Rose Revenues Servicing Agreement;

“Share Related Rights” means any and all rights, present and future, deriving from title to and/or possession of the Shares (and, if and where applicable, New Shares), including without limitation:

(a)	any and all rights to receive dividends, profits or any premium or other payment on account of the Shares;

(b)	the right to call, take part and vote in any annual general meeting of BCR;

(c)	any and all rights to subscribe to or acquire New Shares or any other transferable securities issued by BCR and/or by third parties;

(d)	any and all pre-emption rights to acquire or subscribe New Shares;

(e)	the right to propose and elect any members of corporate bodies; and

(f)	any and all other rights granted as a result of title to and/or possession of the Shares (and, if and when applicable, the New Shares);

“Shared Services Agreement” means agreement to be entered into between Brisa and BCR in relation to the provision by Brisa to BCR of back-office and management services at commercial rates fixed on arm’s length terms;

“Shareholder” means Brisa – Concessão Rodoviária, SGPS, S.A. and any other person or company who has from time to time become a direct shareholder in BCR in accordance with the Finance Documents;

“Shares” means [—] ordinary nominative shares, representing 100 (one hundred) per cent. of BCR’s share capital;

“Short Term Facilities” means any debt facilities with a maturity less than or equal to 1 (one) year entered or to be entered into by BCR for the purposes of securing additional liquidity;

“Signing Date” means the date of execution of the Combined Finance Documents which will be [•] 2010 (and which shall take place immediately before the transfer of the Main Concession from Brisa to BCR);

“Special Decision” means a decision to be taken by the Senior Creditors on any matter giving rise to an Entrenched Right of the Noteholders or the Rose Noteholders or a Retained Right of the Noteholders or the Rose Noteholders, or in relation to the acceleration of any Senior Debt under clauses 14.1 or 14.3 (Acceleration) of the Common Terms Agreement, or in relation to the enforcement of security;

“Special Decision Majority Senior Creditors” means Senior Creditors whose Special Decision Voting Entitlements at such time together aggregate at least 66.67% (sixty six point sixty seven per cent.) of the aggregate Special Decision Voting Entitlement of all Senior Creditors at such time;

“Special Decision Voting Entitlement” means such number of votes, as a percentage of all votes eligible to cast, as is equal to the percentage which the Exposure of each Senior Creditor (other than the Noteholders) and each Class of Noteholders constitutes of the aggregate Exposure of all Senior Creditors (each, when entitled to vote);

“Specified Office” means, in relation to any of the Rose Paying Agent or the Rose Common Representative, the office identified with the relevant name at the end of the Conditions or any other office (which, in relation to the Rose Paying Agent, needs to be approved by the Rose Common Representative) notified to Rose Noteholders pursuant to Condition 20 (Notices);

“Stock Exchange” means the Irish Stock Exchange Limited;

“Subscription Agreement” means an agreement so named dated on or about the Rose Signing Date between the Rose Notes Issuer and the Lead Manager;

“Subscription Fees and Expenses Letter” means a letter executed on between the Originator and the Rose Notes Issuer;

“TARGET System” means the Trans-European Automated Real-time Gross Settlement Express Transfer system;

“Tax” shall be construed so as to include any present or future tax, levy, impost, duty, charge, fee, stamp tax, deduction or withholding of any nature whatsoever (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by or on behalf of any Tax Authority or other regulatory body and “Taxes”, “taxation”, “taxable” and comparable expressions shall be construed accordingly;

“Tax Authority” means any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function, including H.M. Revenue and Customs;

“Tax Deduction” means any deduction or withholding on account of Tax;

“Temporary Global Note” means the temporary global note representing the Rose Notes in, or substantially in, the form set out in Schedule 1 to the Rose Common Representative Appointment Agreement;

“Third Party Expenses” means any amounts due and payable by the Rose Notes Issuer to third parties (not being Rose Transaction Creditors) including any liabilities payable in connection with:

(a)	any filing or registration of any Rose Notes Documentation;

(b)	any Requirement of Law or any Regulatory Direction (in particular, any CMVM regulation) with whose directions the Rose Notes Issuer is accustomed to comply;

“Transaction Manager” means Deutsche Bank AG, London Branch, in its capacity as transaction manager to the Rose Notes Issuer in accordance with the terms of the Transaction Management and Rose Notes Issuer Account Agreement;

“Transaction Management and Rose Notes Issuer Account Agreement” means the agreement formerly named Transaction Management and Issuer Account Agreement entered into on the Rose Closing Date between the Rose Notes Issuer, the Transaction Manager, the Rose Notes Issuer Account Bank and the Rose Common Representative, as novated, amended and restated from time to time;

“Treaty” means the treaty establishing the European Communities, as amended by the Treaty on European Union;

“value added tax” means the tax imposed in conformity with the Sixth Directive of the European Economic Communities (77/388/EEC) (including in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto) and any other tax of a similar fiscal nature substituted for, or levied in addition to, such tax whether imposed in a member state of the European Union or elsewhere;

“VAT” means value added tax provided for in the VAT Legislation and any other tax of a similar fiscal nature whether imposed in Portugal (instead of or in addition to value added tax) or elsewhere from time to time;

“VAT Legislation” means the Portuguese Value Added Tax Code approved by Decree-Law no. 394-B/84 of 26 December 1984, as amended from time to time;

“Via Verde Contract” means the contract entered into between Via Verde Portugal – Gestão de Sistemas Electrónicos de Cobrança, S.A. and BCR in relation to the Via Verde automatic-toll collection system and any other contracts to be entered into by BCR in connection with the collection of tolls or the electronic identification of vehicles at commercial rates fixed on arm’s length terms; and

“Voting Entitlement” means, assuming that 1 (one) Euro of Exposure equals to 1 (one) vote, the number of votes eligible to cast corresponding to the Exposure of:

(a)	in the case of Ordinary Decisions, the EIB, each Noteholder, each Agent, each Initial Lender, each Initial Senior Guarantor, each Initial Hedging Counterparty, each creditor providing Additional Senior Debt to BCR (if any), each Additional Senior Guarantor (if any) and each Hedging Counterparty entering into a Hedging Agreement with BCR after the Signing Date (if any), and

(b)	in the case of Special Decisions, the EIB, each Class of Noteholders, the Rose Noteholders, each Agent, each Initial Lender, each Initial Senior Guarantor, each Initial Hedging Counterparty, each creditor providing Additional Senior Debt to BCR (if any), each Additional Senior Guarantor (if any) and each Hedging Counterparty entering into a Hedging Agreement with BCR after the Signing Date (if any).

Any defined terms used in these Conditions which are not defined above shall bear the meanings given to them in the Rose Notes Documentation.

THE ROSE NOTES ISSUER

Tagus – Sociedade de Titularização de Créditos, S.A.

Rua Castilho, 20

1250-069 Lisboa

Portugal

CONSENT SOLICITATION AGENT	TABULATION AGENT

Barclays Bank PLC	Citibank, N.A., London Branch

5 North Colonnade, Canary Wharf	Citigroup Centre

London E14 4BB	Canada Square - Canary Wharf

United Kingdom	London E14 5LB

+44 (0)20 7773 8990	United Kingdom

eu.lm@barcap.com	exchange.gats@citi.com

COMMON REPRESENTATIVE

Deutsche Trustees Company Limited

Winchester House, 1 Great Winchester Street

London

LEGAL ADVISERS

To the Brisa Group as to English law	To the Brisa Group as to Portuguese law

Linklaters LLP	Vieira de Almeida & Associados,

One Silk Street	Sociedade de Advogados, R.L.

London EC2Y 8HQ	Avenida Duarte Pacheco, 26

United Kingdom	1070-110 Lisboa

Portugal

To the Consent Solicitation Agent as to English law	To the Consent Solicitation Agent as to Portuguese law

Allen & Overy LLP	Morais Leitão, Galvão Teles, Soares da

One Bishop Square	Silva, Sociedade de Advogados, R.L
.
London E1 6AD	Rua Castilho, 165

United Kingdom	1070-050 Lisboa

Portugal